Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-4

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Ultrapetrol (Bahamas) Limited

(Exact name of Registrant as specified in its charter)

Commonwealth of the Bahamas	4412	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

H&J Corporate Services Ltd.
Shirlaw House
87 Shirley Street
P.O. Box SS-19084
Nassau, Bahamas
(242) 322-8571
(Address, including zip code, and telephone number, including
area code, of registrant’s principal executive offices)	CT Corporation System 111 Eighth Avenue New York, New York 10011 (800) 624-0909 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Lawrence Rutkowski, Esq.

Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering	Aggregate	Amount of
Securities to be Registered	Registered	Price per Unit	Offering Price	Registration Fee(1)

9% First Preferred Ship Mortgage Notes due 2014	$180,000,000	100%	$180,000,000	$21,186

Guarantees relating to the 9% First Preferred Ship Mortgage Notes due 2014	—(2)	—(2)	—(2)	—(2)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.

(2)	No separate consideration will be received for the guarantees relating to the 9% First Preferred Ship Mortgage Notes due 2014.

      The registrant hereby amends the registration statement on such date or dates as may be necessary to delay the effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

			Primary Standard
	Jurisdiction of	IRS Employee	Industrial
Name	Incorporation	Identification No.	Classification Code

Baldwin Maritime Inc.	Panama	N/A	4412
Bayham Investments S.A.	Panama	N/A	4412
Cavalier Shipping Inc.	Panama	N/A	4412
Corporacion De Navegacion Mundial S.A.	Chile	N/A	4412
Danube Maritime Inc.	Panama	N/A	4412
General Ventures Inc.	Liberia	N/A	4412
Imperial Maritime Ltd. (Bahamas) Inc.	Panama	N/A	4412
Kattegat Shipping Inc.	Panama	N/A	4412
Kingly Shipping Ltd.	Bahamas	N/A	4412
Majestic Maritime Ltd.	Bahamas	N/A	4412
Massena Port S.A.	Uruguay	N/A	4412
Monarch Shipping Ltd.	Bahamas	N/A	4412
Noble Shipping Ltd.	Bahamas	N/A	4412
Oceanpar S.A.	Paraguay	N/A	4412
Oceanview Maritime Inc.	Panama	N/A	4412
Parfina S.A.	Paraguay	N/A	4412
Parkwood Commercial Corp.	Panama	N/A	4412
Princely International Finance Corp.	Panama	N/A	4412
Regal International Investments S.A.	Panama	N/A	4412
Riverview Commercial Corp.	Panama	N/A	4412
Sovereign Maritime Ltd.	Bahamas	N/A	4412
Stanmore Shipping Inc.	Panama	N/A	4412
Tipton Marine Inc.	Panama	N/A	4412
Ultrapetrol International S.A.	Panama	N/A	4412
Ultrapetrol S.A.	Argentina	N/A	4412
UP Offshore (Holdings) Ltd.	Bahamas	N/A	4412

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated January 24, 2005.

ULTRAPETROL (BAHAMAS) LIMITED

OFFER TO EXCHANGE ITS OUTSTANDING 9% FIRST PREFERRED SHIP

MORTGAGE NOTES DUE 2014 FOR 9% FIRST PREFERRED SHIP MORTGAGE NOTES
DUE 2014, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TERMS OF THE EXCHANGE OFFER

•	We will exchange all of our outstanding 9% First Preferred Ship Mortgage Notes due 2014 that were issued on November 24, 2004, which we refer to as the “outstanding notes” and which have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) that are validly tendered and not properly withdrawn for an equal principal amount of 9% First Preferred Ship Mortgage Notes due 2014, which we refer to as the “exchange notes” and which are registered under the Securities Act and are freely tradable. References we make in this prospectus to “notes” shall mean both outstanding notes and exchange notes.

•	Any holder of outstanding notes electing to exchange its outstanding notes for exchange notes must surrender its exchange notes, together with the appropriate letter of transmittal, to Manufacturers and Traders Trust Company, as the Exchange Agent, or the Exchange Agent must receive an agent’s message if exchange of the outstanding notes is being made by book-entry delivery through the Depository Trust Company’s automated tender offer program.

•	You are entitled to withdraw your election to tender the outstanding notes at any time prior to the expiration of the exchange offer.

•	This exchange offer expires at 5:00 p.m., New York City time, on , 2005, unless we extend the expiration date.

•	The exchange of the outstanding notes for the exchange notes in the exchange offer will not be a taxable event for U.S. Federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

TERMS OF THE EXCHANGE NOTES

•	The exchange notes are being offered in order to satisfy some of our obligations under the registration rights agreement entered into in connection with the private placement of the outstanding notes.

•	The terms of the exchange notes are identical to the terms of the outstanding notes except that the exchange notes are registered under the Securities Act and will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the registration rights agreement.

•	Outstanding notes not tendered in the exchange offer will remain outstanding and continue to accrue interest but will not retain any rights under the registration rights agreement.

RESALES OF EXCHANGE NOTES

•	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of these methods.

BROKER-DEALERS

•	Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

      SEE “RISK FACTORS” BEGINNING ON PAGE 19 FOR A DISCUSSION OF SOME OF THE RISKS THAT YOU SHOULD CONSIDER IN CONNECTION WITH PARTICIPATION IN THE EXCHANGE OFFER.

      Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2005.

TABLE OF CONTENTS

GLOSSARY OF SHIPPING TERMS	vi
SUMMARY	1
RISK FACTORS	19
USE OF PROCEEDS OF OUR OUTSTANDING NOTES	38
CAPITALIZATION	39
RATIO OF EARNINGS TO FIXED CHARGES	40
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION	40
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA	49
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	51
INDUSTRY OVERVIEW	62
BUSINESS	72
MANAGEMENT	88
OWNERSHIP	89
CERTAIN RELATED TRANSACTIONS	90
DESCRIPTION OF CREDIT FACILITIES AND OTHER INDEBTEDNESS	92
THE EXCHANGE OFFER	94
DESCRIPTION OF THE EXCHANGE NOTES	103
THE MORTGAGES ON THE VESSELS	152
TAX CONSIDERATIONS	155
PLAN OF DISTRIBUTION	159
LEGAL MATTERS	160
EXPERTS	160
WHERE YOU CAN FIND ADDITIONAL INFORMATION	161
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1

i

      Ultrapetrol (Bahamas) Limited is a company incorporated under the laws of the Bahamas. Our registered office is located at H&J Corporate Services Ltd., Shirlaw House, 87 Shirley Street, P.O. Box SS-19084, Nassau, Bahamas, and our telephone number at that address is 1-242-322-8571.

      In this prospectus, “Ultrapetrol (Bahamas) Limited,” the “Company,” “we,” “us” and “our” refers only to Ultrapetrol (Bahamas) Limited and its subsidiaries and joint ventures.

      This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction or in any circumstances where the offer or sale is not permitted. Please refer to the letter of transmittal and the other documents relating to this prospectus for instructions as to your eligibility to tender outstanding notes in this exchange offer. You must not:

•	use this prospectus for any other purpose;

•	make copies of any part of this prospectus or give a copy of it to any other person; or

•	disclose any information in this prospectus to any other person.

      We have prepared this prospectus and we are solely responsible for its contents. You are responsible for making your own examination of us and your own assessment of the merits and risks of investing in the notes. You may contact us if you need any additional information.

      We are not providing you with any legal, business, tax or other advice in this prospectus. You should consult with your own advisors as needed to assist you in making your investment decision and to advise you whether you are legally permitted to tender your outstanding notes for exchange notes.

      You must comply with all laws that apply to you in any place in which you buy, offer or sell any notes or possess this prospectus. You must also obtain any consents or approvals that you need in order to tender outstanding notes. We are not responsible for your compliance with these legal requirements.

NOTICE TO NEW HAMPSHIRE RESIDENTS

      Neither the fact that a registration statement or an application for a license has been filed under RSA 421-B with the State of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the State of New Hampshire constitutes a finding by the Secretary of State that any document filed under RSA 421-B is true, complete and not misleading. Neither any such fact nor the fact that an exemption or exception is available for a security or a transaction means that the Secretary of State has passed in any way upon the merits or qualifications of, or recommended or given approval to, any person, security or transaction. It is unlawful to make, or cause to be made, to any prospective purchaser, customer, or client any representation inconsistent with the provisions of this paragraph.

INDUSTRY AND MARKET DATA

      We obtained the industry, market and competitive position data used throughout this prospectus from research, surveys or studies conducted by us and by third parties and industry or general publications produced by Doll Shipping Consultancy (“DSC”), among others. Industry and general publications generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that these sources are reliable, neither we nor any of our affiliates have independently verified such data and neither we nor any of our affiliates make any representations as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources and neither we nor any of our affiliates make any representations as to the accuracy of such research.

      DSC is an independent company based in the United Kingdom providing market analysis and strategic planning services to the shipping industry, and has provided us with statistical and other data regarding the industry and markets in which we operate. This data is set forth in this prospectus, among other locations, in the section entitled “Industry Overview.” DSC has advised us that this data is drawn from published and private industry sources. DSC has also advised us that:

•	some industry data provided by DSC is based upon estimates or subjective judgments in circumstances where data for actual market transactions either does not exist or is not publicly available;

•	the published information of other maritime data collection experts may differ from the data provided to us by DSC; and

•	while DSC has taken reasonable care in the compilation of the data it has provided to us and believes such data to be accurate, data collection is subject to limited audit and validation procedures.

      We believe that the data supplied to us by DSC is accurate in all material respects, although neither we nor any of our affiliates have independently verified this data and neither we nor any of our affiliates make any representations regarding its accuracy.

ENFORCEABILITY OF CIVIL LIABILITIES

      We are a Bahamas corporation. Each of the subsidiary guarantors and pledgors is incorporated in Argentina, the Bahamas, Chile, Liberia, Panama, Paraguay or Uruguay. Each of the vessels and barges that secure the notes and subsidiary guarantees is flagged in Argentina, Bolivia, Chile, Liberia, Panama or Paraguay. All of our and the subsidiary guarantors’ and pledgors’ offices, administrative activities and other assets, as well as those of the independent public accountants and the expert named herein, are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us, any of the subsidiary guarantors and pledgors or such persons. In addition, some of our directors and officers and the directors and officers of the subsidiary guarantors and pledgors are residents of jurisdictions other than the United States, and all or a substantial portion of the assets of such persons are or may be located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon such persons.

      The following special legal counsel have advised us and the subsidiary guarantors and pledgors: (i) Perez Alati, Grondona, Benites, Arntsen & Martinez de Hoz, Jr., regarding the laws of Argentina; (ii) Higgs & Johnson, regarding the laws of the Bahamas; (iii) Barros & Errázuriz Abogados Ltda., regarding the laws of Chile; (iv) Seward & Kissel LLP, regarding the laws of Liberia; (v) Palacios, Prono & Talavera, regarding the laws of Paraguay; (vi) Tapia, Linares y Alfaro, regarding the laws of Panama; and (vii) Ramela & Regules Rucker, Abogados, regarding the laws of Uruguay. Each such special counsel has advised us that courts of their respective jurisdictions may not (i) enforce judgments of United States courts obtained against us, the subsidiary guarantors and pledgors, our directors and officers, the directors and officers of the subsidiary guarantors, the independent public accountants and the expert named herein, as applicable, predicated upon the civil liability provisions of the Federal securities laws of the United States or (ii) entertain original actions brought against such parties, predicated upon the Federal securities laws of the United States. As a result, it may be difficult for you to enforce judgments obtained in United States courts against us, the subsidiary guarantors and pledgors, our directors and officers, the directors and officers of the subsidiary guarantors and pledgors, the independent public accountants or the expert named herein, or the assets of any such parties located outside the United States. Further, it may be difficult for you to entertain actions, including those predicated upon the civil liability provision of the Federal securities laws of the United States, against such parties in courts outside of the United States.

      We and each subsidiary guarantor and pledgor have appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as agent for service of process in any action brought against us or any of them under the securities laws of the United States arising out of or based upon the indenture, the notes and the guarantees of the notes issued by the subsidiary guarantors, in any Federal or state court having subject matter jurisdiction in the Borough of Manhattan, the City of New York, New York. In connection therewith, we have irrevocably submitted to the jurisdiction of such courts in any such action or proceeding in the United States with respect to the indenture, the notes and the guarantees.

FINANCIAL STATEMENTS

      Our consolidated financial statements and those of UABL Limited as of and for the year ended December 31, 2001 included in this prospectus were audited by Pistrelli, Diaz y Asociados (a member of Andersen). Subsequent to its audit, Pistrelli, Diaz y Asociados (a member of Andersen) ceased operations. Pistrelli, Diaz y Asociados (a member of Andersen) has not reissued its reports with respect to such consolidated financial statements, and we were unable to obtain its written consent to the inclusion of such reports in the exchange offer registration statement that includes this prospectus. This may have important consequences to holders of the notes. See “Risk Factors — Risks Related to the Notes — Your ability to recover from our former independent public accountants for any potential financial misstatements is limited” and “Experts.”

FORWARD-LOOKING STATEMENTS

      This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. We may also from time to time make forward-looking statements in our periodic reports that we will file with the SEC, in other information sent to our security holders and in other written materials. All statements other than statements of historical fact included in this prospectus are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

      These forward-looking statements are based on assumptions that we have made in light of our experience in the industry in which we operate, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. These factors include, among others:

•	our future operating or financial results;

•	statements about future, pending or recent acquisitions, business strategy, areas of possible expansion and expected capital spending or operating expenses, including bunker prices, drydocking and insurance costs;

•	our financial condition and liquidity, including our ability to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

•	our expectations about the availability of vessels to purchase, the time which it may take to construct new vessels, or vessels’ useful lives;

•	statements about general market conditions and trends, including charter rates, vessel values and factors affecting vessel supply and demand;

•	potential liability from pending or future litigation;

•	the strength of world economies and currencies and general domestic and international political conditions;

•	changes in governmental rules and regulations or actions taken by regulatory authorities; and

•	the other factors discussed under the heading “Risk Factors.”

      Because of these factors, we caution that you should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. Except as required by law, we have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus.

v

GLOSSARY OF SHIPPING TERMS

      The following are definitions of certain terms that are commonly used in the shipping industry and in this prospectus.

      Aframax. A tanker ranging in size from 80,000 dwt to 119,999 dwt.

      Annual survey. The inspection of a vessel pursuant to international conventions, by a classification society surveyor or on behalf of the flag state, that takes place every year.

      Bareboat charter. Charter of a vessel under which the shipowner is usually paid a fixed amount of charterhire for a certain period of time during which the charterer is responsible for the vessel’s operating expenses, and voyage expenses, as well as the management of the vessel, including crewing. A bareboat charter is also known as a “demise charter” or a “time charter by demise.”

      Bhp or brake horsepower. The actual or useful horsepower of an engine, usually determined from the force exerted on a friction brake or dynamometer connected to the drive shaft.

      Bulk carrier. A ship designed for the carriage of dry bulk cargoes.

      Bunker. The fuel oil used to operate a vessel’s engines and generators.

      Capesize. A dry bulk carrier that is greater than 80,000 dwt in size.

      Charter. The hire of a vessel for a specified period of time or to carry a cargo from a loading port to a discharging port.

      Charterer. The company that hires a vessel.

      Charterhire. A sum of money paid to the shipowner by a charterer under a charter for the use of a vessel.

      Classification society. An independent society that certifies that a vessel has been built and maintained according to the society’s rules for that type of vessel and complies with the applicable rules and regulations of the country of the vessel and the international conventions of which that country is a member. A vessel that receives its certification is referred to as being “in-class.”

      Clean petroleum products. Liquid products refined from crude oil whose color is less than or equal to 2.5 on the National Petroleum Association scale. Clean petroleum products include naphtha, jet fuel, gasoline and diesel/ gasoil.

      Contract of affreightment or COA. A contract for the carriage of a specific type and quantity of cargo, with payment based on metric tons of cargo carried, which will be carried in one or more shipments. For a COA, the vessel owner or operator generally pays all voyage expenses and vessel operating expenses and has the right to substitute one vessel for another. The rate is generally expressed in dollars per metric ton of cargo. Revenues earned under COAs are referred to as “freight.” When used herein, COA also refers to a voyage charter.

      Dirty petroleum products. Liquid products refined from crude oil whose color is greater than 2.5 on the National Petroleum Association scale. Dirty products will usually require heating during the voyage as their viscosity or waxiness makes discharge difficult at ambient temperatures. Dirty petroleum products include fuel oil, Low Sulfur Waxy Residue, or “LSWR” and Carbon Black Feedstock, or “CBFS.”

      Double hull. Hull construction design in which a vessel has an inner and outer side and bottom separated by void space.

      Drydocking. The removal of a vessel from the water for inspection and/or repair of those parts of a vessel which are below the water line. During drydockings, which are required to be carried out periodically, certain mandatory classification society inspections are carried out and relevant certifications issued.

      Dwt or Deadweight ton. A unit of a vessel’s capacity for cargo, fuel oil, stores and crew measured in metric ton units which is equal to 1,000 kilograms.

      Gross ton. A unit of measurement for the total enclosed space within a vessel equal to 100 cubic feet or 2.831 cubic meters.

      Hidrovia region. A region of navigable waters in South America on the Parana, Paraguay and Uruguay Rivers and part of the River Plate, which flow through Brazil, Bolivia, Uruguay, Paraguay and Argentina. The region covers the entire length of the Parana River south of the Itaipu Dam, the entire length of the Paraguay River south of Corumba, the Uruguay River and the River Plate west of Buenos Aires. Our definition of the Hidrovia region is wider than the common usage of such term.

      Hull. Shell or body of a ship.

      IMO. International Maritime Organization, a United Nations agency that issues international standards for shipping.

      Lightering. To discharge the cargo of a larger vessel located offshore into a smaller vessel used to transport the cargo to the shore.

      Newbuilding. A new vessel under construction or just completed.

      OBO or Oil/ Bulk/ Ore. A combination carrier capable of transporting oil products, ore or dry bulk commodities.

      Off hire. The period a vessel is unable to perform the services for which it is immediately required under a time charter. Off hire periods include days spent on repairs, drydocking and surveys, whether or not scheduled.

      OPA. The United States Oil Pollution Act of 1990, as amended.

      Panamax. A vessel of approximately 50,000 to 79,999 dwt. The term is derived from the maximum length, breadth and draft of a vessel capable of passing through the Panama Canal.

      Petroleum products. Refined crude oil products, such as fuel oils, gasoline and jet fuel.

      Product tanker. A tanker designed to carry a variety of liquid products varying from crude oil to clean and dirty petroleum products, acids and other chemicals. The tanks are coated to prevent product contamination and hull corrosion. The ship may have equipment designed for the loading and unloading of cargoes with a high viscosity.

      Protection and indemnity or P&I insurance. Insurance obtained through a mutual association formed by shipowners to provide liability insurance protection against large financial loss to one member by contribution to offset that loss by all members.

      PSV or platform supply vessel. A vessel ranging in size from approximately 150 feet to 275 feet in length that serves oil drilling and production facilities by transporting supplies and equipment to offshore locations, utilizing a large clear deck and under deck tanks.

      Scrapping. The disposal of old vessel tonnage by way of sale as scrap metal.

      Special survey. The inspection of a vessel while in drydock by a classification society surveyor that takes place every four to five years.

      Spot market. The market for immediate chartering of a vessel, usually for single voyages.

      Suezmax. A tanker ranging in size from 120,000 dwt to 199,999 dwt. The term is derived from the maximum length, breadth and draft of a vessel capable of passing through the Suez Canal.

      Tanker. A ship designed for the carriage of liquid cargoes in bulk with cargo space consisting of segregated tanks. Tankers carry a variety of products including crude oil, refined products, liquid chemicals and liquefied gas.

      Time charter. Charter under which the shipowner is paid charterhire on a per day basis for a certain period of time. The shipowner is responsible for providing the crew and paying vessel operating expenses while the charterer is responsible for paying the voyage expenses. Any delays at port or during the voyages are the responsibility of the charterer, save for certain specific exceptions such as off hire.

      ULCC or Ultra large crude carrier. A tanker that is 320,000 dwt or greater in size.

      Vessel operating expenses or running costs. The costs of operating a vessel that are incurred during a charter, primarily consisting of crew wages and associated costs, insurance premiums, lubricants and spare parts, and repair and maintenance costs. Vessel operating expenses or running costs exclude fuel costs and port fees, which are known as “voyage expenses.” For a time charter, the shipowner pays vessel operating expenses. For a bareboat charter, the charterer pays vessel operating expenses.

      VLCC or Very large crude carrier. A tanker ranging in size from 200,000 to 319,999 dwt.

      Voyage charter. Contract for hire of a ship under which a shipowner is paid freight on the basis of moving cargo from a loading port to a discharge port. The shipowner is responsible for paying both vessel operating expenses and voyage expenses. The charterer is typically responsible for any delay at the loading or discharging ports. A voyage charter is also known as a contract of affreightment or COA.

      Voyage expenses. Expenses incurred due to a vessel traveling to a destination, such as fuel cost and port fees.

SUMMARY

      This summary highlights selected information in this prospectus, including documents that are incorporated by reference. It may not contain all the information that may be important to you. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information and financial statements, including the unaudited condensed consolidated pro forma financial information, contained elsewhere in this prospectus. In this prospectus, unless the context otherwise indicates, the terms “we,” “us” and “our” (and similar terms) refer to Ultrapetrol (Bahamas) Limited and our subsidiaries and joint ventures. We recently acquired from our former joint venture partner the remaining 50% equity interest in UABL Limited, which is the subsidiary through which we operate our River Business. Throughout this prospectus, we have included pro forma financial information which gives effect to the consolidation of the River Business into our financial statements. Certain pro forma information also gives effect to the deconsolidation of our Offshore Business from our financial statements and the refinancing of our outstanding notes and certain existing credit facilities with the proceeds of the offering of our outstanding notes.

Our Company

      We are a diversified ocean and river transportation company involved in the carriage of dry and liquid bulk cargoes. In our Ocean Business, we are an owner and operator of oceangoing vessels that transport petroleum products and dry cargo around the world. Our Ocean Business fleet has an aggregate capacity of approximately 785,000 dwt, and our three versatile Suezmax/ OBO vessels are capable of carrying either dry bulk or liquid cargoes. Our River Business is the largest owner and operator of river barges and push boats in the Hidrovia region of South America, a fertile agricultural region of navigable waters on the Parana, Paraguay and Uruguay Rivers and part of the River Plate, which flow through Brazil, Bolivia, Uruguay, Paraguay and Argentina. In addition we recently made an investment in an offshore services transportation company, which will commence operations in 2005.

      We are focused on growing with an efficient and flexible fleet, which allows us to provide an array of transportation services to customers in several different industries. We believe that the flexibility of our fleet and the diversity of industries that we service reduce our dependency on any particular sector of the transportation industry.

      Some of our significant customers in the last three years include Petrobras, Cargill, ENAP, ADM-SAO, Continental Grain, Glencore, ExxonMobil, Repsol-YPF, Petropar, I.O.L., Multigranos, Panocean, RTZ, Swissmarine, PDVSA and Siderar.

Our Lines of Business

      Ocean Business: In our Ocean Business, we own and operate five oceangoing vessels and two semi-integrated oceangoing tug barge units (one of which is currently used as a transfer station in our River Business) under the trade name Ultrapetrol. Our oceangoing ships transport dry and liquid bulk goods on major trade routes around the globe. Major products carried include liquid cargo such as petroleum and petroleum derivatives and dry cargo, iron ore, coal and other bulk cargoes. Over the course of the last six years, we have acquired an ocean fleet that operates on a global basis and currently has an aggregate cargo carrying capacity of approximately 785,000 dwt and an average age of 18 years. A table detailing our ocean fleet is presented below:

Vessel	Year Built		Vessel Type	DWT		Flag

Princess Katherine	1986		Suezmax/OBO	164,100		Panama
Princess Nadia	1987		Suezmax/OBO	152,328		Panama
Princess Susana	1986		Suezmax/OBO	152,295		Panama
Cape Pampas(1)	1990		Capesize	151,380		Panama
Princess Marina	1986		Aframax	83,930		Chile
Alianza G2(2)/Alianza Rosario	1994	(3)	Semi-integrated tug/barge unit	37,532	(5)	Panama
Alianza G3/Alianza Campana	1993	(4)	Semi-integrated tug/barge unit	43,164	(5)	Panama

(1)	Owned by Ultracape (Holdings) Ltd., of which we own 60%.

(2)	Although Alianza G2 is considered part of our ocean fleet, it is currently engaged as a transfer station in the lower Parana River as part of our River Business.

(3)	The keel of the barge, Alianza G2, was laid in 1980. The barge was delivered in 1984. It was refurbished and converted to its current use in 1994. The separate but integrated tug, Alianza Rosario, was built in 1976.

(4)	The barge, Alianza G3, was built in 1982 and refurbished and converted to its current use in 1993. The separate but integrated tug, Alianza Campana, was built in 1976.

(5)	As the tug carries no cargo, it is not considered in the calculations of aggregate dwt or age.

      Our Aframax and Suezmax vessels are versatile due to their ability to service virtually all major routes used for crude oil transportation. In addition, our Suezmax tankers, which are Oil/ Bulk/ Ore carriers, or OBOs, have the added versatility of being able to carry either oil products or dry bulk cargoes to take advantage of changing market conditions. Given the rise during 2003 and early 2004 in spot market prices for dry cargo, these vessels, together with our Capesize bulk carrier, Cape Pampas, are currently employed in the carriage of bulk dry cargoes on trade routes around the world, mostly loading coal and iron ore from South America, Australia and South Africa to Europe, China and other Far East countries. Over 86% of our revenues since September 2003 derived from charterers in Europe, the U.S. and Asia. Over the same period, approximately 74% of our revenues derived from longer term time charters with at least three months duration and 26% from shorter term time charters.

      As a policy decision, since the beginning of 2003, we sold all of our older single hull Panamax and Aframax tankers that we used to service the regional trade of Argentina and Brazil. Over the next several years, we intend to rebuild the Panamax size fleet with modern double hull vessels that can service the needs of our customers safely and efficiently.

      River Business: We operate our River Business through our trade name UABL. We own and operate 457 barges with approximately 750,000 dwt capacity and 21 push boats. In addition, we use one ocean barge from our ocean fleet, the Alianza G2, as a transfer station. Of the barges, 413 are dry barges and 44 are tanker barges. The dry barges transport agricultural and forestry products, iron ore and other cargoes, while the tanker barges carry petroleum products, vegetable oils and other liquids.

      We operate our push boats and barges on the navigable waters of the Parana, Paraguay and Uruguay Rivers and part of the River Plate in South America, also known as the Hidrovia region. At over 3,700 km in length, the Hidrovia region is comparable in length to the Mississippi River in the United States.

      Over the last six years, we have developed our River Business from one river convoy comprised of one push boat and four barges to the leading river transportation company in the Hidrovia region. In comparison, we believe our largest competitor has less than one-fourth of the number of barges we own and less than one-fifth of our fleet’s dwt capacity. UABL operates its own terminals at certain key locations to provide integral transportation services to its customers from origin to destination. We also have our own drydock and repair facility to carry out maintenance to the fleet and operate a floating transshipment facility to discharge the cargoes from barges onto oceangoing vessels in the lower section of the Parana River.

      The Hidrovia region produces and trades a significant amount of agricultural products and has shown consistent growth over the last 10 years. For example, Argentina, Brazil, Paraguay, and Bolivia produced about 39.6 million tons of soybeans in 1993 and 92.6 million tons in 2003, a compound annual growth rate from 1993 of 8.9%. DSC estimates production for these countries for 2004 at 112.0 million tons, yielding a compounded annual growth rate from 1993 of 9.9%. These countries accounted for nearly 50% of world soybean production in 2003, growing from only 34% in 1993.

      For the fiscal years ended December 31, 2001, 2002 and 2003, UABL generated revenues from unrelated third parties of $37.4 million, $32.3 million and $45.3 million, respectively. Prior to April 23, 2004, our subsidiary, UP River (Holdings) Ltd. (“UP River”), owned a 50% interest in UABL with our joint venture partner, ACBL Hidrovias Ltd. (“ACBL”). On April 23, 2004, we purchased ACBL’s 50% equity interest in

UABL, together with its assets in the Hidrovia region, including 50 barges and seven push boats and its share of the related receivables and liabilities of UABL, for a total of $26.1 million. As a result of this transaction, together with our prior financing arrangements, we currently own 96.4% of UABL while International Finance Corporation (“IFC”) owns the remaining 3.6%.

      Offshore Business — Future Opportunity: We own a 27.78% interest in UP Offshore (Bahamas) Ltd. (“UP Offshore”), and we have warrants to increase our ownership up to approximately 47.78%. UP Offshore expects to take delivery of six platform supply vessels, or PSVs, commencing in the first quarter of 2005. UP Offshore plans to employ its PSVs to provide transportation services to the offshore petroleum exploration and production companies, with particular emphasis in the Brazilian market. PSVs are designed to transport supplies such as containerized equipment, drill casing, pipes and heavy loads on deck, along with fuel, water, drilling fluids and bulk cement in under deck tanks.

Our Competitive Strengths

      We believe that the following strengths are critical to our success:

•	We Are a Diversified Transportation Company. We operate in different sectors of the transportation industry, including the ocean and river industries and, beginning in 2005, the offshore oil support industry. While we believe that there are synergies between our Ocean and River transportation businesses, particularly in terms of the operational expertise and customer base, the factors that affect supply and demand, the cost structure, and the business risks are different. The offshore oil support segment is a different industry and should provide further diversity from the ocean and river segments. Accordingly, our diversification provides a hedge against potentially cyclical markets.

•	We Have a Versatile Ocean Fleet. Over the past decade, we have focused on building a versatile ocean fleet to meet the demands of a changing marketplace. We believe that our three Suezmax/ OBO vessels are ideally suited to take advantage of the changing relative conditions of the dry cargo and liquid cargo tanker markets. Our vessels that carry dry cargo can be made ready to carry liquid cargo and vice versa within a matter of days. These vessels, together with our Capesize bulk carrier, Cape Pampas, of which we own 60%, generated 83% of our Ocean Business revenues for the 12 month period ended September 30, 2004. Further, our Aframax tanker has the unusual feature of being able, despite its large dwt, to transit the Panama Canal because of her narrow beam. This design is particularly attractive for customers who wish to employ an Aframax size vessel but who occasionally need to bring cargoes through the Panama Canal.

•	Our Increased Scale Generates Efficiencies. Our combined ocean and river fleet has a capacity of approximately 1.5 million dwt and close to 500 units. Our relative size offers economies of scale and, in our River Business, negotiating power. For example, in our River Business, our size has allowed us to implement a different operational system than our competitors, called a trunk mode, that enables us to service our clients with a continuous stream of available barges.

•	We Have Long Term, High Quality Customer Relationships. We have operated our vessels in South America and around the globe since our business began in 1992. We have long-standing relationships with large, stable customers, including affiliates of major international oil and agriculture companies, such as Petrobras, the government controlled oil and gas company of Brazil, Cargill, ADM-SAO, Continental Grain and ENAP. These are long term customer relationships that arise from our reputation for reliability and high-quality service. Our two largest customers, Petrobras and Cargill, accounted for approximately 26% and 12% of revenues in 2003, respectively, and our five largest customers in terms of revenue accounted for approximately 57% in 2003.

•	We Possess Superior Technology. We have made significant investment in our technology systems. For example, in addition to having state of the art navigational, operational and safety technology in our Ocean Business, our River Business has developed a proprietary navigational system that allows its tows to operate 24 hours a day navigating through a river system that lacks signalization for night navigation. These systems enable our River Business to use its assets more efficiently than its competitors while providing a unique service to its customers. We have also developed a proprietary design for our new PSVs in conjunction with the renowned Norwegian ship designer, Vik Sandvik. This design can only be reproduced with the consent of UP Offshore.

•	We Have a Reputation for High Standards of Performance and Safety. We pride ourselves on our operational excellence, our ability to provide high quality service and our commitments to safety, quality and the environment. The quality of our vessels as well as the expertise of our vessel crews and engineering resources help us maintain highly reliable and consistent performance. We maintain well documented and internationally certified safety and quality management systems, perform periodic audits and conduct training, each of which affects all areas of our activities, including operations, maintenance and crewing. In our Ocean Business, our ship management is certified under the International Safety Management “ISM” Code and is ISO 9001:2000 certified by the International Organization for Standardization (“ISO”).

•	We Have an Established History and Experienced Management Team. Our management team is led by members of the Menendez family. The family collectively has been involved in the shipping industry for over 120 years. Our senior executive officers have on average 32 years of experience in the shipping industry. Our management team has significant expertise in various lines of business and has been instrumental in developing and maintaining our certified safety and quality management systems and our operational plans. Further, our management has helped us design and develop innovative and flexible vessel designs.

Our Business Strategy

      Our business strategy is to continue to grow by leveraging our expertise and customer relationships through our investments in different sectors of the transportation industry. We are well recognized by our clients in the global transportation of petroleum and dry cargo and plan to selectively grow the Ocean Business. Our River Business is the leading barge transportation company in the Hidrovia region and is well positioned to grow. Finally, commencing in 2005, we plan on expanding into the Brazilian offshore oil platform supply services industry in order to capitalize on attractive trends in that market. We plan to implement our business strategy by doing the following:

•	Growing our Ocean Fleet with Versatile Vessels. We intend to expand our ocean fleet by selectively adding versatile vessels through the acquisition of secondhand vessels and newbuildings. For example, we plan on adding Panamax tankers capable of carrying both crude oil and petroleum products as well as smaller petroleum product carriers to our fleet. We believe that by acquiring and building these vessels, we will be able to target different market sectors. In addition, the new Panamax tankers will fill a demand from our existing customers for vessels to service routes where both the point of origin and destination is in South America. These ships are intended to replace the older single hull vessels we sold since 2002.

•	Redeploying Vessels to the Most Attractive Markets. Due to the flexibility of our oceangoing vessels, we have the ability, under appropriate market conditions, to alter the geographic and industry focus of our operations by redeploying vessels to the most profitable markets. For example, as a result of rising demand out of China during 2003, we switched our three Suezmax/ OBOs from liquid to dry cargo carriers. These redeployed vessels have for the past year earned average day rates that are approximately 50% higher than they could have earned by carrying petroleum products. In addition, we actively manage the deployment of our fleet between longer term time charters and shorter term time charters. Our vessel deployment strategy is designed to provide greater cash flow stability through the use of these longer term time charters, while maintaining the flexibility to benefit from improvements in market rates by deploying the balance of our vessels on shorter term time charters.

•	Capitalizing on Attractive Fundamentals in our River Business. There are a number of attractive fundamentals in the Hidrovia region river transportation business. We plan to use our leading market position in this region to capitalize on the following fundamentals:

—	Growing Agricultural Exports. During 2003, Brazil, Argentina, Paraguay and Bolivia produced over 90 million tons of soy, which represents approximately 50% of world production, as compared to the 66 million tons produced by the United States. Moreover, the region continues to have large amounts of unused arable land available for soy and other crops.

—	Efficient Means of Transportation. River barges provide efficient and cost-effective transportation relative to railroads and trucks. One barge can transport as much as 15 jumbo hopper rail cars or 58 trucks. Additionally, the capacity of a 15 barge tow is equivalent to 870 trucks. As important, a 15 barge tow can be manned by only 8 crew members.

—	Shortage of Infrastructure. There currently exists a shortage of adequate rail and highway infrastructure in South America to meet the growing demand of exporters. By contrast, the navigable portion of the Hidrovia region is over 3,700 km long, passes through the heart of the agricultural region and is ideally situated to suit the needs of the agricultural community. In addition, over the past several years, we have added through a joint venture a significant amount of infrastructure to the river systems, such as docks, ports and terminals, over which we essentially have an exclusive right of use. Our proprietary infrastructure allows us to better serve our customers by increasing the number of barges we can efficiently load on the river in our loading facilities.

•	Expanding into the Offshore Industry and Growing through Strategic Investments. We own approximately 27.78% of a new venture, UP Offshore, which will provide services to petroleum exploration and production companies that operate mainly off the coast of Brazil. UP Offshore has contracted for the construction of six modern, large, technologically advanced PSVs whose deliveries are expected to commence in the first quarter of 2005, with an additional two vessels planned to be purchased by UP Offshore. We also have the option, but not the obligation, to purchase up to an additional two PSVs to supplement UP Offshore’s program, but these two vessels would be 100% owned by us. All six of UP Offshore’s PSVs will have Brazilian flag privileges, which gives us a competitive advantage over non-Brazilian flagged vessels because the Brazilian government generally requires that offshore platform supply services be provided by a Brazilian flagged vessel, if available. Currently, there are approximately 150 vessels in the Brazilian offshore fleet, of which we estimate only 40% are Brazilian flagged vessels. We intend to charter these six new PSVs on long term charters to Petrobras and other oil companies for use in Brazil. Brazil’s oil reserves are the second largest in South America, with over 90% of the reserves located offshore. Currently, Petrobras has a majority of the market share in the offshore drilling market, but recently the oil exploration and production market was opened in Brazil to private and foreign participation, which we believe will allow for growth and customer diversification. We have also recently made an investment of $2 million in a terminal in Mexico with a view towards expanding our transportation services to that area.

•	Focusing on Generating Operational Efficiencies. In all the segments of the transportation business in which we operate, we have identified growth opportunities that should consolidate our position in each segment and should improve overall efficiency and profitability of our existing lines of business. For example, key initiatives include continued rationalization of ship schedules and maximizing yield in our Ocean Business. In our River Business, we focus on optimizing our barge and tug scheduling, maximizing loads and convoy size and minimizing empty back-hauls. Going forward, we expect to continue to find opportunities to rationalize costs and operate more efficiently.

Outsourced Vessel Technical Management and Crewing

      For the day-to-day management and administration of our operations, we and our subsidiaries have entered into agreements whereby certain of our subsidiaries and affiliates provide specific services for our operations.

      For administrative services, each of our ocean vessel owning/operating subsidiaries pays Oceanmarine S.A. (“Oceanmarine”), an affiliate of ours, a monthly fee of $10,000 per vessel. Oceanmarine provides all general administration and accounting services, including financial reporting, preparation of tax returns, invoicing and accounts payable, office premises, a computer network, secretarial assistance, payroll and other general duties.

      Through our respective owning/operating subsidiaries, we have contracted with Ravenscroft Ship Management Ltd. (“Ravenscroft”), an affiliate of ours, to provide the operational management of our vessels used in the Ocean Business. We pay Ravenscroft a monthly ship management fee of $12,500 per oceangoing vessel for services, including technical management, crewing, provisioning, superintendence and related accounting functions. Ravenscroft also provides communication services for our vessels and serves as a contact with clients and shipping agencies. Ravenscroft is duly ISM and ISO 9001:2000 certified.

      Ravenscroft also manages a number of vessels for third party owners not related to us. On a per vessel basis and in relation with the complexity of the vessel, the fees earned by Ravenscroft from such third party owners are substantially equivalent to the fees paid by us.

      In the case of our River Business, our ship management occurs in-house.

Corporate Structure and Ownership

      The following diagram is intended to illustrate our general corporate structure and the basic relationships of our businesses and subsidiaries to the restricted group of companies under the indenture and does not specifically identify all of the guarantors or pledgors under the indenture. Some of our restricted subsidiaries have issued other debt to finance their vessels, as described in this prospectus. Our actual corporate structure is more complex, including over 60 direct and indirect subsidiaries.

      Our shareholders are Solimar Holdings Ltd., Inversiones Los Avellanos S.A. and Avemar Holdings (Bahamas) Ltd. Solimar Holdings Ltd. is a wholly owned subsidiary of AIG-GE Capital Latin American Infrastructure Fund L.P. (“LAIF”), and owns 46.7% of our common shares. Inversiones Los Avellanos S.A. and Avemar Holdings (Bahamas) Ltd. collectively own the remaining 53.3% of our common shares. Inversiones Los Avellanos S.A. is controlled by members of the Menendez family, including Felipe Menendez R., our President and Chief Executive Officer and a director, and Ricardo Menendez R., a director. The sole shareholder of Inversiones Los Avellanos S.A. is SIPSA S.A. (as such entity is defined in

“Description of the Exchange Notes”). Avemar Holdings (Bahamas) Ltd. has granted an irrevocable proxy to Inversiones Los Avellanos S.A. in full for all of its voting powers and therefore Inversiones Los Avellanos S.A. currently holds 53.3% of the voting rights of our common shares. LAIF was established in 1996 to make equity investments in South America, Mexico, Central America and the Caribbean countries. LAIF has approximately $1.01 billion in total capital commitments.

Corporate History

      We were formed on December 23, 1997 through the combination of Ultrapetrol S.A., an Argentinean corporation which was formed in 1992 by members of the Menendez family, Princely International Finance Corp., a Panamanian corporation, and their respective subsidiaries. At the time of our predecessor’s formation in 1992, our fleet consisted of one oceangoing vessel.

      Over the past decade, our Ocean Business has developed primarily by employing our fleet to provide transportation services for our customers and using proceeds from the operation of our fleet along with other sources of capital to acquire additional vessels. In accordance with this strategy, in 1998, we issued $135.0 million of 10 1/2% First Preferred Ship Mortgage Notes due 2008 (the “Prior Notes”). The proceeds of the Prior Notes offering were used to refinance certain indebtedness, to acquire three additional oceangoing vessels and to buy barges, push boats and other equipment for our River Business. By 2001, our fleet reached 13 oceangoing vessels with a total capacity of 1.1 million dwt. During 2003, as a policy decision to remain ahead of changing regulations, we began to sell all of our single hull Panamax and Aframax tankers (5 vessels in total), a process which we completed in early 2004. Today’s oceangoing fleet of tankers and OBOs consists entirely of double hull vessels.

      We began our River Business in 1993 through a 50% joint venture, which began with a fleet consisting of one push boat and four barges. We later purchased the interest of our joint venture partner and significantly increased the size of the barge fleet. In October 2000, we contributed part of these assets to UABL, a new joint venture with a new joint venture partner, ACBL, in which we, through our subsidiary, UP River, and ACBL each owned a 50% interest. From 2000 to 2004, we built UABL into the leading river barge company in the Hidrovia region. On April 23, 2004, we purchased the remaining 50% equity interest in UABL from ACBL, together with their other assets in the region, for $26.1 million. As a result of this transaction as well as our prior financing arrangements, we currently own 96.4% of UABL while IFC owns the remaining 3.6%.

      Currently we own and operate five oceangoing vessels, 21 push boats, two semi-integrated oceangoing tug barge units (one of which we use as a transfer station) and 457 river barges. The aggregate cargo carrying capacity of our oceangoing fleet is approximately 785,000 dwt, while our river barge fleet has a capacity of almost 750,000 dwt.

      Although we hold a 27.78% equity interest in UP Offshore, this entity was a restricted subsidiary under the indenture governing our Prior Notes because we had the right to control its Board of Directors. Accordingly, we have consolidated UP Offshore’s financial statements with our historical financial statements. In connection with the discharge of the indenture governing the Prior Notes, we relinquished control of the Board of Directors of UP Offshore and now account for our investment in UP Offshore under the equity method of accounting in accordance with accounting principles generally accepted in the United States (“GAAP”).

Corporate Information

      We are incorporated in the Bahamas under the name Ultrapetrol (Bahamas) Limited. Our registered office is situated at H&J Corporate Services Ltd., Shirlaw House, 87 Shirley Street, P.O. Box SS-19084, Nassau, Bahamas. Our telephone number there is 1-242-322-8571.

SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

      The following summary contains basic information about the exchange offer and is not intended to be complete. For a more complete understanding of the exchange offer, please refer to the section of this prospectus entitled “The Exchange Offer.”

Exchange Offer	We are offering to exchange up to $180,000,000 in aggregate principal amount of our 9% First Preferred Ship Mortgage Notes due 2014 that have been registered under the Securities Act, in exchange for any or all of our outstanding 9% First Preferred Ship Mortgage Notes due 2014. In this prospectus, we refer to the unregistered notes as the outstanding notes and the registered notes as the exchange notes. We refer to both the outstanding notes and the exchange notes collectively as the notes. The issuance of the exchange notes is intended to satisfy some of our obligations under the registration rights agreement entered into in connection with our private placement of the outstanding notes. For procedures for tendering your outstanding notes, please see the section of this prospectus entitled “The Exchange Offer.” The exchange notes will be issued in denominations of $1,000, and integral multiples of $1,000.

Expiration Date	The exchange offer expires at 5:00 p.m., New York City time, on , 2005, unless we extend the expiration date. Please read the section of this prospectus entitled “The Exchange Offer — Extensions, Delay in Acceptance, Termination or Amendment” for more information about the expiration date of the exchange offer.

Withdrawal of Tenders	You are entitled to withdraw your election to tender outstanding notes at any time prior to the expiration of the exchange offer. We will return to you, without charge, promptly after the expiration or termination of the exchange offer any outstanding notes that you tendered but that were not accepted for exchange.

Conditions to the Exchange Offer	We will not be required to accept outstanding notes for exchange:

• if the exchange offer would be unlawful or would violate any interpretation of the staff of the SEC, or

• if any legal action has been instituted or threatened that would impair our ability to proceed with the exchange offer.

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered. For more information about the conditions to the exchange offer please read the section of this prospectus entitled “The Exchange Offer — Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If your outstanding notes are held through The Depository Trust Company (“DTC”), and you wish to participate in the exchange offer, you may do so through DTC’s automated tender offer program. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

• any exchange notes that you receive will be acquired in the ordinary course of your business;

• you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the Securities Act;

• you are not an “affiliate” of ours or of any of our subsidiaries within the meaning of Rule 405 under the Securities Act; and

• if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you will deliver a prospectus in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you own a beneficial interest in outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the outstanding notes in the exchange offer, please contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf and to comply with our instructions described in this prospectus.

Guaranteed Delivery Procedures	You must tender your outstanding notes according to the guaranteed delivery procedures described in this prospectus under the heading “The Exchange Offer — Guaranteed Delivery Procedures” if any of the following apply:

• you wish to tender your outstanding notes but they are not immediately available;

• you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent, who is identified below, before the expiration date; or

• you cannot comply with the applicable procedures under DTC’s automated tender offer program before the expiration date.

Resales	Except as indicated in this prospectus, we believe that the exchange notes may be offered for resale, resold and otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

• you are acquiring the exchange notes in the ordinary course of your business;

• you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes; and

• you are not an affiliate of the Company or any subsidiary.

Our belief is based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties. We do not intend to seek our own no-action letter, and there is no assurance that the SEC staff would make a similar determination with respect to the exchange notes. If this interpretation is inapplicable, and you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not assume or indemnify holders of notes against such liability.

Each broker-dealer that is issued exchange notes for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. Broker-dealers who acquired outstanding notes directly from us will not be eligible to receive exchange notes in return for those outstanding notes. A broker-dealer may use this prospectus for an offer to resell, resale or other transfer of the exchange notes. Please read the section of this prospectus entitled “Plan of Distribution” for more information regarding the resale of the exchange notes.

U.S. Federal Income Tax Considerations	The exchange of outstanding notes for exchange notes under the exchange offer will not be subject to U.S. Federal income tax. You will not recognize any taxable gain or loss or any interest income as a result of such exchange. For more information about tax considerations of the exchange offer please read the section of the prospectus entitled “Tax Considerations — United States Federal Income Tax Consequences.”

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes pursuant to the exchange offer. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement. We will pay all our expenses incident to the exchange offer.

Registration Rights	If we fail to complete the exchange offer as required by the registration rights agreement, we may be obligated to pay additional interest to holders of outstanding notes.

Exchange Agent	Manufacturers and Traders Trust Company is the exchange agent for this exchange offer. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent. If you are not tendering under DTC’s automated tender offer program, you should send the letter of transmittal and any other required documents to the exchange agent as follows:

Manufacturers and Traders Trust Company 25 South Charles Street, 16th Floor Baltimore, MD 21201 Attention: Corporate Trust Administration Facsimile: (410) 244-4236 Telephone: (410) 949-3167

SUMMARY OF THE TERMS OF THE EXCHANGE NOTES

      The summary below describes the principal terms of the exchange notes. Some of the terms and conditions described below are subject to important limitations and exceptions. A more detailed description of the terms and conditions of the exchange notes is contained in this prospectus in the section entitled “Description of the Exchange Notes.”

Issuer	Ultrapetrol (Bahamas) Limited.

Notes	$180,000,000 aggregate principal amount of 9% First Preferred Ship Mortgage Notes due 2014, which have been registered under the Securities Act. The terms of the exchange notes and the outstanding notes are identical in all material respects, except that the exchange notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the registration rights agreement. The same indenture will govern the exchange notes as governs the outstanding notes.

Maturity Date	November 24, 2014.

Interest Payment Dates	May 24 and November 24 of each year, commencing May 24, 2005.

Guarantees	The notes are guaranteed, jointly and severally, on a senior basis, by certain of our existing and future subsidiaries that directly or indirectly own collateral. The notes are not guaranteed by the majority of our subsidiaries directly involved in our River Business or any of the entities involved in our Offshore Business. The notes are also not guaranteed by the Pledgors (as defined in “Description of the Exchange Notes”), although each has pledged assets owned by it as certain collateral.

Ranking	The notes and the subsidiary guarantees are our and the Subsidiary Guarantors’ (as defined in “Description of the Exchange Notes”) senior obligations. They rank equally in right of payment with all of our and the Subsidiary Guarantors’ existing and future senior indebtedness and senior in right of payment to all of our and the Subsidiary Guarantors’ existing and future subordinated indebtedness. In addition, the notes and subsidiary guarantees are structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries (other than the Pledgors (as defined in “Description of the Exchange Notes”) to the extent of the collateral pledged by them) that are not providing guarantees. See “Description of the Exchange Notes — Ranking.”

Security and Collateral	The notes and subsidiary guarantees are secured by first preferred ship mortgages on 16 vessels, two oceangoing barges and 193 river barges owned, directly or indirectly, by the Subsidiary Guarantors and the Pledgors, as well as first priority liens on, among other things, the earnings and insurances on each such mortgaged vessel or barge. In addition, the Escrowed Proceeds (as defined in “Description of the Exchange Notes”), as well as any vessels acquired with the Escrowed Proceeds, also secure the notes and the subsidiary guarantees. As of September 2004, the appraised value of these vessels and barges was approximately $165.6 million, and the Escrowed Proceeds were approximately $30.0 million. The notes and subsidiary guarantees are not secured by vessels we acquire in the future other than vessels that are acquired with Escrowed Proceeds or that serve as substitute collateral, nor are they secured by any related liens on the earnings and insurances on any newly acquired vessel that is not acquired with Escrowed Proceeds or that does not constitute substitute collateral. The notes and subsidiary guarantees are not secured by any vessels owned by our subsidiaries that are not Subsidiary Guarantors or Pledgors, including the majority of our subsidiaries directly involved in our River Business and all of the entities involved in our Offshore Business. In addition, the notes and subsidiary guarantees are secured by first priority liens on the capital stock of each Subsidiary Guarantor (other than Ultrapetrol S.A., Parfina S.A. and Oceanpar S.A.) (but only to the extent that, as to any subsidiary, such a pledge of capital stock does not give rise to reporting requirements on the part of such subsidiary under the rules of the SEC or any other governmental authority). See “Description of the Exchange Notes — Limitations on Stock Collateral.”

Special Mandatory Redemption for Escrowed Funds	At the time of the offering of the outstanding notes, we entered into an escrow agreement (the “Escrow Agreement”) with Manufacturers and Traders Trust Company, as Escrow Agent, pursuant to which we initially deposited in an account (the “Escrow Account”) with the Escrow Agent an amount equal to approximately $30.0 million, which will be released in connection with the acquisition by us of additional vessels upon the satisfaction of certain conditions. To the extent that after December 31, 2005 amounts on deposit in the Escrow Account exceed $1.0 million, we will be required to redeem as much principal amount of notes as can be redeemed with such amounts on deposit at a redemption price equal to 101% of the principal amount of such notes together with accrued and unpaid interest thereon to the date of such redemption. See “Description of the Exchange Notes — Escrow of Proceeds; Special Mandatory Redemption.”

Optional Redemption	Prior to November 24, 2009, we may redeem all, but not less than all, the notes for cash at a redemption price equal to 100% of their principal amount plus the Applicable Premium (as defined in “Description of the Exchange Notes — Redemptions — Optional Redemption upon Make Whole Payment”) plus accrued and unpaid interest to the redemption date.

We may redeem some or all of the notes at any time on or after November 24, 2009, in whole or in part, at the redemption prices listed under “Description of the Exchange Notes — Redemptions — Other Redemption,” plus accrued and unpaid interest and additional interest, if any, to the date of the redemption.

In addition, prior to November 24, 2007, we may redeem up to 35% of the original principal amount of the notes with the proceeds of one or more equity offerings at a redemption price of 109% plus accrued interest to the redemption date, provided, that at least $115.0 million aggregate principal amount of the notes remain outstanding and be held, directly or indirectly, by persons other than us and our affiliates, after each such redemption. See “Description of the Exchange Notes — Redemptions —
Redemption upon Public Equity Offering.”

Redemption upon a Change in Tax Law	We may redeem the notes, at any time as a whole but not in part, at 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, in the event that we or any of the Subsidiary Guarantors has become or would become obligated to pay certain amounts as a result of the imposition of withholding taxes on the notes as a result of a change in the laws of Argentina, the Bahamas, Bolivia, Chile, Liberia, Panama, Paraguay or Uruguay.

Redemption upon the Loss of a Mortgaged Vessel	Upon an Event of Loss (as defined in “Description of the Exchange Notes”) with respect to a Mortgaged Vessel (as defined in “Description of the Exchange Notes”), we must either (a) redeem notes, in whole or in part, in an aggregate principal amount equal to the Vessel Percentage (as defined in “Description of the Exchange Notes”) applicable to such lost Mortgaged Vessel multiplied by the principal amount of notes then outstanding, at a redemption price equal to 100% of the principal amount of such redeemed notes plus accrued interest to such redemption date or (b) if no Event of Default (as defined in “Description of the Exchange Notes”) shall have occurred and be continuing, substitute a Qualified Substitute Vessel (as defined in “Description of the Exchange Notes”) within twelve months after the receipt of the proceeds from such Event of Loss of such Mortgaged Vessel. See “Description of the Exchange Notes — Redemptions — Redemption upon Sale or Loss of a Mortgaged Vessel” and “Description of the Exchange Notes — Tender of Qualified Substitute Vessel.”

Redemption upon Sale of a Mortgaged Vessel	Upon the permitted sale of a Mortgaged Vessel (or the capital stock of a Subsidiary Guarantor or a Pledgor), we must either (a) redeem notes, in whole or in part, in an aggregate principal amount equal to the Vessel Percentage applicable to the Mortgaged Vessel (or the related capital stock) being sold multiplied by the principal amount of notes then outstanding, at a redemption price equal to the sum of (1) the greater of (i) 100% of such principal amount and (ii) (x) if such redemption date is on or after November 24, 2009, the redemption price then applicable as described under “Description of the Exchange Notes — Redemptions — Other Redemption,” or (y) if such redemption date is prior to November 24, 2009, the redemption price on November 24, 2009 (as described under “Description of the Exchange Notes — Redemptions — Optional Redemption upon Make Whole Payment”) as discounted to its present value to the redemption date and (2) accrued and unpaid interest to the redemption date (such price, the “Sale Redemption Price”) or (b) substitute a Qualified Substitute Vessel within twelve months after the receipt of the proceeds from such sale of such Mortgaged Vessel (or capital stock). See “Description of the Exchange Notes — Redemptions — Redemption upon Sale or Loss of a Mortgaged Vessel” and “Description of the Exchange Notes — Tender of Qualified Substitute Vessel.”

Redemption upon Permitted Bareboat Charter	If we, a Subsidiary Guarantor or any Pledgor enters into a Bareboat Charter (as defined in “Description of the Exchange Notes”) with respect to a Mortgaged Vessel, then after title to such Mortgaged Vessel passes to the charterer at the end of the bareboat charter period, we must either (a) redeem notes using the Sale Equivalent Portion (as defined in “Description of the Exchange Notes”) of such Bareboat Charter Funds (as defined in “Description of the Exchange Notes”) in respect of such Mortgaged Vessel at the Sale Redemption Price or (b) tender to the Trustee as part of the collateral one or more vessels purchased using the Sale Equivalent Portion of such Bareboat Charter Funds in respect of such Mortgaged Vessel.

Change of Control	Upon a change in control, we will be required to make an offer to purchase each holder’s notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See “Description of the Exchange Notes — Change of Control.”

Additional Amounts	All payments by us or the Subsidiary Guarantors in respect of the notes, whether of principal or interest, will be made without withholding or deduction of any taxes imposed by or within Argentina, the Bahamas, Bolivia, Chile, Liberia, Panama, Paraguay or Uruguay or, in each case, any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law or the interpretation and administration thereof, in which case, subject to specified exceptions and limitations, we or the Subsidiary Guarantors, as the case may be, will pay such additional amounts as may be necessary so that the net amount received by the holders of the notes after such withholding or deduction will not be less than the amount that would have been received in the absence of such withholding or deduction. See “Description of the Exchange Notes — Withholding Taxes.”

Certain Covenants	The indenture contains covenants that limit our ability and certain of our subsidiaries to:

• incur or guarantee additional indebtedness;

• pay dividends on our capital stock or redeem, repurchase or retire our capital stock and subordinated indebtedness;

• create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries;

• transfer or sell assets, including the capital stock of our subsidiaries;

• create liens;

• make investments;

• engage in sale and leaseback transactions;

• engage in transactions with our affiliates;

• engage in mergers and consolidations; and

• impair the security interest with respect to the collateral.

These covenants are subject to a number of important qualifications and exceptions, which are described under “Description of the Exchange Notes.”

RISK FACTORS

      Investing in the notes involves substantial risks. See “Risk Factors” immediately following this summary for a description of certain of the risks you should carefully consider before investing in the notes.

SUMMARY CONSOLIDATED FINANCIAL DATA

      The summary consolidated financial information set forth below may not contain all of the financial information that you should consider when making a decision whether to participate in the exchange offer. You should carefully read our financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Unaudited Pro Forma Condensed Consolidated Financial Information” included elsewhere in this prospectus for additional financial information about us. Our condensed financial data relating to the fiscal years ended December 31, 2001, 2002 and 2003 has been derived from our respective audited consolidated financial statements. Our condensed financial data as of and for the nine month periods ended September 30, 2003 and 2004 has been derived from our respective unaudited financial information statements included in this prospectus and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) necessary to present fairly the information set forth in those financial statements on a basis consistent with our respective audited financial statements.

      The summary pro forma financial data with respect to the statement of operations for the nine month period ended September 30, 2004 gives effect to the Transactions (as defined in “Unaudited Pro Forma Condensed Consolidated Financial Information”) as if they occurred as of January 1, 2003, and the summary pro forma financial data with respect to the balance sheet as of September 30, 2004 gives effect to the Transactions as if they occurred as of September 30, 2004.

								Pro Forma
								for the
				Nine Month Period				Nine Month
	Year Ended December 31,			Ended September 30,				Period Ended
								September 30,
	2001	2002	2003	2003		2004(1)		2004

								(Unaudited)
				(Unaudited)

	(Dollars in thousands)
Statement of Operations Data:
Revenues:(2)
Freight revenues	$73,667	$24,743	$26,487	$		$		$
Hire revenues	37,541	48,381	48,746

Total revenues	111,208	73,124	75,233		55,576		71,534 (3)	79,847 (4)
Operating expenses(5)	(60,504)	(37,582)	(41,303)		(32,588)		(28,915)	(34,676)
Depreciation and amortization	(23,443)	(24,807)	(22,567)		(17,637)		(13,380)	(14,200)
Management fees to related parties(6)	(3,250)	(3,176)	(2,863)		(2,211)		(1,174)	(1,174)
Administrative expenses	(4,520)	(3,642)	(4,955)		(2,952)		(4,678)	(4,830)
Loss on involuntary conversion Arg. Receivable(7)		(2,704)

Net operating income	19,491	1,213	3,545		188		23,387	24,967
Financial expense	(17,698)	(16,763)	(14,425)		(12,006)		(10,996)	(13,506)
Financial income	296	326	201		182		232	232
Investment in subsidiaries	(692)	(45)	3,140		4,214		233	129
Other net income (expenses)	1,408	1,698	(2,461)		1,361		112	105

Income (loss) before income tax and minority interest	2,805	(13,571)	(10,000)		(6,061)		12,968	11,927
Minority interest	—	(132)	(1,333)		(672)		(568)	(814)
Income tax expense	(390)	(150)	(185)		(139)		(178)	(459)

Net income (loss)	$2,415	$(13,853)	$(11,518)		$(6,872)		$12,222	$10,654

						Pro Forma
						for the
				Nine Month Period		Nine Month
	Year Ended December 31,			Ended September 30,		Period Ended
						September 30,
	2001	2002	2003	2003	2004(1)	2004

						(Unaudited)
				(Unaudited)

	(Dollars in thousands)
Balance Sheet Data (end of period):
Cash and cash equivalents	$5,872	$4,724	$8,248		$15,051	$14,352
Escrowed Proceeds						30,000
Working capital	18,920	21,013	15,416		17,754	19,599
Fixed assets	135,289	134,797	120,803		200,058	160,829
Total assets	225,576	213,546	208,161		273,650	272,338
Total debt	165,445	168,994	155,814		187,288	222,168
Shareholders’ equity	47,838	35,089	23,793		35,931	29,465
Other Financial Data:
Net cash provided by operating activities	$24,814	$14,395	$20,471	$14,413	$27,222
Net cash provided by (used in) investing activities	(14,133)	(21,428)	(6,285)	(2,758)	(54,857)
Net cash provided by (used in) financing activities	(9,034)	5,885	(10,662)	(1,290)	(34,438)
Ratios:
Ratio of earnings to fixed charges(8)	1.2	(9)	(9)		2.0	1.7
Dollar amount of the coverage deficiency		$13,526	$13,140
Wholly owned oceangoing vessels at end of period	13	14	9	10	7	7

(1)	In a series of related transactions, on April 23, 2004, through two wholly owned subsidiaries, we acquired from ACBL the remaining 50% equity interest in UABL Limited that we did not previously own, along with a fleet of 50 river barges and seven river push boats. The results of UABL Limited’s operations have been included in our condensed consolidated financial statements since that date.

(2)	Freight revenues arise from arrangements whereby we have agreed to transport cargoes between ports and bear all voyage and vessel operating expenses, whereas hire revenues arise from our vessel time or voyage chartering operations.

(3)	Includes total revenue from our Ocean Business of $39,862 and from our River Business of $31,672.

(4)	Includes total revenue from our Ocean Business of $39,835 and from our River Business of $40,012.

(5)	Operating expenses include voyage expenses and running costs. Voyage expenses, which are incurred when a vessel is operating under a contract of affreightment (as well as any time when they are not operating under time or bareboat charter), comprise all costs relating to a given voyage, including port charges, canal dues and fuel (bunkers) costs, are paid by the vessel owner and are recorded as voyage expenses. Voyage expenses also include charterhire payments made by us to owners of vessels that we have chartered in. Running costs, or vessel operating expenses, include the cost of all ship management, crewing, repairs and maintenance, spares and stores, insurance premiums and lubricants and certain drydocking costs.

(6)	Management fees to related parties include payments to our affiliates Ravenscroft and Oceanmarine.

(7)	This relates to a loss resulting from the involuntary conversion of certain receivables from U.S. dollars to Argentine pesos. This conversion resulted pursuant to an emergency law passed by the Argentine government in January 2002. Under this law U.S. dollar obligations between private parties due after January 6, 2002 were to be liquidated in Argentine pesos at a negotiated rate of exchange which reflects a sharing of the impact of the devaluation. Our settlement in Argentine pesos of the U.S. dollar denominated agreements was completed in 2002 and resulted in a loss of $2,704.

(8)	The ratio of earnings to fixed charges is computed by aggregating income (loss) before income taxes, minority interest and fixed charges and dividing the total by fixed charges. Fixed charges comprise interest on all indebtedness including capital leases and amortization of debt expense.

(9)	In these fiscal years the earnings are inadequate to cover fixed charges.

RISK FACTORS

      An investment in the notes involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained in this prospectus. Any of the following risks, as well as other risks and uncertainties, could harm the value of the notes directly, or our business and financial results and thus indirectly cause the value of the notes to decline. The risks described below are not the only ones that could impact us or the value of the notes. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition or results of operations. As a result of any of these risks, known or unknown, you may lose all or part of your investment in the notes.

Risks Relating to the Notes

Our substantial indebtedness and interest expense could adversely affect our financial health, harm our ability to react to changes to our business and prevent us from fulfilling our obligations under our indebtedness, including the notes.

      We have a significant amount of indebtedness. For the nine months ended September 30, 2004, on a pro forma basis, after giving effect to the Transactions, we would have had total debt of approximately $222.2 million and interest expense of $14.8 million.

      Our substantial level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due in respect of, our indebtedness. Our substantial debt could also have other significant consequences. For example, it could:

•	increase our vulnerability to general economic downturns and adverse competitive and industry conditions;

•	require us to dedicate a substantial portion, if not all, of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to competitors that have less debt or better access to capital;

•	limit our ability to raise additional financing on satisfactory terms or at all; and

•	adversely impact our ability to comply with the financial and other restrictive covenants in the indenture governing the notes and the credit agreements governing the debts of our subsidiaries, which could result in an event of default under such agreements.

      Furthermore, our interest expense could increase if interest rates increase because some of the debt under the credit facilities of our subsidiaries is variable rate debt. See “Description of Credit Facilities and Other Indebtedness.” If we do not have sufficient earnings, we may be required to refinance all or part of our existing debt, sell assets, borrow more money or sell more securities, none of which we can guarantee we will be able to do.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.

      We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the indenture governing the notes and the credit agreements governing the debts of our subsidiaries contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and restrictions, and the indebtedness incurred in compliance with these restrictions could be substantial. Furthermore, the indenture for the notes specifically allows us to incur additional debt. See

“Description of the Exchange Notes — Certain Covenants — Limitation on Indebtedness.” Any additional borrowings by our subsidiaries could be structurally senior to the notes and the related guarantees if they are secured using vessels that are not used to secure the notes. If we incur additional debt, the risks associated with our substantial leverage would increase. See “Capitalization,” “Selected Historical Consolidated Financial Data,” “Description of Credit Facilities and Other Indebtedness” and “Description of the Exchange Notes — Certain Covenants — Limitation on Indebtedness.”

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

      Our ability to make payments on and to refinance our indebtedness, including the notes and any amounts borrowed under any of our subsidiaries’ credit facilities, and to fund our operations, will depend on our ability to generate cash in the future, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated business opportunities will be realized on schedule or at all or that future borrowings will be available to us in amounts sufficient to enable us to service our indebtedness, including the notes and any amounts borrowed under our subsidiaries’ credit facilities, or to fund our other liquidity needs.

      If we cannot service our debt, we will have to take actions such as reducing or delaying capital investments, selling assets, restructuring or refinancing our debt or seeking additional equity capital. We cannot assure you that any of these remedies could, if necessary, be effected on commercially reasonable terms, or at all. In addition, the indenture for the notes and the credit agreements governing our subsidiaries’ various credit facilities may restrict us from adopting any of these alternatives. Because of these and other factors beyond our control, we may be unable to pay the principal, premium, if any, interest or other amounts due on the notes.

The indenture governing the notes and our credit facilities impose significant operating and financial restrictions on us that may limit our ability to successfully operate our business.

      The indenture governing the notes and our subsidiaries’ credit facilities currently impose significant operating and financial restrictions on us, including those that limit our ability to engage in actions that may be in our long term interests. These restrictions limit our ability to, among other things:

•	incur additional debt;

•	pay dividends or make other restricted payments;

•	create or permit certain liens;

•	make investments;

•	engage in sale and leaseback transactions;

•	sell vessels or other assets;

•	create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

•	engage in transactions with affiliates; and

•	consolidate or merge with or into other companies or sell all or substantially all of our assets.

      See “Description of Credit Facilities and Other Indebtedness” and “Description of the Exchange Notes — Certain Covenants.” These restrictions could limit our ability to finance our future operations or capital needs, make acquisitions or pursue available business opportunities.

      In addition, some of our credit facilities require us to maintain specified financial ratios and satisfy financial covenants. We may be required to take action to reduce our debt or to act in a manner contrary to our business objectives to meet these ratios and satisfy these covenants. Events beyond our control, including changes in the economic and business conditions in the markets in which we operate, may affect our ability to comply with these covenants. We cannot assure you that we will meet these ratios or satisfy these covenants or that our lenders will waive any failure to do so. A breach of any of the covenants in, or our inability to maintain the required financial ratios under, our credit facilities would prevent us from borrowing additional money under the facilities and could result in a default under them. If a default occurs under our credit facilities, the lenders could elect to declare that debt, together with accrued interest and other fees, to be immediately due and payable and proceed against the collateral securing that debt. Moreover, if the lenders under a credit facility or other agreement in default were to accelerate the debt outstanding under that facility, it could result in a default under other debt. If all or any part of our debt were to be accelerated, we may not have or be able to obtain sufficient funds available to repay it or to repay the notes upon acceleration.

We are a holding company, and we depend entirely on the ability of our subsidiaries to distribute funds to us in order to satisfy our financial and other obligations, including the notes.

      Ultrapetrol (Bahamas) Limited is a holding company, and as such has no significant assets other than the equity interests of our subsidiaries. Our subsidiaries conduct all of our operations and own all of our operating assets. As a result, our ability to make required payments on the notes depends on the performance of our subsidiaries and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, restrictions under our credit facilities and applicable laws of the jurisdictions of their incorporation or organization. For example, some of our existing credit agreements contain significant restrictions on the ability of our subsidiaries that borrow under such agreements or guarantee such debts to pay dividends or make other transfers of funds to us. See “Description of Credit Facilities and Other Indebtedness.” Furthermore, under the current laws of Argentina, the prior approval of the central bank of Argentina may be required for our subsidiaries incorporated in Argentina, including the subsidiary guarantor incorporated in Argentina, to transfer funds out of Argentina. In addition, under limited circumstances, the indenture governing the notes permits our subsidiaries to enter into additional agreements that can limit our ability to receive distributions from such subsidiaries. If we are unable to obtain funds from our subsidiaries, we will not be able to pay interest and principal on the notes when due, purchase the notes upon a change of control, or service our other debt, unless we obtain funds from other sources. We cannot assure you that we will be able to obtain the necessary funds from other sources.

Unless our subsidiaries are guarantors of the notes, they have no obligations to pay amounts due on the notes and the notes will be effectively subordinated to all obligations of such subsidiaries.

      Our subsidiaries who are not guarantors of the notes, such as the majority of our subsidiaries involved in the River Business, do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. As a result of this structure, the notes are effectively subordinated to all indebtedness and other obligations (such as trade payables) of such non-guarantor subsidiaries. For further information regarding the liabilities of our non-guarantor subsidiaries, see note 20 to our audited consolidated financial statements. The effect of this subordination is that, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding involving a non-guarantor subsidiary, the assets of that subsidiary could not be used to pay the notes until after all other claims against that subsidiary, including trade payables, have been fully paid. In addition, holders of minority equity interests in non-guarantor subsidiaries may receive distributions pro rata with us depending on the terms of the equity interests.

A substantial portion of our revenues are generated by, and a substantial portion of our assets are held by, our non-guarantor subsidiaries who have no obligations to pay amounts due on the notes and whose indebtedness and all other obligations are effectively senior to the notes.

      The historical consolidated financial data and pro forma consolidated financial data included in this prospectus are presented on a consolidated basis, for our entire business and include our non-guarantor subsidiaries, such as certain of our subsidiaries directly involved in the River Business. For the nine months ended September 30, 2004, on a pro forma basis, after giving effect to the Transactions, the aggregate revenues of our non-guarantor subsidiaries were $44.9 million, representing approximately 56% of our total consolidated revenues. As of September 30, 2004, on a pro forma basis, after giving effect to the Transactions, the assets of our non-guarantor subsidiaries were $105.0 million, representing approximately 38% of our total assets. As discussed in the preceding risk factor, these non-guarantor subsidiaries have no obligation to pay amounts due on the notes or to make funds available for these purposes and the notes will be effectively subordinated to all these subsidiaries’ liabilities, except to the extent that such subsidiaries, such as the Pledgors, pledge assets to secure the notes (such as the mortgage of a barge or vessel).

The entity engaged in the Offshore Business has not guaranteed the notes and is not a restricted subsidiary under the indenture governing the notes.

      We participate in the Offshore Business through a 27.78% equity interest in UP Offshore, and we have warrants to increase this interest up to approximately 47.78%. UP Offshore has not guaranteed the notes. Accordingly, as discussed in the preceding risk factors, it has no obligation to make payments on the notes or otherwise make funds available to us for that purpose. The notes are effectively subordinated to all liabilities of UP Offshore and are also effectively subordinated to any other indebtedness or obligations, including trade payables, assumed by it in the future. Further, UP Offshore is not a restricted subsidiary under the indenture governing the notes. Accordingly, it is not subject to many of the restrictions contained in the indenture, such as the covenant limiting the incurrence of indebtedness. See “Description of the Exchange Notes — Certain Covenants.”

      As a result of our minority ownership interest in UP Offshore, we do not exercise control over operating and financial decisions involving the Offshore Business. Our partners in the business who have a majority interest control operating and financial decisions and may make decisions that are contrary to your interests. Further, whether UP Offshore will pay any dividends or make other transfers of funds to us in the future will depend on many factors beyond our control, including the restrictions and limitations contained in agreements governing the entity’s debt and the decisions of our business partners.

Your right to receive payments on the notes and the subsidiary guarantees may be effectively junior to all of our and the subsidiary guarantors’ future borrowings.

      The notes and guarantees may effectively rank junior to all of our and the subsidiary guarantors’ future borrowings to the extent that collateral, such as new vessels that we acquire, is used to secure that debt. Therefore, in the event of a bankruptcy, liquidation or reorganization of our company or any of the subsidiary guarantors, any of our or such subsidiary guarantors’ assets that are used to secure other indebtedness will not be available to pay amounts due on the notes or subsidiary guarantees until that other secured indebtedness has been paid in full, and as a result, we or such subsidiary guarantor may not have sufficient assets remaining to pay amounts due on the notes or subsidiary guarantees. See “Description of the Exchange Notes — Ranking.”

If the value of the vessels or barges securing the notes declines, we are not obligated to pledge additional vessels or barges as collateral, and the notes may become under-secured.

      The notes are secured by mortgages on certain of our existing vessels and barges owned by the subsidiary guarantors, as well as the pledgors, Maritima SIPSA S.A., UABL S.A. and Riverpar S.A. If we or the subsidiary guarantors default on our obligations to make payments on the notes, holders of the notes would be entitled to payments out of the proceeds from the sale of the vessels and barges that are subject to those mortgages, net of any costs of sale and any payments required to be made to maritime or other lienholders that have a superior legal right to the proceeds. The value of such vessels and barges securing the notes and the subsidiary guarantees and the amount to be received upon a sale of such vessels will depend upon many factors including, among others, the physical condition of the vessels, then current conditions in the industries in which we operate, the ability to sell the vessels and barges in an orderly sale, the condition of the international, national and local economies, the availability of buyers and other factors, many of which are beyond our control. The book value of the vessels and barges should not be relied on as a measure of realizable value for such vessels and barges. Further, by their nature, portions of the collateral, such as the barges in our River Business, may be illiquid and may have no readily ascertainable market value. In addition, a significant portion of the collateral includes assets that may only be usable, and thus retain value, as part of our existing operating businesses. Accordingly, any such sale of the collateral separate from the sale of certain operating businesses may not be feasible or of significant value.

      Further, except as it relates to vessels acquired with Escrowed Proceeds, we are only required by the indenture under certain circumstances, such as upon the loss or sale of a mortgaged vessel, to pledge additional or new vessels or barges to secure the notes or subsidiary guarantees. If the value of the vessels or barges securing the notes and subsidiary guarantees declines, neither we nor the subsidiary guarantors have any general obligation to pledge additional vessels, barges or assets to secure the notes or guarantees. As of September 2004, the appraised value of the vessels and barges pledged to secure the notes and subsidiary guarantees was approximately $165.6 million. Further, the value of vessels and barges generally declines over time as the vessels and barges age. As a result, it is very likely that, as the value of the vessels and barges pledged to secure the notes and guarantees declines, the notes and guarantees will become under-secured. If this were to coincide with the time in which those vessels and barges were sold to satisfy payment obligations on the notes or subsidiary guarantees, there may be insufficient proceeds from such sales to satisfy all payment obligations due on the notes. If that were to occur, any remaining obligations due on the notes or subsidiary guarantees would be our or the applicable subsidiary guarantors’ senior unsecured obligations, and would rank equal in right of payment with all other senior obligations of such parties.

A significant amount of our assets that are not pledged as collateral to secure claims may be pledged as collateral to other creditors over time, which will reduce the amount of our assets available to you in the event your claims become under-secured.

      A significant amount of our assets that are not pledged as collateral to secure claims may be pledged to other creditors and thereby reduce the amount of our assets available to you in the event your claims become under-secured. For example, certain subsidiaries of UABL have entered into credit agreements with IFC and Kreditanstalt für Wiederaufbau (“KfW”) to provide $40.0 million in loans. These credit agreements require that $30.0 million of loans provided thereunder be secured by collateral with a fair market value equal to 175% of such loans while the other $10.0 million of loans may be secured at the option of IFC. As the fair market value of the collateral securing these loans declines over time, assets not currently pledged to secure the notes but currently available to satisfy your claims in the event your claims become under-secured may be pledged as collateral to secure these loans, thereby reducing the amount of our assets available to you in the event your claims become under-secured. Therefore, any assets used to secure these loans will not be available to pay amounts due on the notes until the secured indebtedness under these credit agreements has been paid in full, and as a result, we or such subsidiaries may not have sufficient assets remaining to pay amounts due on the notes. See “Description of the Exchange Notes — Ranking” and “Description of Credit Facilities and Other Indebtedness.”

It may be difficult to serve process on or enforce a United States judgment against us, our officers and directors.

      We are a Bahamas corporation. Each of the subsidiary guarantors and pledgors is incorporated in Argentina, the Bahamas, Chile, Liberia, Panama, Paraguay or Uruguay. Each of the vessels and barges that secure the notes and subsidiary guarantees is flagged in Argentina, Bolivia, Chile, Liberia, Panama or Paraguay. All of our and the subsidiary guarantors’ offices, administrative activities and other assets, as well as those of the experts named herein and the independent public accountants, are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us, any of the subsidiary guarantors or such persons. In addition, some of our directors and officers and the directors and officers of the subsidiary guarantors are residents of jurisdictions other than the United States, and all or a substantial portion of the assets of such persons are or may be located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon such persons.

      Courts of the jurisdictions where we and our subsidiary guarantors are incorporated may not (i) enforce judgments of United States courts obtained against us, the subsidiary guarantors, our directors and officers, the directors and officers of the subsidiary guarantors and the experts named herein, as applicable, predicated upon the civil liability provisions of the Federal securities laws of the United States or (ii) entertain original actions brought against such parties, predicated upon the Federal securities laws of the United States. As a result, it may be difficult for you to enforce judgments obtained in United States courts against us, the subsidiary guarantors, our directors and officers, the directors and officers of the subsidiary guarantors, the independent public accountants or the expert named herein, or the assets of any such parties located outside the United States. Further, it may be difficult for you to entertain actions, including those predicated upon the civil liability provisions of the Federal securities laws of the United States, against such parties in courts outside of the United States.

Foreclosing on mortgaged vessels may be difficult due to the laws of certain jurisdictions.

      The mortgaged vessels and barges are registered under various flags and operate in international waters and various foreign jurisdictions. If we default under our notes or if a subsidiary guarantor defaults under its subsidiary guarantee, the holders of a majority of the aggregate principal amount of the notes may direct the trustee to bring a foreclosure action against such party. We cannot assure you that any vessel or barge that secures the notes or the subsidiary guarantees will be located in a jurisdiction having effective or favorable foreclosure procedures and lien priorities. Any foreclosure proceedings could be subject to lengthy delays resulting in increased custodial costs, deterioration in the condition of the vessel and substantial reduction in the value of the vessel or barge. Some jurisdictions may not provide a legal remedy for the enforcement of vessel mortgages.

Foreclosing on mortgaged vessels may be difficult because our vessels are easily transported.

      All of our mortgaged vessels and barges are relatively easy to transport around the globe. This may make it difficult for the trustee to bring a successful foreclosure action against these vessels and barges because it may be difficult for the trustee or officials of the applicable government or agency to physically seize the vessels and barges and engage in a foreclosure sale. In addition, there are approximately 193 barges that secure the notes. These barges are similar to each other and have an average appraised value, as of September 2004, of approximately $214,000 per barge. Given the high number of barges that secure the notes and the relatively low appraised value per barge, it may be difficult or cost-inefficient for the trustee to engage in a successful foreclosure sale against all of these barges.

Your rights in the collateral may be adversely affected by bankruptcy proceedings.

      If we were to become the subject of a bankruptcy proceeding, the right of the trustee to lay-up, lease, charter, operate or otherwise use our vessels or barges or to sell any vessel or barge or other collateral securing the notes may be significantly impaired. Under applicable bankruptcy laws, the bankruptcy receiver may have the right, following the first stages of the bankruptcy, to sell our vessels or barges, or under certain circumstances, be allowed to continue the operation of our business. In addition, a secured creditor, such as the trustee, may need the approval of the bankruptcy receiver or the bankruptcy court to repossess and dispose of the collateral if bankruptcy proceedings have already been commenced by or against us.

      It is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the trustee would repossess or dispose of the collateral or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral. There is also uncertainty as to whether the trustee’s claim for satisfaction from the proceeds of any sale of a vessel or barge would take priority over the rank of certain other liens on such vessel or barge, such as preferred maritime liens. Irrespective of whether any such sale has been instigated by the bankruptcy receiver or by the trustee, the priority of any liens on such vessel or barge may be determined by the laws of the country where such sale takes place, in conjunction with the laws of the country in which such vessel or barge is registered.

We may not be able to fulfill our repurchase obligations in the event of a change of control.

      Upon the occurrence of any change of control, we will be required to make a change of control offer to repurchase the notes. Under certain circumstances, a change of control may also constitute a default under our senior credit facilities. Therefore, upon the occurrence of a change of control, the lenders under our senior credit facilities would have the right to accelerate their loans, and if so accelerated, we would be required to repay all of our outstanding obligations under our senior credit facilities. See “Description of Credit Facilities and Other Indebtedness.”

      In addition, if a change of control occurs, there can be no assurance that we will have available funds sufficient to pay the change of control purchase price for any of the notes that might be delivered by holders of the notes seeking to accept the change of control offer and, accordingly, none of the holders of the notes may receive the change of control purchase price for their notes. Our failure to make the change of control offer or to pay the change of control purchase price when due would result in a default under the indenture governing the notes. See “Description of the Exchange Notes — Defaults.”

Rights of holders of the notes in the collateral may be adversely affected by the failure to perfect security interests in certain collateral acquired in the future.

      The collateral securing the notes includes certain vessels and barges and the stock of certain of our subsidiaries, whether now owned or acquired or arising in the future. Applicable law provides that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. The trustee for the notes will not monitor the future acquisition of vessels or barges or stock that constitute collateral, or take action to perfect the security interest in such acquired collateral. There can be no assurance that we will monitor, or that we will inform the trustee of, the future acquisition of vessels or barges or stock that constitute collateral, or that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the noteholders against third parties.

The capital stock of certain of our subsidiaries securing the notes will automatically be released from the collateral to the extent the pledge of such collateral would require the filing of separate financial statements for any of our subsidiaries with the SEC.

      The indenture governing the notes and the related security documents provide that, to the extent that any rule would require the filing with the SEC (or any other governmental agency) of separate financial statements of any of our subsidiaries due to the fact that such subsidiary’s capital stock or other securities secure the notes, then such capital stock or other securities will automatically be deemed not to be part of the collateral securing the notes to the extent necessary to not be subject to such requirement. In such event, the security documents may be amended, without the consent of any holder of the notes, to the extent necessary to release the liens on such capital stock or other securities. As a result, holders of the notes could lose their security interest in such portion of the collateral if and for so long as any such rule is in effect.

      In addition, the release of capital stock of a subsidiary pursuant to this provision in certain circumstances could result in less than a majority of the capital stock of a subsidiary being pledged to secure the notes, which could impair the trustee’s ability to sell a controlling interest in such subsidiary or to otherwise realize value on its security interest in such subsidiary’s stock or assets.

Federal, state and foreign laws permit a court to void the notes and the subsidiary guarantees, and if that occurs, you may not receive any payments on the notes.

      The notes are secured by stock pledges and mortgages granted by, and guarantees made by, certain of our subsidiaries. Our issuance of the notes and the subsidiary guarantors’ making of the guarantees, the pledges of stock and the granting of the mortgages, and any payments made on the notes by us or the subsidiary guarantors, may be subject to review under relevant Federal, state or foreign fraudulent conveyance laws if a bankruptcy, reorganization or rehabilitation case or a lawsuit (including circumstances in which bankruptcy is not involved) were commenced by, or on behalf of, unpaid creditors of ours or the subsidiary guarantors. These laws differ among jurisdictions. In general, under these laws, if a court were to find that at the time an obligation was incurred, it was incurred with the intent of hindering, delaying or defrauding creditors, or the entity incurring the obligation received less than reasonably equivalent or fair value consideration in exchange for the incurrence of the obligation, such court could impose legal and equitable remedies or other action detrimental to the interests of the holders of the notes, including voiding the notes or the subsidiary guarantees.

      If a court were to find that the issuance of the notes, a subsidiary guarantee, a pledge of stock or the granting of a mortgage were a fraudulent conveyance, the court could void the payment obligations under the notes, such subsidiary guarantee or such grant of a security interest or subordinate the notes, such subsidiary guarantee or such grant of a security interest to presently existing and future indebtedness of us or the applicable subsidiary guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or such subsidiary guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any payment on the notes or the subsidiary guarantees.

      We believe that as a result of the issuance of the subsidiary guarantees, the stock pledges and mortgages, each of our subsidiary guarantors will not be considered insolvent or rendered insolvent under fraudulent conveyance standards, will not be engaged in a business or transaction for which its remaining assets would constitute unreasonably small capital, and will not have incurred debts beyond its ability to pay such debts as they mature. These beliefs are based in part on our operating history and our analysis of internal cash flow projections and estimated values of assets and liabilities. We cannot assure you, however, that a court passing on these issues would adopt or utilize the same methodology or assumptions, or arrive at the same conclusions. Further, each guarantee contains a provision intended to limit the subsidiary guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. However, this provision may not be effective to protect the guarantees from being voided under fraudulent transfer law.

You may be unable to sell the notes because there is no public trading market for the notes.

      The exchange notes will constitute a new issue of securities with no established trading market. We cannot assure you as to the liquidity of any trading market that may develop for the exchange notes. We do not intend to apply to list the exchange notes on any national securities exchange, although we do expect that they will be eligible for trading in the PORTAL market. If an active market does not develop or is not maintained, the market price and liquidity of the exchange notes may be adversely affected. We cannot assure you as to the liquidity of the market for the exchange notes or the prices at which you may be able to sell the exchange notes.

      In addition, you may not be able to sell exchange notes at a particular time or at a price favorable to you. Future trading prices of the exchange notes will depend on many factors, including:

•	our operating performance and financial condition;

•	our prospects or the prospects for companies in our industry generally;

•	changes in government regulation;

•	the interest of securities dealers in making a market in the exchange notes;

•	the market for similar securities;

•	prevailing interest rates; and

•	the other factors described in this prospectus under “Risk Factors.”

      Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the exchange notes will be subject to such disruptions. A disruption may have a negative effect on you as a holder of the exchange notes, regardless of our prospects or performance.

We do not exercise voting control over Maritima SIPSA S.A., the entity that owns the Princess Marina, one of the oceangoing vessels pledged to secure the notes and guarantees.

      One of our oceangoing vessels that is pledged to secure the notes and subsidiary guarantees, the Princess Marina, is owned by Maritima SIPSA S.A., an entity over which we do not exercise voting control. The Princess Marina was sold to Maritima SIPSA S.A. when she was chartered by ENAP, the Chilean national petroleum company, under a time charter that required her to be flagged in Chile. Pursuant to the laws of Chile, for her to be flagged in Chile, she needed to be owned by a legal entity controlled by Chilean citizens. Maritima SIPSA S.A. is controlled by Chilean citizens.

      Although we have entered into a contract with Maritima SIPSA S.A. whereby such entity will sell the Princess Marina back to us in 2006, we do not and will not exercise voting control over Maritima SIPSA S.A. Accordingly, we do not and will not exercise control over operating and financial decisions of this entity. Further, while the mortgage filed on the Princess Marina contains certain restrictions on the operations of Maritima SIPSA S.A., such entity is not a subsidiary guarantor nor a restricted subsidiary under the terms of the indenture governing the notes, and accordingly may be able to engage in actions that are detrimental to the interests of the holders of notes.

Your ability to recover from our former independent public accountants for any potential financial misstatements is limited.

      Our audited consolidated financial statements and those of UABL Limited as of and for the year ended December 31, 2001, which are included in this prospectus, have been audited by Pistrelli, Diaz y Asociados (a member of Andersen), our and UABL Limited’s former independent public accountants. Pistrelli, Diaz y Asociados (a member of Andersen) completed its audits of such financial statements and issued its reports relating thereto on April 30, 2002 and March 26, 2002, respectively. Subsequently, Pistrelli, Diaz y Asociados (a member of Andersen) ceased operations. As a result, Pistrelli, Diaz y Asociados (a member of Andersen) has not consented, and we were unable to obtain their consent, for the inclusion of their reports with respect to such financial statements in this prospectus or the exchange offer registration statement.

      If Pistrelli, Diaz y Asociados (a member of Andersen) has no assets available for creditors, you may not be able to recover against such party for any claims you may have under securities or other laws as a result of Pistrelli, Diaz y Asociados’ (a member of Andersen) previous role as our independent public accountants and as author of the audit reports for our and UABL Limited’s financial statements as of and for the year ended December 31, 2001. Further, in connection with the exchange offer registration statement, your rights to sue Pistrelli, Diaz y Asociados (a member of Andersen) under Section 11(a) of the Securities Act will be limited as a result such firm’s lack of consent to include its audit report in the exchange offer registration statement.

Risks Relating to Our Company

We depend on a few significant customers for a large part of our revenues, and the loss of one or more of these customers could adversely affect our revenues.

      We derive a significant part of our revenues from a small number of customers. In 2003, Petrobras and its subsidiaries accounted for 26% of our total revenues, Cargill accounted for 12% of our total revenues and our five largest customers in terms of revenues, in aggregate, accounted for 57% of our total revenues. The loss of any one or a number of these customers, whether to our competitors or otherwise, could adversely affect our revenues.

Our earnings may be reduced and volatile if we do not efficiently deploy our vessels between longer term and shorter term charters.

      We seek to deploy our vessels on spot voyages, which are typically single voyages for a period of less than 60 days, or on time charters and contracts of affreightment, which are longer term contracts for periods of typically three months to three years. As of September 30, 2004, six of our seven oceangoing vessels were employed under time charters expiring on dates ranging between four and 18 months, and the vast majority of our fleet of push boats and barges in our River Business were employed under contracts of affreightment, which typically run for one year.

      Although time charters and contracts of affreightment provide steady streams of revenue, vessels committed to such contracts are unavailable for spot voyages or for entry into new longer term time charters or contracts of affreightment. If such periods of unavailability coincide with a time when market prices have risen, such vessels will be unable to capitalize on that increase in market prices. For example, while at the end of 2003 and the beginning of 2004 we fixed our Suezmax/ OBOs and Capesize vessels at progressively increased charter rates for periods of up to one year, this did not permit us to take full advantage of the rise in market prices experienced over the entire year in 2004. Conversely, if our vessels are available for spot charter or entry into new time charters or contracts of affreightment, they are subject to market prices, which may vary greatly. If such periods of availability coincide with a time when market prices have fallen, we may have to deploy our vessels on spot voyages or under long term time charters or contracts of affreightment at depressed market prices, which would lead to reduced or volatile earnings.

Our success depends upon our management team and other employees, and if we are unable to attract and retain key management personnel and other employees, our results of operations may be negatively impacted.

      Our success depends to a significant extent upon the abilities and efforts of our management team and our ability to retain them. Although we intend to negotiate employment agreements, we do not currently have employment contracts with any of our senior executives, including Felipe Menendez R., Ricardo Menendez R. and Leonard J. Hoskinson. The loss of any of these individuals could adversely affect our business prospects and results of operations. We do not maintain “key man” life insurance on any of our officers. Further, the efficient and safe operation of our vessels requires skilled and experienced crew members. Difficulty in hiring and retaining such crew could adversely affect the operation of our vessels, and in turn adversely affect our results of operations.

      As of September 30, 2004, we employed 80 land-based employees and approximately 378 seafarers as crew on our vessels. These seafarers are covered by industry-wide collective bargaining agreements that set basic standards applicable to all companies who hire such individuals as crew. Because most of our employees are covered by these industry-wide collective bargaining agreements, failure of industry groups to renew these agreements may disrupt our operations and adversely affect our earnings. In addition, we cannot assure you that these agreements will prevent labor interruptions. Any labor interruptions could disrupt our operations and harm our financial performance.

We operate in an inherently dangerous and risk-prone industry, and we may suffer substantial losses and reputation harm as a result of our operations.

      Through their normal operation, our vessels are inherently subject to risks of accidents, damage and total loss. These risks include, but are not limited to:

•	oil spills and other environmental damage and pollution;

•	collisions with other vessels and property of third parties;

•	grounding as a result of shifting navigational channels or otherwise;

•	unexpected part or vessel breakage;

•	death or injury to crew and third parties;

•	adverse weather conditions;

•	cargo damage or other loss;

•	cargo or vessel theft;

•	fire;

•	mechanical and/or electronic failure;

•	political instability in the various countries in which our vessels operate;

•	acts of piracy, war, vandalism or terrorism; and

•	other marine related disasters.

      While we take measures that we consider standard in the shipping industry to minimize the possibility of the occurrence of the above risks, and to minimize the damage that any of the above risks may have on our business if they were to occur, most such risks are beyond our control, and any losses that we suffer as a result of any of the foregoing, particularly losses involving oil spills or other damage to the environment, could be substantial.

      Further, if our vessels suffer damage, they may need to be repaired at a drydocking or other type of ship repair facility. The costs of drydock and repairs and the length of time needed to complete such drydock and repairs are unpredictable and can be substantial. While a vessel is in drydock, it cannot be used to generate revenue. We may have to pay drydocking and repair costs that our insurance does not cover. This would decrease earnings and may impact our financial condition.

      The occurrence of any of the above risks, such as an oil spill where we are deemed to be at fault, could also adversely impact our reputation as a safe and reliable vessel owner and operator. Any damage to our reputation could make it more difficult for us to retain our existing customers or to attract new customers in the future, which could, in turn, have an adverse affect on our results of operations.

The shipping industry is cyclical and volatile, and this may lead to reductions and volatility in our charter rates and results of operations.

      The shipping industry is both cyclical and volatile. Fluctuations in charter rates result from changes in the supply and demand for vessel capacity and changes in the supply and demand for the major commodities carried by water internationally. The factors affecting the supply and demand for vessels and supply and demand for commodities are outside of our control, and the nature, timing and degree of changes in industry conditions are unpredictable.

      The factors that influence demand for oceangoing vessel capacity include:

•	the volume of world oil and dry bulk commodity production and demand;

•	the volume of oil production and demand in the Western Hemisphere;

•	freight rates;

•	global and regional economic conditions;

•	the distance that oil and dry bulk commodities must be transported; and

•	changes in seaborne and other transportation patterns.

      The factors that influence the supply of oceangoing vessel capacity include:

•	the number of newbuilding deliveries;

•	the scrapping rate of older vessels;

•	the number of vessels that are out of service; and

•	national or international regulations that may effectively cause reductions in the carrying capacity of vessels or early obsolescence of vessels.

      Further, tanker markets are typically stronger in the winter months in the northern hemisphere due to increased oil consumption. In addition, unpredictable weather patterns in the winter months tend to disrupt vessel scheduling, leading to increased oil trading activities.

      Our ability to recharter our vessels on the expiration or termination of their current spot and time charters and the charter rates payable under any renewal or replacement charters will depend upon, among other things, the current state of the vessel market. If the vessel market is in a period of depression when our vessels’ charters expire, we may be forced to re-charter our vessels at reduced rates or even possibly a rate whereby we incur a loss, which may reduce our earnings or make our earnings volatile.

Because the fair market value of our vessels may fluctuate significantly, we may incur losses when we sell vessels.

      The fair market value of vessels may increase and decrease depending on the following factors, all of which are beyond our control:

•	general economic and market conditions affecting the shipping industry;

•	competition from other shipping companies;

•	types and sizes of vessels currently on the market for sale;

•	the viability of other modes of transportation that compete with our vessels;

•	cost of new buildings;

•	governmental or other regulations;

•	prevailing level of charter rates; and

•	technological advances.

      Vessel values have historically been very volatile. The market value of our vessels may fluctuate significantly in the future and we may incur losses when we sell vessels which may adversely affect our earnings.

Any drought or significant decline in production of soybeans or other agricultural products in the Hidrovia region, or any significant change affecting the navigability of certain rivers in the region, would have an adverse effect on our River Business.

      A significant portion of our revenues in our River Business is derived from transportation of soybeans and other agricultural products produced in the Hidrovia region. Any drought or other adverse weather conditions, such as floods, could result in a decline in production of these products which would likely result in a reduction in demand for our services. This would, in turn, negatively impact our results of operations and financial condition. Further, most of the operations in our River Business occur on the Parana and Paraguay Rivers, and any changes adversely affecting navigability of either of these rivers, such as changes in the depth of the water or the width of the navigable channel, could, in the short term, reduce or limit our ability to effectively transport cargo on the rivers.

      A prolonged drought or other turn of events that is perceived by the market to have an impact on the region, the navigability of the Parana or Paraguay Rivers or our River Business in general may, in the short term, result in a reduction in the market value of the barges and push boats that we operate in the region. These barges and push boats are designed to operate in wide and relatively calm rivers, of which there are only a few in the world. If it becomes difficult or impossible to operate profitably our barges and push boats in the Hidrovia region and we are forced to sell them to a third party located outside of the region, there is a limited market in which we would be able to sell these vessels, and accordingly we may be forced to sell them at a substantial loss.

We may not have adequate insurance to compensate us if our vessels are damaged or lost or if we harm third parties or their property or the environment.

      We procure insurance for our fleet against those risks that we believe the shipping industry commonly insures against. These insurances include hull and machinery insurance, protection and indemnity insurance (which includes environmental damage and pollution insurance coverage) and war risk insurance. We do not procure loss of hire insurance in most instances. All insurance policies that we carry include deductibles (and some include limitations on partial loss) and each of them may not be sufficient to fully compensate us against losses that we incur, either from damage or loss of our vessels, or through liability to a third party or for harm to the environment. For example, our protection and indemnity insurance has a coverage limit of $1 billion regarding oil spills and related harm to the environment. Although this is a significant sum, it may be insufficient to fully compensate us, and any uninsured losses that we incur may be substantial and may have a very significant affect on our financial condition.

      We cannot assure you that we will be able to renew our insurance policies on the same or commercially reasonable terms, or at all, in the future. Further, we cannot assure you that our insurance policies will cover all types of losses that we incur. Each of our policies is subject to limitations and exclusions which, although we believe are standard in the shipping industry, may nevertheless not cover all types of losses we incur.

Certain conflicts of interest may adversely affect us.

      Certain of our directors and officers hold similar positions with our affiliates. Felipe Menendez R., who is our President, Chief Executive Officer and a director, is a director of Oceanmarine and Ravenscroft, two related parties that provide services to us. See “Certain Related Transactions.” Ricardo Menendez R., who is one of our directors, is the President of Oceanmarine and Chairman of the Board of Directors of Ravenscroft, and is also the president of The Standard Steamship Owners’ Protection and Indemnity Association (Bermuda) Limited (the “Standard”), a P&I club with which certain of our ships are entered. Leonard J. Hoskinson, who is one of our directors, is General Manager and a director of Ravenscroft. Although these directors and officers attempt to perform their duties within each company independently, in light of their positions with such entities, these directors and officers may face conflicts of interest in selecting between our interests and those of Ravenscroft, Oceanmarine and the Standard. In addition, Ravenscroft, and Oceanmarine are indirectly controlled by the Menendez family, including Felipe Menendez R. and Ricardo Menendez R. These conflicts may limit our fleet’s earnings and adversely affect our operations.

Secondhand vessels are more expensive to operate and repair than newbuildings and may have a higher likelihood of accidents.

      All of our oceangoing vessels and substantially all of our other vessels were purchased secondhand from other owners, and our current business strategy includes growth through the acquisition of additional secondhand vessels. While we inspect secondhand vessels prior to purchase, we may not discover defects or other problems with such vessels prior to purchase. If this were to occur, such hidden defects or problems, when detected, may be expensive to repair, and if not detected, may result in accidents or other incidents for which we are liable to third parties.

As our fleet ages, the risks and costs associated with older vessels increases.

      The costs to operate and maintain a vessel in operation increases with the age of the vessel. The average age of vessels in our oceangoing fleet is 18 years, and most oceangoing vessels have an expected life of approximately 25 years. The average age of vessels in our River Business fleet is approximately 18 years for barges and 24 years for push boats, and most of these vessels have an expected life of approximately 35 years. In some instances charterers prefer newer vessels that are more fuel efficient than older vessels. Cargo insurance rates also increase with the age of a vessel, making older vessels less desirable to charterers as well. Governmental regulations, safety or other equipment standards related to the age of vessels may require expenditures for alterations, or the addition of new equipment, to our vessels and may restrict the type of activities in which these vessels may engage. We cannot assure you that as our vessels age, market conditions will justify those expenditures or enable us to operate our vessels profitably during the remainder of their useful lives. If we sell vessels, we may have to sell them at a loss, and if charterers no longer charter our vessels due to their age, it could adversely affect our earnings.

We are an international company and are exposed to the risks of doing business in many different, and often underdeveloped and emerging market countries.

      We are an international company and conduct almost all of our operations outside of the United States, and we expect to continue doing so for the foreseeable future. Some of these operations occur in countries that are less developed and stable than the United States, such as Argentina, Bolivia, Brazil, Chile, Paraguay and Uruguay. Accordingly, our business operations and our revenues are subject to the following potential risks, among others:

•	political and economic instability, changing economic policies and conditions, and war and civil disturbances;

•	recessions in economies of countries in which we have business operations;

•	foreign countries may impose additional withholding taxes or otherwise tax our foreign income, impose tariffs or adopt other restrictions on foreign trade or investment, including currency exchange controls and currency repatriation limitations;

•	imposition of or unexpected adverse changes in foreign laws or regulatory requirements;

•	longer payment cycles in foreign countries and difficulties in collecting accounts receivable;

•	difficulties and costs of staffing and managing our foreign operations; and

•	acts of piracy or terrorism.

      These risks may result in unforeseen harm to our business or financial condition. For example, in 2002, one of the banks used by our River Business in Paraguay declared bankruptcy. Although we recovered all of the funds that were held in this bank, our River Business was exposed to a maximum loss of approximately $400,000.

      Also, some of our customers are headquartered in South America, and a general decline in the economies of South America, or the instability of certain South American countries and economies, could adversely affect that part of our business.

      Our business in emerging markets requires us to respond to rapid changes in market conditions in these countries. Our overall success in international markets depends, in part, upon our ability to succeed in differing legal, regulatory, economic, social and political conditions. We may not continue to succeed in developing and implementing policies and strategies which will be effective in each location where we do business. Furthermore, the occurrence of any of the foregoing factors may have a material adverse effect on our business and results of operations.

We are exposed to domestic and foreign currency fluctuations and devaluations that could harm our reported revenue and results of operations.

      We are an international company and, while our financial statements are reported in U.S. dollars, some of our operations are conducted in foreign currencies. Approximately 7% of our revenues in 2003 were denominated in non-U.S. currencies. These revenues could be materially affected by currency fluctuations or devaluations. Changes in currency exchange rates could adversely affect our reported revenues and could require us to reduce our prices to remain competitive in foreign markets, which could also have a material adverse effect on our results of operations. We have not historically hedged our exposure to changes in foreign currency exchange rates and, as a result, we could incur unanticipated losses.

      During 2002, the Argentine peso declined in value against the U.S. dollar following the Argentine government’s decisions to abandon the country’s fixed dollar-to-peso exchange rate, to require private sector, dollar-denominated loans and contracts to be paid in pesos and to place restrictions on the convertibility of the Argentine peso. The devaluation, coupled with the government’s mandated conversion of all dollar-based contracts to pesos, required us to take a one time charge of $2.7 million. In addition, the devaluation had an adverse effect on the attractiveness of our River Business to our customers. When the currency devalued, trucking rates became relatively less expensive than they previously had been and in turn became temporarily more competitive with the rates that we charge for our barge transport for short distances. Further devaluations may cause our results to materially suffer or may cause the loss of customers.

Accidents or operational disruptions in connection with loading, discharging or transiting the rivers in our River Business could adversely affect our operations and revenues.

      Our River Business is dependent, in part, upon being able to timely and effectively transit the rivers and load and discharge cargoes. Any accidents or operational disruptions to ports, terminals, bridges or the lock on the high Parana River could adversely affect our operations and our revenues in our River Business.

We may not be able to grow or to effectively manage our growth.

      A principal focus of our strategy is to continue to grow by taking advantage of changing market conditions, which may include expanding our businesses, the primary geographic area and market where we operate or expanding into other regions, or by increasing the number of vessels in our fleet. Our future growth will depend upon a number of factors, some of which we can control and some of which we cannot. These factors include our ability to:

•	identify businesses engaged in managing, operating or owning vessels for acquisitions or joint ventures;

•	identify vessels for acquisitions;

•	integrate any acquired businesses or vessels successfully with our existing operations;

•	hire, train and retain qualified personnel to manage and operate our growing business and fleet;

•	identify new markets;

•	improve our operating and financial systems and controls; and

•	obtain required financing for our existing and new operations.

      The failure to effectively identify, purchase, develop and integrate any vessels or businesses could harm our business, financial condition and results of operations.

When UP Offshore takes delivery of our new offshore supply vessels for our Offshore Business, they may not be subject to any time charters.

      UP Offshore has contracted with shipyards in Brazil and China to build six new offshore PSVs. It expects to take delivery of these vessels between 2005 and 2007. These vessels are not currently subject to any charters and may not be subject to any charters as of their date of delivery. Although UP Offshore intends to charter these vessels to Petrobras on long term charters, we cannot assure you that it will be able to charter these vessels to Petrobras or any other charterer. Even if it does obtain charters for these vessels, we cannot predict what the state of the offshore supply market will be or at what prices it may be able to charter these vessels. Failure to obtain charters or entering into charters with low charter rates could have a material adverse effect on our results of operations and financial condition.

Maritime claimants could arrest our vessels, which could interrupt our operations.

      Crew members, suppliers of goods and services to a vessel, shippers of cargo and other parties may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages. In many jurisdictions, a maritime lienholder may enforce its lien by arresting a vessel through foreclosure proceedings. The arrest or attachment of one or more of our vessels could interrupt our operations and cash flow and may require us to pay very large sums of money to have the arrest lifted.

      In addition, in some jurisdictions, such as South Africa, under the “sister ship” theory of liability, a claimant may arrest both the vessel which is subject to the claimant’s maritime lien and any “associated” vessel, which is any vessel owned or controlled by the same owner. Thus, claimants could assert “sister ship” liability against one vessel in our fleet for claims relating to another of our ships.

We may have to pay tax on United States source income, which would reduce our earnings and cash flows.

      Under the United States Internal Revenue Code of 1986, as amended (the “Code”), 50% of the gross shipping income of a vessel owning or chartering corporation, such as us and our subsidiaries, that is attributable to transportation that begins or ends, but that does not both begin and end, in the U.S. will be characterized as U.S. source shipping income and such income will be subject to a 4% U.S. Federal income tax without allowance for deduction, unless that corporation is entitled to a special tax exemption under the Code which applies to the international shipping income derived by certain non-U.S. corporations. We intend to take the position for U.S. Federal income tax return reporting purposes that we and each of our subsidiaries qualify for this statutory tax exemption for the current year ended December 31, 2004. However, due to the factual nature of the issues involved, we can give no assurances on our tax-exempt status or that of any of our subsidiaries. If we or our subsidiaries are not entitled to this statutory tax exemption for any taxable year, we or our subsidiaries would be subject for such years to a 4% U.S. Federal income tax on our U.S. source shipping income. The imposition of this taxation would have an adverse effect on our earnings and cash flows.

Compliance with safety, environmental and other governmental and other requirements may be very costly and may adversely affect our business.

      The shipping industry is subject to numerous regulations in the form of international conventions, national, state and local laws and national and international regulations in force in the jurisdictions in which such vessels operate, as well as in the country or countries in which such vessels are registered. These regulations include the U.S. Oil Pollution Act of 1990, as amended (“OPA”), the International Convention on Civil Liability for Oil Pollution Damage of 1969, International Convention for the Prevention of Pollution from Ships, the IMO International Convention for the Safety of Life at Sea of 1974 (“SOLAS”), the International Convention on Load Lines of 1966, the U.S. Maritime Transportation Security Act of 2002 and the International Ship and Port Facility Security Code, among others. In addition, vessel classification societies also impose significant safety and other requirements on our vessels.

      These requirements can affect the resale value or useful lives of our vessels, require a reduction in cargo-capacity or other operational or structural changes, lead to decreased availability of insurance coverage for environmental matters, or result in the denial of access to, or detention in, certain ports. We believe that regulation of the shipping industry will continue to become more stringent and more expensive for us and our competitors. More stringent maritime safety rules are also more likely to be imposed worldwide as a result of the oil spill in November 2002 relating to the loss of the M.T. Prestige, a 26-year old single-hull tanker owned by a company not affiliated with us. Local, national and foreign laws, as well as international treaties and conventions, can subject us to material liabilities in the event that there is a release of petroleum or other hazardous substances from our vessels. We could also become subject to personal injury or property damage claims relating to exposure to hazardous materials associated with our current or historic operations. In addition, environmental laws require us to satisfy insurance and financial responsibility requirements to address oil spills and other pollution incidents, and subject us to rigorous inspections by governmental authorities. Violations of such requirements can result in substantial penalties, and in certain instances, seizure or detention of our vessels. Additional laws and regulations may also be adopted that could limit our ability to do business or increase the cost of our doing business and that could have a material adverse effect on our operations. Government regulation of vessels, particularly in the areas of safety and environmental impact may change in the future and require us to incur significant capital expenditure on our vessels to keep them in compliance, or to even scrap or sell certain vessels altogether. For example, we recently sold all of our single hull oceangoing tanker vessels in response to regulatory requirements in Europe and the United States. Future changes in laws and regulations may require us to undertake similar measures, and any such actions may be costly.

      OPA provides that owners, operators and bareboat charterers are strictly liable for the discharge of oil in U.S. waters, including the 200 nautical mile zone off the U.S. coasts. OPA provides for unlimited liability in some circumstances, such as a vessel operator’s gross negligence or willful misconduct. OPA also permits states to set their own penalty limits. Most states bordering navigable waterways impose unlimited liability for discharges of oil in their waters. The IMO has adopted a similar liability scheme that imposes strict liability for oil spills, subject to limits that do not apply if the release is caused by the vessel owner’s intentional or reckless conduct.

      Under OPA, with certain limited exceptions, all newly built or converted tankers operating in U.S. waters must be built with double hulls conforming to particular specifications. Tankers that do not have double hulls are subject to structural and operational measures to reduce oil spills and will be precluded from operating in U.S. waters through 2015 according to size, age, hull configuration and place of discharge unless retrofitted with double hulls. In addition, OPA specifies annual inspections, vessel manning, equipment and other construction requirements that are in various stages of development by the U.S. Coast Guard (“USCG”), applicable to new and to existing vessels.

      Under OPA and per USCG interpretations, our tanker and OBOs will be precluded from operation in US waters as follows:

Name	OPA phase-out date*	Current TVEL/COC issuance date**

Princess Katherine	N/A	March 26, 2003
Princess Nadia	January 2014	August 26, 2001
Princess Susana	November 2014	February 18, 2003
Princess Marina	March 2014	August 29, 2002

*	As per the applicable Tank Vessel Examination Letter (“TVEL”)/ Certificate of Compliance (“COC”)

**	The USCG inspects vessels annually and determines when such vessels will be phased out under OPA, the dates of which are recorded in the TVEL or the COC. On April 30, 2001, the USCG replaced the TVEL with a newly generated document, the COC. The COC is issued for each tanker by the USCG, if/when the vessel calls at a U.S. port and is valid for a period of two years, with mid period examination.

      There is no phase out date for Princess Katherine since its configuration meets the U.S. double hull standards. Although Princess Nadia, Princess Marina and Princess Susana are double hull vessels, due to configuration requirements under the U.S. double hull standards, the phase out dates indicated above are applicable.

We obtain insurance through P&I Clubs and, as a result, we may be subject to increased insurance costs and capital calls for losses suffered by other members.

      Our protection and indemnity insurance, referred to as P&I, is provided by the Standard and the UK Club, each a mutual P&I club which is a member of the International Group Association of P&I Clubs. As a mutual club, each relies on member premiums, investment reserves and income, and reinsurance to manage liability risks on behalf of its members. Increased investment losses, underwriting losses, or reinsurance costs could cause international marine insurance clubs to substantially raise the cost of premiums, resulting not only in higher premium cost but also higher levels of deductibles and self-insurance retentions. In addition, we may be, and have been, subject to capital calls for losses suffered by other members, including losses suffered in prior years. Any such capital calls could have a negative impact on our results of operations or financial condition.

We operate in a highly competitive industry, and we may not be able to compete successfully for charters with new entrants or established companies with greater resources.

      We employ our vessels in highly competitive markets. In particular, the oceangoing market is international in scope and we compete with many different companies, including other ship owners and major oil companies, such as Transpetro, a subsidiary of Petrobras. Some of these competitors are significantly larger and have significantly greater resources than us. This may enable these competitors to offer their customers lower prices, higher quality service and greater name recognition than we do, and accordingly we may be unable to retain our current customers or to attract new customers. Further, some of these competitors, such as Transpetro, are affiliated with or owned by the governments of certain countries, and accordingly may receive government aid or other assistance, or legally imposed preferences, that are unavailable to us.

Many of our customers are also our competitors and if they decide to cease using our services, it could adversely affect our business.

      Many of our customers, including many of our most significant customers such as Petrobras and ADM, are also our competitors who operate vessels of their own. These customers may decide to cease using our services for any number of reasons, including in order to utilize their own vessels. If we lose any of these customers, it could adversely affect our business.

Our OBOs, while versatile, are less desired by certain charterers in the tanker market.

      OBOs are versatile because they can transport both petroleum products and dry bulk cargoes. Unlike the more traditional type of tanker, an OBO has fewer tanks, but each tank is generally larger. Prior to the advent of computerized loading systems, extra caution had to be used when loading an OBO due to the amount of available free space and the possibility of cargo shifting and causing the vessel to become unstable. While this problem, like other problems originally linked to OBOs, have been solved with new technology, OBOs are still less desired by certain charterers who prefer to use the more traditional form of tanker to transport oil and other petroleum products. To the extent any charterers elect not to use our OBOs and instead use standard tankers, this could have a negative impact on our business and financial results.

Rising fuel prices may adversely affect our profits from our River Business.

      Fuel is a significant, if not the largest, operating expense for many of our shipping operations, particularly in our River Business where most of our contracts are contracts of affreightment. Under a contract of affreightment, we are paid per ton of cargo shipped, and the cost of fuel is an expense that we incur that is not generally passed on to the customer. We try to predict future fuel costs, and when we think appropriate, hedge against future fuel costs, but we are not always successful.

      The price and supply of fuel is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by OPEC and other oil and gas producers, war and unrest in oil producing countries and regions, regional production patterns and environmental concerns. As a result, an increase in the price of fuel, such as has been experienced recently, may adversely affect our profitability.

We currently participate in several joint ventures and may participate in additional joint ventures in the future.

      We currently participate in five different joint ventures, including the entity that engages in the Offshore Business, UP Offshore. In two of these joint ventures, we do not exercise voting control over the joint venture entity, and accordingly, we do not, in all cases, exercise control over operating and financial decisions of these joint ventures. We may have disagreements with our joint venture partners and these joint ventures may fail. Further, we may undertake additional business operations through joint ventures in the future.

Governments could requisition our vessels during a period of war or emergency.

      A government could requisition for title or seize our vessels. Requisition for title occurs when a government takes control of a vessel and becomes her owner. Also, a government could requisition our vessels for hire. Requisition for hire occurs when a government takes control of a vessel and effectively becomes her charterer at dictated charter rates. Generally, requisitions occur during a period of war or emergency. Government requisition of one or more of our vessels may halt our operations and negatively impact our revenues.

Some of our customers pay our bills late and, to the extent these bills are not paid, we may have difficulty enforcing payments.

      Some of our customers, particularly those in our River Business, do not promptly or, in some cases, at all pay their accounts. If they do not pay at all, we may have problems enforcing judgments against them because of the many different legal systems in which we operate. In addition, there is a risk that certain charterers with poor credit may purposely default under our charters with them when market prices decline in an effort to re-negotiate their charters. If we are not able to receive payment or enforce judgments we seek against past due accounts, or if charterers intentionally default under their charters with us, it would have a negative impact on our results of operations and financial condition.

Risks Relating to the Exchange Offer

If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to transfer restrictions on your outstanding notes.

      If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes described in the offering circular distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement that we entered into with the initial purchaser of the notes, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to the section of this prospectus entitled “The Exchange Offer” for information about how to tender your outstanding notes. The tender of outstanding notes pursuant to the exchange offer will reduce the outstanding principal amount of the outstanding notes, which may have an adverse effect on, and increase the volatility of, the market price of the outstanding notes due to a reduction in liquidity.

USE OF PROCEEDS OF OUR OUTSTANDING NOTES

      We are making the exchange offer to satisfy our obligations under the outstanding notes, the indenture and the registration rights agreement. We will not receive any cash proceeds from the exchange offer. In consideration of issuing the exchange notes in the exchange offer, we will receive an equal principal amount of outstanding notes. Any outstanding notes that are properly tendered in the exchange offer will be accepted, canceled and retired and cannot be reissued. Accordingly, issuance of the exchange notes will not result in a change in the capitalization of the Company.

      We issued $180 million principal amount of the outstanding notes on November 24, 2004 to the initial purchaser. Our net proceeds from the offering of the outstanding notes, after deducting the initial purchaser’s discounts and commissions, and other expenses related to the offering were approximately $175 million.

      We used the net proceeds to repay our Prior Notes, to repay certain other existing credit facilities, to fund the Escrow Account and for general corporate purposes. The following table sets forth the sources and uses of these funds:

Sources of Funds		Uses of Funds

(Dollars in millions)		(Dollars in millions)
Notes issued	$180.0	Repay Prior Notes(1)	$129.2
		Repay certain credit facilities (2)	15.5
		Escrowed Proceeds	30.0
		Working capital	0.3
		Approximate discounts, fees and expenses	5.0

Total sources	$180.0	Total uses	$180.0

(1)	Includes payment by us of (a) $123.2 million to purchase Prior Notes (including the tender premium of 3.75%) in connection with our tender offer and (b) $6.0 million to redeem Prior Notes (including interest accrued through the redemption date and the premium payable with respect thereto) that were not tendered to us. Our Prior Notes were issued on March 30, 1998 in an original principal amount of $135.0 million and had an interest rate of 10 1/2% per annum. At the time of the closing of the offering of our outstanding notes, there was $122.6 million of aggregate principal amount of Prior Notes outstanding and held by unaffiliated parties. This amount does not include $12.4 million of such Prior Notes repurchased by our subsidiaries in the secondary market. We canceled these repurchased Prior Notes prior to the completion of the offering of our outstanding notes in accordance with the indenture governing the Prior Notes.

(2)	At the closing of the offering of our outstanding notes, approximately $15.5 million was used to repay $11.4 million of bank debt on Princess Katherine and approximately $4.1 million of bank debt on Princess Marina. The credit facility with respect to Princess Katherine was entered into in May 2004 with Deutsche Schiffsbank Atkiengesellschaft (“DSB”). It was a four year loan that had an interest rate of LIBOR + 1.625%. The credit facility with respect to the Princess Marina was entered into in June 2000 with DVB (America) N.V. (“DVB”). It was a seven year loan that had an interest rate of LIBOR + 1.25%. As of September 30, 2004, there was approximately $16.3 million of such indebtedness outstanding, consisting of $12.0 million of bank debt on Princess Katherine and $4.3 million of bank debt on Princess Marina. As of September 30, 2004, our outstanding indebtedness under the Prior Notes and these two credit facilities had a weighted average interest rate of 9.62% and would have matured at certain dates between 2007 and 2008.

CAPITALIZATION

      The following table sets forth (1) our actual consolidated capitalization as of September 30, 2004, (2) pro forma as of such date to give effect to the UP Offshore Deconsolidation, and (3) pro forma as adjusted to give effect to the offering of our outstanding notes and the application of the net proceeds. You should read this table in conjunction with the information in the sections entitled “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Consolidated Financial Information,” “Selected Historical Consolidated Financial Data” and “Description of Credit Facilities and Other Indebtedness” and our historical consolidated financial statements, together with the respective notes thereto, included elsewhere in this prospectus.

	As of September 30, 2004

			Pro Forma
	Actual	Pro Forma	As Adjusted

	(Dollars in millions)
Cash and cash equivalents	$15.0	$14.0	$14.3

Debt:
Existing credit facilities(1)	$16.3	$16.3	$—
Existing credit facilities of non-guarantor subsidiaries(2)	41.5	36.4	36.4
Prior Notes(3)	122.6	122.6	—
9% First Preferred Ship Mortgage Notes due 2014(4)	—	—	180.0

Total debt(5)	180.4	175.3	216.4
Minority interest	40.3	10.6	10.6
Total shareholders’ equity(6)	36.0	36.0	29.5

Total capitalization	$256.7	$221.9	$256.5

(1)	As of September 30, 2004, approximately $16.3 million was outstanding, consisting of $12.0 million of bank debt on Princess Katherine and $4.3 million of bank debt on Princess Marina. The credit facility with respect to Princess Katherine was entered into in May 2004 with DSB. It was a four year loan that had an interest rate of LIBOR + 1.625%. The credit facility with respect to the Princess Marina was entered into in June 2000 with DVB. It was a seven year loan that had an interest rate of LIBOR + 1.25%.

(2)	Includes the current portion of capital lease obligations and capital lease obligations, net of current portion.

(3)	Our Prior Notes were issued on March 30, 1998 in an original principal amount of $135.0 million and had an interest rate of 10 1/2% per annum. As of September 30, 2004, there was $122.6 million of aggregate principal amount of these Prior Notes outstanding and held by unaffiliated third parties. This amount does not include $12.4 million of such Prior Notes repurchased by our subsidiaries in the secondary market. We canceled these repurchased Prior Notes prior to the completion of the offering of our outstanding notes in accordance with the indenture governing the Prior Notes.

(4)	The exchange offer will replace the outstanding notes with exchange notes of the same value.

(5)	The total debt amounts presented in this table do not include accrued interest, an item included in the calculation of total debt used elsewhere in this prospectus, amounting to $6.9 million in the Actual and Pro Forma columns presented above and $5.8 million in the Pro Forma As Adjusted column presented above.

(6)	As a result of the offering of our outstanding notes and the extinguishment of the Prior Notes in the fourth quarter, we realized a non-recurring loss of, and total shareholders’ equity was reduced by $6.5 million.

RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth our ratio of earnings to fixed charges for the fiscal years ending December 31, 1999, 2000, 2001, 2002 and 2003. We define the term “earnings” as the amount resulting from adding and subtracting the following items. Add the following: (a) Pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees, and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges. From the total of the added items, subtract the following: (a) interest capitalized, (b) preference security dividend requirements of consolidated subsidiaries, and (c) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. We define the term “fixed charges” as the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference security dividend requirements of consolidated subsidiaries.

													Pro Forma
											Pro Forma		for the Nine
											For the Year	Nine Month	Month Period
											Ended	Period Ended	Ended

	Year Ended December 31,										December 31,	September 30,	September 30,
											2003	2004	2004
	1999		2000		2001		2002		2003		(Unaudited)	(Unaudited)	(Unaudited)

	(Dollars in thousands, except ratios)
Earnings	$6,773		$12,509			$21,195	$3,237		$3,067		$8,390	$25,075	$25,075

Fixed charges	(15,064)		(16,646)			(17,698)	(16,763)		(16,207)		(20,393)	(12,340)	(14,360)

Ratio of earnings to fixed charges		(1)		(1)		1.2		(1)		(1)	(1)	2.0	1.7

Dollar amount of the coverage deficiency	$8,291		$4,137		$		$13,526		$13,140		$12,003	$	$

(1)	In these fiscal years the earnings are inadequate to cover fixed charges.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

      The following unaudited pro forma condensed consolidated financial information for the year ended December 31, 2003 is derived from our historical consolidated financial statements and the historical consolidated financial statements of UABL Limited for the year ended December 31, 2003 set forth elsewhere in this prospectus, and is qualified in its entirety by reference to, and should be read in conjunction with, such financial statements and the historical consolidated financial statements of UP Offshore (which are not set forth herein).

      The unaudited pro forma condensed consolidated financial information as of September 30, 2004, and for the nine month period then ended is derived from (a) our unaudited condensed consolidated financial statements as of September 30, 2004 for the nine month period then ended and (b) unaudited financial information of UABL Limited and UP Offshore (Bahamas) Ltd. as of September 30, 2004 for the nine month period then ended.

      The unaudited pro forma condensed consolidated income statements for the year ended December 31, 2003 and for the nine month period ended September 30, 2004 give effect to the following events (the “Transactions”) (each as defined below) as if they had occurred as of January 1, 2003:

•	The UABL Acquisition consisting of:

•	The UABL Equity Acquisition; and

•	The UABL Fleet Acquisition; and

•	The UP Offshore Deconsolidation; and

•	The Refinancing.

      The unaudited pro forma consolidated balance sheet gives effect to the UP Offshore Deconsolidation and the Refinancing as if they had occurred on September 30, 2004.

      The acquisition of UABL Limited and UABL Terminals by us was accounted for by the purchase method and the results of operations for UABL Limited and UABL Terminals have been included in our historical financial statements from the date of the acquisition. To apply the purchase method in accordance with SFAS No. 141, Business Combinations, we determined the fair value of all assets acquired and all liabilities assumed. The excess of the fair value of the net assets acquired over the purchase price paid was allocated on a pro rata basis to the value of the property and equipment of the acquired 50% equity interest in UABL Limited and UABL Terminals (the “UABL Equity Acquisition”).

      In addition, we also purchased from ACBL 50 river barges and seven push boats, which UABL Limited and its subsidiaries previously leased from ACBL (the “UABL Fleet Acquisition”). Prior to the acquisitions, Lonehort S.A., a subsidiary of UABL Limited, charged UABL Limited a management fee related to costs for crew, maintenance and operations of such barges and push boats.

      UP Offshore was a restricted subsidiary under the indenture governing the Prior Notes because we had the right to control its Board of Directors. Accordingly, we have consolidated UP Offshore’s financial statements with our historical financial statements. In connection with the discharge of the indenture governing the Prior Notes, we relinquished control of the Board of Directors of UP Offshore and now account for our investment in UP Offshore under the equity method of accounting in accordance with U.S. GAAP (the “UP Offshore Deconsolidation”).

      The unaudited pro forma condensed consolidated financial information for the periods presented take into account that we used the proceeds from the issuance of the outstanding notes to redeem or repurchase $122.6 million of the Prior Notes outstanding and held by unaffiliated third parties and the loans granted by DVB and DSB (the “Refinancing”). The $122.6 million of aggregate principal amount of Prior Notes outstanding and held by unaffiliated parties does not include $12.4 million of such notes repurchased by our subsidiaries in the secondary market. We canceled these notes prior to completion of the offering of the outstanding notes in accordance with the indenture governing the Prior Notes.

      The footnotes to the unaudited pro forma condensed consolidated financial information contain a more detailed discussion of how adjustments to reflect the events described above are presented.

      The unaudited pro forma condensed consolidated financial information is provided for information and comparative purposes only. Assumptions underlying the pro forma adjustments necessary to fairly present this pro forma information are described in the accompanying notes, which should be read in conjunction with this pro forma condensed consolidated financial information. The pro forma adjustments described in the accompanying notes have been made based on available information and, in the opinion of management, are reasonable. The pro forma adjustments do not purport to be and should not be considered indicative of what our actual financial position or results of operations would have been if the transactions had been completed as of the date or for the periods presented or for any future date or for any period.

      We cannot assure you that the assumptions used in the preparation of the pro forma condensed consolidated financial information will prove to be correct. You should read the pro forma condensed consolidated financial statements together with “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated historical financial statements, and the consolidated historical financial statements of UABL Limited and the notes thereto, and the other financial information included elsewhere in this prospectus.

PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

For the Nine Month Period Ended September 30, 2004
(Unaudited)

	Ultrapetrol		Adjustments for
	(Bahamas)	Adjustments	the UP	Adjustments
	Limited	for the UABL	Offshore	for the	Pro Forma
	Historical	Acquisition	Deconsolidation	Refinancing	Consolidated

	(A)	(B)	(C)	(D)

	(In thousands of U.S. dollars)
Revenues ocean fleet	$39,862	$(27)	$	$	$39,835
Revenues river fleet	31,672	8,340			40,012

Total revenues	71,534	8,313			79,847

Voyage expenses ocean fleet	499				499
Voyage expenses river fleet	9,545	3,540			13,085
Running cost ocean fleet	9,622				9,622
Running cost river fleet	9,249	2,221			11,470
Amortization of dry dock expense	3,597				3,597
Depreciation of property and equipment	9,783	823	(3)		10,603
Administrative expenses & management fees	5,852	659	(507)		6,004

Total operating expenses	48,147	7,243	(510)		54,880

Operating profit	23,387	1,070	510		24,967

Financial expense	(12,340)	(458)	(32)	(2,020)	(14,850)
Financial gain on extinguishment of debt	1,344				1,344
Investment in affiliates	233	(10)	(94)		129
Other net income (expenses)	344		(7)		337

Total other expenses	(10,419)	(468)	(133)	(2,020)	(13,040)

Minority interest	(568)		(246)		(814)
Income tax	(178)	(150)	(131)		(459)

Net (loss) income(1)	$12,222	$452	$	$(2,020)	$10,654

(1)	The unaudited pro forma condensed consolidated statements of operations do not include the loss of $6,466 on the early extinguishment of the Prior Notes, which is non-recurring. Therefore, no corresponding pro forma adjustments have been made for such non-recurring charge. Such loss was recorded in the period in which the “Refinancing” was consummated, which was the fourth quarter of 2004.

      The accompanying introduction and the notes appearing after these unaudited pro forma condensed consolidated financial information are an integral part of the unaudited pro forma condensed consolidated income statement of Ultrapetrol (Bahamas) Limited.

PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

For the Year Ended December 31, 2003

(Unaudited)

	Ultrapetrol
	(Bahamas)	Adjustments	Adjustments for the	Adjustments
	Limited	for the UABL	UP Offshore	for the	Pro Forma
	Historical	Acquisition	Deconsolidation	Refinancing	Consolidated

	(A)	(B)	(C)	(D)

	(In thousands of U.S. dollars)
Revenues ocean fleet	$65,014	$(108)	$	$	$64,906
Revenues river fleet	10,219	36,006			46,225

Total revenues	75,233	35,898			111,131

Voyage expenses ocean fleet	12,605				12,605
Voyage expenses river fleet	39	5,780			5,819
Running cost ocean fleet	21,963				21,963
Running cost river fleet	6,696	13,489			20,185
Amortization of dry dock expense	7,232				7,232
Depreciation of property and equipment	15,335	3,027			18,362
Administrative expenses & management fees	7,818	3,813	(309)		11,322

Total operating expenses	71,688	26,109	(309)		97,488

Operating profit	3,545	9,789	309		13,643

Financial expense	(16,207)	(1,359)		(2,695)	(20,261)
Financial gain on extinguishment of debt	1,782				1,782
Investment in affiliates	3,140	(3,358)	(85)		(303)
Other net income (expenses)	(2,260)		(4)		(2,264)

Total other expenses	(13,545)	(4,717)	(89)	(2,695)	(21,046)

Minority interest	(1,333)		(220)		(1,553)
Income tax	(185)	(97)			(282)

Net (loss) income(1)	$(11,518)	$4,975	$	$(2,695)	$(9,238)

(1)	The unaudited pro forma condensed consolidated statements of operations do not include the loss of $6,466 on the early extinguishment of the Prior Notes, which is non-recurring. Therefore, no corresponding pro forma adjustments have been made for such non-recurring charge. Such loss was recorded in the period in which the “Refinancing” was consummated, which was the fourth quarter of 2004.

      The accompanying introduction and the notes appearing after these unaudited pro forma condensed consolidated financial information are an integral part of the unaudited pro forma condensed consolidated income statement of Ultrapetrol (Bahamas) Limited.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

as of September 30, 2004
(Unaudited)

	Ultrapetrol
	(Bahamas)	Adjustments for the	Adjustments
	Limited	UP Offshore	for the			Pro Forma
	Historical	Deconsolidation	Refinancing			Consolidated

		(E)

	(In thousands of U.S. dollars)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$15,051	$(1,079)		$380	(F)	$14,352
Restricted cash	2,549					2,549
Investments	3,183	(2,851)				332
Accounts receivable	10,619					10,619
Due from related parties	4,873	(417)				4,456
Inventories	2,043					2,043
Prepaid expenses	3,765	(94)				3,671
Other receivables	4,690	(109)				4,581

Total current assets	46,773	(4,550)		380		42,603

NONCURRENT ASSETS
Dry dock	9,821					9,821
Other receivables	8,609					8,609
Due from related parties	2,424					2,242
Property and equipment	200,058	(39,229)				160,829
Restricted cash	—			30,000	(J)	30,000
Investment in affiliate	2,266	9,138				11,404
Other assets	3,699	(185)		3,134	(G)	6,648

Total noncurrent assets	226,877	(30,276)		33,134		229,735

Total assets	$273,650	$(34,826)		$33,514		$272,338

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$9,006	$(3)	$			$9,003
Due to related parties	—					—
Current portion of other financial payable	18,260			(6,004	)(H)	12,256
Current portion of capital lease obligations	684					684
Other payables	1,069	(8)				1,061

Total current liabilities	29,019	(11)		(6,004)		23,004

NONCURRENT LIABILITIES
10 1/2% First Preferred Ship Mortgage Notes due 2008	122,641			(122,641	)(H)	—
New First Preferred Ship Mortgage Notes due 2014	—			180,000	(H)	180,000
Other long term financial payable, net of current portion	45,344	(5,100)		(11,375	)(H)	28,869
Capital lease obligations, net of current portion	359					359

Total noncurrent liabilities	168,344	(5,100)		45,984		209,228

Total liabilities	197,363	(5,111)		39,980		232,232

MINORITY INTEREST	35,583	(29,715)				5,868

MINORITY INTEREST SUBJECT TO PUT RIGHT	4,773					4,773

SHAREHOLDERS’ EQUITY
Common stock	21					21
Paid-in capital	68,884					68,884
Treasury stock	(20,332)					(20,332)
Accumulated deficit	(12,780)			(6,466	)(I)	(19,246)
Accumulated other comprehensive income	138					138

Total Shareholders’ equity	35,931			(6,466)		29,465

Total liabilities, minority interest and shareholders’ equity	$273,650	$(34,826)		$33,514		$272,338

      The accompanying introduction and the notes appearing after these unaudited pro forma condensed consolidated financial information are an integral part of the unaudited pro forma condensed consolidated balance sheet of Ultrapetrol (Bahamas) Limited.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL INFORMATION

      (A): The amounts in this column represent our historical results for the applicable period, which includes the operations of UABL Limited and UABL Terminals on a consolidated basis from April 23, 2004, the date of the UABL Equity Acquisition, using the consolidation method. Prior to acquisition, the equity method was used.

      (B): The amounts in this column represent the adjustments to reflect the acquisition of the River Business as if it had occurred on January 1, 2003 as detailed as follows.

Adjustments for the Nine Month Period Ended September 30, 2004:

	UABL	UABL
	Limited	Terminals				Consolidation		Adjustments
	Historical	Historical	Pro Forma			Adjustments		for the UABL
	(B.1)	(B.1)	Adjustments			(B.5)		Acquisition

	(In thousands of U.S. dollars)
Revenues ocean fleet	$—	$—	$			$(27	)(1)	$(27)
Revenues river fleet	14,617	—		(1,831	)(B.2)	(4,446	)(4)	8,340

Total revenues	14,617	—		(1,831)		(4,473)		8,313

Voyage expenses ocean fleet	—	—
Voyage expenses river fleet	8,774	—		(2,524	)(B.3)	(2,710	)(3)	3,540
Running cost ocean fleet	—	—
Running cost river fleet	3,941	16				(1,736	)(2)	2,221
Amortization of dry dock expense	—	—
Depreciation of property and equipment	1,166	—		(37	)(B.4)	(306	)(5)	823
Administrative expenses & management fees	686	—				(27	)(1)	659

Total operating expenses	14,567	16		(2,561)		(4,779)		7,243

Operating profit	50	(16)		730		306		1,070

Financial expense	(458)	—						(458)
Financial gain on extinguishment of debt	—	—
Investment in affiliates	—	18				(28	)(5)	(10)
Other net income (expenses)	—	—

Total other expenses	(458)	18				(28)		(468)

Minority interest	—	—
Income tax	(150)	—						(150)

Net (loss) income	$(558)	$2		$730		$278		$452

Adjustments for the Year Ended December 31, 2003:

	UABL	UABL
	Limited	Terminals				Consolidation		Adjustments
	Historical	Historical	Pro Forma			Adjustments		for the UABL
	(B.1)	(B.1)	Adjustments			(B.5)		Acquisition

	(In thousands of U.S. dollars)
Revenues ocean fleet	$—	$—	$			$(108	)(1)	$(108)
Revenues river fleet	60,260	—		(7,344	)(B.2)	(16,910	)(4)	36,006

Total revenues	60,260	—		(7,344)		(17,018)		35,898

Voyage expenses ocean fleet	—	—
Voyage expenses river fleet	26,130	—		(10,131	)(B.3)	(10,219	)(3)	5,780
Running cost ocean fleet	—	—
Running cost river fleet	20,097	83				(6,691	)(2)	13,489
Amortization of dry dock expense	—	—
Depreciation of property and equipment	4,398	—		(147	)(B.4)	(1,224	)(5)	3,027
Administrative expenses & management fees	3,912	9				(108	)(1)	3,813

Total operating expenses	54,537	92		(10,278)		(18,242)		26,109

Operating profit	5,723	(92)		2,934		1,224		9,789

Financial expense	(1,359)	—						(1,359)
Financial gain on extinguishment of debt	—	—
Investment in affiliates	—	(93)				(3,265	)(5)	(3,358)
Other net income (expenses)	—	—

Total other expenses	(1,359)	(93)				(3,265)		(4,717)

Minority interest	—	—
Income tax	(97)	—						(97)

Net (loss) income	$4,267	$(185)		$2,934		$(2,041)		$4,975

      (B.1): Represents the historical results for UABL Limited and UABL Terminals, respectively, for the period prior to April 23, 2004, the date of the UABL Equity Acquisition.

      (B.2): Reflects the adjustment necessary to eliminate the management fee payments from ACBL to Lonehort Inc., a subsidiary of UABL Limited, for the operation of the 50 barges and seven push boats (the “Fleet”) acquired by us.

      (B.3): Reflects the adjustments necessary to eliminate the operating lease payments from UABL Limited and its subsidiaries to ACBL. Prior to the UABL Equity Acquisition, UABL and its subsidiaries leased the Fleet from ACBL under a lease agreement, pursuant to which UABL Limited and its subsidiaries paid ACBL a daily lease amount for each barge or push boat.

      (B.4): The estimated fair value of the assets acquired and liabilities assumed and allocations of purchase price at the date of acquisition are included in note six of our unaudited condensed consolidated financial statements as of September 30, 2004 and for the nine month period then ended. The excess of the fair value of the net assets acquired over the purchase price paid by us for the remaining 50% equity interest in UABL Limited reduced on a pro rata basis the property and equipment balance of UABL Limited.

      These amounts represent (i) the increase in depreciation resulting from the UABL Fleet Acquisition and (ii) the lower depreciation resulting from the decrease in the book value of property and equipment balances of UABL Limited as a consequence of the allocation of the excess of the fair value over the cost.

      The adjustments to depreciation reflects the following:

	For the Nine Month
	Period Ended	For the Year Ended
	September 30, 2004	December 31, 2003

	(In thousands of U.S. dollars)
Adjustment to reflect the depreciation of the Fleet acquired	$(417)	$(1,665)
Adjustment to reflect the decrease in depreciation resulting from the UABL Equity Acquisition	454	1,812

Net pro forma adjustment	$37	$147

      (B.5): The amounts in this column represent the adjustments necessary to eliminate intercompany transactions for the consolidation of UABL Limited with us as detailed as follows:

(1): Reflects the elimination of the administrative fees paid to us by UABL for the period prior to the date of UABL Equity Acquisition.

(2): Reflects the elimination of the management fee paid to Lonehort by us for the period prior to the date of UABL Equity Acquisition.

(3): Reflects the elimination of the lease payments made to us by UABL for the period prior to the date of UABL Equity Acquisition.

(4): The combined effect of (2) and (3):

	For the Nine Month
	Period Ended	For the Year Ended
	September 30, 2004	December 31, 2003

	(In thousands of U.S. dollars)
Operating lease payments to related parties	$(2,710)	$(10,219)
Management fee from related party	(1,736)	(6,691)

	$(4,446)	$(16,910)

(5): This adjustment is the elimination of our 50% interest in UABL Limited and UABL Terminals accounted under the equity method.

      (C): Represents the adjustments necessary to give effect to the UP Offshore Deconsolidation and to account for our 27.78% equity interest in UP Offshore in accordance with the equity method of accounting.

      (D): The amounts in this column represent the adjustments necessary to give effect to the Refinancing.

      The following adjustments reflect pro forma interest expense resulting from the Refinancing as follows:

	For the Nine Month
	Period Ended	For the Year Ended
	September 30, 2004	December 31, 2003

	(In thousands of U.S. dollars)
The outstanding notes(1)	$12,150	$16,200
Amortization of capitalized debt issuance costs associated with the outstanding notes(2)	375	500

Total pro forma net interest expense	12,525	16,700
Less interest expense on the Prior Notes	(9,658)	(12,877)
Less interest expense on DSB loan	(334)	(446)
Less interest expense on DVB loan	(106)	(142)
Less amortization of capitalized debt issuance costs on Prior Notes	(407)	(540)

Net adjustments to net interest expense (increase)	$2,020	$2,695

(1)	Reflects pro forma interest expense on the outstanding notes at the actual interest rate of 9% per year.

(2)	Reflects non-cash amortization of capitalized debt issuance costs over the term of the outstanding notes (10 years).

Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2004

      (E): The amounts in this column represent the adjustments necessary to give effect to the UP Offshore Deconsolidation and to account for our 27.78% equity interest in UP Offshore in accordance with the equity method of accounting.

      (F): The pro forma adjustment to cash is determined as follows (in thousands of U.S. dollars):

Gross proceeds from the issuance of the outstanding notes	$180,000
Repayment of the Prior Notes	(122,641)
Repayment of other financial debt	(15,447)
Accrued interest paid	(1,932)
Prepayment premium	(4,600)
Deposit in the Escrow Account	(30,000)
Debt issuance costs associated with the outstanding notes	(5,000)

Total pro forma adjustment to cash	$380

      (G): The pro forma adjustment to other assets resulting from the refinancing of Prior Notes and the issuance of the outstanding notes is determined as follows (in thousands of U.S. dollars):

Net book value charge for the capitalized debt issuance costs on Prior Notes	$(1,866)
Book value for the capitalized debt issuance costs associated with the outstanding notes	5,000

Total pro forma adjustment to other assets	$3,134

      (H): These pro forma adjustments result from the repayment of the Prior Notes and certain debt and the issuance of the outstanding notes.

      (I): This pro forma adjustment represents the loss on the early extinguishment of the Prior Notes. We paid $103.75 for every $100.00 in nominal value outstanding. At the date of extinguishment, the nominal value of the debt was $122,641 thousand. Consequently, we paid $127,241 thousand, resulting in a loss of $4,600 thousand. All figures below in thousands of U.S. dollars:

Net book value charge for the capitalized debt issuance costs on Prior Notes	$(1,866)
Prepayment premium	(4,600)

Total pro forma adjustment to accumulated deficit	$(6,466)

      The unaudited pro forma condensed consolidated statements of operations do not include the loss of $6,466 thousand on the early extinguishment of the Prior Notes, which is non-recurring; therefore, no corresponding pro forma adjustments have been made for such non-recurring charge. Such loss was recorded in the period in which the “Refinancing” was consummated, which was the fourth quarter of 2004.

      (J): This pro forma adjustment represents the deposit in the Escrow Account, which will be used to fund the acquisition of additional vessels.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

      The selected historical consolidated financial information set forth below may not contain all of the financial information that you should consider when making a decision to participate in the exchange offer. You should carefully read our financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus for additional financial information about us. Our condensed financial data relating to the fiscal years ended December 31, 1999, 2000, 2001, 2002 and 2003 has been derived from our respective audited consolidated financial statements. Our condensed financial data as of and for the nine month periods ended September 30, 2003 and 2004 has been derived from our respective unaudited financial information statements included in this prospectus and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) necessary to present fairly the information set forth in those financial statements on a basis consistent with our respective audited financial statements.

						Nine Month Period Ended
	Year Ended December 31,					September 30,

	1999	2000	2001	2002	2003	2003		2004(1)

						(Unaudited)

	(Dollars in thousands)
Statement of Operations Data:
Revenues:(2)
Freight revenues	$72,474	$97,577	$73,667	$24,743	$26,487	$		$
Hire revenues	11,784	6,814	37,541	48,381	48,746

Total revenues	84,258	104,391	111,208	73,124	75,233		55,576		71,534 (3)
Operating expenses(4)	(52,964)	(67,305)	(60,504)	(37,582)	(41,303)		(32,588)		(28,915)
Depreciation and amortization	(18,906)	(21,161)	(23,443)	(24,807)	(22,567)		(17,637)		(13,380)
Management fees to related parties(5)	(3,748)	(3,780)	(3,250)	(3,176)	(2,863)		(2,211)		(1,174)
Administrative expenses	(3,249)	(4,269)	(4,520)	(3,642)	(4,955)		(2,952)		(4,678)
Loss on involuntary conversion Arg. Receivable(6)	—	—	—	(2,704)	—		—-		—

Net operating income	5,391	7,876	19,491	1,213	3,545		188		23,387
Financial expense	(15,064)	(16,646)	(17,698)	(16,763)	(14,425)		(12,006)		(10,996)
Financial income	207	282	296	326	201		182		232
Investment in subsidiaries		(1,646)	(692)	(45)	3,140		4,214		233
Other net income (expenses)	1,175	4,351	1,408	1,698	(2,461)		1,361		112

Income (loss) before income tax and minority interest	(8,291)	(5,783)	2,805	(13,571)	(10,000)		(6,061)		12,968
Minority interest	(104)			(132)	(1,333)		(672)		(568)
Income tax expense	(303)	(284)	(390)	(150)	(185)		(139)		(178)

Net income (loss)	$(8,698)	$(6,067)	$2,415	$(13,853)	$(11,518)		$(6,872)		$12,222

Balance Sheet Data (end of period):
Cash and cash equivalents	$2,730	$4,225	$5,872	$4,724	$8,248				$15,051
Working capital	13,459	9,702	18,920	21,013	15,416				17,754
Fixed assets	126,836	148,946	135,289	134,797	120,803				200,058
Total assets	170,684	232,894	225,576	213,546	208,161				273,650
Total debt	142,739	177,769	165,445	168,994	155,814				187,288
Shareholders’ equity	22,098	42,235	47,838	35,089	23,793				35,931
Ratio of earnings to fixed charges(7)	(8)	(8)	1.2	(8)	(8)				2.0
Dollar amount of the coverage deficiency	$8,291	$4,137		$13,526	$13,140

(1)	In a series of related transactions, on April 23, 2004, through two wholly owned subsidiaries, we acquired from ACBL the remaining 50% equity interest in UABL Limited that we did not previously own, along with a fleet of 50 river barges and seven river push boats. The results of UABL Limited’s operations have been included in our condensed consolidated financial statements since that date.

(2)	Freight revenues arise from arrangements whereby we have agreed to transport cargoes between ports and bear all voyage and vessel operating expenses, whereas hire revenues arise from our vessel time or voyage chartering operations.

(3)	Includes total revenues from our Ocean Business of $39,862 and from our River Business of $31,672.

(4)	Operating expenses include voyage expenses and running costs. Voyage expenses, which are incurred when a vessel is operating under a contract of affreightment (as well as any time when they are not operating under time or bareboat charter), comprise all costs relating to a given voyage, including port charges, canal dues and fuel (bunkers) costs, are paid by the vessel owner and are recorded as voyage expenses. Voyage expenses also include charterhire payments made by us to owners of vessels that we have chartered in. Running costs, or vessel operating expenses, include the cost of all ship management, crewing, repairs and maintenance, spares and stores, insurance premiums and lubricants and certain drydocking costs.

(5)	Management fees to related parties include payments to our affiliates Ravenscroft and Oceanmarine.

(6)	This relates to a loss resulting from the involuntary conversion of certain receivables from U.S. dollars to Argentine pesos. This conversion resulted pursuant to an emergency law passed by the Argentine government in January 2002. Under this law U.S. dollar obligations between private parties due after January 6, 2002 were to be liquidated in Argentine pesos at a negotiated rate of exchange which reflects a sharing of the impact of the devaluation. Our settlement in Argentine pesos of the U.S. dollar denominated agreements was completed in 2002 and resulted in a loss of $2,704.

(7)	The ratio of earnings to fixed charges is computed by aggregating income (loss) before income taxes, minority interest and fixed charges and dividing the total by fixed charges. Fixed charges comprise interest on all indebtedness including capital leases and amortization of debt expense.

(8)	In these fiscal years the earnings are inadequate to cover fixed charges.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion of our financial condition and results of operations should be read together with the Selected Historical Consolidated Financial Data, Unaudited Pro Forma Condensed Consolidated Financial Information and our combined financial statements and the related notes included elsewhere in this prospectus. The following discussion includes forward-looking statements. For a discussion of important factors that could cause actual results to differ materially from the results referred to in the forward-looking statements, see “Forward-Looking Statements.”

General

      We are a diversified ocean and river transportation company involved in the carriage of dry and liquid bulk cargoes. In our Ocean Business, we are an owner and operator of oceangoing vessels that transport petroleum products and dry cargo around the world. Our Ocean Business fleet has a capacity of approximately 785,000 dwt, and our three versatile Suezmax/ OBO vessels are capable of carrying either dry bulk or liquid cargoes. Our River Business is the largest owner and operator of river barges and push boats in the Hidrovia region of South America, a fertile agricultural region of navigable waters on the Parana, Paraguay and Uruguay Rivers and part of the River Plate, which flow through Brazil, Bolivia, Uruguay, Paraguay and Argentina. From 2000 to 2004, we operated our River Business as a joint venture in which our subsidiary, UP River, and ACBL, each owned a 50% interest. On April 23, 2004, we purchased ACBL’s 50% equity interest in UABL, together with its assets in the Hidrovia region, including 50 barges and seven push boats and its share of the related receivables and liabilities of UABL, for a total of $26.1 million. As a result of this transaction, together with our prior financing arrangements, we currently own 96.4% of UABL while IFC owns the remaining 3.6%.

      In addition, in November, 2002, we entered into a joint venture to form UP Offshore, a company in which we own a 27.78% interest and which will provide transportation services to offshore petroleum exploration and production companies, with a particular emphasis on the Brazilian market. UP Offshore has contracted for the construction of six modern, large, technologically advanced PSVs, whose deliveries are expected to commence in the first quarter of 2005, with an additional two vessels planned to be purchased by UP Offshore. We also have the option, but not the obligation, to purchase up to an additional two PSVs to supplement UP Offshore’s program, but these two vessels would be 100% owned by us.

      Our business strategy focuses on maintaining an efficient and flexible fleet, which allows us to provide an array of transportation services to customers in several different industries. We believe that the flexibility of our fleet and the diversity of industries that we service reduce our dependency on any particular sector of the transportation industry.

      Some of our most significant customers include Petrobras, Cargill, ENAP, ADM-SAO, Continental Grain, Glencore, ExxonMobil, Repsol-YPF, Petropar, I.O.L., Multigranos, Panocean, RTZ, Swissmarine, PDVSA and Siderar.

Contractual Methods of Earning Revenues and Allotting Expenses

      Ocean revenues can be booked either on a time charter basis or on a COA basis. Under the terms of a time charter, the charterer pays the ship owner a daily rate for the use of the vessel and, in addition, the charterer pays directly for all voyage expenses (including fuel and port charges). In contrast, under the terms of a COA, the charterer pays the ship owner a rate based on tonnage shipped (expressed in dollars per metric ton of cargo), but the ship owner pays all voyage expenses. Accordingly, the charterer pays a higher overall sum under a COA than under a time charter to compensate the ship owner for having to pay the voyage expenses. Consequently, time charters result in lower revenues and lower expenses for the ship owner than COAs, while COAs result in higher revenues and higher expenses for the shipowner than time charters. Both time charters and COAs at comparable price levels result in approximately the same operating income. However, the margin as a percentage of revenues may differ significantly. The differences between time charters and COAs are summarized below:

•	Time Charter:

•	Revenue is derived from a daily rate paid for the use of the vessel

•	Charterer pays for all voyage expenses

•	COA:

•	Revenue is derived from a rate based on tonnage shipped expressed in dollars per metric ton of cargo

•	Vessel owner pays for all voyage expenses

Vessel Deployment Strategy

      We actively manage the deployment of our fleet between longer term time charters and shorter term charters. Our vessel deployment strategy is designed to provide greater cash flow stability through the use of these longer term time charters, while maintaining the flexibility to benefit from improvements in market rates by deploying the balance of our vessels on shorter term time charters.

      While the tanker market experienced a modest increase in charter rates towards the end of 2003, the dry cargo market experienced a substantial rise in charter rates. We fixed our OBO vessels on time charters of up to one year in the dry cargo market as rates continued to get progressively higher. However, as charter rates increased further to even higher levels during 2004, we had already secured most of our income for 2004 and thus did not benefit from the full impact of these very high rates in the dry cargo market. The tanker market which initially lagged behind as dry cargo rates increased substantially, also reached very high levels during the second half of 2004.

Revenues

      Time charter revenues accounted for 59% of our total revenues for the nine months ended September 30, 2004 and for 65% of our total revenues for the year ended December 31, 2003. COA revenues accounted for 41% of our total revenues for the nine months ended September 30, 2004 and for 35% of our total revenues for the year ended December 31, 2003.

      In our Ocean Business, demand for our services is driven by the global movements of liquid and dry bulk cargoes. Our primary liquid cargo is petroleum and our key dry bulk cargoes include various agricultural products, coal and iron ores.

      In our River Business, demand for our services is driven by agricultural, mining and forestry activities in the Hidrovia region. Over the past decade, the region’s soy bean production has grown at a compound annual growth rate of approximately 9% and currently produces nearly 50% of the world’s soy bean supply. Mining and forestry activities have increased as well. These products move from the inland areas of the Hidrovia region out to the Atlantic Ocean via the Parana and Paraguay Rivers. Conversely, our tanker barges carry petroleum products from the Atlantic Ocean to inland regions of South America via the Parana and Paraguay Rivers.

      A substantial portion of the revenues generated by the River Business during fiscal year 2003 related to the transportation of agricultural products which are concentrated during a seven month period from March to September each year. However, over the past several years, our largest customer, Cargill, has increased production of soy pellets and vegetable oils, which are shipped year-round and help offset some of the River Business’ concentration of cargoes.

      Substantially all of the push boats and barges in our River Business are employed on a COA basis whereby we enter into contracts with our customers to carry set volumes of dry or liquid cargo, typically for periods of up to one year.

      With respect to COAs entered into in connection with our Ocean Business and River Business, of the total revenues obtained from COAs during the first nine months of 2004, 88% were in respect of repetitive voyages for our regular customers and 12% in respect of single voyages for occasional customers. Of the total revenues obtained from COAs during 2003, 45% were in respect of repetitive voyages for our regular customers and 55% in respect of single voyages for occasional customers.

      In the Offshore Business, we expect that UP Offshore will seek to enter into long term contracts of two to eight years, with oil exploration and production companies in the Brazilian offshore market. We expect these contracts will be structured as time charters. As of October 2004, UP Offshore has not formally entered into any contracts to provide offshore transportation services, but we expect these contracts to be in place prior to the delivery of the first PSV in March of 2005.

Expenses

      In our Ocean Business, our vessel operating expenses, or running costs, are generally paid through Ravenscroft, a related party, which provides ship management services for our oceangoing vessels. Operating expenses include the cost of all ship management, crewing, spares and stores, insurance, lubricants, repairs and maintenance. The most significant of these expenses are maintenance and repairs, wages paid to marine personnel and marine insurance costs.

      Our other primary operating expenses include general and administrative expenses as well as ship management and administration fees paid to Ravenscroft and Oceanmarine, another related party, which provides certain administrative services. We pay Oceanmarine a monthly fee of $10,000 per oceangoing vessel for administrative services including general administration and accounting (financial reporting, preparation of tax returns), use of office premises, a computer network, secretarial assistance and other general duties. We pay Ravenscroft a monthly ship management fee of $12,500 per oceangoing vessel for services including technical management, crewing, provisioning, superintendence and related accounting functions. We do not expect to pay fees to any related party other than those described here for management and administration functions.

      In our River Business, prior to our acquisition of the remaining 50% equity interest in UABL, our subsidiaries that owned push boats and barges contracted with Lonehort, Inc., a subsidiary of UABL, for ship management services and generally paid our operating expenses through Lonehort. Our operating expenses include the cost of all ship management, crewing, spares and stores, insurance, lubricants, repairs and maintenance. Following the acquisition of the remaining 50% equity interest in UABL, all ship management services are performed, and all operating expenses are paid, in-house. UABL employs the services of Tecnical Services S.A. to provide crew recruitment services in Argentina and Paraguay. We pay Tecnical Services S.A. $140,000 per year, plus an additional $50 for each active crew member. We do not expect to pay fees to any related entity other than those described here for management and administration functions.

      In the Offshore Business, we expect operating expenses to include the cost of all ship management, crewing, spares and stores, insurance, lubricants, repairs and maintenance.

Properties

      Through UABL, we own a drydock and a repair facility for our river fleet at Pueblo Esther, Argentina and land for the construction of two terminals in Argentina and 50% joint venture participations in two grain loading terminals in Paraguay. UABL also rents offices in Asuncion, Paraguay and Buenos Aires, Argentina. We do not own any other buildings and do not pay any other rental expense other than as a portion of the administration fees paid to Oceanmarine.

Depreciation

      Vessels are depreciated to an estimated scrap value on a straight-line basis over their estimated useful lives. We follow the deferral method of accounting for survey and drydock costs, whereby actual survey and drydock costs are capitalized and amortized over a period of two and one-half years until the date of the next drydock or special survey.

Fuel

      In our Ocean Business, when vessels are on time charter, fuel is supplied and paid for by the charterers. Currently our Ocean fleet is employed on time charters. However, in the future it may be employed under COAs in which case fuel would be supplied and paid for by us. In our River Business (where we generally carry cargoes for a freight per metric ton), fuel is our single largest variable expense.

Results of Operations

      Nine Months Ended September 30, 2004 Compared to Nine Months Ended September 30, 2003

      Revenues. Total revenues from our ocean fleet, net of commissions, decreased from $48.1 million in the first nine months of 2003 to $39.9 million in 2004, or a decrease of 17%. This decrease is primarily attributable to the effect of reductions in the revenues due to the sale of our vessels Princess Veronica, Princess Pía, Princess Eva, Princess Laura and Princess Marisol as well as Alianza G1 during the last twelve months. In addition, our Princess Susana operated under a time charter during the first half of 2004 while she was employed on voyage charters during the equivalent period of 2003. These reductions were partially offset by the higher time charter rates of our Princess Nadia, Princess Susana, Princess Katherine and Cape Pampas during the first nine months of 2004.

      Our revenues were also negatively affected by the Cape Pampas and the Alianza G3 being out of service for a total of 167 days due to major repairs and the fact that our Princess Marina being out of service for 52 days due to accidents during the first quarter. Part of this off hire time was compensated by our loss of hire insurance.

      Total revenues from our river fleet, net of commissions, increased by 323% from $7.5 million to $31.7 million. This increase is primarily attributable to the consolidation of UABL revenues since the second quarter of 2004, while in the first nine months of 2003 river revenues only included the net proceeds for those of our vessels which were chartered by UABL.

      Voyage expenses. In the first nine months of 2004, voyage expenses of our ocean fleet were $0.5 million, as compared to $10.3 million for the same period of 2003, a decrease of $9.8 million, or 95%. The decrease is primarily attributable to the combined effect of a large portion of the Panamax fleet under COA employment during the first nine months of 2003 being sold during last year and the Princess Susana operating under time charter employment instead of COA employment.

      In the first nine months of 2004, voyage expenses of our river fleet were $9.5 million, as compared to $0 million for the same period of 2003, an increase of $9.5 million. The increase is attributable to the effect of the consolidation of UABL, as our subsidiary in the second quarter of 2004.

      Running costs. Running costs of our ocean fleet decreased by about 45%, to $9.6 million in the first nine months of 2004 as compared to $17.3 million in the equivalent 2003 period. This decrease is mainly attributable to the sale of Princess Pía, Princess Verónica, Princess Eva, Princess Marisol, Princess Laura and Alianza G1 during the last twelve months.

      In the first nine months of 2004, running expenses of our river fleet were $9.2 million, as compared to $4.9 million for the same period of 2003, an increase of $4.3 million. The increase is attributable to the effect of the consolidation of UABL, as our subsidiary.

      Amortization of drydock expense. Amortization of dry docking and special survey costs decreased by $2.2 million, or 38%, to $3.6 million in 2004 as compared to $5.8 million in 2003. The decrease is primarily attributable to the vessels sold during the last year. The unamortized balance is included in the gain or loss resulting from the sales of the vessels.

      Depreciation of property and equipment. Depreciation and amortization decreased by $2.1 million, or 18%, to $9.8 million in the first nine months of 2004 as compared to $11.9 million in 2003. This decrease is primarily due to the sale of the Princess Veronica, Princess Laura, Princess Pia, Princess Marisol and Alianza G1 which was partially offset by the purchase of the new tug and river barges and the depreciation of the UABL fleet.

      Management fees and administrative expenses. Management fees and administrative expenses were $5.9 million in the first nine months of 2004 as compared to $5.2 million in the same period in 2003. This increase of

$0.7 million is attributable mainly to an increase in the overhead expenses produced by the consolidation of UABL of $1.7 million which was partially offset by a decrease in management fees of our ocean fleet in the amount of $1.0 million resulting from a reduced number of vessels in operation.

      Operating profit. Operating profit for the first nine months of 2004 was $23.4 million, an increase of $23.2 million from the same period in 2003. In comparing these figures, the difference is mainly attributable to the higher results obtained from our vessels Princess Susana, Princess Nadia, Princess Katherine and Cape Pampas, as well as the consolidation of the results of UABL following the acquisition of the remaining 50% equity interest in that company.

      Interest expense. Interest expense increased by about 3%, to $12.3 million in the first nine months of 2004 as compared to $12.0 million in the equivalent 2003 period. This variation is primarily attributable to the lower level of financial debt on our ocean vessels and consequential interest costs, offset by an increase of $1.1 million in interest expenses attributable to the effect of the consolidation of UABL, as our subsidiary.

      Financial gain on extinguishments of debt. During the first nine months of 2004, through our subsidiaries, we repurchased $5.7 million nominal value of our Prior Notes. We recognized a gain of $1.3 million for the retirement of such debt (a gain of $1.4 million for the excess of the net carrying amount over the reacquisition price less $0.1 million for the unamortized deferred issuance expense associated with these Notes).

Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

      Revenues. Total revenues from freight net of commissions increased from $24.8 million in 2002 to $26.4 million in 2003, or an increase of 6%. This increase is primarily attributable to the Princess Susana and Princess Veronica COA’s employment instead of time charter operation of those vessels. Hire revenues net of commissions, increased by 1% from $48.4 million to $48.7 million. This increase is attributable to the time charter employment of the Princess Marisol and Cape Pampas, a new vessel we acquired in July 2002 partially offset by Princess Susana and Princess Veronica COA’s employment. The total of 103 days out of service experienced by the Princess Marina and the Princess Susana due to major repairs, and Princess Eva and Princess Pia, which were out of service due to accidents for 166 days during the first six months of 2003 negatively affected our revenues in this period. Part of this off hire time is compensated by our loss of hire insurance for which a total of $1.5 million has been included as other income (outside our operational results).

      Voyage expenses. Voyage expenses for 2003 were $12.6 million, as compared to $10.2 million for 2002, an increase of $2.4 million, or 24%. The increase is primarily attributable to the Princess Susana and Princess Veronica COA’s employment instead of time charter employment and to a change in trading pattern of Princess Laura which was employed on shorter voyages between ports where the port costs are more significant.

      Running costs. Running costs increased by $1.3 million, or 5%, to $28.7 million in 2003 as compared to $27.4 million in the equivalent 2002 period. This increase is mainly attributable to the Cape Pampas, a new vessel acquired in July 2002 and additional expenses incurred in our Panamax fleet.

      Amortization of drydock expenses. Amortization of drydocking and special survey costs decreased by $1.6 million, or 18%, to $7.2 million in 2003 as compared to $8.8 million in 2002. The decrease is primarily attributable to the cease of amortization for the vessels sold during the year. The unamortized balance is included into the gain or loss disposal calculation.

      Depreciation of property and equipment. Depreciation and amortization decreased by $0.7 million, or 4%, to $15.3 million in 2003 as compared to $16.0 million in 2002. This decrease is primarily due to the sale of the Princess Fatima, Princess Veronica, Princess Pia and Princess Marisol partially offset by an increase attributable to the purchase of the Cape Pampas.

      Management fees and administrative expenses. Management fees and administrative expenses were $7.8 million in 2003 as compared to $6.8 million in 2002, an increase of $1.0 million, or 15%. This increase of $1.0 million is attributable mainly to an increase in administrative expenses.

      Operating profit. Operating profit for 2003 was $3.5 million, an increase of $2.3 million from 2002. This difference is mainly attributable to the combined effect of: lower net earnings of our Panamax size vessels and

Alianza G1 which resulted from time lost due to accidents; lower freight and hire revenues of these vessels and the subsequent sale of some of these vessels as described above; lower net earnings of Princess Marina due to her repair period; the sale in the last quarter of Princess Marisol and higher net earnings of vessels Princess Katherine, Princess Nadia, and the Princess Susana and the earnings of the Cape Pampas which operated partially in an improved dry cargo market during the last quarter of 2003.

      Interest expense. Interest expenses decreased by $0.6 million, or 4%, to $16.2 million in 2003 as compared to $16.8 million in 2002. The decrease is primarily attributable to the lower level of financial debt and associated interest costs.

      Financial gain on extinguishment of debt. During the last quarter of 2003, through our subsidiaries, we repurchased $6.7 million nominal value of our Prior Notes. We recognized a gain of $1.8 million for the extinguishment of the debt (a gain of $2.0 million for the excess of the net carrying amount over the reacquistion price less $0.1 million for commissions and $0.1 million for the unamortized deferred issuance expense associated with these Notes).

      Investment in subsidiaries. Investment in subsidiaries for 2003 was a gain of $3.1 million compared to a loss of $0.1 million in 2002. The difference is mainly due to our 50% interest in UABL, since whereas in 2003 UABL yielded net income of $4.3 million in 2002, it carried a loss of $2.5 million.

      Other net (expense) income. This account disclosed an income of $1.7 million in 2002 and a loss of $2.5 million in 2003. The difference is explained by the combined effect of the following: an increase in the loss from the sale of property, plant and equipment of $2.1 million (a loss of $3.7 million in 2003, as compared to a loss of $1.6 million in 2002) and a decrease in income from claims against insurance companies of $1.7 million (income of $1.6 million in 2003, as compared to income of $3.3 million in 2002).

Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

      Revenues. Total revenues from freight net of commissions decreased from $73.7 million in 2001 to $24.8 million in 2002, or a decrease of 66%. This decrease is primarily attributable to the time charter operation of the Princess Katherine, Alianza G3, Princess Veronica and Princess Susana instead of COA’s employment, as well as a general decrease in freight rates. Another contributing factor was lower revenue obtained by our Alianza G3/Alianza Campana, which spent the entire first quarter in preparation and positioning for a long term contract. Also the lower utilization rates of our Panamax vessels coupled with the total of 129 days out of service experienced by Princess Pia and Princess Fatima due to drydock and special survey and Princess Marisol which was out of service due to an accident for 87 days during 2002, negatively affected our revenues in this period. Part of this off hire time is compensated by our loss of hire insurance for which a total of $1.8 million has been included as other income (outside our operational results). Hire revenues net of commissions, increased by 29% from $37.6 million to $48.4 million. This increase is attributable to the time charter employment of the Princess Katherine, Princess Susana, Princess Veronica, Alianza G3 and the addition of Cape Pampas purchased by Ultracape coupled with a significant reduction in the charter rates (because of market conditions) obtained for our ships after expiry of the time charter agreements that had been fixed in 2001.

      Voyage expenses. The 2002 voyage expenses were $10.2 million, as compared to $26.9 million for 2001, a decrease of $16.7 million, or 62%. The decrease is primarily attributable to the combined effect of a large portion of the fleet operating on time charter contract instead of COA and the lower activity of our Panamax fleet.

      Running costs. Running costs decreased by $6.2 million, or 18%, to $27.4 million in 2002 as compared to $33.6 million in the equivalent 2001 period. This decrease is mainly attributable to significant cost reductions achieved on some of our vessels in operation coupled with the general low level of activity for the fleet and extended periods of repairs by some of our vessels.

      Amortization of drydock expense. Amortization of dry docking and special survey costs increased by $1.6 million, or 22%, to $8.8 million in 2002 as compared to $7.2 million in 2001. The increase was due to the amortized portion of drydocks carried out in 2001 on the Princess Katherine, Princess Susana and Princess Nadia.

      Depreciation of property and equipment. Depreciation and amortization decreased by $0.2 million, or 1%, to $16.0 million in 2002 as compared to $16.2 million in 2001. This decrease is primarily due to the sale of the Princess Fatima partially compensated by an increase attributable to the purchase of the Cape Pampas.

      Management fees and administrative expenses. Management fees and administrative expenses were $6.8 million in 2002 as compared to $7.8 million in 2001, a decrease of $1.0 million, or 13%, which is attributable mainly to a reduction in administrative expenses of $0.9 million.

      Operating profit. Operating profit for 2002 was $1.2 million, a decrease of 94% or $18.3 million from the same period in 2001. The decrease is primarily attributable to the same factors that affected our revenues in this period detailed above and includes the full impact of a $2.7 million loss on involuntary conversion of Argentine receivables which resulted from the devaluation of the Argentine currency. During the first half of 2002, the receivables denominated in U.S. dollars but collected in Argentine pesos were exposed to the compulsory conversion to Argentine currency at a rate of exchange different from the market rate at the time of payment by virtue of Argentine Law 25.561 and the Decree 214/2002 and thereafter subject to negotiations between the parties as to the rate of exchange applicable to each transaction. The sale of Princess Fatima resulted in a loss of $1.6 million which has been accounted for under “other income.”

      Interest expense. Interest expenses decreased by $0.9 million, or 5%, to $16.8 million in 2002 as compared to $17.7 million in 2001. The decrease is primarily attributable to the lower level of financial debt and consequential interest costs associated.

Liquidity and Capital Resources

      We operate in a capital-intensive industry requiring substantial ongoing investments in revenue producing assets. Our subsidiaries have historically funded their vessel acquisitions through a combination of bank indebtedness, shareholder loans, cash flow from operations and equity contributions.

      As of September 30, 2004, we had total indebtedness of $187.3 million, consisting of: $122.6 million from our Prior Notes; $4.3 million in a senior loan facility with DVB for Kattegat Shipping Inc., a wholly owned subsidiary, for the purchase of the vessel Princess Marina; $12.0 million in a senior loan facility with DSB for Majestic Maritime Ltd., a wholly owned subsidiary, for refinancing the purchase of the vessel Princess Katherine; and $7.4 million in a senior loan facility with Calyon for Braddock Shipping Inc., a 60% owned subsidiary, for the purchase of the vessel Cape Pampas. Also as of September 30, 2004, UABL, as our subsidiary, had the following indebtedness: $15.0 million in a senior loan facility with IFC, $7.5 million with KfW, $1.6 million with Citibank NA, $1.0 million with Touax LPG SA and $3.9 million with Transamerica Leasing Inc. There was also accrued interest expenses for these loans of $6.9 million. On January 23, 2004 UP Offshore issued $3.0 million in preferred shares in favor of IFC and on September 9, 2004, received $2.1 million in a term loan with IFC.

      At September 30, 2004, we had cash and cash equivalents on hand of $15.1 million. In addition, we had $2.5 million in restricted cash and $3.2 million in short term investments.

Operating Activities

      In the first nine months of 2004, we generated $27.2 million in cash flow from operations compared to $14.4 million for the same period in 2003. Net income for the first nine months of 2004 was $12.2 million which is $19.1 million more than the net loss in the same period of 2003.

      In 2003, we generated $20.5 million in cash flow from operations compared to $14.4 million for in the same period in 2002. Net loss for 2003 was $11.5 million compared with a net loss of $13.8 million in the same period of 2002.

      Net cash provided by operating activities consists of our net income increased by non-cash expenses, such as depreciation and amortization of deferred charges, and adjusted by changes in working capital.

Investing Activities

      During the first nine months of 2004, we disbursed $21.1 million in the purchase of push boats and river barges of which we paid with funds available in restricted cash. UP Offshore, in which we have a 27.78% ownership interest but which was included in our consolidated results for the period, disbursed $24.7 million in advances to the yards contracted to build our new offshore vessels. Of this total, we made equity contributions to UP Offshore of a total of $7.1 million. We also disbursed $2.0 million in special work upgrading Cape Pampas. Since the second quarter of 2004, as result of the consolidation of UABL, as our wholly owned subsidiary, we disbursed $1.3 million in the purchase of river assets and disbursed $1.7 million for the purchase of the remaining 50% equity interest in UABL and UABL Terminals, net of the cash acquired.

      During 2003 UP Offshore disbursed $14.3 million in advances to the yards contracted to build the new offshore vessels. Of this total, we made an equity contribution to UP Offshore for a total of $4.4 million and we disbursed $2.8 million for the purchase of the new river barges compared to $17.7 million disbursed for the acquisition of vessels in the same period of 2002. We disbursed $3.6 million in drydock and major repair expenses, compared to $6.0 million in 2002. Also during 2003, we received net proceeds of vessel sales of $16.1 million.

Financing Activities

      Net cash provided by financing activities was $34.4 million during the first nine months of 2004, compared to a use of $1.3 million in financing activities during the comparable period in 2003. The increase in cash provided by financing activities in the first nine months of 2004 is mainly attributable to the issuance of preference shares in UP Offshore of $3.0 million, a senior loan facility of $2.1 million and the refinancing of the Princess Katherine mortgage indebtedness of $13.0 million, partially offset with $14.7 million of repayments of principal on its financial debt made during the first nine months of 2004. Also during the first nine months of 2004, through our subsidiaries, we repurchased $5.7 million nominal value of our Prior Notes at a net amount of $4.3 million and applied $17.7 million of our restricted funds in the purchase of new equipment for our River Business.

      Net cash used in financing activities was $10.7 million during 2003. The use of cash in financing activities in 2003 is mainly attributable to capital payments made during 2003. During the last quarter of 2003, through our subsidiaries, we repurchased $6.7 million nominal value of our Prior Notes at a net amount of $4.8 million.

After the Refinancing

      We intend to fund ongoing operations through cash generated by operations and borrowings under our subsidiaries’ senior credit facilities. We expect that ongoing requirements for debt service and capital expenditures will be funded from these sources and future refinancings of our debt.

      On October 15, 2004, through Ultracape Delaware LLC, a new subsidiary of Ultracape (Holdings) Ltd., we entered into a transaction with a related party to acquire the land for expansion of a maritime oil products terminal in Mexico for $2 million with a view to expanding our transportation services to that area.

      On October 27, 2004, we refinanced the existing senior secured credit facility of Braddock Shipping Inc., an indirect wholly owned Panamanian subsidiary of Ultracape, with a new senior secured credit facility of $10.0 million with DSB. This new credit facility has a five year maturity and contains a covenant that requires Braddock to provide a minimum level of collateral to secure the loans provided thereunder, as well as certain other restrictive covenants that, among other things, limit Braddock’s ability to incur additional indebtedness, pay dividends, repay indebtedness, make investments, merge or consolidate, change its lines of business, and amend the terms of subordinated debt. The agreement governing the facility also contains customary events of default, subject to grace periods, as appropriate. See “Description of Credit Facilities and Other Indebtedness.”

      We expect to make capital expenditures of approximately $41.0 million in the fiscal year 2005 using the Escrowed Proceeds and certain other funds. These capital expenditures are expected to be primarily related to acquiring new vessels.

      The following schedule summarizes our contractual obligations and commercial commitments as of September 30, 2004 on a pro forma basis after giving effect to the Refinancing and the UP Offshore Deconsolidation:

	Payments Due by Period

		Current	1-3	3-5	After
Contractual Obligations	Total	(a)	Years	Years	5 Years

	(In thousands of U.S. dollars)
1. Long-Term Debt Obligations(b)
— Calyon Bank(c)(d)	7,767	718	7,049
— International Finance Corporation(d)	18,588	449	6,293	5,734	6,112
— KfW(d)	8,908	217	3,736	3,390	1,565
— Citibank NA(d)	1,859	143	620	572	524
— Transamerica Leasing Inc.	4,184	644	3,540
2. The notes offered hereby	342,000		32,400	32,400	277,200
3. Capital (Finance) Lease Obligations
— Touax LPG S.A.	1,098	183	915
4. Operating Lease Obligations
5. Contractual Obligations
— Purchase UP Offshore common shares(e)	1,042	1,042
6. Other Long-Term Liabilities Reflected on the Company’s Balance Sheet under GAAP of the primary financial statements
— Minority interest subject to put rights	4,773				4,773

Total	390,219	3,396	54,553	42,096	290,174

(a)	Represents the period from September 30, 2004 through December 31, 2004.

(b)	Represents our subsidiaries’ obligations under their senior secured credit facilities.

(c)	Represents a loan with Calyon Bank used to purchase the Cape Pampas, our Capsize bulk carrier of which we own 60%. On October 27, 2004, this loan was refinanced with a $10.0 million facility with DSB. See “Description of Credit Facilities and Other Indebtedness.”

(d)	For the calculation of interest on loans that accrue interest at LIBOR, the Company applied the value of such rate as of September 30, 2004.

(e)	We have entered into a subscription agreement with LAIF and Comintra Enterprises Ltd. under which we have agreed to subscribe and purchase from UP Offshore common shares issued by UP Offshore up to a total maximum contribution of $12.5 million. As of September 30, 2004, we had contributed $11.5 million.

      As a result of the offering of our outstanding notes and the extinguishment of the Prior Notes, we realized a loss of $6.5 million in the fourth quarter of 2004, which is non-recurring.

      We believe, based upon current levels of operation, cash flow from operations, together with other sources of funds, including the Escrowed Proceeds, that we will have adequate liquidity to make required payments of principal and interest on our debt, including obligations under the notes, complete anticipated capital expenditures and fund working capital requirements.

      Our ability to make scheduled payments of principal of, or to pay interest on, or to refinance, our indebtedness, including the new notes, or to fund planned capital expenditures will depend on our ability to generate cash in the future. Our ability to general cash is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

Critical Accounting Policies and Estimates

      The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to bad debts, useful lives of vessels, deferred tax assets, and certain accrued liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition

      Revenue is generally recorded when services are rendered, we have a signed charter agreement or other evidence of an arrangement, pricing is fixed or determinable and collection is reasonably assured. Revenues are earned under time charters or COAs. Revenue from time charters is earned and recognized on a daily basis. Revenue for COAs is recognized based upon the percentage of voyage completion. The percentage of voyage completion is based on the number of voyage days worked at the balance sheet date divided by the total number of days expected on the voyage.

Allowance for Doubtful Accounts

      We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. The estimate of uncollectible amounts is based on the results of ongoing credit evaluations and our historical experience. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Asset Impairment

      We record impairment losses on long-lived assets used in operations when indications of impairment are present and the estimated undiscounted cash flows to be generated by those assets are less than the assets’ carrying amounts. If the carrying value is not recoverable, the carrying value of the assets is reduced to estimate fair value. Undiscounted cash flows are estimated using expected average long term day rates and utilization based largely on historical industry and our experiences. If future market conditions do not meet expectations, we may be required to record impairment charges which could be material.

Useful Life Determination

      Management determines the useful lives of the vessels based upon regulatory requirements such as OPA, market conditions and operational considerations. We continue to evaluate the reasonableness of the useful lives of the vessels.

Drydocking Costs

      All of our vessels must be periodically drydocked and pass certain inspections to maintain their operating classification, as mandated by certain maritime regulations. Costs incurred to drydock the vessels are deferred and amortized on a straight line basis over the period to the next drydocking, generally 30 months. The alternative accounting policy for drydocking costs is to expense the expenditures as incurred. The Financial Accounting Standards Board and the American Institute of Certified Public Accountants have proposed that the deferral method of accounting for planned major maintenance activities such as drydocking expenditures should be eliminated. Under the proposal, we would expense drydocking expenditures as incurred. Our unamortized drydocking costs were approximately $9.8 million as of September 30, 2004 and $3.5 million as of December 31, 2003.

Quantitative and Qualitative Disclosures about Market Risks

Inflation

      We do not believe that inflation has had a material impact on our operations, although certain of our operating expenses (e.g., crewing, insurance and drydocking costs) are subject to fluctuations as a result of market forces. Inflationary pressures on bunker costs are not expected to have a material effect on our future operations since freight rates for voyage charters are generally sensitive to the price of a ship’s fuel. A sharp rise in bunker prices may have a temporary negative effect on results since freights generally adjust after prices settle at a higher level.

Interest Rate Fluctuation

      We are exposed to market risk from changes in interest rates, which may adversely affect our results of operations and financial condition. Our policy is not to use financial instruments for trading or other speculative purposes, and we are not a party to any leveraged financial instruments.

      Short term variable rate debt, comprised approximately $7.1 million of our total debt as of December 31, 2003, including accrued interest. Long term variable rate debt, comprised approximately $17.0 million of our total debt as of December 31, 2003. Our variable rate debt had an average interest rate of approximately 2.98% as of December 31, 2003. A hypothetical 1.0% increase in interest rates on $24.1 million of debt would cause our interest expense to increase on average approximately $0.24 million per year over the term of the loans, with a corresponding decrease in income before taxes.

Foreign Exchange Rate Fluctuation

      Substantially all of our revenues are denominated in U.S. dollars. However, for the nine month period ended September 30, 2004, 9% of our total revenues were denominated in U.S. dollars but collected in Argentine Pesos and Paraguayan Guaranies at the equivalent amount of U.S. dollars at the payment date, and 10% of our total out of pocket operating expenses were paid in Argentine Pesos and Paraguayan Guaranies. Our operating results, which are reported in U.S. dollars, may be affected by fluctuations in the exchange rate between the U.S. dollar and the local currencies. For accounting purposes, revenue and expense accounts are translated into U.S. dollars at the exchange rate prevailing on the date of each transaction.

      Historically, we have not used derivatives or other financial instruments to hedge the risk associated with the movement in foreign currencies. However, in November 2003, UP Offshore, in which we have a 27.78% ownership interest, entered into a series of hedging contracts with AIG International Inc. in order to assure the Euro payments due under the shipbuilding contracts for the construction of two PSVs. Under this contract, UP Offshore has a hedge for the portion of supplies of the vessel construction contract that is denominated in Euros for a total of Euros 1.4 million at approximately $1.14 per dollar.

INDUSTRY OVERVIEW

      Certain statistical and graphical information contained in this prospectus, including the information in this section “Industry Overview,” has been supplied by DSC, an independent U.K.-based company providing market analysis and strategic planning services to the shipping industry. See “Industry Expert.” DSC bases its analysis on information drawn from published and private industry sources. For purposes of this Industry Overview, Latin America includes Central America, South America, and the Caribbean Basin islands. Consistent with revised International Energy Agency definitions, North America includes the United States, Canada, and Mexico. DSC has advised us that (i) some industry data included in this discussion is based on estimates or subjective judgments in circumstances where data for actual market transactions either does not exist or is not publicly available, (ii) the published information of other maritime data collection experts may differ from this data, and (iii) while DSC has taken reasonable care in the compilation of the industry statistical data, graphs and tables and believe them to be correct, data collection is subject to limited audit and validation procedures.

Oil Tanker Industry Overview

      The demand for tankers is a function of the volume of crude oil and petroleum products to be transported by sea and the distance between areas of oil consumption and oil production. The volume of crude oil and petroleum products transported is affected by overall demand for these products, which in turn is influenced by, among other things, general economic conditions, oil prices, weather, competition from alternative energy sources, and environmental concerns.

      World oil demand increased from about 67.9 million barrels per day, or MBD, in 1993 to 79.6 MBD in 2003, a compounded annual growth rate, or CAGR, of approximately 1.6%. Oil demand increased in all regions except for the Former Soviet Union. In 2003, oil demand grew by about 1.7 MBD.

      During this same period, world oil supply increased from about 67.5 MBD in 1993 to 79.6 MBD in 2003, a CAGR of about 1.7%. In 2003, oil production grew by 3.0 MBD. OPEC crude oil production increased from 24.7 MBD in 1993 to 26.8 MBD in 2003, a CAGR of about 0.8%. Non-OPEC production increased from about 40.5 MBD to about 48.9 MBD, a CAGR of about 1.9%.

      Benchmark West Texas Intermediate (“WTI”) crude averaged $18.43 per barrel in 1993 and averaged between $14 and $23 through the rest of the 1990’s. WTI prices increased in 2003 to an average of $31.08 per barrel and reached historically high levels in 2004, with the August 2004 average at about $44.90 per barrel.

Western Hemisphere Crude Oil Trades

      U.S. oil demand increased from about 17.5 MBD in 1993 to about 20.1 MBD in 2003, a CAGR of 1.4%. U.S. oil demand grew by about 0.3 MBD in 2003. U.S. crude oil production decreased from about 8.8 MBD in 1993 to about 7.8 MBD in 2003. U.S. crude oil production decreased by about 0.3 MBD in 2003. Arabian Gulf OPEC producers exported about 1.6 MBD of crude oil to the United States during 1993 and about 2.4 MBD of crude oil to the United States during 2003, an increase of 0.8 MBD. Short haul Mexican and Latin American crude oil exports to the United States increased from about 2.1 MBD in 1993 to about 3.3 MBD during 2003, an increase of nearly 1.2 MBD.

      Latin American oil demand increased from about 3.8 MBD in 1993 to about 4.7 MBD in 2003, a CAGR of 2.1%. Latin American oil demand decreased by 0.1 MBD in 2003. Latin American oil production (excluding Venezuela) grew from about 2.6 MBD in 1993 to approximately 4.0 MBD in 2003. Brazilian oil production increased from approximately 0.9 MBD in 1993 to 1.8 MBD in 2003. Venezuelan conventional crude oil production decreased from about 2.3 MBD in 1993 to 2.0 MBD in 2003.

      In 1993, the United States imported 6.8 MBD of crude oil, including 2.1 MBD (32% of crude oil imports) from Latin America and Mexico and 1.6 MBD from Arabian Gulf OPEC countries. In 2003, the United States imported 9.6 MBD of crude oil, including 3.3 MBD (34% of crude oil imports) from Latin America and Mexico and 2.4 MBD from Arabian Gulf OPEC countries. Crude imports from Latin America and Mexico have grown by about 1.2 MBD, or a CAGR of approximately 4.3%, from 1993 through 2003, while imports into the U.S. from the Middle East have increased by approximately 0.8 MBD, a CAGR of 3.9%.

Tanker Classifications and Primary Trade Routes

      As the table below demonstrates, the world oil tanker fleet is generally divided into six vessel sizes classified by dwt, which is an approximate measure of a vessel’s cargo carrying capacity. In general, VLCC’s/ ULCC’s primarily transport crude oil on long haul trade routes (where oil producers are located more than approximately 5,000 miles from the final importer), such as from the Arabian Gulf to the Far East, from the Arabian Gulf to Rotterdam via the Cape of Good Hope, from the Arabian Gulf to the Red Sea, and from the Arabian Gulf to the U.S. Gulf/ Carribean. Suezmax tankers trade on long haul and short haul routes as discussed below, while Aframax, Panamax, and Handy tankers serve routes typically in short haul, regional markets (e.g., Latin America, Mediterranean and Southeast Asia).

Industry Tanker Fleet as of August 1, 2004

				% of Total	% of Fleet Age
	Cargo Carrying	Total No.	Total	Tanker Fleet	20 Yrs or Older
	Capacity (in DWT)	Vessels	MDWT	(by DWT)	(by DWT)

Handy	10,000 to 49,999	1,966	59.3	19%	30%
Panamax	50,000 to 79,999	294	19.2	6%	39%
Aframax	80,000 to 119,999	621	61.6	20%	12%
Suezmax	120,000 to 199,999	297	44.1	14%	9%
VLCC/ ULCC	200,000+	449	130.2	41%	6%

Source:	Doll Shipping Consultancy based on industry sources.

     Suezmax vessels are active in dirty trades (i.e., the transport of crude oils and dirty petroleum products) from West Africa to the Americas, and in some Latin American dirty trades, including backhauls (return trips with a short ballast leg) to Europe and North America. Other major Suezmax trades include cross-Mediterranean and intra-European trades.

      Aframax tankers are active in dirty Latin American trades. Since Aframax tankers are the largest vessels capable of entering many U.S. ports, these vessels are often utilized in Latin American to U.S. trade routes to take advantage of economies of scale. Other major dirty petroleum Aframax trades include intra-European and cross-Mediterranean trades. In clean Aframax trades, major routes include voyages from the Middle East to Japan, Southeast Asia and South Asia.

      Panamax tankers are also active in dirty petroleum Latin American trades. As with Aframaxes, port constraints (e.g., shallow water depth, restrictions of vessel dimensions or tonnage) offer Panamaxes opportunities in Latin and North America not available to larger-sized vessels. The Latin America-North America trade route, dirty intra-European, dirty intra-Southeast Asian, clean Middle East to Asia, and clean Transatlantic trades are major Panamax trade routes.

Factors Affecting Supply of Oil Tankers

      The supply of tankers is determined by the size and technical suitability of the available fleet (i.e., size of a vessel versus port constraints, clean versus dirty cargo capabilities, charterer acceptability, etc.). Tanker owners include oil companies, government-owned shipping companies and independent ship owners. Independent owners are now the largest group, owning about 80% of the tanker fleet. There are also operators who do not own vessels but who charter their tonnage from independent shipowners. The existing fleet is increased by newbuilding deliveries and decreased by the number of tankers scrapped or otherwise removed from the fleet. Fleet size is also decreased when vessel tonnage becomes unavailable due to floating storage, layup, or repair. Newbuilding, scrapping, and vessel unavailability are affected by current and expected future vessel prices, charterhire rates, operating costs, age profile of the fleet, and government and industry regulation.

      The International Maritime Organization adopted accelerated phaseout regulations for single hull tankers in December 2003, which are expected to enter into force in April 2005. The regulations are a complex set of requirements that accelerate the phaseout to 2005 of pre-MARPOL “Category 1” tankers without protectively located segregated ballast tanks. Single hull tankers with protectively located segregated ballast tanks are to be phased out in 2010. Flag states may make exceptions for certain single hull, double bottom, or double sided vessels meeting determined quality and/or structural requirements that allow the vessels to continue in service until age 25 or year 2015, whichever is earlier. Single hull vessels are also to be banned from carriage of certain heavy oils, with some exceptions allowed for double bottom or double sided vessels meeting certain quality criteria. In addition, certain crude oils have been exempted. Port states may recognize the flag state exemptions or may choose to enforce the earlier phaseout dates. The effects of the regulations are complex but will tend to accelerate the phaseout of single hull vessels. Actual scrapping behavior will depend upon many variables including the state of the market and future flag state and port state implementation.

      The European Union (“EU”) has regulations in effect since 2003 that require double hull vessels for certain heavy oils with no exceptions. These regulations apply to tankers of 5,000 dwt or more registered in EU countries or entering waters within the jurisdiction of EU countries.

      Along with mandatory regulations, other factors encourage scrapping of single hull tankers, such as charterers requiring or preferring double hull vessels. This preference tends to reduce utilization of single hull vessels and to encourage scrapping.

Suezmax Fleet Development

      In 2003, 1.8 million dwt, or Mdwt, of Suezmaxes were scrapped, while 3.7 Mdwt were delivered. In 2004, through August 1, 2004, 0.6 Mdwt have been scrapped, while 2.5 Mdwt have been delivered. The current orderbook is 13.1 Mdwt (83 vessels) with 2.0 Mdwt due for delivery this year, 4.3 Mdwt next year and 3.3 Mdwt in 2006. About 32.0 Mdwt of Suezmaxes have double hulls, 3.5 Mdwt have double bottoms or double sides, and 8.6 Mdwt have single hulls.

SUEZMAX FLEET DEVELOPMENT

Source: Doll Shipping Consultancy based on industry sources.

Charterhire Rates

      One-year time charter rate assessments for a standard ship type are shown below. Time charter rate assessments ignore the wide variation in time charter rates based on different vessel specifications and performance, and are only intended to demonstrate trends. Time charter rates tend to be less volatile than spot charter rates as they incorporate rate expectations, which change less quickly than the day to day spot freight market.

Suezmax One-Year Timecharter Rates

($/day)

Source: Doll Shipping Consultancy based on industry sources.

Note: The Suezmax standard ship changed from a 1970’s built vessel to a 1990’s build vessel in January, 1995, resulting in a one time change in charterhire of about $6,000 — $7,000 per day, primarily due to lower fuel consumption.

     From November 2002 through March 2003, the concurrence of a number of positive factors resulted in high tanker earnings. Tanker demand increased while the industry fleet grew moderately. Winter seasonality further increased demand and resulted in weather delays in Baltic and Black Sea trades. Substitution of long haul oil for short haul Venezuelan oil and precautionary liftings in expectation of war in Iraq were also positive factors. The result was strong tanker earnings. Tanker earnings gradually decreased through the second and third quarters of 2003, but remained well above earnings prevailing in 2002. Oil demand was lower than first quarter demand, due to seasonality, but was higher than the corresponding quarter in 2002. Once again, earnings improved beginning in November 2003 and have remained at high levels through most of 2004 due to high oil demand and moderate fleet growth.

Dry Bulk Industry Overview

      The international dry bulk cargo market is a global industry and is affected by many factors throughout the world. Important industry conditions for dry bulk shipping include world dry bulk commodity production and demand, the size of the international dry bulk and combination carrier fleet, the new production and scrapping of oceangoing dry bulk carriers and freight rates. Both Capesize bulk carriers and combination carriers ship dry bulk cargoes, such as iron ore and coal.

Dry Bulk Demand and Production

      Seaborne iron ore trade grew from an estimated 354 million tons, or Mt, in 1993 to about 524 Mt in 2003, a CAGR of 4.0%. High demand for steel in China has led to growth in Chinese iron ore imports from about 33 Mt in 1993 to 148 Mt in 2003, a CAGR of 16.2%. This increase includes growth of about 37 Mt in 2003, a year on year increase of about 33%. During the first six months of 2004, Chinese iron ore imports were estimated at 97.7 Mt, an increase of about 35% compared with 2003.

China Monthly Iron Ore Imports

(Millions of tons)

Source: Doll Shipping Consultancy based on industry sources.

     Other Asian countries such as Japan and Korea have required increasing iron ore imports. The top iron ore exporters are Australia and Brazil, accounting for about 71% of estimated 2003 seaborne trade. Australian exports grew from 113 Mt in 1993 to 189 Mt in 2003, including 23 Mt of growth in 2003. Brazil’s iron ore exports increased from 109 Mt in 1993 to 184 Mt in 2003, which includes 14 Mt of growth in 2003.

      Coal trade is made up of thermal coal (steam coal), burned for its heat value primarily in power generation, and metallurgical coal (coking coal, met coal), used in steelmaking. Estimated seaborne steam coal trade grew from about 206 Mt in 1993 to about 441 Mt in 2003, a CAGR of 7.9%, which includes 42 Mt of growth in 2003. Leading coal exporters are Australia, China, Indonesia, and South Africa.

Capesize dry bulk vessels and combination carriers

      Capesize dry bulk vessels and combination carriers have a cargo carrying capacity of 80,000 dwt or greater based on representative sizes of vessels too large to pass through the Panama Canal. However, most Capesize tonnage (about 95%) is comprised of vessels of 100,000 dwt or greater. Capesizes primarily transport iron ore and coal on trade routes where lack of port constraints (especially depth of water) and cargo parcel size limits allow realization of economies of scale.

Capesize Fleet Development

Source: Doll Shipping Consultancy based on industry sources.

     As of August 1, 2004, there were 653 Capesize dry bulk vessels comprising about 103.6 Mdwt. In 2003, 1.0 Mdwt of Capesizes were scrapped, while 5.6 Mdwt were delivered. In 2004, through August 1, 2004, none have been scrapped, while 4.6 Mdwt have been delivered. The current orderbook is 21.2 Mdwt (142 vessels) with 3.5 Mdwt due for delivery this year, 7.4 Mdwt next year and 6.1 Mdwt in 2006. The remainder are scheduled to be delivered in 2007, 2008 and 2009. Total Capesize combination carrier dwt is 7.8 million, with an estimated 4.6 Mdwt (59%) currently employed in dry bulk trades. 0.2 Mdwt were delivered in 2003, while 0.4 Mdwt were scrapped. None were delivered this year or are currently on order. In 2004, 0.2 Mdwt have been scrapped through August 1, 2004. Improved trade in year 2000 resulted in average one-year time charter rates of about $17,100 per day. Slower trade growth and high fleet growth in 2001 and 2002 resulted in lower time charter rates, with average one-year time charter rates of $12,800 per day in 2001 and $12,300 per day in 2002. Throughout 2003, there were large increases in dry bulk trade and tonnage demand that offset fleet growth. In 2003, Capesize vessel earnings increased from January through September, with one-year time charter rates reaching an average of $27,000 per day in September. From October 2003 through February 2004, Capesize one-year time charter rates more than doubled from these already high levels reaching an average of $67,000 per day during February 2004, led by high Chinese steel demand and strong coal markets. Although time charter rates have retreated somewhat from the high levels of early 2004, they remain at high levels with one year time charter rates in the first half of September averaging about $44,000 per day.

River Business Overview

      Key industry conditions in the Hidrovia region are agricultural production and exports, particularly soybeans, from Argentina, Brazil, Paraguay and Bolivia (“the Region”), exports of Brazilian iron ore, regional demand and Paraguayan and Bolivian imports of petroleum products. Exports of Argentine forest products and other commodities are also significant. Practically all of the commodities/cargoes transported in the system are export or import related cargoes.

      The Paraguay, the high Parana and the Uruguay rivers, consists of 3,762 km of a single natural interconnected navigable river system serving 5 countries, namely Brazil, Bolivia, Paraguay, Uruguay and Argentina. The size of this river system is comparable to the Mississippi river in the U.S. but its real economic importance has only started to develop since about 1997.

Dry Bulk Cargo

      Soybeans: Argentina, Brazil, Paraguay and Bolivia produced about 39.6 million tons, or mt, of soybeans in 1993 and 92.6 mt in 2003, a CAGR of 8.9% from 1993. Production for these countries for 2004 is estimated at 112.0 mt. These countries accounted for about 49% of world soybean production in 2003, growing from only 34% in 1993.

				10 Year CAGR
	1993	2003	2004E	(1993-2003)

	(in mt)
Argentina	12.4	34.0	39.0	10.6%
Bolivia	0.7	2.0	2.0	10.2%
Brazil	24.7	52.6	66.0	7.9%
Paraguay	1.8	4.0	5.0	8.3%

Regional	39.6	92.6	112.0	8.9%

USA	50.9	65.8	78.3	2.6%
China	15.3	16.0	17.5	0.4%
Other Countries	12.0	14.8	15.1	2.1%

World	117.8	189.1	222.8	4.8%

Source: Doll Shipping Consultancy based on industry sources.

     The Region is one of the few areas left in the world where unused farmland is available. Within the four countries of the Region, acreage harvested in soybeans has increased from approximately 18.2 Mha (million hectares; 1 hectare = 2.47 acres) in 1993 to 37.9 Mha in 2003, a CAGR of 7.6%. In addition, with advances in technology, productivity of farmland has also improved.

      The growth in soybean production has not occurred at the expense of other key cereal grains. Production of corn (maize) in the Region grew from 44.0 mt in 1993 to 55.6 mt in 2003, a CAGR of 2.4%. Production of wheat in the Region grew from 12.4 mt in 1993 to 19.8 mt in 2003, a CAGR of 4.8%.

      The installation of crushing plants in Bolivia and Paraguay has generated a large volume of vegetable oils and soybean meal that are also shipped via the river for export. Soybean meal exports from Bolivia and Paraguay totalled about 1.7 mt in 2003, while soybean oil exports were about 0.4 mt.

      Forest Products: Areas adjacent to the Hidrovia region in Northern Argentina comprise most of Argentina’s forest and forest product producing areas. Higher value added sectors of the forest products industry have been growing at high rates, while lower value added sectors (e.g. logs, fuel wood) have been allowed to remain stable or decline. Sawnwood, wood-based panels, paper, paperboard, and woodpulp sectors comprise about 99% of 2002 export revenues (total revenues $273 million).

      Iron Ore: In the Corumba area in Brazil, two large iron ore mines owned by international mining companies, RTZ and CVRD, are located near the high Paraguay river. Their combined production of iron ore has doubled in the last five years to current annual production of over three million tons. RTZ is considering expansion of its mine. The entire production is transported by barge.

Oil Transportation

      The Parana River/ Hidrovia is a key link in Argentina’s oil supply network. In 2002 Argentine oil demand was about 486,000 barrels per day, or bpd, while production for 2003 was estimated at about 830,000 bpd. Total refining capacity is estimated at about 639,000 bpd.

      Paraguay has no indigenous sources of petroleum. Barges in the Hidrovia are the only way to supply the Paraguayan needs of crude and petroleum products totalling between 1.1 million cubic meters to 1.3 million cubic meters per year in the last 6 years.

      All the petroleum products move northbound to destinations in North Argentina, Paraguay and Bolivia creating synergies with dry cargo volumes that move southwards mostly.

      Brazil does not yet move any significant quantity of petroleum products via the Hidrovia mainly due to lack of discharge facilities. However, incentives exist to switch to barge transportation for petroleum product distribution to Brazilian cities near the river. Currently interior regions of Brazil near the Hidrovia are supplied overland by truck.

Fleet Developments and Utilization

      During the last 10 years the barge fleet in the river system has more than doubled maintaining a high level of utilization. This has occurred not only due to the growth of production in the area but also because cargo that in the past was transported by truck started to flow to the river as the infrastructure developed. Today’s available barge fleet in the area consists approximately of 1,000 dry and tank barges which compares with approximately 27,900 barges in the Mississippi river system in the U.S.

      UABL owns and operates about 50% of total dry cargo tonnage barge capacity. There are approximately 10 different companies operating dry cargo barges in the river system.

      The barge business in the Parana has a seasonal effect due to the agricultural aspect of the trade. The high season in 1993 was March through July and in 2003 the high season had extended from February through September. However, the October through January period is now much more active due to the building of large soybean crushing plants along the river that work most of the year.

      Freight levels are much less cyclical than in ocean transportation and are based on local supply and demand factors that are generally not related to ocean freights.

Modal Shift to Barges: Competitive Advantage

      Along with growth in production of commodities transported by barge in the Hidrovia, cost, safety and environmental incentives exist to shift commodity transport to barge.

      Inland barge transportation is generally the most efficient and safest means of transporting bulk commodities compared with railroads and trucks. A standard 1,500 ton barge carries the same amount of cargo as fifteen 100-ton hopper rail cars and fifty-eight 26-ton tractor trailer trucks. Similarly, a 2,500 cubic meter capacity inland tank barge carries the equivalent of eighty 26-ton tank trucks. Each tow is typically made up of 16-30 barges, realizing even greater efficiencies.

      In terms of unit transportation cost for most dry bulk cargoes, barge is cheapest, rail is second, and truck is third. There are clear and significant incentives to build port infrastructure and switch from truck to barge to reduce cost.

Offshore Industry

      The market for offshore supply vessels (“OSVs”), both on a worldwide basis and within Brazil, is driven by a variety of factors. On the demand side, the primary driver is the growth in offshore oil development/production activity, which in the long term is driven by the price of oil and the cost of developing the particular offshore reserves. Demand for OSVs is further driven by the location of the reserves, with fields located further offshore and in deeper waters requiring a larger number of vessels per field and larger, more technologically sophisticated vessels. The supply side is driven by the availability of the vessel type needed (i.e., appropriate size and technology), which in turn is driven by historical new-building patterns and scrapping rates as well as the current employment of vessels in the worldwide fleet (e.g., the number of vessels under long term charters) and the rollover schedule for those charters. Technological developments also play an important role on the supply side, with technology such as dynamic positioning better able to meet certain support requirements.

      Both demand for, and supply of, OSVs are heavily influenced by cabotage laws. Since most offshore supply activities occur within the jurisdiction of a country, they fall within that country’s cabotage laws. This distinguishes the OSV sector from most other types of shipping. Cabotage laws may restrict the supply of tonnage, e.g., where the country gives special preferences to locally flagged ships or requires that any vessel working in its waters be flagged, crewed, and in some cases constructed in that country.

      Within the OSV sector, main vessel types include supply vessels, platform supply vessels (“PSVs”), anchor handling tugs, crew boats, and other vessel types.

      Supply vessels generally support oil exploration, production, construction and maintenance activities on the continental shelf and have a high degree of cargo capacity and flexibility relative to other offshore vessel types. They utilize space above and below deck to transport dry and liquid cargo, including heavy equipment, pipe, drilling fluids, provisions, fuel, and dry bulk cement and drilling mud. The industry fleet has approximately 688 supply vessels with about 11 vessels on order. The average age is 19 years, with approximately two-thirds of the industry fleet being age 20 years or older.

      PSVs are large and sophisticated supply vessels constructed to allow for economic operation in environments with some combination of deepwater operations, long distance support, economies of scale, and demanding operating conditions. PSVs serve drilling and production facilities and support offshore construction and maintenance work for clusters of offshore locations and/or relatively distant deepwater locations. They have larger deck space and larger and more varied cargo handling capabilities relative to other offshore support vessels to provide more economic service to distant installations or several locations. Some vessels may have dynamic positioning which allows close station keeping while underway. PSVs can be designed with certain characteristics required for specific offshore trades such as the North Sea or deepwater Brazilian service.

      The industry fleet has about 302 PSVs with approximately 58 on order. The average age is approximately 10 years.

Brazilian Offshore Industry

      Offshore exploration, development, and production activities within Brazil have grown, driven by Brazil’s policy of becoming energy self-sufficient as well as by oil price/cost considerations. Since most Brazilian reserves are located far offshore in deep waters, large, technologically-sophisticated vessels are needed. Brazil is today a world leader in deep drilling technology.

      The primary customer in Brazil is Petrobras, the Brazilian national oil company. The Brazilian government has also allowed foreign companies to participate in offshore oil and gas exploration and production since 1999. Other companies active offshore in Brazil include Total, Shell, BP and ChevronTexaco. The deep water Campos Basin, a deep water area located about 80 miles offshore, has been the leading area for offshore activity. Activities have been extended to the deep water Santos and Espirito Santo Basins as well with activities now taking place in areas of water depths of over 9,000 ft.

      Deepwater service favors modern vessels that can provide a full range of flexible services while providing economies of scale to installations distant from shore. However, many of the Brazilian flag PSVs and supply vessels are old, with over half of the national fleet at 20 years of age or older. In addition, Brazilian cabotage laws favor employing Brazilian flag vessels, over employing non-Brazilian flag vessels, and temporary authority is often granted for foreign vessels to operate only if no Brazilian flag vessels are available.

      Of a total of approximately 56 Brazilian flag offshore vessels, 33 are categorized as platform supply vessels and supply vessels.

Brazilian-Flag PSV and Supply Vessels

Source: Doll Shipping Consultancy based on industry sources.

BUSINESS

Our Company

      We are a diversified ocean and river transportation company involved in the carriage of dry and liquid bulk cargoes. In our Ocean Business, we are an owner and operator of oceangoing vessels that transport petroleum products and dry cargo around the world. Our Ocean Business fleet has a capacity of approximately 785,000 dwt, and our three versatile Suezmax/ OBO vessels are capable of carrying either dry bulk or liquid cargoes. Our River Business is the largest owner and operator of river barges and push boats in the Hidrovia region of South America, a fertile agricultural region of navigable waters on the Parana, Paraguay and Uruguay Rivers and part of the River Plate, which flow through Brazil, Bolivia, Uruguay, Paraguay and Argentina.

      In addition, we entered into a joint venture to form UP Offshore, a company which will provide transportation services to offshore petroleum exploration and production companies, with particular emphasis in the Brazilian market. UP Offshore has contracted for the construction of six modern, large, technologically advanced PSVs, whose deliveries are expected to commence in the first quarter of 2005.

      We are focused on growing with an efficient and flexible fleet, which allows us to provide an array of transportation services to customers in several different industries. We believe that the flexibility of our fleet and the diversity of industries that we service reduce our dependency on any particular sector of the transportation industry.

      We believe that significant investment opportunities exist for us in all of the segments of the transportation industry in which we participate. In the Ocean Business, we intend to build state of the art, double hull Panamax tankers, which we plan on employing in the same trades that, and with the same customers to whom, we employed our single hull Panamax tankers for the past 10 years. We also intend to invest in two new, double hull product tankers of modern design and operate these two new tankers as part of our oceangoing fleet. We also have an opportunity to increase the ocean transportation services provided by our River Business. In 2003, UABL carried approximately three million tons of cargoes which were subsequently transshipped to oceangoing vessels for carriage to their final destinations. We plan on participating in part of these ocean carriages of dry bulk commodities. In addition, we plan to invest further in the Offshore Business, ultimately growing this fleet from six PSVs to 10 PSVs.

      Some of our significant customers in the last three years include Petrobras, Cargill, ENAP, ADM-SAO, Continental Grain, Glencore, ExxonMobil, Repsol-YPF, Petropar, I.O.L., Multigranos, Panocean, RTZ, Swissmarine, PDVSA and Siderar.

Our Lines of Business

      Ocean Business: In our Ocean Business, we own and operate five oceangoing vessels and two semi-integrated oceangoing tug barge units (one of which is currently used as a transfer station in our River Business) under the trade name Ultrapetrol. Our oceangoing ships transport dry and liquid bulk goods on major trade routes around the globe. Major products carried include liquid cargo such as petroleum and petroleum derivatives and dry cargo, iron ore, coal and other bulk cargoes. Over the course of the last six years, we have acquired an ocean fleet that operates on a global basis and currently has an aggregate cargo carrying capacity of approximately 785,000 dwt and an average age of 18 years.

      Our Aframax and Suezmax vessels are versatile due to their ability to service virtually all major routes used for crude oil transportation. In addition, our Suezmax tankers, which are Oil/ Bulk/ Ore carriers, or OBOs, have the added versatility of being able to carry either oil products or dry bulk cargoes to take advantage of changing market conditions. Given the rise during 2003 and early 2004 in spot market prices for dry cargo, these vessels, together with our Capesize bulk carrier, Cape Pampas, of which we own 60%, are currently employed in the carriage of bulk dry cargoes trading on a worldwide basis mostly loading coal and iron ore from South America, Australia and South Africa to Europe, China and other Far East countries. Over 86% of our revenues since September 2003 derived from charterers in Europe, the U.S. and Asia. Over the same period, approximately 74% was earned from longer term time charters with at least three months duration and 26% from shorter term time charters.

      As a policy decision, since the beginning of 2003, we sold all of our older single hull Panamax and Aframax tankers that we used to service the regional trade of Argentina and Brazil. Over the next several years, we intend to rebuild the Panamax size fleet with modern double hull vessels that can service the needs of our customers safely and efficiently.

      Our largest ocean customers include Cargill, Petrobras, Pan Ocean and ENAP. We believe that the business is well-poised for growth due to the quality and flexibility of our vessels and the currently attractive market rates for ocean transportation.

      A split of the revenues of our ocean fleet for the last 12 months indicates the following percentages by country of domicile of the charterers, which is not necessarily indicative of where our vessels operate. These splits are set forth in the table below:

Country	U.S. $(in millions)%

Europe	30.8	54.2%
Asia	16.8	29.6%
Argentina	3.6	6.3%
Brazil	1.5	2.6%
USA	1.1	1.9%
Chile	2.8	4.9%
Other Central and South America	0.2	0.5%

Grand total	56.8	100%

      Vessels operating on longer term time charters or COAs may be chartered for several months or years, whereas vessels operating or shorter term charters typically are chartered for a single voyage, which may last up to several weeks. Vessels operating on shorter term charters may generate increased profit margins during periods of improved freight rates, while vessels operating on longer term time charters generally provide more predictable cash flows. Accordingly, we actively monitor macroeconomic trends and governmental rules and regulations that may affect vessel rates in an attempt to optimize the deployment of our fleet. We believe that our fleet deployment strategy provides us with the ability to benefit from increases in freight rates while at the same time maintaining a measure of stability through cycles in the industry. As of September 30, 2004, we had six vessels on time charters expiring on dates ranging between four and 18 months.

      River Business: We operate our River Business through our trade name UABL. We own and operate 457 barges with approximately 750,000 dwt capacity and 21 push boats. In addition, we use one ocean barge from our ocean fleet, the Alianza G2, as a transfer station. Of the barges, 413 are dry barges and 44 are tanker barges. The dry barges transport agricultural and forestry products, iron ore and other cargoes, while the tanker barges carry petroleum products, vegetable oils and other liquids.

      We operate our push boats and barges on the navigable waters of the Hidrovia region. At over 3,700 km in length, the Hidrovia region is comparable in length to the Mississippi River in the United States.

      Due to our size and scale, we are able to operate our river fleet in “trunk mode.” The trunk mode is based upon the principle that the push boat, which is the most expensive operational asset for a river transportation company, should never stop, and the barges should be treated as containers which, once loaded or discharged, will be picked up and taken to its next destination by the next available push boat. The trunk mode enables UABL to carry the maximum amount of barges in each segment of the Parana and Paraguay Rivers. In the lower Parana River, each push boat can push tows of up to 30 barges, which are delivered to a “hub” at the juncture of the Parana/ Paraguay River where they are picked up by shuttle push boats that haul tows of up to 16 barges up both segments of the River, thus maximizing the size of the tows for each section of the River. The trunk mode allows the push boat to operate continuously by dropping its tow at the hub, picking up a new tow of barges and running in the opposite direction.

      Over the last six years, we have developed our River Business from one river convoy comprised of one push boat and four barges to the leading river transportation company in the Hidrovia region. In comparison, we believe our largest competitor has less than one-fourth of the number of barges we own and less than one-fifth of our fleet’s dwt capacity. UABL operates its own terminals at certain key locations to provide integral transportation services exclusively to its customers from origin to destination. We also have our own drydock and repair facility to carry out maintenance to the fleet and operate a floating transshipment facility to discharge the cargoes from barges onto oceangoing vessels in the lower section of the Parana River.

      The Hidrovia region produces and trades a significant amount of agricultural products and has shown consistent growth over the last 10 years. For example, Argentina, Brazil, Paraguay, and Bolivia produced about 39.6 million tons, or mt, of soybeans in 1993 and 92.6 mt in 2003, a compound annual growth rate from 1993 of 8.9%. DSC estimates production for these countries for 2004 at 112.0 mt, yielding a compounded annual growth rate from 1993 of 9.9%. These countries accounted for nearly 50% of world soybean production in 2003, growing from only 34% in 1993.

      For the fiscal years ended December 31, 2001, 2002 and 2003, UABL generated revenues from unrelated third parties of $37.4 million, $32.3 million and $45.3 million, respectively. Prior to April 23, 2004, our subsidiary, UP River, owned a 50% interest in UABL with our joint venture partner, ACBL. On April 23, 2004, we purchased ACBL’s 50% equity interest in UABL, together with its assets in the Hidrovia region, including 50 barges and seven push boats and its share of the related receivables and liabilities of UABL, for a total of $26.1 million. As a result of this transaction, together with our prior financing arrangements, we currently own 96.4% of UABL while IFC owns the remaining 3.6%.

      Our customers include Cargill, Multigranos, Petropar and ADM. We believe that our River Business is well-poised for growth due to the increasing agricultural exports from South America and the efficiency of barges versus other forms of inland transportation, primarily rail and truck.

      Offshore Business — Future Opportunity: We own a 27.78% interest in UP Offshore, and we have warrants to increase our ownership up to approximately 47.78%. The remaining ownership interests in UP Offshore are owned by LAIF, and Comintra Enterprises, Ltd., which own 66.67% and 5.55%, respectively. UP Offshore expects to take delivery of six PSVs, commencing in the first quarter of 2005. UP Offshore plans to employ its PSVs to provide transportation services to the offshore petroleum exploration and production companies, with particular emphasis in the Brazilian market.

      PSVs serve petroleum exploration and production facilities by transporting supplies and equipment to offshore locations, utilizing a large clear deck and under deck tanks. They are differentiated from other offshore support vessels by their cargo handling capabilities, particularly their large capacity and versatility. They are used to transport supplies such as containerized equipment, drill casing, pipes and heavy loads on deck, along with fuel, water, drilling fluids and bulk cement in under deck tanks. All six of our PSVs will have increased deck areas, significantly greater dry bulk and liquid capacity compared to many existing PSVs in this market. Our PSVs will also be equipped with dynamic positioning capabilities, which allows the ship to stay in its designated location even in severe weather and sea conditions.

      We intend to charter our six new PSVs on long term charters for use in Brazil, the third largest offshore market in the world. Brazil’s oil reserves are the second largest in South America and over 90% of the reserves are offshore. Currently, Petrobras has the majority of the offshore drilling market share in the Brazilian market, but in 1999 the E&P market was opened to private and foreign participation. All six of our PSVs will have Brazilian flag privileges, which is important as Brazilian law provides that first preference be given to a national carrier, if available. If a Brazilian ship is not available, a foreign PSV can win a contract for up to two years at which point the job is rebid. Currently there are approximately 150 vessels in the Brazilian offshore fleet, of which we estimate only 40% are Brazilian flag vessels.

      UP Offshore intends to build another two PSVs of the same particulars in an aim to own a fleet of eight ships. We have also entered into an agreement with UP Offshore through which we will have the option, but not the obligation, to construct two additional PSVs of similar particulars that will operate in the same markets as the eight UP Offshore PSVs. However, the revenues associated with these final two PSVs will belong 100% to us.

      On June 25, 2003, we signed an administration agreement with UP Offshore, under which we provide management services required by UP Offshore in its start-up phase, including providing the services of the Chief Executive Officer and providing ongoing management and commercial advisory services thereafter. Our professional fees under this agreement are 2% of UP Offshore’s annual EBITDA. Our services in connection with the administration agreement end on December 31, 2013, unless earlier terminated.

Our Competitive Strengths

      We believe that the following strengths are critical to our success:

•	We Are a Diversified Transportation Company. We operate in different sectors of the transportation industry, including the ocean and river industries and, beginning in 2005, the offshore oil support industry. While we believe that there are synergies between our Ocean and River transportation businesses, particularly in terms of the operational expertise and customer base, the factors that affect supply and demand, the cost structure, and the business risks are different. The offshore oil support segment is a different industry and should provide further diversity from the ocean and river segments. Accordingly, our diversification provides a hedge against potentially cyclical markets.

•	We Have a Versatile Ocean Fleet. Over the past decade, we have focused on building a versatile ocean fleet to meet the demands of a changing marketplace. We believe that our three Suezmax/ OBO vessels are ideally suited to take advantage of the changing relative conditions of the dry cargo and liquid cargo tanker markets. Our vessels that carry dry cargo can be made ready to carry liquid cargo and vice versa within a matter of days. These vessels, together with our Capesize bulk carrier, Cape Pampas, of which we own 60%, generated 83% of our Ocean Business revenues for the 12 month period ended September 30, 2004. Further, our Aframax tanker has the unusual feature of being able, despite its large dwt, to transit the Panama Canal because of her narrow beam. This design is particularly attractive for customers who wish to employ an Aframax size vessel but who occasionally need to bring cargoes through the Panama Canal.

•	Our Increased Scale Generates Efficiencies. Our combined ocean and river fleet has a capacity of approximately 1.5 million dwt and close to 500 units. Our relative size offers economies of scale and, in our River Business, negotiating power. For example, in our River Business, our size has allowed us to implement a different operational system than our competitors, called a trunk mode, that enables us to service our clients with a continuous stream of available barges.

•	We Have Long Term, High Quality Customer Relationships. We have operated our vessels in South America and around the globe since our business began in 1992. We have long-standing relationships with large, stable customers, including affiliates of major international oil and agriculture companies, such as Petrobras, the government controlled oil and gas company of Brazil, Cargill, ADM-SAO, Continental Grain and ENAP. These are long term customer relationships that arise from our reputation for reliability and high-quality service. Our two largest customers, Petrobras and Cargill, accounted for approximately 26% and 12% of revenues in 2003, respectively, and our five largest customers in 2003 in terms of revenue accounted for approximately 57%.

•	We Possess Superior Technology. We have made significant investment in our technology systems. For example, in addition to having state of the art navigational, operational and safety technology in our Ocean Business, our River Business has developed proprietary navigational systems that allow its tows to operate 24 hours a day navigating through a river system that lacks signalization for night navigation. These systems enable our River Business to use its assets more efficiently than its competitors while providing a unique service to its customers. We have also developed a proprietary design for our new PSVs in conjunction with the renowned Norwegian ship designer, Vik Sandvik. This design can only be reproduced with the consent of UP Offshore.

•	We Have a Reputation for High Standards of Performance and Safety. We pride ourselves on our operational excellence, our ability to provide high quality service and our commitments to safety, quality and the environment. The quality of our vessels as well as the expertise of our vessel crews and engineering resources help us maintain highly reliable and consistent performance. We maintain well documented and internationally certified safety and quality management systems, perform periodic audits and conduct training, each of which affects all areas of our activities, including operations, maintenance and crewing. In our Ocean Business, our ship management is ISM and ISO 9001:2000 certified.

•	We Have an Established History and Experienced Management Team. Our management team is led by members of the Menendez family. The family collectively has been involved in the shipping industry for over 120 years. Our senior executive officers have on average 32 years of experience in the shipping industry. Our management team has significant expertise in various lines of business and has been instrumental in developing and maintaining our certified safety and quality management systems and our operational plans. Further, our management has helped us design and develop innovative and flexible vessel designs.

Our Business Strategy

      Our business strategy is to continue to grow by leveraging our expertise and customer relationships through our investments in different sectors of the transportation industry. We are well recognized by our clients in the global transportation of petroleum and dry cargo and plan to selectively grow the Ocean Business. Our River Business is the leading barge transportation company in South America and is well positioned to grow. Finally, commencing in 2005, we plan on expanding into the Brazilian offshore platform supply services industry in order to capitalize on attractive trends in that market. We plan to implement our business strategy by doing the following:

•	Growing our Ocean Fleet with Versatile Vessels. We intend to expand our ocean fleet by selectively adding versatile vessels through the acquisition of secondhand vessels and newbuildings. For example, we plan on adding Panamax tankers capable of carrying both crude oil and petroleum products as well as smaller petroleum product carriers to our fleet. We believe that by acquiring and building these vessels, we will be able to target different market sectors. In addition, the new Panamax tankers will fill a demand from our existing customers for vessels to service routes where both the point of origin and destination is in South America. These ships are intended to replace the older single hull vessels we sold since 2002.

•	Redeploying Vessels to the Most Attractive Markets. Due to the flexibility of our oceangoing vessels, we have the ability, under appropriate market conditions, to alter the geographic and industry focus of our operations by redeploying vessels to the most profitable markets. For example, as a result of rising demand out of China during 2003, we switched our three Suezmax/ OBOs from liquid to dry cargo carriers. These redeployed vessels have for the past year earned average day rates that are approximately 50% higher than they could have earned by carrying petroleum products. In addition, we actively manage the deployment of our fleet between longer term time charters and shorter term charters. Our vessel deployment strategy is designed to provide greater cash flow stability through the use of these longer term time charters, while maintaining the flexibility to benefit from improvements in market rates by deploying the balance of our vessels on shorter term time charters.

•	Capitalizing on Attractive Fundamentals in our River Business. There are a number of attractive fundamentals in the Hidrovia region river transportation business. We plan to use our leading market position in this region to capitalize on the following fundamentals:

—	Growing Agricultural Exports. During 2003, Brazil, Argentina, Paraguay and Bolivia produced over 90 million tons of soy, which represents approximately 50% of world production, as compared to the 66 million tons produced by the United States. Moreover, the region continues to have large amounts of unused arable land available for soy and other crops.

—	Efficient Means of Transportation. River barges provide efficient and cost-effective transportation relative to railroads and trucks. One barge can transport as much as 15 jumbo hopper rail cars or 58 trucks. Additionally, the capacity of a 15 barge tow is equivalent to 870 trucks. As important, a 15 barge tow can be manned by only eight crew members.

—	Shortage of Infrastructure. There currently exists a shortage of adequate rail and highway infrastructure in South America to meet the growing demand of exporters. By contrast, the navigable portion of the Hidrovia region is over 3,700 km long, passes through the heart of the agricultural region and is ideally situated to suit the needs of the agricultural community. In addition, over the past several years, we have added through a joint venture a significant amount of infrastructure to the river systems, such as docks, ports and terminals, over which we have an essentially exclusive right of use. Our proprietary infrastructure allows us to better serve our customers by increasing the number of barges we can efficiently load on the river in our loading facilities.

•	Expanding into the Offshore Industry and Growing through Strategic Investments. We own approximately 27.78% of a new subsidiary, UP Offshore, which will provide services to petroleum exploration and production companies that operate mainly off the coast of Brazil. UP Offshore has contracted for the construction of six modern, large, technologically advanced PSVs whose deliveries are expected to commence in the first quarter of 2005, with an additional two vessels planned to be purchased by UP Offshore. We also have the option, but not the obligation, to purchase up to an additional two PSVs to supplement UP Offshore’s program, but these two vessels would be 100% owned by us. All six of UP Offshore’s PSVs will have Brazilian flag privileges, which gives us a competitive advantage over non-Brazilian flagged vessels because the Brazilian government generally requires that offshore platform supply services be provided by a Brazilian flagged vessel, if available. Currently, there are approximately 150 vessels in the Brazilian offshore fleet, of which we estimate only 40% are Brazilian flagged vessels. We intend to charter these six new PSVs on long term charters to Petrobras and other oil companies for use in Brazil. Brazil’s oil reserves are the second largest in South America, with over 90% of the reserves located offshore. Currently, Petrobras has a majority of the market share in the offshore drilling market, but recently the oil exploration and production market was opened in Brazil to private and foreign participation, which we believe will allow for growth and customer diversification. We have also recently made an investment of $2 million in a terminal in Mexico with a view towards expanding our transportation services to that area.

•	Focusing on Generating Operational Efficiencies. In all the segments of the transportation business in which we operate, we have identified growth opportunities that should consolidate our position in each segment and should improve overall efficiency and profitability of our existing lines of business. For example, key initiatives include continued rationalization of ship schedules and maximizing yield in our Ocean Business. In our River Business, we focus on optimizing our barge and tug scheduling, maximizing loads and convoy size and minimizing empty back-hauls. Going forward, we expect to continue to find opportunities to rationalize costs and operate more efficiently.

Our Existing Fleet

Ocean Business

      The following table summarizes certain information with respect to our existing vessels in our Ocean Business:

	Year
Vessel	Built		Vessel Type	DWT		Current Employment

Princess Katherine	1986		Suezmax/OBO	164,100		Brazil, Far East, Europe
Princess Nadia	1987		Suezmax/OBO	152,328		Brazil, Far East, Europe
Princess Susana	1986		Suezmax/OBO	152,295		Brazil, Far East, Europe
Cape Pampas(1)	1990		Capesize	151,380		Brazil, Far East, Europe
Princess Marina	1986		Aframax	83,930		Chile, Argentina, Peru
Alianza G2(2)/Alianza Rosario	1994	(3)	Semi-integrated	37,532	(5)	River Plate/Parana River
			tug/barge unit
Alianza G3/Alianza Campana	1993	(4)	Semi-integrated	43,164	(5)	Brazil
			tug/barge unit

(1)	Owned by Ultracape (Holdings) Ltd., of which we own 60%.

(2)	Although the Alianza G2 is considered part of our ocean fleet, it is currently engaged as a transfer station in the lower Parana River as part of our River Business.

(3)	The keel of the barge, Alianza G2, was laid in 1980. The barge was delivered in 1984. It was refurbished and converted to its current use in 1994. The separate but integrated tug, Alianza Rosario, was built in 1976.

(4)	The barge, Alianza G3, was built in 1982 and was refurbished and converted to its current use in 1993. The separate but integrated tug, Alianza Campana, was built in 1976.

(5)	As the tug carries no cargo, it is not considered in the calculations of aggregate dwt or age.

River Business

      The following table summarizes certain information with respect to our existing vessels in our River Business:

Vessel	Units	Certain Pertinent Information

Push boats	21	54,346 total bhp
Tank barges	44	94,378 total cubic meters
Dry barges	413	647,000 total dwt

Outsourced Vessel Technical Management and Crewing

      For the day-to-day management and administration of our operations, we and our subsidiaries have entered into agreements whereby certain of our subsidiaries and affiliates provide specific services for our operations.

      For administrative services, each of our ocean vessel owning/operating subsidiaries pays Oceanmarine, an affiliate of ours, a monthly fee of $10,000 per vessel. Oceanmarine provides all general administration and accounting services, including financial reporting, preparation of tax returns, invoicing and accounts payable, office premises, a computer network, secretarial assistance, payroll and other general duties.

      Through our respective owning/operating subsidiaries, we have contracted with Ravenscroft, an affiliate of ours, to provide the operational management of our vessels used in the Ocean Business and pay most of our vessel operating expenses. We pay Ravenscroft a monthly ship management fee of $12,500 per oceangoing vessel for services including technical management, crewing, provisioning, superintendence and related accounting functions. Ravenscroft also provides communication services for our vessels and serves as a contact with clients and shipping agencies.

•	Supervision of routine preventive maintenance and repair of the vessel required to keep each vessel in good and efficient condition, including the preparation of comprehensive drydocking specifications and the supervision of each drydocking;

•	Management is ISM and ISO 9001:2000 certified;

•	Oversight of compliance with applicable regulations, including licensing and certification requirements, and the required inspections of each vessel to ensure that it meets the standards set forth by classification societies and applicable legal jurisdictions as well as our internal corporate requirements and the standards required by our customers;

•	Engagement and provision of qualified crews (masters, officers, cadets and ratings) and attendance to all matters regarding discipline, wages and labor relations;

•	Arrangements to supply the necessary stores and equipment for each vessel; and

•	Continual monitoring of fleet performance and the initiation of necessary remedial actions to ensure that financial and operating targets are met.

      Ravenscroft also manages a number of vessels for third party owners not related to us. On a per vessel basis, the fees earned by Ravenscroft from such third party owners are substantially equivalent to the fees paid by us.

      In the case of our River Business, our ship management occurs in-house.

Customers and Charter Terms

      Our reputation for reliability and quality of service has enabled us to establish long term relationships with our customers. Our revenues and cash flow depend upon the charters, of our vessels to our customers. The charters through which we employ our vessels include longer term time charters, which provide income stability and reliability, and shorter term time charters, which provide flexibility and the opportunity to achieve higher revenues as market conditions permit. For 2003 service for Petrobras accounted for 26% of our total revenues and service for Cargill accounted for 12% of total revenues.

Competition

Ocean Business

      We face competition in the transportation of crude oil and petroleum products as well as other bulk commodities from other independent ship owners and from vessel operators who primarily charter-in vessels to meet their cargo carrying needs. The charter markets in which our vessels compete are highly competitive. Competition is primarily based on prevailing market charter rates, vessel location and vessel manager reputation. Our primary competitor in crude oil and petroleum products transportation within Argentina, and between Argentina and other South American countries, as well as in Chile, is Antares Naviera S.A. and its affiliated companies, including Ultragas, Lauderdale Tankers Corp., and Sonap S.A., an independent tanker owner and operator. The other major participant in the Argentina/ Brazil trade is Transpetro. Transpetro is a subsidiary of Petrobras, our primary customer in Brazil. In other South American trades our main competitors are Heidmar Inc., Naviera Sur Petrolera S.A., Naviera El Cano (through their various subsidiaries) and Sonacol S.A. These companies and other smaller entities are regular competitors of ours in our primary tanker trading areas. In our dry bulk trades, we operate our vessels internationally where we compete against the main fleets of Capesize ships, with companies such as The Offer Group, Frontline, Bocimar and others.

River Business

      We maintain a leading market share in our River Business. We own the largest independent fleet of pushboats and barges in the Hidrovia region. We believe our largest competitor has less than one-fourth of the number of barges and less than one-fifth of our fleet’s total dwt capacity. We compete based on reliability, efficiency and price. Key competitors include Horamar, Cinco Bacia and Fluviomar. In addition, some of our customers, including ADM and RTZ, have some of their own dedicated barge capacity, which they can use to transport cargoes in lieu of hiring a third party. Our River Business also indirectly competes with other forms of land-based transportation such as truck and rail.

Offshore Business

      In our Offshore Business, our main competitors will be the Brazilian offshore companies that own and operate modern PSVs. The largest of these companies is CBO, which currently owns three UT-755 type vessels and is building additional PSVs in Brazil. Also, some of the international offshore owners, such as Tidewater, Inc. and Maersk, are presently building Brazilian-flagged PSVs.

Employees

      As of September 30, 2004, we employed approximately 458 employees, consisting of 80 land-based employees and approximately 378 seafarers as crew on our vessels, of which 175 were in our Ocean Business and 203 were in our River Business. These employees were employed through various manning agents depending on the nationality as listed below:

• Indian crew:	Orient Ship Management & Manning Pvt., Ltd., Mumbai, India
• Argentine crew:	Tecnical Services S.A.
• Filipino crew:	C.F. Sharp Crew Management, Manila, Philippines
• Ukrainian crew:	South Star Ltd., Odessa, Ukraine
• Romanian crew:	Corona Shipping SRL, Constanta, Romania
• Paraguayan crew:	Tecnical Services S.A.

      Our crew is employed under the standard collective bargaining agreements with the seafarers’ union in their respective countries. The crew is employed on contractual terms valid for a fixed duration of service on board the vessels. We ensure that all the crew employed on board our vessels have the requisite experience, qualifications and certification to comply with all international regulations and shipping conventions. Our training requirements for the crew exceed the applicable statutory requirements. We always man our vessels above the safe manning requirements of the vessels’ flag state in order to ensure proper maintenance and safe operation of the vessels. We have in force special programs such as a performance-related incentive bonus, which is paid to senior officers upon rejoining our ships. This ensures retention of qualified and competent staff within our fleet.

Property

      Through UABL, we own a drydock and a repair facility for our river fleet at Pueblo Esther, Argentina and land for the construction of two terminals in Argentina and 50% joint venture participations in two grain loading terminals in Paraguay. UABL also rents offices in Asuncion, Paraguay and Buenos Aires, Argentina. We do not own any other buildings and do not pay any rental expense other than as a portion of the administration fees paid to Oceanmarine.

Risk of Loss and Insurance

General

      The operation of any cargo vessel includes risks such as mechanical failure, collision, property loss, cargo loss or damage and business interruption due to political circumstances in foreign countries, hostilities and labor strikes. In addition, there is always an inherent possibility of marine disaster, including oil spills and other environmental mishaps, and the liabilities arising from owning and operating vessels in international trade.

      We believe that we maintain insurance coverage against various casualty and liability risks associated with our business that we consider to be adequate based on industry standards and the value of our fleet, including hull and machinery and war risk insurance, loss of hire insurance at certain times for certain vessels and protection and indemnity insurance against liabilities to employees and third parties for injury, damage or pollution and other customary insurance. While we believe that our present insurance coverage is adequate, we cannot guarantee that all risks will be insured, that any specific claim will be paid, or that we will always be able to obtain adequate insurance coverage at reasonable rates or at all.

Hull and Machinery and War Risk Insurance

      We maintain marine hull and machinery and war risk insurance, which includes the risk of actual or constructive total loss, for our wholly-owned vessels. At times, we also obtain for part of our fleet increased value coverage and additional freight insurance during periods of improved market rates, where applicable. This increased value coverage and additional freight coverage entitles us, in the event of total loss of a vessel, to some recovery for amounts not otherwise recoverable under the hull and machinery policy. When we obtain these additional insurances, our vessels will each be covered for at least their fair market value, subject to applicable deductibles (and some may include limitations on partial loss). We cannot assure you, however, that we will obtain these additional coverages on the same or commercially reasonable terms, or at all, in the future.

Loss of Hire

      We maintain loss of hire insurance at certain times for certain vessels. Loss of hire insurance covers lost earnings resulting from unforeseen incidents or breakdowns that are covered by the vessel’s hull and machinery insurance and result in loss of time to the vessel. Although loss of hire insurance will cover up to ninety days of lost earnings, we must bear the applicable deductibles which generally range between the first 14 to 30 days of lost earnings. We intend to renew these insurance policies or replace them with other similar coverage if rates comparable to those on our present policies remain available. There can be no assurance that we will be able to renew these policies at comparable rates or at all. Future rates will depend upon, among other things, our claims history and prevailing market rates.

Protection and Indemnity Insurance

      Protection and indemnity insurance covers our legal liability for our shipping activities. This includes the legal liability and other related expenses of injury or death of crew, passengers and other third parties, loss or damage to cargo, fines and other penalties imposed by customs or other authorities, claims arising from collisions with other vessels, damage to other third-party property, pollution arising from oil or other substances and salvage, towing and other related costs, wreck removal and other risks. Coverage is limited for vessels in our Ocean Business to approximately $4.25 billion with the exception of oil pollution liability, which is limited to $1.0 billion per vessel per incident. Vessels in our River Business have lower amounts of coverage.

      This protection and indemnity insurance coverage is provided by protection and indemnity associations, or P&I Clubs, which are non-profit mutual assurance associations made up of members who must be either ship owners or ship managers. The members are both the insured parties and the providers of capital. The P&I Clubs in which our vessels are entered are currently members of the International Group of P&I Associations, or the International Group and are reinsured themselves and through the International Group in Lloyds of London and other first class reinsurance markets. We may be subject to calls based on each Club’s yearly results. Similarly, the same P&I Clubs provide freight demmurage and defense insurance which, subject to applicable deductibles, covers all legal expenses in case of disputes, arbitrations and other proceedings related to our vessels.

Inspection by a Classification Society and Drydocking of our Oceangoing Vessels

      Each of our oceangoing vessels must be “classed” by a classification society that certifies that the vessel is in compliance with the classification rules. The classification society, if authorized by the country of registry, may also issue all of the vessel’s statutory certificates.

      Each vessel is regularly inspected by a surveyor of the classification society. A vessel is also generally required to be drydocked every 30 months for inspection of the underwater parts of the vessel. Should any defect be found, the classification society surveyor will issue its report as to appropriate repairs that must be made by the vessel owner within the time limit prescribed. Insurance underwriters make it a condition of insurance coverage that an oceangoing vessel be “in class,” and all of our oceangoing vessels currently meet that condition.

Environmental and Government Regulation

General

      Government regulation significantly affects the ownership and operation of our vessels. They are subject to international conventions, national, state and local laws and regulations in force in the countries in which our vessels may operate or are registered.

      We are required by various governmental and quasi-governmental agencies to obtain certain permits, licenses and certificates with respect to our operations. Although we believe that we have been and will be able to obtain all permits, licenses and certificates material to the conduct of our operations, we cannot assure you that we will be successful in our attempts to do so in the future. Failure to maintain necessary permits, licenses or certificates could require us to incur substantial costs or temporarily suspend operations of one or more of our vessels.

      We believe that the heightened environmental and quality concerns of insurance underwriters, regulators and charterers will impose greater inspection and safety requirements on all vessels in the shipping industry. Our vessels are subject to both scheduled and unscheduled inspections by a variety of governmental and private interests, each of whom may have a different perspective or standards from the others. These interests include the local port state authority (such as the United States Coast Guard or local equivalent), vessel classification society, underwriters, flag state administration (country or registry) and charterers, particularly major oil companies which conduct vetting inspections, and load and discharge terminal operators.

      We believe that the operation of our vessels will be in substantial compliance with applicable environmental laws and regulations; however, because such laws and regulations are frequently changed and may impose increasingly stricter requirements, we cannot predict the ultimate cost of complying with these requirements, or the impact of these requirements on the resale value or useful lives of our vessels.

International Regulations

      In 1992, the International Maritime Organization, or IMO (the United Nations agency for maritime safety and the prevention of marine pollution by ships) adopted regulations that set forth pollution prevention requirements applicable to tankers. These regulations, which have been adopted by over 150 nations, including many of the jurisdictions in which our tankers operate, provide, in part, that:

•	tankers between 25 and 30 years old must be of double hull construction or of a mid-deck design with double sided construction, unless (1) they have wing tanks or double-bottom spaces not used for the carriage of oil that cover at least 30% of the length of the cargo tank section of the hull or bottom; or (2) they are capable of hydrostatically balanced loading (loading less cargo into a tanker so that in the event of a breach of the hull, water flows into the tanker, displacing oil upwards instead of into the sea);

•	tankers 30 years old or older must be of double hull construction or mid-deck design with double sided construction; and

•	all tankers are subject to enhanced inspections.

      Also, under IMO regulations, a tanker must be of double hull construction or a mid-deck design with double sided construction or be of another approved design ensuring the same level of protection against oil pollution if the tanker:

•	is the subject of a contract for a major conversion or original construction on or after July 6, 1993;

•	commences a major conversion or has its keel laid on or after January 6, 1994; or

•	completes a major conversion or is a newbuilding delivered on or after July 6, 1996.

      Effective September 2002, the IMO accelerated its existing timetable for the phase-out of single hull oil tankers. These regulations require the phase-out of most single hull oil tankers by 2015 or earlier, depending on the age of the tanker and whether it has segregated ballast tanks. After 2007, the maximum permissible age for single hull tankers will be 26 years. Under current regulations, retrofitting will enable a vessel to operate until the earlier of 25 years of age and the anniversary date of its delivery in 2017. However, as a result of the oil spill in November 2002 relating to the loss of the M.T. Prestige, which was owned by a company not affiliated with us, in December 2003, the Marine Environmental Protection Committee of the IMO adopted a proposed amendment to the International Convention for the Prevention of Pollution from Ships to accelerate the phase out of single hull tankers from 2015 to 2010 unless the relevant flag states extend the date to 2015. This proposed amendment will come into effect in April 2005 unless objected to by a sufficient number of member states. Moreover, the IMO may still adopt regulations in the future that could adversely affect the remaining useful lives of single hull tankers.

      The IMO has also negotiated international conventions that impose liability for oil pollution in international waters and a signatory’s territorial waters. In September 1997, the IMO adopted Annex VI to the International Convention for the Prevention of Pollution from Ships to address air pollution from ships. Annex VI was ratified in May 2004 and will become effective 12 months after ratification. Annex VI, when it becomes effective, will set limits on sulfur oxide and nitrogen oxide emissions from ship exhausts and prohibit deliberate emissions of ozone depleting substances, such as chlorofluorocarbons. Annex VI also includes a global cap on the sulfur content of fuel oil and allows for special areas to be established with more stringent controls on sulfur emissions. Compliance with these regulations could require the installation of expensive emission control systems and could have an adverse financial impact on the operation of our vessels.

      The requirements contained in the ISM Code, promulgated by the IMO, also affect our operations. The ISM Code requires the party with operational control of a vessel to develop an extensive safety management system that includes, among other things, the adoption of a safety and environmental protection policy setting forth instructions and procedures for operating its vessels safely and describing procedures for responding to emergencies. We intend to rely upon the safety management system developed by Ravenscroft. The ISM Code requires that vessel operators obtain a safety management certificate for each vessel they operate. This certificate evidences compliance by a vessel’s management with code requirements for a safety management system. No vessel can obtain a certificate unless its manager has been awarded a document of compliance, issued by each flag state, under the ISM Code. Ravenscroft, which manages our vessels, is certified as an approved ship manager under the ISM Code. As of September 30, 2004 all of our oceangoing vessels are ISM certified. This certification does not apply to the equipment used in the river business.

      Noncompliance with the ISM Code and other IMO regulations may subject the shipowner or bareboat charterer to increased liability, may lead to decreases in available insurance coverage for affected vessels and may result in the denial of access to, or detention in, some ports. For example, the U.S. Coast Guard and European Union authorities have indicated that vessels not in compliance with the ISM Code will be prohibited from trading in U.S. and European Union ports.

      Although the United States is not a party to these conventions, many countries have ratified and follow the liability plan adopted by the IMO and set out in the International Convention on Civil Liability for Oil Pollution Damage of 1969. Under this convention and depending on whether the country in which the damage results is a party to the 1992 Protocol to the International Convention on Civil Liability for Oil Pollution Damage, a vessel’s registered owner is strictly liable for pollution damage caused in the territorial waters of a contracting state by discharge of persistent oil, subject to certain complete defenses. Under an amendment to the Protocol that became effective on November 1, 2003, for vessels of 5,000 to 140,000 gross tons (a unit of measurement for the total enclosed spaces within a vessel), liability will be limited to approximately $6.6 million plus $926 for each additional gross ton over 5,000. For vessels of over 140,000 gross tons, liability will be limited to approximately $131 million. As the convention calculates liability in terms of a basket of currencies, these figures are based on currency exchange rates on August 2, 2004. The right to limit liability is forfeited under the International Convention on Civil Liability for Oil Pollution Damage where the spill is caused by the owner’s actual fault and under the 1992 Protocol where the spill is caused by the owner’s intentional or reckless conduct. Vessels trading to states that are parties to these conventions must provide evidence of insurance covering the liability of the owner. In jurisdictions where the International Convention on Civil Liability for Oil Pollution Damage has not been adopted, various legislative schemes or common law govern, and liability is imposed either on the basis of fault or in a manner similar to that convention. We believe that our P&I insurance will cover the liability under the plan adopted by the IMO.

U.S. Oil Pollution Act of 1990 and the Comprehensive Environmental Response, Compensation, and Liability Act

      The United States regulates the tanker industry with an extensive regulatory and liability regime for environmental protection and cleanup of oil spills, consisting primarily of the U.S. Oil Pollution Act of 1990, or OPA, and the Comprehensive Environmental Response, Compensation, and Liability Act, or CERCLA. OPA affects all owners and operators whose vessels trade with the United States or its territories or possessions, or whose vessels operate in the waters of the United States, which include the U.S. territorial sea and the 200 nautical mile exclusive economic zone around the United States. CERCLA applies to the discharge of hazardous substances (other than oil) whether on land or at sea. Both OPA and CERCLA impact our operations.

      Under OPA, vessel owners, operators and bareboat charterers are “responsible parties” who are jointly, severally and strictly liable (unless the spill results solely from the act or omission of a third party, an act of God or an act of war) for all containment and clean-up costs and other damages arising from oil spills from their vessels. These other damages are defined broadly to include:

•	natural resource damages and related assessment costs

•	real and personal property damages;

•	net loss of taxes, royalties, rents, profits or earnings capacity;

•	net cost of public services necessitated by a spill response, such as protection from fire, safety or health hazards; and

•	loss of subsistence use of natural resources.

      OPA limits the liability of responsible parties to the greater of $1,200 per gross ton or $10 million per tanker that is over 3,000 gross tons (subject to possible adjustment for inflation). The act specifically permits individual states to impose their own liability regimes with regard to oil pollution incidents occurring within their boundaries, and some states have enacted legislation providing for unlimited liability for discharge of pollutants within their waters. In some cases, states that have enacted this type of legislation have not yet issued implementing regulations defining tanker owners’ responsibilities under these laws. CERCLA, which applies to owners and operators of vessels, contains a similar liability regime and provides for cleanup, removal and natural resource damages. Liability under CERCLA is limited to the greater of $300 per gross ton or $5 million.

      These limits of liability do not apply, however, where the incident is caused by violation of applicable U.S. federal safety, construction or operating regulations, or by the responsible party’s gross negligence or willful misconduct. These limits do not apply if the responsible party fails or refuses to report the incident or to cooperate and assist in connection with the substance removal activities. OPA and CERCLA each preserve the right to recover damages under existing law, including maritime tort law. We believe that we are in substantial compliance with OPA, CERCLA and all applicable state regulations in the ports where our tankers call.

      OPA also requires owners and operators of vessels to establish and maintain with the U.S. Coast Guard evidence of financial responsibility sufficient to meet the limit of their potential strict liability under the act. The U.S. Coast Guard has enacted regulations requiring evidence of financial responsibility in the amount of $1,500 per gross ton for tankers, coupling the OPA limitation on liability of $1,200 per gross ton with the CERCLA liability limit of $300 per gross ton. Under the regulations, evidence of financial responsibility may be demonstrated by insurance, surety bond, self-insurance or guaranty. Under OPA regulations, an owner or operator of more than one tanker is required to demonstrate evidence of financial responsibility for the entire fleet in an amount equal only to the financial responsibility requirement of the tanker having the greatest maximum strict liability under OPA and CERCLA. We have demonstrated our financial responsibility by purchasing evidence of insurance from special purpose insurers approved by the U.S. Coast Guard. We believe that our vessels that call within United States waters comply with these U.S. Coast Guard requirements.

      We insure each of our tankers with pollution liability insurance in the maximum commercially available amount of $1.0 billion. A catastrophic spill could exceed the insurance coverage available, in which event there could be a material adverse effect on our business under OPA. With certain limited exceptions, all newly built or converted vessels operating in U.S. waters must be built with double-hulls, and existing vessels that do not comply with the double-hull requirement will be prohibited from trading in U.S. waters over a 20-year period (1995-2015) based on size, age and place of discharge, unless retrofitted with double hulls. Notwithstanding the prohibition to trade schedule, the act currently permits existing single-hull and double-sided tankers to operate until the year 2015 if their operations within U.S. waters are limited to discharging at the Louisiana Offshore Oil Port or off-loading by lightering within authorized lightering zones more than 60 miles off-shore. Lightering is the process by which vessels at sea off-load their cargo to smaller vessels for ultimate delivery to the discharge port.

      Under OPA and per USCG interpretations, our tanker and OBOs will be precluded from operation in US waters as follows:

Name	OPA Phase-Out Date*	Current TVEL/COC Issuance Date**

Princess Katherine	N/A	March 26, 2003
Princess Nadia	January 2014	August 26, 2001
Princess Susana	November 2014	February 18, 2003
Princess Marina	March 2014	August 29, 2002

*	As per TVEL/ COC

**	The USCG inspects vessels annually and determines when such vessels will be phased out under OPA, the dates of which are recorded in the TVEL or the COC. On April 30, 2001, the USCG replaced the TVEL with a newly generated document, the COC. The COC is issued for each tanker by the USCG, if/when the vessel calls at a U.S. port and is valid for a period of two years, with mid period examination.

      There is no phase out date for Princess Katherine since its configuration meets the U.S. double hull standards. Although Princess Nadia, Princess Marina and Princess Susana are double hull vessels, due to configuration requirements under the U.S. double hull standards, the phase out dates indicated above are applicable.

      OPA also amended the Federal Water Pollution Control Act to require owners or operators of tankers operating in the waters of the United States to file vessel response plans with the USCG, and their tankers are required to operate in compliance with their USCG approved plans. These response plans must, among other things:

•	address a “worst case” scenario and identify and ensure, through contract or other approved means, the availability of necessary private response resources to respond to a “worst case discharge”;

•	describe crew training and drills; and

•	identify a qualified individual with full authority to implement removal actions.

      OPA does not prevent individual states from imposing their own liability regimes with respect to oil pollution incidents occurring within their boundaries. In fact, most U.S. states that border a navigable waterway have enacted environmental pollution laws that impose strict liability on a person for removal costs and damages resulting from a discharge of oil or a release of a hazardous substance. These laws may be more stringent than U.S. federal law.

European Union Tanker Restrictions

      In July 2003, in response to the M.T. Prestige oil spill in November 2002, the European Union adopted legislation that prohibits all single hull tankers from entering into its ports or offshore terminals by 2010. The European Union has also banned all single hull tankers carrying heavy grades of oil from entering or leaving its ports or offshore terminals or anchoring in areas under its jurisdiction. Commencing in 2005, certain single hull tankers above 15 years of age will also be restricted from entering or leaving European Union ports or offshore terminals and anchoring in areas under European Union jurisdiction. The European Union is also considering legislation that would: (1) ban manifestly sub-standard vessels (defined as those over 15 years old that have been detained by port authorities at least twice in a six month period) from European waters and create an obligation of port states to inspect vessels posing a high risk to maritime safety or the marine environment; and (2) provide the European Union with greater authority and control over classification societies, including the ability to seek to suspend or revoke the authority of negligent societies. The sinking of the M.T. Prestige and resulting oil spill in November 2002 has lead to the adoption of other environmental regulations by certain European Union nations, which could adversely affect the remaining useful lives of all of our tankers and our ability to generate income from them. For example, Italy announced a ban of single hull crude oil tankers over 5,000 dwt from most Italian ports, effective April 2001. Spain has announced a similar prohibition. It is impossible to predict what legislation or additional regulations, if any, may be promulgated by the European Union or any other country or authority.

Vessel Security Regulations

      Since the terrorist attacks of September 11, 2001, there have been a variety of initiatives intended to enhance vessel security. On November 25, 2002, the Maritime Transportation Security Act of 2002, or MTSA, came into effect. To implement certain portions of the MTSA, in July 2003, the U.S. Coast Guard issued regulations requiring the implementation of certain security requirements aboard vessels operating in waters subject to the jurisdiction of the United States. Similarly, in December 2002, amendments to the International Convention for the Safety of Life at Sea, or SOLAS, created a new chapter of the convention dealing specifically with maritime security. The new chapter became effective in July 2004 and imposes various detailed security obligations on vessels and port authorities, most of which are contained in the newly created International Ship and Port Facilities Security Code, or ISPS Code. The ISPS Code is designed to protect ports and international shipping against terrorism. After July 1, 2004, to trade internationally, a vessel must attain an International Ship Security Certificate, or ISSC, from a recognized security organization approved by the vessels flag state. Among the various requirements are:

•	on-board installation of automatic identification systems, or AIS, to provide a means for the automatic transmission of safety-related information from among similarly equipped ships and shore stations, including information on a ship’s identity, position, course, speed and navigational status;

•	on-board installation of ship security alert systems, which do not sound on the vessel but only alerts the authorities on shore;

•	the development of vessel security plans;

•	ship identification number to be permanently marked on a vessel’s hull;

•	a continuous synopsis record, or CSR, kept onboard showing a vessel’s history including, name of the ship and of the state whose flag the ship is entitled to fly, the date on which the ship was registered with that state, the ship’s identification number, the port at which the ship is registered and the name of the registered owner(s) and their registered address; and

•	compliance with flag state security certification requirements.

      The U.S. Coast Guard regulations, intended to align with international maritime security standards, exempt non-U.S. tankers from MTSA vessel security measures provided such vessels have on board, by July 1, 2004, a valid ISSC that attests to the vessel’s compliance with SOLAS security requirements and the ISPS Code. All of our vessels used in the Ocean Business maintain a valid ISSC and are in compliance with applicable vessel security regulations.

Exchange Controls

      We are incorporated as an International Business Company, or IBC, in the Commonwealth of The Bahamas. Under the International Business Companies Act, (Chapter 309 of the Statute Laws of The Bahamas, 2000 Edition), or the IBC Act, provides that so long as our operations are conducted exclusively overseas, we are exempt from the Exchange Control Regulations Act, (Chapter 360 of the Statute Laws of The Bahamas, 2000 Edition) (the “ECR Act”), and any regulations made thereunder. Accordingly, the import or export of capital and the remittance of dividends, interest or other payments to non-resident holders of our securities will not require the prior approval of The Central Bank of the Bahamas, or the Central Bank, other than in respect of local Bahamian currency. However, the prior approval of the Central Bank must be obtained in respect of our operations that will not be exclusively overseas.

      With regard to an IBC whose operations are exclusively overseas, the transfer of shares between non-resident persons and the issuance of shares to or by such persons may be effected without specific consent under the ECR Act, and any regulations made thereunder. Issues and transfers of shares involving any person regarded as resident in The Bahamas for Exchange Control purposes require specific prior approval under the ECR Act and any regulations made thereunder.

      The IBC Act states that an IBC shall be exempt for a period of 20 years from its date of incorporation from any business licence fee, corporation tax, capital gains tax or any other tax on income or distributions accruing to such IBC provided that the IBC is not resident for Exchange Control purposes. There is a tax information exchange agreement between the United States and the Bahamas that came into effect in relation to criminal tax matters for the taxable period commencing in January 2004 and that comes into effect in relation to civil matters for the taxable period commencing in January 2006. That arrangement cannot be used by the United States in relation to persons that do not have U.S. tax liability. Further, there are anti-third party provisions, which means that the U.S. cannot share this information with any other country or its agents or employees.

Legal Proceedings

      Our subsidiary, Ultrapetrol S.A., is involved in a customs dispute with the Customs Authority of Bahía Blanca in Argentina over the alleged unauthorized operation of the Princess Pia in Argentina during 2001. As a result, the Customs Authority of Bahía Blanca issued a resolution claiming the sum of Argentine pesos 4,689,695 (approximately U.S. $1,610,000) as import taxes and the sum of Argentine pesos 4,689,695 (approximately U.S. $1,610,000) as fines. In response to said resolution, on March 16, 2004, Ultrapetrol S.A. submitted an appeal with the Argentine Tax Court arguing that it did not breach any applicable customs laws since the Princess Pia operated within Argentine territory only during the periods in which it was expressly authorized by the competent authorities. Said appeal is pending resolution by the Argentine Tax Court. Based upon the facts and circumstances of the case, the existing regulations and our insurance coverage, we do not believe that the outcome of this matter should have a material impact on our financial position or results of operations.

      Our subsidiary, Ultrapetrol S.A., is involved in a customs dispute with the Brazilian Customs tax authorities over the alleged infringement of customs regulations by the Alianza G3 and Alianza Campana (collectively, the

“Vessel”) in Brazil during 2004. As a result, the Brazilian Customs tax authorities commenced an administrative proceeding and applied the penalty of apprehension of the Vessel which required the Vessel to remain in port or within a maximum of five nautical miles from the Brazilian maritime coast. The maximum customs penalty that could be imposed would be confiscation of the Vessel, which is estimated by the Brazilian Customs tax authorities to be valued at U.S. $4,560,000. On the same day that Ultrapetrol S.A. presented its defense to this administrative proceeding, a writ of injunction was filed on behalf of Ultrapetrol S.A. seeking a judicial authorization allowing the return of the Vessel to Bóias de Xáreu, which is located almost 20 nautical miles from the Brazilian maritime coast, so the Vessel could resume its prior services. The preliminary injunction was granted by the court in favor of Ultrapetrol S.A. on September 17, 2004, conditioned on the weekly presentation of shipping letters describing the location of the Vessel. However, the administrative proceeding is still pending. We note that in case we are not successful on the merits, under our insurance coverage, we could request from The Standard Club, the Vessel’s P&I insurer, an indemnity corresponding to the value of the Vessel. Based upon the facts and circumstances of the case, including the fact that the Vessel was operating under a specific written authorization officially granted by the Brazilian government, the existing regulations and our insurance coverage, we do not believe that the outcome of this matter should have a material impact on our financial position or results of operations.

      Various other legal proceedings involving us may arise from time to time in the ordinary course of business. However, we are not presently involved in any legal proceedings that, if adversely determined, would have a material adverse effect on us.

MANAGEMENT

Directors and Executive Officers

      Set forth below are the names and positions of our directors and executive officers.

Name	Age	Position

Felipe Menendez R	50	President and Chief Executive Officer/ Director
Ricardo Menendez R	55	Director
James F. Martin	50	Director
Katherine A. Downs	50	Director
Leonard J. Hoskinson	51	Director & Secretary

      The business address for each of our directors and officers is Ultrapetrol (Bahamas) Limited c/o H & J Corporate Services Ltd., Shirlaw House, 87 Shirley Street, P.O. Box SS-19084, Nassau, Bahamas. Our telephone number there is 1-242-322-8571.

      Certain biographical information with respect to each director and executive officer is set forth below.

      Felipe Menendez R. Mr. Menendez has been President, Chief Executive Officer and a Director since incorporation in December 1997 and is the brother of Ricardo Menendez. He is also President, and has been a Director, of Ultrapetrol S.A. since its incorporation in 1992. Mr. Menendez is also a Director of Oceanmarine, SIPSA S.A., or SIPSA, a Chilean publicly traded company controlled by the Menendez family, and Ravenscroft. Mr. Menendez has been, and continues to be, actively involved in other businesses associated with the Menendez family, as well as other companies affiliated with SIPSA. Mr. Menendez is also a Director, President and Chief Executive Officer of UABL and a Director of UP Offshore.

      Ricardo Menendez R. Mr. Menendez has been a Director since incorporation in December 1997 and is the brother of Felipe Menendez. Mr. Menendez began his career in the shipping industry in 1970 with Compania Chilena de Navagacion Interoceania S.A., and has continuously been involved in the management of the Menendez family’s shipping interests. He is the President of Oceanmarine and Chairman of the Board of Directors of Ravenscroft, and has been a Director of Ultrapetrol S.A. since it was formed in 1992. Mr. Menendez is also a Director of SIPSA, and remains involved in the management of other Menendez family businesses. Mr. Menendez has been a member of the board of The Standard Steamship Owners’ Protection & Indemnity Association (Bermuda) Limited (a member of the International Group of Protection & Indemnity Associations) since 1993. Mr. Menendez is also a Director of UABL and Chief Executive Officer of UP Offshore.

      James F. Martin. Mr. Martin has been a Director since 2000. He is a Managing Director with Emerging Markets Partnership, or EMP, principal adviser to the Bermuda-based AIG-GE Capital Latin America Infrastructure Fund L.P., where he heads a sector team focusing on transportation, environmental services, and oil and gas investments. Prior to joining EMP in 1997, Mr. Martin was head of a team responsible for investments in water and environmental infrastructure at the International Finance Corporation. Mr. Martin is also a Director of UABL and UP Offshore.

      Katherine A. Downs. Ms. Downs has been a Director since 2000. Ms. Downs is a Director with EMP, where she focuses on transportation, environmental services, and oil and gas investments. Prior to joining EMP in 1997, Ms. Downs was a Managing Vice President in the private placement group of the Prudential Insurance Company of America. Ms. Downs is also a Director of UABL and UP Offshore.

      Leonard J. Hoskinson. Mr. Hoskinson was appointed Director in March 2000 and assumed the position of Secretary six months later. He is the General Manager of Ravenscroft, the appointed manager of our oceangoing fleet with its base in Miami, Florida. Mr. Hoskinson has been employed by Ravenscroft for over 13 years and prior to that headed the ship finance group of Marine Midland Bank NA in New York.

Compensation of Directors and Senior Management

      The aggregate annual net cost to us for the compensation paid to members of the Board of Directors was zero for the fiscal year ended December 31, 1999, $0.9 million for the fiscal year ended December 31, 2000 ($0.4 million as monitoring fees and $0.5 million as a bonus to certain directors and officers), $1.1 million for the fiscal year ended December 31, 2001 ($0.4 million as monitoring fees and $0.7 million as a bonus to certain directors and officers), $1.1 million for the fiscal year ended December 31, 2002 ($0.4 million as monitoring fees and $0.7 million as a bonus to certain directors and officers), $1.1 million for the fiscal year ended December 31, 2003 ($0.4 million as monitoring fees and $0.7 million as a bonus to certain directors and officers) and $0.85 million for the nine months ended September 30, 2004 ($0.28 million as monitoring fees and $0.57 million as a bonus to certain directors and officers).

      We have no funds set aside or accrued to provide pension, retirement or similar benefits for our directors or officers. Although we intend to negotiate employment contracts, we do not currently have employment contracts with any of our senior executives or directors.

Management Agreements

      For the day to day management of our operations, we and/or our subsidiaries have entered into administrative and management agreements to provide specific services for our operations. We refer you to “Certain Related Transactions.”

Board Practices

      As provided in our organizational documents and the International Business Companies Act, 1986, each of our elected directors holds office until a successor is elected or until his earlier death, resignation or removal. Officers are elected from time to time by vote of the Board of Directors and hold office until a successor is elected. Our Board of Directors has not appointed an audit or a compensation committee. Our full board performs the functions of the audit and compensation committees.

OWNERSHIP

      The following table sets forth certain information regarding the current ownership of our outstanding voting securities as of September 30, 2004 by each person known by us to be the beneficial owner of more than 5% of such securities and all of our directors and senior management as a group.

	Number of
	Common	Percent
Name	Shares	of Class

Solimar Holdings Ltd.(1)	996,009	46.7%
Inversiones Los Avellanos S.A.(2)	1,138,443 (3)	53.3%
All directors and senior management as a group(2)	1,138,443 (3)	53.3%

(1)	Solimar Holdings Ltd. is a wholly-owned subsidiary of the AIG-GE Capital Latin American Infrastructure Fund L.P., a Bermuda limited partnership.

(2)	Inversiones Los Avellanos S.A. holds directly 601,299 of our shares. Avemar Holdings (Bahamas) Limited, a wholly owned subsidiary of Ultrapetrol (Bahamas) Limited, holds directly 537,144 of our shares, the full voting power of which has been granted to Inversiones Los Avellanos S.A. by irrevocable proxy. Inversiones Los Avellanos S.A. is controlled by members of the Menendez family, including Felipe Menendez R., our President, Chief Executive Officer and a director, and Ricardo Menendez R., a director. The sole shareholder of Inversiones Los Avellanos S.A. is SIPSA S.A.

(3)	Includes 25,212 of our shares that we have an option to repurchase from Inversiones Los Avellanos S.A. for a total price of $0.9 million. The option expires July 31, 2005.

CERTAIN RELATED TRANSACTIONS

      A significant amount of our revenue is derived from transactions with related parties. For each of the years ended December 31, 2003, 2002 and 2001, the revenues derived from all related parties amounted to approximately $12.2 million, $10.0 million and $13.4 million, respectively. For each of the nine month periods ended September 30, 2004 and September 30, 2003, the revenues derived from all related parties amounted to approximately $4.6 million and $8.9 million, respectively. As of December 31, 2003 and 2002, the net balances of the accounts receivable and payables from all related parties were approximately $7.7 million and $13.0 million, respectively.

      A significant part of this revenue from related parties is derived from the chartering activity of UABL (prior to the acquisition by us of the remaining 50% interest in UABL) and Maritima SIPSA S.A. Certain of our subsidiaries in the Ocean Business time charter their fleet of push boats and river barges to UABL. For the years ended December 31, 2003, 2002 and 2001, these charters represented revenues of approximately $10.2 million, 9.8 million and 10.7 million, respectively. On April 23, 2004, we acquired the remaining 50% interest in UABL, making UABL a consolidated subsidiary. Therefore all transactions with UABL and its subsidiaries after such date are not reported as transactions with related parties. In May 2003, the Princess Marina was chartered by a Chilean national petroleum company under a time charter that required her to be flagged in Chile. Pursuant to the laws of Chile, for her to be flagged in Chile, she needed to be owned by a legal entity controlled by Chilean citizens. Maritima SIPSA S.A. is controlled by Chilean citizens. We own 49% of Maritima SIPSA S.A., and the other shareholder of Maritima SIPSA S.A., SIPSA S.A., is a Chilean public company that is controlled by members of the Menendez family, which includes Felipe Menendez R., our President and Chief Executive Officer and a director, and Ricardo Menendez R., a director. In order to effect the re-flagging of the vessel, we sold the Princess Marina to Maritima SIPSA S.A. for a purchase price of approximately $15.1 million, and partially financed the sale by lending Maritima SIPSA S.A. $7.4 million. Under the terms of our agreement with Maritima SIPSA S.A., such entity pays us fees on a monthly basis that we record as charter revenue. For the year ended December 31, 2003, this charter revenue amounted to approximately $1.9 million, and for the nine month period ended September 30, 2004, this charter revenue amounted to approximately $1.8 million. We are obligated to repurchase the Princess Marina from Maritima SIPSA S.A. in June 2006 at a purchase price of $7.7 million, payable in $0.3 million in cash and the balance through the cancellation of indebtedness Maritima SIPSA S.A. owes to us.

      We and our subsidiaries also contract with related parties for various services. Certain of our respective owning/operating subsidiaries have contracted with Oceanmarine for administrative services. Oceanmarine is indirectly controlled by the Menendez family, which includes Felipe Menendez R. and Ricardo Menendez R. We pay Oceanmarine a monthly fee of $10,000 per oceangoing vessel for these services. For the years ended December 31, 2003, 2002 and 2001, these payments to Oceanmarine amounted to approximately $1.2 million, $1.3 million and $1.5 million, respectively and for the nine month periods ended September 30, 2004 and September 30, 2003, approximately $0.5 million and $1.0 million, respectively. Certain of our owning/operating subsidiaries have contracted with Ravenscroft for ship management services for the vessels used in our Ocean Business. Ravenscroft is indirectly controlled by the Menendez family, which includes Felipe Menendez R. and Ricardo Menendez R. For these services, we pay Ravenscroft a monthly fee of $12,500 per oceangoing vessel, plus certain other expenses. For the years ended December 31, 2003, 2002 and 2001, these payments to Ravenscroft amounted to approximately $1.7 million, $1.9 million and $1.8 million, respectively and for the nine month periods ended September 30, 2004 and September 30, 2003, approximately $0.6 million and $1.2 million, respectively. Ship management responsibilities for our vessels used in the River Business, including the river barges and push boats chartered by certain of our subsidiaries in the Ocean Business to UABL, are performed by Lonehort Inc., a subsidiary of UABL. Prior to our acquisition of the remaining 50% interest in UABL on April 23, 2004, Lonehort Inc. was treated as a related party. For the years ended December 31, 2003, 2002 and 2001, ship management fees paid to and accrued for Lonehort S.A. amounted to $6.7 million, $6.6 million and $7.3 million, respectively. For each of the nine month periods ended September 30, 2004 and September 30, 2003, ship management fees paid and/or accrued to Lonehort for ship management services were $1.7 million and $4.9 million, respectively. Pursuant to an agency agreement with us, I. Shipping Services S.A. has agreed to perform the duties of port agent for us in Argentina. I. Shipping Services S.A. is indirectly controlled by the Menendez family, which includes Felipe Menendez R. and Ricardo Menendez R. For these services, we pay I. Shipping Services S.A. fees ranging from $800 to $1,875 per port call. For each of the years ended December 31, 2003, 2002 and 2001 the amounts paid and/or accrued for such services amounted to $0.1 million, $0.2 million and $0.4 million respectively. For each of the nine month periods ended September 30, 2004 and September 30, 2003, the amounts paid and/or accrued for port services to I. Shipping Services S.A. were $19,000 and $0.1 million, respectively. We believe that payments made under the above agreements reflect market rates for the services provided.

      Ravenscroft occasionally performs ship brokering services on our behalf. We pay Ravenscroft industry standard rates for such services when used. For the years ended December 31, 2003, 2002 and 2001, ship broker fees paid to and accrued for Ravenscroft for such services amounted to $0.4 million, $0.2 million and $0.3 million, respectively. For each of the nine month periods ended September 30, 2004 and September 30, 2003, ship broker fees paid and/or accrued to Ravenscroft for such services amounted to $0.6 million and $0.3 million, respectively.

      Certain of our directors and senior management hold similar positions with our related parties. Felipe Menendez R., who is our President, Chief Executive Officer and a director, is also a director of Oceanmarine, Maritima SIPSA S.A., Ravenscroft and I. Shipping Services S.A. Ricardo Menendez R., who is one of our directors, is also the President of Oceanmarine and I. Shipping Services S.A., a director of Maritima SIPSA S.A., and Chairman of the Board of Directors of Ravenscroft. Leonard J. Hoskinson, who is one of our directors, is also General Manager and a director of Ravenscroft. Although it is not their current intention to do so, in light of their positions with such entities, these officers and directors may experience conflicts of interest in selecting between our interests and those of Ravenscroft, Oceanmarine, Maritima SIPSA S.A. and I. Shipping Services Inc.

      Certain of our subsidiaries repurchased approximately $12.4 million of our Prior Notes in the secondary market. We canceled these repurchased notes prior to the closing of the offering of our outstanding notes. See “Use of Proceeds of Our Outstanding Notes.”

      Prior to the commencement of the offering of our outstanding notes, an affiliate of one of our shareholders, who also purchased notes in the offering, provided advice to the initial purchaser on the terms and structure of the proposed offering for which it was paid a fee of $500,000.

      In connection with the registration of the exchange notes, we and the subsidiary guarantors have appointed Ravenscroft as an authorized representative in the United States for a fee plus reimbursement of expenses. We and the subsidiary guarantors will also indemnify Ravenscroft of its services as authorized representative.

DESCRIPTION OF CREDIT FACILITIES AND OTHER INDEBTEDNESS

      The following is a summary of the material terms of our credit facilities and other indebtedness.

DSB Loan Agreement with Braddock

      On October 27, 2004, Braddock Shipping Inc., a subsidiary 60% indirectly owned by us (“Braddock”), entered into a loan agreement with DSB pursuant to which DSB granted Braddock a loan in an aggregate principal amount of $10.0 million for the purpose of refinancing debt previously entered into in connection with the purchase of the vessel, Cape Pampas. The loan accrues interest at a rate of LIBOR plus 1.625% per annum. The term of the loan is five years and is scheduled to be repaid in 20 quarter-annual installments, including a balloon payment of $2.5 million at maturity. The loan is secured by a mortgage on the Cape Pampas and a pledge of 100% of the stock of Braddock and is guaranteed by both the direct and indirect parents of Braddock. The loan also contains customary covenants that limit, among other things, Braddock’s ability to incur additional indebtedness, grant liens over its assets, sell assets, pay dividends, repay indebtedness, make investments, merge or consolidate, change its lines of business, and amend the terms of subordinated debt. The agreement governing the facility also contains customary events of default. If an event of default occurs and is continuing, DSB may require the entire amount of the loan be immediately repaid in full. Further, the loan agreement requires at all times that the vessels pledged as security have a fair market value of at least 150% of the then outstanding loan amount. Neither Braddock nor its direct or indirect parent entities are subsidiary guarantors of our outstanding notes, nor is the Cape Pampas pledged as collateral to secure our outstanding notes.

IFC and KfW Loan Agreements with UABL Barges

      On December 17, 2002, UABL Barges (Panama) Inc. (“UABL Barges”), a subsidiary indirectly owned 96.4% by us, entered into a loan agreement with IFC pursuant to which IFC granted UABL Barges a loan in an aggregate principal amount of $20.0 million (the “IFC Loan”). The IFC Loan is divided into two tranches:

•	Tranche A, for $15.0 million, is payable in 14 semi-annual installments of $1.1 million each, beginning on June 15, 2005 and ending on December 15, 2011 and accrues interest at LIBOR plus 3.75% per annum; and

•	Tranche B, for $5.0 million, is payable in 10 semi-annual installments of $0.5 million each, beginning on June 15, 2005 and ending on December 15, 2009 and accrues interest at LIBOR plus 3.50% per annum.

      As of September 30, 2004, $15.0 million, had been borrowed under the IFC Loan and remained outstanding. UABL Barges pays a fee of 0.50% per annum on the unused portion of the loan on a semiannual basis.

      In addition, on February 27, 2003, UABL Barges entered into a loan agreement with KfW pursuant to which KfW granted UABL Barges a loan in an aggregate principal amount $10.0 million (the “KfW Loan”). This loan is payable in 10 semi-annual installments of $1.0 million each, beginning on June 15, 2005 and ending on December 15, 2009 and accrues interest at LIBOR plus 3.50% per annum. As of September 30, 2004, $7.5 million had been borrowed under the KfW Loan and remained outstanding. UABL Barges pays a fee of 0.50% per annum on the unused portion of the loan on a semiannual basis.

      Each of the IFC Loan and the KfW Loan is guaranteed by UABL Limited, the parent of UABL Barges. Each loan is also secured by mortgages on existing and future barges and push boats belonging to the subsidiaries of UABL Limited and by a stock pledge of 100% of the stock of UABL Barges. Each loan requires that at all times, the vessels pledged as security have a fair market value of at least 175% of the then outstanding loan amount. Each loan also contains certain restrictive covenants applicable to UABL Barges, including, among other customary covenants and restrictions: a minimum debt service coverage ratio not lower than 1.00; a limitation on the incurrence of additional debt; a limitation on making expenditures for assets; a prohibition on paying dividends or other distributions or repurchasing, redeeming or otherwise acquiring its stock without the consent of IFC or KfW, as applicable; a limitation on transactions with affiliates; and a limitation on selling, leasing, transferring, pledging or disposing of its assets. Each loan also contains customary events of default. If an event of default occurs and is continuing, IFC or KfW, as applicable, may require that the entire amount of the applicable loan be immediately repaid in full.

      In addition, as guarantor of the loans, UABL Limited is subject to certain restrictive covenants, including, among other customary covenants and restrictions: a minimum consolidated debt service coverage ratio of 1.25 until June 15, 2005, and 1.5 thereafter; a maximum consolidated debt to equity ratio of 1.0; a limitation on its or its subsidiaries incurrence of indebtedness; a limitation on it or its subsidiaries making expenditures for assets; a prohibition on its payment of dividends or other distributions, or the purchase, redemption or other acquisition of its shares of stock, unless the proposed distribution or payment is out of retained earnings; a limitation on its and its subsidiaries ability to enter into transactions with affiliates; and a limitation on its or its subsidiaries selling, transferring, pledging or disposing of their respective assets. Each loan also contains a limitation on changes of control, including the sale or pledge by Ultrapetrol (Bahamas) Limited of the stock it holds in the parent entities of UABL Limited.

      Neither UABL Barges nor UABL Limited, nor any subsidiaries of UABL Limited, are subsidiary guarantors of our outstanding notes. With IFC’s and KfW’s consent, approximately $15.0 million of barges owned by certain subsidiaries of UABL Limited were pledged as collateral to secure our outstanding notes.

      During March 2003, UABL Paraguay S.A., a subsidiary of UABL Limited, entered into a fuel supply contract with Repsol-YPF that could be considered a “take or pay” contract. UABL Limited guaranteed the performance of this contract and UABL S.A., a subsidiary of UABL Limited, mortgaged its port tug, San Jose V, to secure such contract. This resulted in the non-compliance with certain sections of the guarantee agreement among UABL Limited and IFC and KfW. On February 12, 2004 and February 18, 2004, KfW and IFC, respectively, each signed a waiver to such non-compliance in order to allow UABL Paraguay S.A. to enter into the “take or pay” fuel supply contract with Repsol-YPF, to allow UABL S.A. to mortgage the San Jose V as a security for the fuel supply contract and to allow UABL Limited to guarantee the performance of this contract.

IFC Loan Agreement with UABL Paraguay

      On March 27, 2003, UABL Paraguay S.A. (“UABL Paraguay”) entered into a loan agreement with IFC pursuant to which IFC granted to UABL Paraguay a loan in an aggregate principal amount of $10.0 million (the “IFC Second Loan”). This loan is divided into two tranches of $5.0 million each. Each tranche is payable semi-annually in installments of $0.5 million, beginning on June 15, 2005 and ending on December 15, 2009 and bears interest at LIBOR plus 5.00% per annum. As of September 30, 2004, this loan was undrawn. UABL Paraguay pays a fee of 0.50% per annum on the unused portion of the loan on a semi-annual basis.

      The IFC Second Loan is guaranteed by UABL Limited and may be secured by second priority, and under certain circumstances, first priority, mortgages taken on existing and future barges and push boats belonging to UABL Limited and its subsidiaries at the option of IFC. It contains certain restrictive covenants applicable to UABL Paraguay, including, among customary covenants and restrictions: a minimum debt service coverage ratio of 1.0; a maximum debt to equity ratio of 1.5; a limitation on the incurrence of indebtedness; a limitation on making expenditures for assets; a limitation on selling, transferring, pledging or disposing of its assets; a prohibition on its payment of dividends or other distributions, or the purchase, redemption or other acquisition of its shares of stock, unless such distribution or payment is made out of cumulative net earnings; and a limitation on transactions with affiliates. In addition, as guarantor of the IFC Second Loan, UABL Limited is subject to certain restrictive covenants, similar to those in the IFC Loan and the KfW Loan. See “— IFC and KfW Loan Agreements with UABL Barges.” The loan also contains customary events of default. If an event of default occurs and is continuing, IFC may require that the entire amount of the loan be immediately repaid in full. The loan also contains a limitation on changes of control, including the sale or pledge by Ultrapetrol (Bahamas) Limited of the stock it holds in the parent entities of UABL Limited.

      Neither UABL Paraguay nor UABL Limited, nor any subsidiaries of UABL Limited, are subsidiary guarantors of the notes. With IFC’s consent, approximately $15.0 million of barges owned by certain subsidiaries of UABL Limited were pledged as collateral to secure the notes.

Citibank N.A. Loan Agreement with UABL Paraguay

      In April 2002, UABL Paraguay entered into a loan agreement with Citibank N.A. (Paraguay), pursuant to which Citibank N.A. granted UABL Paraguay a loan in an aggregate principal amount of $2.1 million for the purchase of seven river barges at a purchase price of $2.1 million. The loan accrues interest at a variable interest rate of 12-month LIBOR plus 2.75%, plus a five year liquidity premium, payable every three months from December 21, 2001. The term of the loan is nine years and amortizes every six months commencing December  21, 2002 for a total of 17 payments of $0.12 million each. The loan is secured by a first preferred Paraguayan mortgage on each of the barges purchased with the proceeds of the loan and by a first preferred Paraguayan mortgage on each of the seven barges already owned by the UABL Paraguay. As of September 30, 2004, approximately $1.6 million of this loan remained outstanding.

Touax LPG Hire-Purchase Agreement with UABL Paraguay

      In March 2002, UABL Paraguay entered into a Hire-Purchase Agreement with Touax LPG S.A. for one push boat and 16 hopper barges (collectively, the “Equipment”). The term of this Hire-Purchase is 4 years and UABL Paraguay agreed to pay $61,000 per month for 47 months beginning April 2002. UABL Paraguay has the option to purchase the Equipment on February 23, 2006 for a price of $61,000.

Transamerica Leasing Inc. Loan Agreement with Parabal

      In September 2001, ACBL del Paraguay S.A. (which subsequently changed its name and is now known as Parabal S.A. (“Parabal”)) and UABL Limited entered into a Transfer and Assignment Agreement with Transamerica Leasing Inc. (“Transamerica”), pursuant to which Parabal acquired one push boat and 24 barges (collectively, the “Vessels”) for an acquisition price of $11.1 million. As part of the transaction, Transamerica granted UABL Limited a loan in an aggregate principal amount of $8.0 million, which UABL Limited made available to Parabal towards the acquisition price of the Vessels. Parabal unconditionally guaranteed the loan and pledged the Vessels as collateral. The term of the loan is five years, and principal and interest are amortized monthly in equal payments of $0.16 million. The loan bears interest at a variable interest rate of approximately 8.0%. As of September 30, 2004, approximately $3.8 million of this loan remained outstanding.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

      In connection with the sale of the outstanding notes, we and our subsidiary guarantors entered into a registration rights agreement with the initial purchaser of the outstanding notes, which has been filed as an exhibit to the registration statement of which this prospectus is a part. In the registration rights agreement, we agreed to use our reasonable best efforts to file with the SEC and cause to become effective a registration statement relating to an offer to exchange the outstanding notes for an issue of SEC registered notes with terms identical to the notes (except that the exchange notes are not subject to restrictions on transfer and, following the exchange offer, neither the exchange notes nor the outstanding notes are subject to any increase in annual interest rate). We are offering the exchange notes under this prospectus in exchange for the outstanding notes to satisfy our obligations under the registration rights agreement. We refer to our offer to exchange the exchange notes for the outstanding notes as the “exchange offer.” The exchange notes have been registered under the Securities Act and are being sold by us in the exchange offer in reliance on the SEC staff’s position as enunciated in Exxon Capital Holdings Corporation (available April 13, 1988) and subsequent no-action letters including Morgan Stanley & Co. Incorporated (available June 5, 1991), K-III Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993).

Resale of Exchange Notes

      Based on interpretations of the SEC staff in no-action letters issued to third parties, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act if, among other things:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes; and

•	you are not an affiliate of Ultrapetrol (Bahamas) Limited (within the meaning of Rule 405 of the Securities Act).

      We have not sought, and do not intend to seek, a no-action letter from the SEC with respect to the effects of the exchange offer, and there can be no assurance that the SEC would make a similar determination with respect to the exchange notes as it has in such no-action letters cited above.

      If you tender your outstanding notes in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes or you are an affiliate of Ultrapetrol (Bahamas) Limited, you:

•	cannot rely on such interpretations by the SEC staff; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the exchange notes and such secondary resale transaction must be covered by an effective registration statement under the Securities Act containing the selling security holder’s information required by Item 507 or Item 508, as applicable, of Regulation S-K under the Securities Act.

      This prospectus may be used for an offer to resell or otherwise transfer exchange notes only as specifically described in this prospectus. Only those broker-dealers that acquired outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where that broker-dealer acquired such outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes.

Terms of the Exchange Offer

      Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn before the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may be tendered only in integral multiples of $1,000.

      The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

      As of the date of this prospectus, there are $180.0 million principal amount of outstanding notes, all of which are subject to exchange pursuant to the exchange offer. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

      We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer:

•	will remain outstanding;

•	will continue to accrue interest; and

•	will be subject to all terms and conditions specified in the indenture relating to the outstanding notes and will not have any rights under the registration rights agreement.

      We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given written notice of the acceptance to the exchange agent and complied with the applicable provisions of the exchange offer and registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

      If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section of this prospectus entitled “The Exchange Offer — Fees and Expenses” for more details about fees and expenses incurred in the exchange offer.

      We will return any outstanding notes that we do not accept for exchange for any reason without expense to the tendering holder promptly after the expiration or termination of the exchange offer in accordance with Rule 14(e)-1(c) of the Exchange Act.

Expiration Date

      This exchange offer expires at 5:00 p.m., New York City time, on                     , 2005, unless we extend the expiration date.

Extensions, Delay In Acceptance, Termination Or Amendment

      We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. We may delay acceptance for exchange of any outstanding notes if we extend the exchange offer by giving written notice of the extension to their holders. During any such extensions, all outstanding notes you have previously tendered will remain subject to the exchange, and we may accept them for exchange. To extend the exchange offer, we will notify the exchange agent in writing of any extension. We also will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

      If any of the conditions described below under “The Exchange Offer — Conditions to the Exchange Offer” have not been satisfied with respect to the exchange offer, we reserve the right, in our sole discretion:

•	to delay accepting for exchange any outstanding notes;

•	to extend the exchange offer; or

•	to terminate the exchange offer.

      We will give written notice of any delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

      Any such delay in acceptance, extension, termination or amendment will be followed promptly by written notice of the delay to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose that amendment by means of a prospectus supplement. We will distribute the supplement to the registered holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during that period.

      Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Conditions to the Exchange Offer

      We will not be required to accept for exchange, or exchange any exchange notes for any outstanding notes, and we may terminate the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange, if in our reasonable judgment:

•	the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any publicly available, written interpretations of the staff of the SEC; or

•	any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, could reasonably be expected to impair our ability to proceed with the exchange offer.

      In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us the representations described below under “The Exchange Offer — Your Representations to Us.”

      We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange in the exchange offer, upon the occurrence of any of the conditions to the exchange offer specified above. We will promptly give written notice of any extension, amendment, nonacceptance or termination to the registered holders of the outstanding notes.

      These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. Our failure at any time to exercise any of these rights will not mean that we have waived our rights. Each right to assert a condition, other than a condition involving a governmental approval, will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.

      In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939, as amended.

Exchange Agent

      We have appointed Manufacturers and Traders Trust Company as exchange agent for the exchange offer. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent. If you are not tendering under the DTC’s automated tender offer program, you should send the letter of transmittal and any other required documents to the exchange agent as follows:

Manufacturers and Traders Trust Company
25 South Charles Street, 16th Floor
Baltimore, MD 21201
Attention: Corporate Trust Administration
Facsimile: (410) 244-4236
Telephone: 410-949-3167

Procedures for Tendering Outstanding Notes

      Only a holder of outstanding notes may tender those outstanding notes in the exchange offer. To tender in the exchange offer, a holder must either (1) comply with the procedures for physical tender described below, or (2) comply with the automated tender offer program procedures of the DTC described below.

      The tender by a holder that is not withdrawn before the expiration date and our acceptance of that tender will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

THE METHOD OF DELIVERY OF OUTSTANDING NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR OUTSTANDING NOTES TO US. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

How To Tender If You Are A Beneficial Owner

      If you beneficially own outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of your outstanding notes.

      The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

Procedures For Physical Tender

      To complete a physical tender, a registered holder must:

•	complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal;

•	have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires;

•	mail or deliver or send by facsimile the letter of transmittal to the exchange agent prior to the expiration date; and

•	deliver the outstanding notes to the exchange agent before the expiration date or comply with the guaranteed delivery procedures described below.

      To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address provided above in the section “The Exchange Offer — Exchange Agent” before the expiration date.

Signatures And Signature Guarantees

      You must have signatures on a letter of transmittal or a notice of withdrawal described below under “The Exchange Offer — Withdrawal of Tenders” guaranteed by an eligible institution unless the outstanding notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

      An eligible institution is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

When Endorsements And Bond Powers Are Needed

      If a person other than the registered holder of any outstanding notes signs the letter of transmittal, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The registered holder must sign the bond power as the registered holder’s name appears on the outstanding notes. An eligible institution must guarantee that signature.

      If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, or officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, they also must submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

Tendering Through DTC’s Automated Tender Offer Program

      The exchange agent and DTC have confirmed that any holder that is a participant in DTC’s system may use DTC’s automated tender offer program to tender. Accordingly, participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the outstanding notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent.

      An agent’s message is a message transmitted by DTC to and received by the exchange agent and forming part of the book-entry confirmation, stating that:

•	DTC has received an express acknowledgment from a participant in DTC’s automated tender offer program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent’s message relating to guaranteed delivery, the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

•	we may enforce the agreement against that participant.

      To complete a tender through DTC’s automated tender offer program, the exchange agent must receive, before the expiration date, a timely confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent’s message.

Determinations Under The Exchange Offer

      We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which, in the opinion of our counsel, might be unlawful. We also reserve the right to waive any defects, irregularities or conditions of the exchange offer as to particular outstanding notes. Any waiver of a defect or irregularity of a note or of a term of the exchange offer will be applicable to all outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

      Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we determine. Neither we, the exchange agent nor any other person, will be under any duty to give notification of defects or irregularities with respect to tenders of outstanding notes, nor will we or those persons incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

When We Will Issue Exchange Notes

      In all cases, we will issue exchange notes for outstanding notes that we have accepted for exchange in the exchange offer promptly after the completion of the exchange offer provided that the exchange agent has timely received:

•	outstanding notes or a timely book-entry confirmation of transfer of those outstanding notes into the exchange agent’s account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

Return of Outstanding Notes Not Accepted or Exchanged

      If we do not accept any tendered outstanding notes for exchange for any reason described in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, we will return the unaccepted or non-exchanged outstanding notes without expense to their tendering holder, unless otherwise provided in the letter of transmittal. In the case of outstanding notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described below, those non-exchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

Your Representations To Us

      By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any exchange notes you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the outstanding notes or the exchange notes in violation of the provisions of the Securities Act;

•	you are not an affiliate (within the meaning of Rule 405 under the Securities Act) of ours or of any of our subsidiary guarantors;

•	if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you will deliver a prospectus in connection with any resale of those exchange notes.

Book-Entry Transfer

      The exchange agent will use its existing account at DTC with respect to the outstanding notes for purposes of the exchange offer. Any holder participating in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. If you are unable to deliver confirmation of the book-entry tender of your outstanding notes into the exchange agent’s account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

      If you wish to tender your outstanding notes but they are not immediately available or if you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s automated tender offer program before the expiration date, you may tender if:

•	the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution;

•	before the expiration date, the exchange agent receives from the member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or eligible guarantor institution, either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery:

•	stating your name and address, the registered number(s) of your outstanding notes and the principal amount of outstanding notes tendered;

•	stating that the tender is being made thereby;

•	guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof or agent’s message in lieu thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives such properly completed and executed letter of transmittal or facsimile or agent’s message, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

      Upon request to the exchange agent, the exchange agent will send a notice of guaranteed delivery to you if you wish to tender your outstanding notes according to the guaranteed delivery procedures described above.

Withdrawal Of Tenders

      Except as otherwise provided in this prospectus, you may withdraw your tender at any time before 5:00 p.m., New York City time, on the expiration date.

      For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal at one of the addresses listed above under “The Exchange Offer — Exchange Agent”; or

•	the withdrawing holder must comply with the appropriate procedures of DTC’s automated tender offer program.

      Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the registration number and the principal amount of the outstanding notes to be withdrawn;

•	be signed by the person who tendered the outstanding notes in the same manner as the original signature on the letter of transmittal used to deposit those outstanding notes or be accompanied by documents of transfer sufficient to permit the trustee to register the transfer in the name of the person withdrawing the tender; and

•	specify the name in which the outstanding notes to be withdrawn are to be registered, if different from that of the person who tendered the outstanding notes.

      If outstanding notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of DTC.

      We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination will be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

      Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, those outstanding notes will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place promptly after the withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following one of the procedures described under the section “The Exchange Offer — Procedures for Tendering Outstanding Notes” above at any time on or before 5:00 p.m., New York City time, on the expiration date.

Fees And Expenses

      We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, email, telephone or in person by our officers and regular employees and those of our affiliates.

      We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding notes and in handling or forwarding tenders for exchange.

      We will pay the cash expenses to be incurred in connection with the exchange offer. These expenses include:

•	SEC registration fees for the exchange notes;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees;

•	printing costs; and

•	related fees and expenses.

Transfer Taxes

      No service charge will be imposed by us or the exchange agent for any registration of transfer or exchange of notes, but under certain circumstances we may require you to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any outstanding note selected for redemption. Also, we are not required to transfer or exchange any outstanding note for a period beginning 15 days before the mailing of a notice of an offer to repurchase or redeem that outstanding note.

Consequences of Failure to Exchange

      If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will remain subject to the existing restrictions on transfer of the outstanding notes. In general, you may not offer or sell the outstanding notes unless either they are registered under the Securities Act or the offer or sale is exempt from or not subject to registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

      The tender of outstanding notes in the exchange offer will reduce the outstanding principal amount of the outstanding notes. Due to the corresponding reduction in liquidity, this may have an adverse effect on, and increase the volatility of, the market price of any outstanding notes that you continue to hold.

Other

      Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decision on what action, if any, to take. In the future, we may seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any outstanding notes that are not tendered in this exchange offer or to file a registration statement to permit resales of any untendered outstanding notes, except as required by the registration rights agreement.

DESCRIPTION OF THE EXCHANGE NOTES

General

      The outstanding notes were issued, and the exchange notes will be issued under the Indenture, dated as of November 24, 2004 (the “Indenture”), among the Company, the Subsidiary Guarantors and Manufacturers and Traders Trust Company, as Trustee (the “Trustee”).

      The notes will constitute a single series of debt securities under the Indenture. Any holders of outstanding notes who do not exchange their outstanding notes for exchange notes will vote together with all holders of the notes for all relevant purposes under the Indenture. Accordingly, in determining whether the required holders have given any notice, consent or waiver or taken any other action permitted under the Indenture, any outstanding notes that remain outstanding after the exchange offer will be aggregated with the exchange notes, and the holders of the outstanding notes and the exchange notes will vote together as a single series. All references in this prospectus to specified percentages in aggregate principal amount of the “Notes” mean, at any time after the exchange offer is consummated, the percentages in aggregate principal amount of the outstanding notes and the exchange notes. The outstanding notes and the exchange notes are sometimes referred to herein as the “Notes.”

      The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. Capitalized terms used herein and not otherwise defined have the meanings set forth in the section “— Certain Definitions.”

      The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Terms of the Notes

      The Notes will be senior secured obligations of the Company, limited to $180.0 million aggregate principal amount, and will mature on November 24, 2014. Payment of the principal of, premium, if any, and interest on the Notes will be irrevocably and unconditionally guaranteed by each of the Subsidiary Guarantors. The Notes will bear interest at the rate per annum shown on the cover page hereof from November 24, 2004 or from the most recent date to which interest has been paid or provided for, payable semiannually to Holders of record at the close of business on the May 9 or November 9 immediately preceding the interest payment date on May 24 and November 24 of each year, commencing May 24, 2005. The Company will pay interest on overdue principal at 1% per annum in excess of such rate, and it will pay interest on overdue installments of interest at such higher rate to the extent lawful.

      The interest rate on the Notes is subject to increase in certain circumstances if the Company does not file a registration statement relating to the Registered Exchange Offer or if the registration statement is not declared effective on a timely basis or if certain other conditions are not satisfied, all as further described under “— Registered Exchange Offer; Registration Rights.”

Escrow of Proceeds; Special Mandatory Redemption

      Concurrently with the closing of the offering of the outstanding notes, the Company entered into the Escrow Agreement with the Escrow Agent, pursuant to which the Company initially deposited in the Escrow Account with the Escrow Agent an amount, in cash or Treasury Securities (as defined in the Escrow Agreement) equal to approximately $30.0 million, which represents amounts to be used to purchase additional Vessels (such cash and Treasury Securities, together with the interest, dividends, and distributions thereof, the “Escrowed Proceeds”).

      Escrowed Proceeds will be released to the Company from time to time by the Escrow Agent upon the satisfaction of the conditions set forth in the Indenture and the Escrow Agreement, including the receipt of a Release Certificate (as defined below), the filing on the day of such release of Mortgages (if applicable) and other collateral documents (if applicable), the delivery of appropriate legal opinions on the day of such release with respect to, among other things, the validity, perfection, enforceability and priority of such Mortgage and the absence of any Default or Event of Default under the Indenture at the time of such release.

      A “Release Certificate” shall be a written certificate of the Company, signed by two of its Officers, which:

(1) shall state that it is a Release Certificate;

(2) shall state that to the knowledge of the signers thereof, no Default or Event of Default under the Indenture shall have occurred and be continuing as of the date of such Release Certificate;

(3) shall specify the dollar amount which the Company is thereby seeking to have released from the Escrow Account (the “Requested Amount”); and

(4) shall set forth the circumstances that justify the release of the Requested Amount in accordance with one or more of the following:

(a)(i) the Company has executed an Acquisition Contract to acquire a Vessel or Vessels, (ii) such Acquisition Contract has been signed by the applicable seller, is in full force and effect as of the date of the Release Certificate and the signers of the Release Certificate are not aware of any default thereunder by the Company or the applicable seller, (iii) the Requested Amount does not exceed 90.9% of the amount required to pay a deposit to the applicable seller, or to pay other pre-delivery expenses, in each case called for by the Acquisition Contract, and (iv) the balance of the cash needed to pay such deposit will come from one or more sources other than from the Incurrence of Indebtedness or the proceeds of an Asset Sale;

(b)(i) the Company proposes to consummate simultaneously with the release of the Requested Amount, the acquisition of a Vessel or Vessels, pursuant to an Acquisition Contract, (ii) the Requested Amount pursuant to a Release Certificate under this clause (b)(i) together with any amounts previously released pursuant to a Release Certificate under clause (a)(i) with respect to the acquisition of such Vessel or Vessels does not exceed 90.9% of the sum of the amounts payable to the applicable seller pursuant to the Acquisition Contract plus the related transaction costs incurred by the Company, including the reasonable fees and expenses of counsel, (iii) the Vessel or Vessels proposed to be acquired pursuant to the Acquisition Contract will have an Appraised Value, as of a date not more than 30 days prior to the acquisition date of such Vessel or Vessels, of at least 110% of the aggregate amount of Escrowed Proceeds used (pursuant to any of clauses (a), (b) or (c) of this clause 4) to acquire or repair such Vessel or Vessels, and (iv) the balance of the cash needed to acquire and repair such Vessel or Vessels will come from one or more sources other than the Incurrence of Indebtedness or the proceeds of an Asset Sale;

(c)(i) in connection with, or within six months after, the acquisition of a Vessel or Vessels by the Company with Escrowed Proceeds, the Company has undertaken or is undertaking necessary maintenance, repair (including structural modifications) or drydocking expenses, including survey expenses, relating to such Vessel, (ii) the Requested Amount does not exceed 90.9% of the amount of such expenses, and (iii) the balance of the cash needed to perform such maintenance and repair such Vessel or Vessels will come from one or more sources other than the Incurrence of Indebtedness or the proceeds of an Asset Sale.

      Except for one or more of the purposes described in paragraphs (a)-(c) of the definition of “Release Certificate” above, and except as described in the next paragraph, the Company will not be entitled to withdraw Escrowed Proceeds for any purpose.

      To the extent that, after the close of business on December 31, 2005, the amount of cash and the fair market value (as determined by the Board of Directors in good faith) of securities on deposit in the Escrow Account exceeds $1.0 million, the Company will be obligated to use all such remaining Escrowed Proceeds to redeem (the “Special Mandatory Redemption”) as much principal amount of Notes as can be redeemed with such Escrowed Proceeds at a redemption price equal to the sum of 101% of the principal amount of such Notes and the accrued interest thereon to the Special Mandatory Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) (such redemption price, the

“Special Mandatory Redemption Price”). For purposes hereof, “Special Mandatory Redemption Date” means January 30, 2006. To the extent that, after the close of business on December 31, 2005, the amount of cash and the fair market value (as determined by the Board of Directors in good faith) of securities on deposit in escrow with the Escrow Agent is equal to or less than $1.0 million, such cash and securities will be promptly released to the Company, free of any lien of the Indenture or the Escrow Agreement, and the Escrow Agreement will be terminated.

      If the Escrow Agent receives a notice of Special Mandatory Redemption pursuant to the terms of the Indenture and the Notes, the Escrow Agent will liquidate all Escrowed Proceeds then held by it not later than the third Business Day prior to the Special Mandatory Redemption Date and release all the Escrowed Proceeds to the Paying Agent (as defined in the Indenture) for the Notes for payment to holders on the Special Mandatory Redemption Date and, to the extent of any excess, thereafter for payment to the Company free of any lien of the Indenture or the Escrow Agreement, whereupon the Escrow Agreement will terminate.

      Certain provisions relating to the Company’s obligations to redeem Notes in a Special Mandatory Redemption may not be waived or modified without the written consent of the holders of all the Notes.

Redemptions

Redemption upon Sale or Loss of a Mortgaged Vessel. If either

(1) a Mortgaged Vessel or the Capital Stock of a Subsidiary Guarantor or a Pledgor is sold (other than the sale by a Pledgor of its Mortgaged Vessel or the sale of its Capital Stock to the Company or a Restricted Subsidiary) (which term shall not include the transfer of the operation of a Mortgaged Vessel pursuant to a bareboat charter with a purchase option, which is covered under “— Redemptions — Redemption upon Permitted Bareboat Charter”) in compliance with the terms of the Indenture (the Mortgaged Vessel so sold or owned by the Subsidiary Guarantor or Pledgor whose Capital Stock is so sold being the “Sold Mortgaged Vessel”), or

(2) an Event of Loss occurs at any time with respect to a Mortgaged Vessel (the Mortgaged Vessel suffering such Event of Loss being the “Lost Mortgaged Vessel”),

then within 25 days after the date title of the Mortgaged Vessel passes to the buyer (such date being the “Sale Date”), in the case of a sale, or within 25 days after the date such Event of Loss was deemed to have occurred (the “Loss Date”), the Company shall give written notice (such date of notice being the “Notification Date”) to the Trustee whether it elects to redeem Notes in connection with such sale or Event of Loss; provided, however, that if a Default shall have occurred and be continuing on the Notification Date, the Company will be required to redeem Notes in accordance with the provisions of the Indenture described in the following paragraphs.

      Upon the receipt by the Company, a Subsidiary Guarantor or a Pledgor of the Net Available Cash attributable to a Sold Mortgaged Vessel (other than the receipt by a Pledgor of Net Available Cash attributable to the sale of its Mortgaged Vessel or the sale of its Capital Stock to the Company or a Restricted Subsidiary) or of the Net Event of Loss Proceeds attributable to a Lost Mortgaged Vessel, such amounts shall be deposited with the Trustee in accordance with the Indenture and shall constitute Collateral pending application as hereinafter described.

      If the Company elects to (or is required to) redeem Notes, the redemption date will occur not later than 60 days after the date (the “Proceeds Receipt Date”) of the receipt of such Net Available Cash or Net Event of Loss Proceeds, as the case may be.

      In such event, the Company shall apply Net Available Cash or Net Event of Loss Proceeds, as the case may be, and any other cash in an amount (the “Redemption Amount”) at least equal to the Vessel Percentage applicable to the Sold Mortgaged Vessel as of the Sale Date or the Lost Mortgaged Vessel as of the Loss Date, as the case may be, multiplied by the principal amount of the Notes outstanding on the Sale Date or the Loss Date, as the case may be (provided, however, that if a Default shall have occurred and be continuing on the Notification Date, the amount required to be applied by the Company to redeem Notes shall equal the greater of such Redemption Amount and such Net Available Cash or Net Event of Loss Proceeds, as the case may be), to redeem such principal amount of Notes as can be redeemed at the Sale Redemption Price (as defined below) or the Loss Redemption Price (as defined below), as the case may be.

      The “Sale Redemption Price” means, per $1,000 principal amount of Note, the sum of (a) the greater of (i) 100% of such principal amount and (ii)(x) if such redemption date is on or after November 24, 2009, the redemption price then applicable as described under “— Redemptions — Other Redemption,” or (y) if such redemption date is prior to November 24, 2009, the redemption price on November 24, 2009 (as described under “— Redemptions — Other Redemption”) as discounted to its present value to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Adjusted Treasury Rate (as defined below), and (b) accrued and unpaid interest on such Note to the redemption date.

      The “Loss Redemption Price” means, per $1,000 principal amount of Note, the sum of (a) 100% of such principal amount and (b) accrued and unpaid interest on such Note to the redemption date.

      On the redemption date attributable to a Sold Mortgaged Vessel or a Lost Mortgaged Vessel, the Trustee will apply the applicable Net Available Cash or the applicable Net Event of Loss Proceeds (together with any funds the Company delivers to the Trustee to the extent necessary to pay the Sale Redemption Price or the Loss Redemption Price for the Notes to be redeemed) to pay the Sale Redemption Price or the Loss Redemption Price to the Holders of Notes being redeemed. Upon the effectuation of any such redemption, all accrued and unpaid interest on the Notes so redeemed shall be deemed fully paid. To the extent that after the Sale Redemption Price or the Loss Redemption Price has been paid with respect to all Notes to be redeemed in respect of such Sold Mortgaged Vessel or Lost Mortgaged Vessel, as the case may be, any Net Available Cash or Net Event of Loss Proceeds remains on deposit with the Trustee, such Net Available Cash or Net Event of Loss Proceeds may be released to the Company upon its request, free of the lien of the Indenture; provided, however, that such funds may only be used by the Company for a Permitted Excess Cash Use or to make an Excess Proceeds Offer.

      Redemption upon Permitted Bareboat Charter. If the Company, a Subsidiary Guarantor or a Pledgor enters into a Bareboat Charter with respect to a Mortgaged Vessel, then within 25 days after title to such Mortgaged Vessel passes to the charterer at the end of the bareboat charter period, the Company shall give written notice to the Trustee whether it elects to redeem Notes in connection with such Bareboat Charter; provided, however, that if a Default shall have occurred and be continuing on such Notification Date, the Company will be required to redeem Notes in accordance with the provisions of the Indenture described in the following paragraphs.

      Upon receipt by the Company, a Subsidiary Guarantor or a Pledgor of Bareboat Charter Funds, the Sale Equivalent Portion of such Bareboat Charter Funds shall be deposited with the Trustee in accordance with the Indenture and shall constitute Collateral pending application as hereinafter described.

      If the Company elects to redeem Notes, the redemption date will occur not later than 60 days after the date title to the relevant Mortgaged Vessel passes to the charterer at the end of the bareboat charter period. In such event, the Company shall apply the Sale Equivalent Portion of such Bareboat Charter Funds in respect of such Mortgaged Vessel plus accrued interest thereon to redeem such principal amount of Notes as can be redeemed at the Sale Redemption Price (as defined above). On the redemption date attributable to such Bareboat Charter, the Trustee will apply the Sale Equivalent Portion of such Bareboat Charter Funds then on deposit with it (together with any funds the Company delivers to the Trustee to the extent necessary to pay the Sale Redemption Price for the Notes to be redeemed) to pay the Sale Redemption Price.

      In the event the Company elects not to redeem Notes in respect of a Mortgaged Vessel subject to a Bareboat Charter, then by the date which is 12 months after the date title to such Mortgaged Vessel passes to the charterer at the end of the bareboat charter period, the Company shall tender, or shall cause to be tendered, to the Trustee as part of the Collateral one or more Vessels purchased using the Sale Equivalent Portion of such Bareboat Charter Funds in respect of such Mortgaged Vessel and then on deposit with the Trustee; provided that if such funds are insufficient to purchase Vessels they shall remain on deposit with the Trustee for application in accordance with the terms and conditions of the Indenture. The Sale Equivalent Portion of Bareboat Charter Funds will be made available from time to time (including prior to the end of the Bareboat Charter period) to the Company pursuant to the terms of, and subject to the conditions of, the Indenture to make any deposits in respect of, or to consummate the purchase of, one or more Vessels.

      On the date on which a Vessel is tendered to the Trustee as part of the Collateral with respect to a Mortgaged Vessel that is subject to a Bareboat Charter, the Company shall deliver to the Trustee, or shall cause the owner of such Vessel, which shall be a Restricted Subsidiary of the Company or, if the Princess Marina is subject to a Bareboat Charter, Maritima SIPSA S.A. at any time prior to the sale by Maritima SIPSA S.A. of the Princess Marina to the Company or a Restricted Subsidiary, to deliver to the Trustee, as the case may be, the documents and certificates required by the Indenture, including, among other things:

(i) a Guarantee Agreement in respect of its Subsidiary Guarantee substantially in the form required by the Indenture; provided that no Subsidiary Guarantee need be provided if each of the owner of the Mortgaged Vessel that was subject to the Bareboat Charter and the owner of the replacement Vessel is not a Wholly Owned Subsidiary; and

(ii) a Mortgage (or a preliminary registration thereof, pending delivery of a copy of the Mortgage) with respect to such Vessel dated the date such Vessel was tendered to the Trustee and substantially in the form required by the Indenture (such Mortgage having been duly received for recording in the appropriate registry office), together with appropriate legal opinions with respect to, among other things, the validity, perfection, enforceability and priority of such Mortgage.

      Optional Redemption upon Make Whole Payment. Prior to November 24, 2009, we will be entitled at our option to redeem all, but not less than all, of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

      “Applicable Premium” means with respect to a Note at any redemption date, the greater of (i) 1.00% of the principal amount of such Note and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note on November 24, 2009 (such redemption price being described under “— Redemptions — Other Redemption” exclusive of any accrued interest), plus (2) all required remaining scheduled interest payments due on such Note through November 24, 2009 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such note on such redemption date.

      “Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after November 24, 2009, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.

      “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the redemption date to November 24, 2009, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to November 24, 2009.

      “Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

      “Quotation Agent” means the Reference Treasury Dealer selected by the Trustee after consultation with the Company.

      “Reference Treasury Dealer” means Credit Suisse First Boston LLC and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

      “Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

      Redemption upon Public Equity Offering. At any time and from time to time prior to November 24, 2007, the Company may redeem in the aggregate up to 35% of the original principal amount of the Notes with the proceeds of one or more Public Equity Offerings following which there exists a Public Market, at a redemption price (expressed as a percentage of principal amount) of 109% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least $115 million aggregate principal amount of the Notes must remain outstanding and be held, directly or indirectly, by Persons other than the Company and its Affiliates, after each such redemption.

      Other Redemption. On or after November 24, 2009, the Notes will be redeemable, at the Company’s option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 24 of the years set forth below:

Redemption Period	Prices

2009	104.500%
2010	103.000%
2011	101.500%
2012 and thereafter	100.000%

      Selection of Notes for Redemption. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis to the extent practicable, although no Note of $1,000 in original principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

      Redemption for Changes in Withholding Taxes. The Notes may be redeemed, at the option of the Company, at any time as a whole but not in part, on not less than 30 nor more than 60 days’ notice, at 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Company, the Subsidiary Guarantors or the Pledgors, as the case may be, has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of a change in or an amendment to the laws (including any regulations or rulings promulgated thereunder) of the Bahamas, Bolivia, Liberia, Paraguay, Argentina, Panama, Uruguay or Chile (or any relevant jurisdiction, political subdivision or taxing authority thereof or therein), or any change in or amendment to any official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of this prospectus, and the Company, the Subsidiary Guarantors or the Pledgors, as the case may be, cannot avoid such obligation by taking reasonable measures available to them; provided, however, that (a) no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Company, the Subsidiary Guarantors or the

Pledgors, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Notes or the Subsidiary Guarantee were then due, and (b) at the time any such redemption notice is given, such obligation to pay Additional Amounts must remain in effect. Prior to any redemption of the Notes, the Company shall deliver to the Trustee or any paying agent an Officer’s Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of redemption have occurred.

Tender of Qualified Substitute Vessel

      In the event that the Company elects, with respect to a Sold Mortgaged Vessel or a Lost Mortgaged Vessel, not to redeem Notes as described under “— Redemptions — Redemption upon Sale or Loss of Mortgaged Vessel,” then within 12 months after the Proceeds Receipt Date, the Company will be required to tender, or cause to be tendered, to the Trustee as part of the Collateral one or more Vessels constituting a Qualified Substitute Vessel; provided, however, that if at any time prior to the Vessel Tender Date (as defined below), an Event of Default shall occur, the Company shall thereupon become obligated to redeem Notes in accordance with the provisions described under “— Redemptions — Redemption upon Sale or Loss of Mortgaged Vessel.” Net Available Cash or Net Event of Loss Proceeds, as the case may be, attributable to such Sold Mortgaged Vessel or such Lost Mortgaged Vessel, as the case may be, will be made available to the Company pursuant to the terms, and subject to the conditions, of the Indenture to make any deposits in respect of, or to consummate the purchase of, or pay any Ready for Sea Cost in respect of, the Qualified Substitute Vessel. To the extent that any such Net Available Cash or Net Event of Loss Proceeds remain on deposit with the Trustee after the tender of the Qualified Substitute Vessel, such funds will be released to the Company, free of the Lien of the Indenture, to be used for any Permitted Excess Cash Use or to make an Excess Proceeds Offer.

      On the date on which a Qualified Substitute Vessel is tendered to the Trustee as part of the Collateral (a “Vessel Tender Date”) following a sale of or an Event of Loss with respect to a Mortgaged Vessel, the Company shall deliver to the Trustee, or shall cause the owner of such Qualified Substitute Vessel, which shall be a Restricted Subsidiary of the Company or, if the Qualified Substitute Vessel is replacing the Princess Marina, Maritima SIPSA S.A. at any time prior to the sale by Maritima SIPSA S.A. of the Princess Marina to the Company or a Restricted Subsidiary (the “Tendered Vessel Owner”), to deliver to the Trustee, as the case may be, the documents and certificates required by the Indenture, including, among other things:

(i) a Guarantee Agreement in respect of its Subsidiary Guarantee substantially in the form required by the Indenture; provided that no Subsidiary Guarantee need be provided if each of the owner of the Mortgaged Vessel and the owner of the Qualified Substitute Vessel is not a Wholly Owned Subsidiary;

(ii) a Mortgage (or a preliminary registration thereof, pending delivery of a copy of the Mortgage) with respect to such Qualified Substitute Vessel dated the Vessel Tender Date and substantially in the form required by the Indenture (such Mortgage having been duly received for recording in the appropriate registry office), together with appropriate legal opinions with respect to, among other things, the validity, perfection, enforceability and priority of such Mortgage; and

(iii) written appraisals by two independent Appraisers of the value of such Qualified Substitute Vessel as of a date within 90 days prior to the Vessel Tender Date.

Excess Proceeds Offers

      If, as of the first day of each January, April, July or October, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below), totals at least $12.5 million, the Company must, not later than the fifteenth Business Day of such month, make an offer (an “Excess Proceeds Offer”) to purchase from the holders pursuant to and subject to the conditions contained in the Indenture on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds available on such first day of the month, at a purchase price equal to 100% of their principal amount, plus, in each case, accrued interest (if any) to the date of purchase (an “Excess Proceeds Payment”).

      The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions in the Indenture governing Excess Proceeds Offers, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.

Withholding Taxes

      All payments made on behalf of the Company, the Subsidiary Guarantors or the Pledgors under or with respect to the Notes, the Subsidiary Guarantees or a Mortgaged Vessel, as applicable, must be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Bahamas, Bolivia, Liberia, Paraguay, Argentina, Panama, Uruguay or Chile or by any authority or agency therein or thereof having power to tax (or the jurisdiction of incorporation of any successor of the Company, the Subsidiary Guarantors or the Pledgors) (hereinafter “Taxes”), unless the Company, the Subsidiary Guarantors or the Pledgors, as applicable, are required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency. If the Company, the Subsidiary Guarantors or the Pledgors (or any successor of any of them), as applicable, are so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Subsidiary Guarantees or a Mortgaged Vessel, as applicable, the Company, the Subsidiary Guarantors or the Pledgors (or any successor of any of them), as applicable, will be required to pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to payments made to a Holder (an “Excluded Holder”) in respect of a beneficial owner (i) which is subject to such Taxes by reason of its being connected with the Bahamas, Bolivia, Liberia, Paraguay, Argentina, Panama, Uruguay or Chile otherwise than by the mere holding of Notes or the receipt of payments thereunder (or under the related Subsidiary Guarantee), (ii) which presents any Note for payment of principal more than 60 days after the later of (x) the date on which payment first became due and (y) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which, the full amount payable having been so received, notice to that effect shall have been given to the Holders by the Trustee, except to the extent that the Holder would have been entitled to such Additional Amounts on presenting such Note for payment on the last day of the applicable 60-day period, (iii) which failed duly and timely to comply with a reasonable, timely request of the Company to provide information, documents or other evidence concerning the Holder’s nationality, residence, entitlement to treaty benefits, identity or connection with the Bahamas, Bolivia, Liberia, Paraguay, Argentina, Panama, Uruguay or Chile or any political subdivision or authority thereof, if and to the extent that due and timely compliance with such request would have reduced or eliminated any Taxes as to which Additional Amounts would have otherwise been payable to such Holder but for this clause (iii), (iv) on account of any estate, inheritance, gift, sale, transfer, personal property or other similar Tax, (v) which is a fiduciary, a partnership or not the beneficial owner of any payment on a Note, if and to the extent that any beneficiary or settlor of such fiduciary, any partner in such partnership or the beneficial owner of such payment (as the case may be) would not have been entitled to receive Additional Amounts with respect to such payment if such beneficiary, settlor, partner or beneficial owner had been the Holder of such Note or (vi) any combination of the foregoing numbered clauses of this proviso. The Company, the Subsidiary Guarantors or the Pledgors (or any successor of any of them), as applicable, will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. The Company, the Subsidiary Guarantors or the Pledgors (or any successor of any of them), as applicable, will furnish to the Trustee, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company, the Subsidiary Guarantors or the Pledgors (or any successor of any of them), as applicable, in such form as provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to the Company, the Subsidiary Guarantors or the Pledgors (or any successor of any of them), as applicable. The Trustee shall make such evidence available to the Holders upon request. The Company, the Subsidiary Guarantors or the Pledgors (or any successor of any of them), as applicable, will upon written request of each Holder (other than an Excluded

Holder), reimburse each such Holder for the amount of (i) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes, the Subsidiary Guarantees or a Mortgaged Vessel, as applicable, and (ii) any Taxes imposed with respect to any such reimbursement under the immediately preceding clause (i), but excluding any such Taxes on such Holder’s net income, so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if Taxes (other than such Taxes on such Holder’s net income) on such reimbursement had not been imposed.

      Whenever in the Indenture there is mentioned, in any context, (a) the payment of principal, (b) purchase prices in connection with a purchase of Notes, (c) interest or (d) any other amount payable on or with respect to any of the Notes, or any payment pursuant to the Subsidiary Guarantees or in respect of a Mortgage Vessel, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

      The foregoing obligations shall survive any termination, defeasance or discharge of the Indenture.

      The Company, the Subsidiary Guarantors or the Pledgors will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Subsidiary Guarantees or a Mortgage or any other document or instrument in relation thereto, or the receipt of any payments with respect to the Notes, the Subsidiary Guarantees or a Mortgage, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of the Bahamas, Bolivia, Liberia, Paraguay, Argentina, Panama, Uruguay or Chile, the jurisdiction of incorporation of any successor of the Company or any jurisdiction in which a paying agent is located, and has agreed to indemnify the Holders for any such taxes paid by such Holders.

      For a discussion of the exemption from Bahamian withholding taxes applicable to payments under or with respect to the Notes, see “Tax Considerations — Bahamian Tax Considerations.”

Guarantees

      The Company’s obligations for payment of the principal of, premium, if any, and interest on the Notes, the Subsidiary Guarantors’ obligations for payment of all sums of money payable under the Security Agreements and performance of all other provisions contained in the Indenture and the Security Agreements (collectively, the “Obligations”) will be irrevocably and unconditionally guaranteed on a senior secured basis by each of the Subsidiary Guarantors. The Subsidiary Guarantors as of the Issue Date are our Wholly Owned Subsidiaries that directly or indirectly own and operate the Vessels used in our ocean business (other than Dampierre Holdings Spain S.L., an intermediate holding company) as well as those that own in the aggregate ten pushboats and 193 barges used in our river business. Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the applicable Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. If a Subsidiary Guarantee were to be rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor’s liability on its Subsidiary Guarantee could be reduced to zero. See “Risk Factors — Risks Relating to the Notes — Federal, state and foreign laws permit a court to void the notes and the subsidiary guarantees, and if that occurs, you may not receive any payment on the notes.”

      Some of our Subsidiaries are not Guaranteeing the Notes. Our Subsidiaries that are not Guaranteeing the Notes are those that directly or indirectly own and operate the vessels used in our river business (other than those owned by Subsidiary Guarantors as described above). In addition, some or all of our future Subsidiaries may not be required to Guarantee the Notes. No payments are required to be made to Holders of the Notes from the assets of such non-guarantor Subsidiaries in respect of the Notes. Claims of creditors of any non-guarantor Subsidiaries, including trade creditors holding indebtedness or guarantees issued by such non-guarantor Subsidiaries, and claims of preferred stockholders of such non-guarantor Subsidiaries, generally will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of the Company’s creditors, including Holders of the Notes, even if such claims do not constitute Senior Indebtedness. Accordingly, the Notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor Subsidiaries.

      Upon the sale or other disposition of all the Capital Stock of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor (in each case other than to the Company or an Affiliate of the Company) in compliance with the terms of the Indenture, such Subsidiary Guarantor will be released and relieved from all its obligations under its Subsidiary Guarantee.

Collateral

      The Company has pledged, in favor of the Trustee to secure the Obligations, all the issued and outstanding Capital Stock of each Subsidiary Guarantor owned, directly or indirectly, by the Company (other than Ultrapetrol S.A., Parfina S.A. and Oceanpar S.A.) (subject to the limitations described under “— Limitations on Stock Collateral”) and its interest in the Escrowed Proceeds and any other cash of the Company that is required by the terms of the Indenture to be deposited with the Trustee.

      Each Subsidiary Guarantor has pledged and assigned substantially all its assets to the Trustee to secure on a first-priority basis (subject to Permitted Liens), among other things, the Notes, its Subsidiary Guarantee of the Notes and the other Obligations. The assets so pledged and assigned by each Subsidiary Guarantor that directly owns a Mortgaged Vessel includes, subject to Permitted Liens, all its right, title and interest in and to (i) its Mortgaged Vessel (or any additional Vessel purchased by the Subsidiary Guarantor which shall become a Mortgaged Vessel), pursuant to a Mortgage issued by such Subsidiary Guarantor in favor of the Trustee, which Mortgage contains covenants pursuant to which such Subsidiary Guarantor, among other things, is prohibited from selling, further mortgaging or transferring any of its interest in such vessel (other than as permitted under the Indenture); (ii) the Charters, if any, relating to its Mortgaged Vessel, including the collateral right to receive all moneys and claims for moneys due and to become due under such Charters or in respect of such Mortgaged Vessel and all claims for damages arising under such Charters or relating to such Mortgaged Vessel, including all moneys or other compensation payable by reason of requisition of title or for hire or other compulsory acquisition and all claims for damages in respect of the actual or constructive total loss of the Mortgaged Vessel; (iii) the freights, hires, passage moneys or payments in respect of indemnities relating to its Mortgaged Vessel; (iv) all its policies and contracts of insurance taken out from time to time in respect of and relating to its Mortgaged Vessel; and (v) all proceeds of the foregoing. See “— Certain Definitions — Mortgaged Vessels.”

      In addition, the Collateral consists of (i) Escrowed Proceeds, (ii) Net Event of Loss Proceeds, (iii) Net Available Cash from the sale of a Mortgaged Vessel and (iv) any cash deposited from time to time by the Company with the Trustee. Any cash on deposit from time to time with the Trustee that constitutes Escrowed Proceeds, Net Event of Loss Proceeds, Net Available Cash from the sale of a Mortgaged Vessel and the Sale Equivalent Portion of Bareboat Charter Funds, will be released, subject to the terms and conditions of the Indenture, as described under “— Redemptions — Redemption upon Sale or Loss of a Mortgaged Vessel,” “— Redemptions — Redemption upon Permitted Bareboat Charter,” “— Tender of Qualified Substitute Vessel” and “— Escrow of Proceeds; Special Mandatory Redemption.”

      Upon performance and payment in full of all the Obligations, all such pledges and assignments in favor of the Trustee shall terminate.

      A Subsidiary Guarantor may release any Mortgaged Vessel from the Collateral by tendering to the Trustee as part of the Collateral a Substitute Mortgaged Vessel in place of such Mortgaged Vessel. On the date on which a Substitute Mortgaged Vessel is tendered to the Trustee as part of the Collateral (a “Vessel Substitution Date”), the Company shall deliver, or cause the owner of such Substitute Mortgaged Vessel, which shall be a Restricted Subsidiary of the Company, to deliver to the Trustee, as the case may be, the documents and certificates required by the Indenture, including, among other things:

(i) a Guarantee Agreement in respect of its Subsidiary Guarantee substantially in the form required by the Indenture; provided that no Subsidiary Guarantee need be provided if each of the owner of the Mortgaged Vessel and the owner of the Substitute Mortgaged Vessel is not a Wholly Owned Subsidiary;

(ii) a Mortgage (or a preliminary registration thereof, pending delivery of a copy of the Mortgage) with respect to such Substitute Mortgaged Vessel dated the Vessel Substitution Date and substantially in the form required by the Indenture (such Mortgage having been duly received for recording in the appropriate registry office), together with appropriate legal opinions with respect to, among other things, the validity, perfection, enforceability and priority of such Mortgage; and

(iii) written appraisals by two independent Appraisers of the value of such Substitute Mortgaged Vessel as of a date within 90 days prior to the Vessel Substitution Date.

      The provisions described under “— Collateral” which apply to a Subsidiary Guarantor that directly owns a Mortgaged Vessel shall apply mutatis mutandis to the Pledgors.

      At the closing of the offering of the outstanding notes, the Company delivered appraisals by independent Appraisers of the values of the Mortgaged Vessels, which appraisals showed that the average of such appraisers’ aggregate appraised values of such vessels, in September, 2004, was $165.6 million.

Limitations on Stock Collateral

      The Capital Stock and other securities of any Subsidiary constitute Collateral only to the extent that such Capital Stock and other securities can secure the Notes or the Subsidiary Guarantees without Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency). In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary due to the fact that such Subsidiary’s Capital Stock and other securities secure the Notes or the Subsidiary Guarantees, then the Capital Stock and other securities of such Subsidiary shall automatically be deemed not to be part of the Collateral (but only to the extent necessary to not be subject to such requirement). In such event, the Indenture may be amended or modified, without the consent of any Holder of Notes, to the extent necessary to release the first-priority security interests on the shares of Capital Stock and other securities that are so deemed to no longer constitute part of the Collateral.

      In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulations adopted, which would permit) such Subsidiary’s Capital Stock and other securities to secure the Notes or the Subsidiary Guarantees in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock and other securities of such Subsidiary shall automatically be deemed to be a part of the Collateral (but only to the extent necessary to not be subject to any such financial statement requirement). In such event, the Indenture may be amended or modified, without the consent of any holder of Notes, to the extent necessary to subject such additional Capital Stock and other securities to the Liens under the Indenture.

      In accordance with the limitations set forth in the two immediately preceding paragraphs, as of the Issue Date, the Collateral includes shares of Capital Stock of the Subsidiaries only to the extent that the applicable value of such Capital Stock (on a Subsidiary-by-Subsidiary basis) is less than 20% of the aggregate principal amount of the Notes outstanding. Following the Issue Date, however, the portion of the Capital Stock of Subsidiaries constituting Collateral may decrease or increase as described above.

Ranking

      Pursuant to the terms of the Indenture, the indebtedness evidenced by the Notes will be senior secured obligations of the Company and will be senior in right of payments to all future subordinated Indebtedness of the Company. Claims of Holders of the Notes will rank ahead of all other claims (other than claims represented by Permitted Liens that rank senior or pari passu in right of payment to the claims of Holders of the Notes) with respect to and to the extent of the value, priority and validity of the Company’s pledge of the Capital Stock of each Subsidiary Guarantor owned directly by the Company that secures the Obligations. Certain additional Indebted-

ness, including Indebtedness incurred upon the satisfaction of certain financial tests, may be incurred by the Company. As of September 30, 2004, on a pro forma basis, after giving effect to the Transactions (as defined in “Unaudited Pro Forma Condensed Consolidated Financial Information”), the Company’s total senior indebtedness outstanding would have been approximately $222.2 million.

      Pursuant to the terms of the Indenture, with respect to each Subsidiary Guarantor, claims of Holders of the Notes will rank ahead of all other claims (other than claims represented by Permitted Liens that rank senior or pari passu in right of payment to the claims of Holders of Notes) with respect to and to the extent of the value, priority and validity of the Collateral pledged by such Subsidiary Guarantor, including the Mortgage of its respective Mortgaged Vessel and the pledge of the Capital Stock of each Subsidiary Guarantor owned directly by such Subsidiary Guarantor, that secures the Obligations. Although the Holders of the Notes should be entitled to payment of their indebtedness out of the proceeds of their Collateral prior to the holders of any general unsecured obligations of the Subsidiary Guarantors, in the event that the value of any Subsidiary Guarantor’s Collateral is insufficient to discharge each Subsidiary Guarantor’s obligations under its Subsidiary Guarantee, any deficiency claims of the Noteholders against such Subsidiary Guarantor will rank pari passu with the claims of creditors (including trade creditors) of such Subsidiary Guarantor.

      Pursuant to the terms of the Indenture, with respect to each Pledgor, claims of Holders of Notes against the Company will be effectively subordinated to the claims of creditors (including trade creditors) and holders of preferred stock of such Pledgors; provided, however, that claims of Holders of the Notes will rank ahead of all other claims (other than claims represented by Permitted Liens that rank senior or pari passu in right of payment to the claims of Holders of the Notes) with respect to and to the extent of the value, priority and validity of the Collateral pledged by such Pledgor, including the Mortgage of its respective Mortgaged Vessel.

      With respect to each Subsidiary that is neither a Subsidiary Guarantor nor a Pledgor, claims of the Noteholders against the Company will be effectively subordinated to the claims of creditors (including trade creditors) and holders of preferred stock of such Subsidiaries. Although the Indenture limits the incurrence of Indebtedness and Preferred Stock of the Company’s Subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such Subsidiaries of liabilities that are not considered Indebtedness or Preferred Stock under the Indenture.

Book-Entry; Delivery and Form

      Our outstanding notes were offered and sold to qualified institutional buyers in reliance on Rule 144A (“Rule 144A Notes”) and in offshore transactions in reliance on Regulation S (“Regulation S Notes”). Following the initial distribution of Rule 144A Notes and Regulation S Notes, such Notes may be transferred to certain institutional “accredited investors” in the secondary market (“IAI Notes”). Except as set forth below, our outstanding notes were issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. Our outstanding notes were issued at the closing of the offering of our outstanding notes against payment in immediately available funds.

      Rule 144A Notes were initially represented by one or more global notes in registered form without interest coupons (collectively, the “Rule 144A Global Notes”). Regulation S Notes were initially represented by one or more global notes in registered form without interest coupons (collectively, the “Regulation S Global Notes”). IAI Notes were initially represented by one or more global notes in registered form without interest coupons (collectively, the “IAI Global Notes”). Beneficial ownership interests in a Regulation S Global Note will be exchangeable for interests in a Rule 144A Global Note, an IAI Global Note or a definitive note in registered certificated form (a “Certificated Note”) only after the expiration of the period through and including the 40th day after the later of the commencement and the closing of the offering of our outstanding notes (the “Distribution Compliance Period”) and then only (i) in the case of an exchange for an IAI Global Note, upon certification that the interest in the Regulation S Global Note is being transferred to an “accredited investor” under the Securities Act that is an institutional “accredited investor” acquiring the securities for its own account or for the account of an institutional “accredited investor” and (ii) in the case of an exchange for a Certificated Note, in compliance with the requirements described under “— Exchange of Global Notes for Certificated Notes.” The Rule 144A Global Notes, the IAI Global Notes and the Regulation S Global Notes are collectively referred to herein as the “Global

Notes.” The Global Notes were deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Rule 144A Global Notes may not be exchanged for beneficial interests in the Regulation S Global Notes or the IAI Global Notes at any time except in the limited circumstances described below. See “— Exchanges Among Global Notes.”

      Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

      Rule 144A Notes (including beneficial interests in the Rule 144A Global Notes) are subject to certain restrictions on transfer and bear a restrictive legend as described under “Transfer Restrictions.” Regulation S Notes and IAI Notes are also subject to certain restrictions on transfer and also bear the legend as described under “Transfer Restrictions.” In addition, transfers of beneficial interests in the Global Notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

      The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

      DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

      DTC has also advised us that, pursuant to procedures established by it:

1. upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

2. ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

      Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

      Except as described below, owners of an interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

      Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

1. any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

2. any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

      DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

      Subject to the transfer restrictions set forth under “Transfer Restrictions,” transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

      DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants, it is under no obligation to perform such procedures, and such procedures may be discontinued or changed at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

      A Global Note is exchangeable for Certificated Notes if:

1. DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

2. the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

3. there has occurred and is continuing a Default with respect to the Notes.

      In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Transfer Restrictions,” unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

      Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See “Transfer Restrictions.”

Exchanges Among Global Notes

      Beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note or the IAI Global Note only after the expiration of the Distribution Compliance Period and then only upon certification in form reasonably satisfactory to the Trustee that, among other things, in the case of an exchange for an interest in an IAI Global Note, the interest in the Regulation S Global Note is being transferred to an “accredited investor” under the Securities Act that is an institutional “accredited investor” acquiring the securities for its own account or for the account of an institutional “accredited investor.”

      Beneficial interest in a Rule 144A Global Note or an IAI Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144.

      Beneficial interest in the Rule 144A Global Note may be exchanged for a beneficial interest in the IAI Global Note only upon certification in a form reasonably satisfactory to the Trustee that, among other things, (i) the beneficial interest in such Rule 144A Global Note is being transferred to an “accredited investor” under the Securities Act that is an institutional “accredited investor” acquiring the securities for its own account or for the account of an institutional “accredited investor” and (ii) such transfer is being made in accordance with all applicable securities laws of the States of the United States and other jurisdictions. Beneficial interest in the IAI Global Note may be exchanged for a beneficial interest in the Rule 144A Global Note only upon certification in a form reasonably satisfactory to the Trustee that, among other things, such interest is being transferred in a transaction in accordance with Rule 144A.

      Transfers involving exchanges of beneficial interests between the Regulation S Global Notes, the IAI Global Notes and the Rule 144A Global Notes will be effected in DTC by means of an instruction originated by the Trustee through the DTC Deposit/ Withdraw at Custodian system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect the changes in the principal amounts of the Regulation S Global Note, the IAI Global Note and the Rule 144A Global Note, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Global Note for so long as it remains such an interest.

Same Day Settlement and Payment

      The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Registered Exchange Offer; Registration Rights

      We have agreed pursuant to the Registration Rights Agreement that we will, subject to certain exceptions:

1. within 60 days after the Issue Date, file a registration statement (the “Exchange Offer Registration Statement”) with the SEC with respect to a registered offer (the “Registered Exchange Offer”) to exchange the Notes for new notes of the Company (the “Exchange Notes”) having terms substantially identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions);

2. use our reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date;

3. as soon as practicable after the effectiveness of the Exchange Offer Registration Statement (the “Effectiveness Date”), offer the Exchange Notes in exchange for surrender of the Notes; and

4. keep the Registered Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the holders of the Notes.

      For each Note validly tendered to us and not withdrawn pursuant to the Registered Exchange Offer, we will issue to the holder of such Note an Exchange Note having a principal amount equal to that of the surrendered Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Note surrendered in exchange therefor, or, if no interest has been paid on such Note, from the date of its original issue.

      Under existing SEC interpretations, the Exchange Notes will be freely transferable by holders other than our affiliates after the Registered Exchange Offer without further registration under the Securities Act if the holder of the Exchange Notes represents to us in the Registered Exchange Offer that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and that it is not an affiliate of the Company, as such terms are interpreted by the SEC; provided, however, that broker dealers (“Participating Broker Dealers”) receiving Exchange Notes in the Registered Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. The SEC has taken the position that Participating Broker Dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement.

      Under the Registration Rights Agreement, the Company is required to allow Participating Broker Dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes for 180 days following the effective date of such Exchange Offer Registration Statement (or such shorter period during which Participating Broker-Dealers are required by law to deliver such prospectus).

      A Holder of Notes (other than certain specified holders) who wishes to exchange such Notes for Exchange Notes in the Registered Exchange Offer will be required to represent that any Exchange Notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Registered Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an “affiliate” of the Company, as defined in

Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

      In the event that:

1. applicable interpretations of the staff of the SEC do not permit us to effect such a Registered Exchange Offer; or

2. for any other reason we do not consummate the Registered Exchange Offer within 180 days of the Issue Date; or

3. the Initial Purchaser shall notify us following consummation of the Registered Exchange Offer that Notes held by it are not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer; or

4. certain holders are prohibited by law or SEC policy from participating in the Registered Exchange Offer or may not resell the Exchange Notes acquired by them in the Registered Exchange Offer to the public without delivering a prospectus, then, we will, subject to certain exceptions,

1. promptly file a shelf registration statement (the “Shelf Registration Statement”) with the SEC covering resales of the Notes or the Exchange Notes, as the case may be;

2. (A) in the case of clause (1) above, use our reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the 150th day after the Issue Date and (B) in the case of clause (2), (3) or (4) above, use our reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the 60th day after the date on which the Shelf Registration Statement is required to be filed; and

3. keep the Shelf Registration Statement effective until the earliest of (A) the time when the Notes covered by the Shelf Registration Statement can be sold pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144, (B) two years from the Issue Date and (C) the date on which all Notes registered thereunder are disposed of in accordance therewith.

      We will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Notes or the Exchange Notes, as the case may be. A holder selling such Notes or Exchange Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including certain indemnification obligations).

      We may require each holder requesting to be named as a selling security holder to furnish to us such information regarding the holder and the distribution of the Notes or Exchange Notes by the holder as we may from time to time reasonably require for the inclusion of the holder in the Shelf Registration Statement, including requiring the holder to properly complete and execute such selling security holder notice and questionnaires, and any amendments or supplements thereto, as we may reasonably deem necessary or appropriate. We may refuse to name any holder as a selling security holder that fails to provide us with such information.

      We will pay additional cash interest on the Notes and Exchange Notes, subject to certain exceptions,

1. if the Company fails to file an Exchange Offer Registration Statement with the SEC on or prior to the 60th day after the Issue Date,

2. if the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 150th day after the Issue Date or, if obligated to file a Shelf Registration Statement pursuant to clause 2(A) above, a Shelf Registration Statement is not declared effective by the SEC on or prior to the 180th day after the Issue Date,

3. if the Exchange Offer is not consummated on or before the 40th day after the Exchange Offer Registration Statement is declared effective,

4. if obligated to file the Shelf Registration Statement pursuant to clause 2(B) above, the Company fails to file the Shelf Registration Statement with the SEC on or prior to the 30th day (the “Shelf Filing Date”) after the date on which the obligation to file a Shelf Registration Statement arises,

5. if obligated to file a Shelf Registration Statement pursuant to clause 2(B) above, the Shelf Registration Statement is not declared effective on or prior to the 60th day after the Shelf Filing Date, or

6. after the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) (each such event referred to in the preceding clauses (1) through (6) a “Registration Default”);

from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.

      The rate of the additional interest will be 1.00% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured; provided, however, that if a Registration Default shall occur and be continuing on the date that is two years following the Issue Date, such additional interest at the rate of 1.00% per annum will accrue permanently on the Notes and the Exchange Notes. We will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the Notes and the Exchange Notes.

      All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any additional interest pursuant to the Registration Rights Agreement.

      If we effect the Registered Exchange Offer, we will be entitled to close the Registered Exchange Offer 30 days after the commencement thereof provided that we have accepted all Notes theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

Change of Control

      Upon the occurrence of any of the following events (each a “Change of Control”), each Holder shall have the right to require the Company to repurchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

(i) Prior to the earlier to occur of (A) the first public offering of common stock of Parent or (B) the first public offering of common stock of the Company, the Permitted Holders cease to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Parent or the Company, any merger, consolidation, liquidation or dissolution of the Parent or the Company, any direct or indirect transfer of securities by Parent or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the “specified corporation”) held by any other corporation (the “parent corporation”) so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

(ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, is or becomes the beneficial owner (as defined in clause (i) above, except that for purposes of this clause (ii) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (ii)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

(iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; and

(iv) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than (A) a transaction in which the survivor or transferee is a Person that is controlled by the Permitted Holders or (B) a transaction following which (1) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (2) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

      Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Company, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

      The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

      The Change of Control purchase feature is solely a result of negotiations between the Company and the Initial Purchasers. The Company has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company could decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. Restrictions on the ability of the Company to incur additional Indebtedness are contained in the covenants described under “— Certain Covenants — Limitation on Indebtedness,” “— Certain Covenants — Limitation on Liens” and “— Certain Covenants — Limitation on Sale/ Leaseback Transactions.” Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

      Future indebtedness of the Company may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require such indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may also be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions under the Indenture relative to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Certain Covenants

      The Indenture provides that the following covenants, among others, will be applicable to the Company and its Restricted Subsidiaries:

      Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness except that the Company and its Subsidiary Guarantors may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio exceeds 2.0 to 1.0.

      (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur, directly or indirectly, any or all of the following Indebtedness:

(1) Indebtedness of the Company and the Subsidiary Guarantors Incurred pursuant to a working capital line of credit in an amount which, when added together with the amount of all other Indebtedness Incurred pursuant to this clause (1) and then outstanding, does not exceed $15.0 million;

(2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company;

(3) the Notes and the Exchange Notes;

(4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2), (3) or (10) of this covenant);

(5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4) or this clause (5) or clause (8) below;

(6) Indebtedness (A) in respect of performance, surety, appeal or similar bonds provided in the ordinary course of business, and (B) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business or assets of the Company or any of its Restricted Subsidiaries, including all or any interest in any Restricted Subsidiary, and not exceeding the gross proceeds therefrom, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business or assets of the Company or any of its Restricted Subsidiaries for the purpose of financing such acquisition;

(7) Hedging Obligations consisting of Interest Rate Agreements or Currency Agreements directly related to Indebtedness permitted to be Incurred by the Company pursuant to the Indenture;

(8) Purchase Money Indebtedness Incurred to finance the acquisition by the Company or a Restricted Subsidiary of additional Vessels or Shipping Business Assets; provided, however, that, at the date of such Incurrence, the amount of such Indebtedness shall not exceed 80% of the cost of acquiring such Vessel or such Shipping Business Assets, including the purchase price of such Vessel or such Shipping Business Assets under the Acquisition Contract in respect thereof plus any Ready for Sea Cost;

(9) Indebtedness consisting of the Subsidiary Guarantee of a Subsidiary Guarantor and any Guarantee by a Subsidiary Guarantor of Indebtedness Incurred pursuant to clause (3) or (4) or pursuant to clause (5) to the extent the Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to clause (3) or (4);

(10) Indebtedness Incurred by the Company or any Restricted Subsidiary pursuant to any IFC Loan Agreement in an aggregate principal amount which, when added together with the amount of all other Indebtedness Incurred pursuant to this clause (10) and then outstanding, does not exceed $40.0 million; and

(11) Indebtedness of the Company, the Subsidiary Guarantors and other Restricted Subsidiaries in an aggregate principal amount which, together with all other Indebtedness of the Company outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (10) above or paragraph (a)), does not exceed $15.0 million; provided that the aggregate principal amount of Indebtedness that may be Incurred pursuant to this clause (11) by Restricted Subsidiaries that are not Subsidiary Guarantors shall not exceed $10.0 million at any time outstanding.

      (c) Notwithstanding the foregoing, the Company shall not Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations.

      (d) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness in any manner that complies with this covenant and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

      Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “— Certain Covenants — Limitation on Indebtedness”; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of:

(A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Notes are originally issued to the end of the most recent fiscal quarter for which financial statements are publicly available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

(B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent such issuance or sale is financed with proceeds of debt provided by the Company or any Subsidiary of the Company);

(C) the amount by which Indebtedness of the Company is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange);

(D) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary; and

(E) $7.5 million.

      The provisions of the foregoing paragraph (a) shall not prohibit:

(i) any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, however, that (A) the amount of such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

(ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to the covenant described under “— Certain Covenants — Limitation on Indebtedness”; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; or

(iv) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $250,000 in any calendar year; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments.

      Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

(i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

(ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness or Preferred Stock Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company (other than Indebtedness or Preferred Stock Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

(iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness or Preferred Stock Incurred pursuant to an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are in the aggregate no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

(iv) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

(vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

(vii) any such restriction applicable to a Restricted Subsidiary contained in agreements evidencing or relating to Indebtedness of such Restricted Subsidiary permitted by paragraph (b)(8) of the covenant described under “— Certain Covenants — Limitation on Indebtedness.”

      Limitation on Asset Sales. (a) The Company shall not, and shall not permit any Restricted Subsidiary to engage in Asset Sales of Collateral (other than an Incidental Asset and other than pledged Capital Stock of a Subsidiary that is not a Subsidiary Guarantor); provided, however, that (i) the Company or a Restricted Subsidiary may sell all the Capital Stock of a Subsidiary Guarantor and (ii) a Subsidiary Guarantor may sell a Mortgaged Vessel (together with the applicable charters, freights and hires and other related agreements) or transfer a Mortgaged Vessel pursuant to a Bareboat Charter (any such asset proposed to be sold or transferred pursuant to this clause (ii) is referred to herein as a “Mortgaged Vessel Asset”) if such sale or transfer of a Mortgaged Vessel Asset shall be made in compliance with each of the following conditions:

(i) no Default shall have occurred and be continuing;

(ii) the sale or transfer shall be effected in a commercially reasonable manner as determined by the Board of Directors and evidenced by a board resolution;

(iii) the entire consideration for such sale, and all Bareboat Charter Funds in respect of a Bareboat Charter, shall be cash, which shall be not less than the Appraised Value of such Mortgaged Vessel Asset determined within 90 days prior to the date of such sale;

(iv) funds in an amount equal to the Net Available Cash (or the Sale Equivalent Portion of Bareboat Charter Funds), shall be paid in full directly to the Trustee as Collateral and shall be received by the Trustee free of any Lien (other than the Lien of the Indenture and the Security Agreements); and

(v) the Company shall have complied with the other provisions of the Indenture applicable to such sale;

provided further, however, that the Appraised Value of all Mortgaged Vessels subject to Bareboat Charters shall not exceed 10% of the aggregate of the Appraised Values (as of a date not more than 90 days prior to such Bareboat Charter) of all the Mortgaged Vessels.

      The Company must apply the proceeds from such sale as described above under “— Redemptions — Redemption upon Sale or Loss of a Mortgaged Vessel,” “— Redemptions — Redemption upon Permitted Bareboat Charter” or “— Tender of Qualified Substitute Vessel.”

      The Mortgage entered into by each Pledgor with respect to its Mortgaged Vessel shall contain provisions substantially similar to those in the foregoing paragraph (a) as it relates to such Mortgaged Vessel; provided that each such Mortgage shall contain provisions that permit the applicable Pledgor to sell its Mortgaged Vessel to the Company or a Restricted Subsidiary.

      (b) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any Asset Sales (other than Asset Sales permitted by the paragraph (a) above) unless (x)(A) such Asset Sale is by a Restricted Subsidiary that is not a Subsidiary Guarantor or (B) such Asset Sale is the sale of an Incidental Asset or of the pledged Capital Stock of a Subsidiary that is not a Subsidiary Guarantor and (y) in the event and to the extent that the Net Available Cash received by the Company or any such Restricted Subsidiary from one or more of such Asset Sales occurring on or after the Issue Date in any period of 12 consecutive months exceeds $12.5 million, then the Company shall or shall cause such Restricted Subsidiary to, within 30 days after the date Net Available Cash so received exceeds $12.5 million in any period of 12 consecutive months, apply an amount equal to such Net Available Cash either (i) toward a Permitted Excess Cash Use or (ii) treat (no later than the end of such 30-day period) such excess Net Available Cash (to the extent not applied pursuant to clause (i) above) as Sale Excess Proceeds.

      Limitation on Lines of Business. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than the Shipping Business.

      Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless the terms thereof (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $500,000, (i) are set forth in writing and (ii) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and (3) if such Affiliate Transaction (other than chartering contracts or contracts for the transportation of cargo not in excess of 13 months) involves an amount in excess of $2,000,000, have been determined by a reasonably appropriate independent qualified appraiser given the size and nature of the transaction to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

      (b) The provisions of the foregoing paragraph (a) shall not prohibit (i) any Permitted Investment or Restricted Payment permitted to be paid pursuant to the covenant described under “— Certain Covenants — Limitation on Restricted Payments,” (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership and other employee benefit plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $500,000 in the aggregate outstanding at any one time, (v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (vi) any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

      Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

      Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/ Leaseback Transaction with respect to any property unless (i) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/ Leaseback Transaction pursuant to the covenant described under “— Certain Covenants — Limitation on Indebtedness” and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to the covenant described under “— Certain Covenants —

Limitation on Liens,” (ii) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/ Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property and (iii) the Company applies the proceeds of such transaction in compliance with the covenant described under “— Certain Covenants — Limitation on Asset Sales.”

      Merger and Consolidation. The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

(i) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of a Permitted Flag Jurisdiction, and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

(ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “— Certain Covenants — Limitation on Indebtedness”;

(iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction;

(v) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; and

(vi) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

      The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

      The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease (other than any vessel charter, including a bareboat charter, entered into in the ordinary course of business), in one transaction or a series of transactions, all or substantially all its assets to any Person (other than the Company or another Subsidiary Guarantor) unless:

(i) except in the case of a (x) Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to the Company or any of its Affiliates), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Company provides an Officer’s Certificate to the Trustee to the effect that the Company will comply with its obligations under “— Certain Covenants — Limitation on Asset Sales” in respect of such disposition and (y) a Bareboat Charter, the resulting, surviving or transferee Person (if not such Subsidiary Guarantor) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of a Permitted Flag Jurisdiction (provided that such reorganization shall not result in any Mortgaged Vessel ceasing to be subject to a Mortgage and the related Security Agreements for any period of time except as permitted pursuant to the terms of the Indenture), and such Person shall expressly assume, by a Guarantee Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee;

(ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(iii) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guarantee Agreement, if any, complies with the Indenture.

      The Mortgage executed by each Pledgor with respect to its Mortgaged Vessel shall contain provisions substantially similar to those in the foregoing paragraph as if related to a merger, consolidation, conveyance, transfer or lease involving each Pledgor; provided that each such Mortgage shall contain provisions that permit the applicable Pledgor to sell its Mortgaged Vessel to the Company or a Restricted Subsidiary.

      Reflagging of Vessels. Notwithstanding anything to the contrary herein, a Restricted Subsidiary or Maritima SIPSA S.A. may (i) reflag any of its Vessels under the laws of a Permitted Flag Jurisdiction or (ii) reconstitute itself in another jurisdiction or merge with or into another Restricted Subsidiary for the purpose of reflagging a Vessel that it owns or operates pursuant to a bareboat charter so long as at all times each Restricted Subsidiary or Maritima SIPSA S.A. remains a Person organized and existing under the laws of a Permitted Flag Jurisdiction; provided that the Trustee may release the Mortgaged Vessel from the Mortgage and related Security Agreements to which it is subject in connection with the reflagging of such Mortgaged Vessel in another Permitted Flag Jurisdiction only if (i) the owner of the Mortgaged Vessel has executed (A) a Mortgage and (B) the related Security Agreements with respect to such Mortgaged Vessel, dated the date such Mortgaged Vessel shall be released from the existing Mortgage and related Security Agreements to which it is subject, which Mortgage and related Security Agreements shall be in appropriate form for recording a registration in the appropriate governmental offices of the Permitted Flag Jurisdiction under which it is being reflagged if required by applicable law in order to perfect the security interest therein created, as to which the Trustee shall be entitled to rely on the Opinion of Counsel to the Company with respect thereto; and (ii) the released Mortgaged Vessel shall become subject to the Mortgage and the related Security Agreements referred to in clause (i) above within the amount of time required pursuant to the terms of the Indenture.

      Future Subsidiary Guarantors. (a) To the extent that, after the Issue Date, the Company acquires additional Vessels with the Escrowed Proceeds, each such Vessel shall be acquired by a Restricted Subsidiary, the Company shall cause such Restricted Subsidiary to execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the notes on the same terms and conditions as those set forth in the Indenture (unless such Restricted Subsidiary is already a Subsidiary Guarantor), to execute a Mortgage in favor of the Trustee pursuant to which such acquired Vessel shall thereafter be a Mortgaged Vessel for all purposes under the Indenture and to satisfy such other conditions set forth in the Escrow Agreement.

      (b) To the extent that, after the Issue Date, any Restricted Subsidiary that is not a Subsidiary Guarantor acquires any Mortgaged Vessel, the Company shall cause such Restricted Subsidiary to execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the notes on the same terms and conditions as those set forth in the Indenture.

      Impairment of Security Interest. Other than in connection with the creation of Permitted Liens, the Company shall not, and shall not permit any Restricted Subsidiary or Maritima SIPSA S.A. to, take or knowingly or negligently omit to take, any action which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee and the Holders of the Notes, and the Company shall not, and shall not permit any Restricted Subsidiary or Maritima SIPSA S.A. to, grant to any Person other than the Trustee, for the benefit of the Trustee and the holders of the Notes, any interest whatsoever in any of the Collateral.

      SEC Reports. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act applicable to a “foreign private issuer” (as such term is defined in Rule 3b-4 under the Exchange Act), the Company shall file with the SEC and furnish to the Trustee and Noteholders (i) within 120 days from the end of each fiscal year, an annual report on Form 20-F (or any successor form) containing the information required to be contained therein for such fiscal year, and (ii) within 45 days from the end of each of the first three quarters in each fiscal year, quarterly reports on Form 6-K containing unaudited financial statements (including a balance sheet and statement of income, changes in stockholders’ equity and cash flows) and Management’s Discussion and Analysis of Financial Condition and Results of Operations for and as of the end of each of such quarters (with comparable financial statements for such quarter of the immediately preceding fiscal year). In each such report, the Company shall disclose in reasonable detail its calculation of EBITDA for the twelve-month period ended as of the end of such fiscal year or such fiscal quarter, as applicable.

Defaults

      An Event of Default is defined in the Indenture as (i) a default in the payment of interest on the Notes when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, required repurchase, declaration or otherwise, (iii) the failure by the Company to comply with its obligations under “— Certain Covenants — Merger and Consolidation” above, (iv) the failure by the Company to comply for 30 days after notice with any of its obligations in the covenants described above under “— Change of Control” (other than a failure to purchase Notes), “— Certain Covenants — Limitation on Indebtedness,” “— Certain Covenants — Limitation on Restricted Payments,” “— Certain Covenants — Limitation on Restrictions on Distributions from Restricted Subsidiaries,” “— Certain Covenants — Limitation on Asset Sales,” “— Certain Covenants — Limitation on Lines of Business,” “— Certain Covenants — Limitation on Affiliate Transactions,” “— Certain Covenants — Limitation on Liens,” “— Certain Covenants — Limitation on Sale/ Leaseback Transactions,” “— Certain Covenants — Reflagging of Vessels,” “— Certain Covenants — Impairment of Security Interest,” “— Certain Covenants — Future Subsidiary Guarantors” or “— Certain Covenants — SEC Reports,” (v) the failure by the Company to comply with its other agreements contained in the Indenture or in the Security Agreements, or the occurrence of an event of default under a Mortgage, and such failure or event of default continues for 60 days after notice, (vi) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million (the “cross acceleration provision”), (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the “bankruptcy provisions”), (viii) any judgment or decree (other than and to the extent such judgment or decree has been issued by a court which does not have any personal jurisdiction over the Company or such Significant Subsidiary or any of their respective assets, and in a proceeding in which the Company or such Significant Subsidiary has made no official appearance) for the payment of money in excess of $5.0 million (provided that the amount of such money judgment or decree shall be calculated net of any insurance coverage that the Company has determined in good faith is available in whole or in part with respect to such money judgment or decree) is entered against the Company or a Significant Subsidiary, remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice (the “judgment default provision”), (ix) a Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee (the “guarantee default provision”), or (x) the security interest under the Security Agreements shall, at any time, cease to be in full force and effect for any reason (other than by operation of the provisions of the Indenture and the Security Agreements) other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture, or any security interest created thereunder shall be declared invalid or unenforceable or the Company or any Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable (the “security default provision”). However, a default under clauses (iv), (v), (vi) and (viii) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify th e Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

      If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

      The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the Notes. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

      Subject to certain exceptions, the Indenture and the Security Agreements may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past Default or Event of Default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected thereby, no amendment may, among other things, (i) reduce the amount of Notes whose Holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “— Escrow of Proceeds; Special Mandatory Redemption” or “— Redemptions” above, (v) make any Note payable in money other than that stated in the Note, (vi) impair the right of any holder of the Notes to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes, (vii) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions, (viii) make any change in any Guarantee or Security Agreement that would adversely affect the Noteholders or terminate the Lien of the Indenture or any Security Agreement on any property at any time subject hereto or thereto or deprive the Holder of the security afforded by the Lien of the Indenture or the Security Agreements.

      Without the consent of any Holder of the Notes, the Company, the Subsidiary Guarantors and Trustee may amend the Indenture and the Security Agreements to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company or a Subsidiary Guarantor under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add guarantees with respect to the Notes, to provide additional security for the Notes, to add to the covenants of the Company or a Restricted Subsidiary for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or a Restricted Subsidiary, to make any change that does not adversely affect the rights of any Holder of the Notes or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

      The consent of the Holders of the Notes is not necessary under the Indenture or the Security Agreements to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

      After an amendment under the Indenture or the Security Agreements becomes effective, the Company is required to mail to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

Transfer

      The Notes will be issued in registered form and will be transferable (subject to applicable federal and state securities laws) only upon the surrender of the Notes being transferred for registration of transfer. The Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Defeasance

      The Company at any time may terminate all its obligations under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under “— Change of Control” and under the covenants described under “— Certain Covenants” (other than the covenant described under “— Merger and Consolidation”), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision, the guarantee default provision and the security default provision described under “— Defaults” above and the limitations contained in clauses (iii) and (iv) of the first paragraph under, and the third paragraph under, “— Certain Covenants — Merger and Consolidation” above (“covenant defeasance”).

      The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) (with respect only to Significant Subsidiaries), (viii), (ix) or (x) under “— Defaults” above or because of the failure of the Company to comply with clause (iii) or (iv) of the first paragraph under, and the third paragraph under, “— Certain Covenants — Merger and Consolidation” above. If the Company exercises its legal defeasance option or its covenant defeasance option, the Company and each Subsidiary Guarantor will be released from all its obligations with respect to its Subsidiary Guarantee and the Security Agreements, as applicable.

      In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

Concerning the Trustee

      Manufacturers and Traders Trust Company, as Trustee, is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

      The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

Governing Law

      The Indenture provides that it, the Notes and each of the Security Agreements, other than the Mortgages and the pledge of stock related to our Subsidiary Guarantor incorporated in Chile and the pledge of membership interests related to our Subsidiary organized in Spain, will be governed by, and construed in accordance with, the laws of the State of New York.

Enforceability of Judgments

      Since most of the operating assets of the Company and the Subsidiary Guarantors are located outside the United States, any judgment obtained in the United States against the Company or a Restricted Subsidiary, including judgments with respect to the payment of principal of and interest on the Notes, may not be collectible within the United States. See “Enforceability of Civil Liabilities.”

Consent to Jurisdiction and Service

      The Indenture and the Security Agreements provide that the Company, each Subsidiary Guarantor and each Pledgor will appoint CT Corporation System, New York, New York as its agent for actions brought under Federal or state laws brought in any Federal or state court located in the Borough of Manhattan in The City of New York and will submit to such jurisdiction. See “Enforceability of Civil Liabilities.” The Company, each Subsidiary Guarantor and each Pledgor has made such appointment.

Certain Definitions

      “Acquisition Contract” means a sale and purchase contract executed by the Company or a Restricted Subsidiary to acquire an additional Vessel or Vessels or any Shipping Business Assets.

      “Additional Amounts” has the meaning as defined under “— Withholding Taxes.”

      “Additional Assets” means (i) any property or assets (other than Indebtedness and Capital Stock) in a Shipping Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (ii) or (iii) above is primarily engaged in a Shipping Business.

      “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of the provisions described under “— Certain Covenants — Limitation on Restricted Payments,” “— Certain Covenants — Limitation on Affiliate Transactions” and “— Certain Covenants — Limitation on Asset Sales” only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

      “Affiliate Transaction” has the meaning as defined under “— Certain Covenants — Limitation on Affiliate Transactions.”

      “Appraisal Date” means each date as of which the Appraised Value of the Mortgaged Vessels has been determined.

      “Appraised Value” is defined to mean the average of the fair market sale values as of a specified date of a specified asset that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined by two Appraisers selected by the Company and, in the event either of such Appraisers is not a Designated Appraiser (as defined in the definition of Appraiser), reasonably acceptable to the Trustee. If the Trustee does not accept an Appraiser (other than a Designated Appraiser) selected by the Company within 10 days of the first giving of notice by the Company to the Trustee requesting a determination of an Appraised Value (the “Appraisal Request Date”), such Appraised Value shall be determined by a panel of three Appraisers, one of whom shall be selected by the Company, another of whom shall be selected by the Trustee and the third of whom shall be selected by such other two Appraisers or, if such Appraisers shall be unable to agree upon a third Appraiser within 5 days of the selection date of the second of such two Appraisers, by an arbitrator mutually acceptable to the Company and the Trustee; provided, however, that, if either party shall not select its Appraiser within 20 days after the Appraisal Request Date, such Appraised Value shall be determined solely by the Appraiser selected by the other party. The Appraiser or Appraisers appointed pursuant to the foregoing procedure shall be instructed to determine such Appraised Value within 25 days after the final appointment of any Appraiser pursuant hereto, and such determination shall be final and binding upon the parties. If three Appraisers shall be appointed, (a) if the median of the determinations of the Appraisers shall equal the average of such determinations, such average shall constitute the determination of the Appraisers; otherwise (b) the determination of the Appraiser that shall differ most from the other two Appraisers shall be excluded, the remaining two determinations shall be averaged and such average shall constitute the determination of the Appraisers. For this purpose, the purchase price of any Mortgaged Vessel acquired after the most recent Appraisal Date shall constitute that Vessel’s Appraised Value.

      “Appraiser” means each of Charles R. Weber Company, Inc.; Mallory, Jones, Lynch, Flynn & Associates; Poten & Partners; J.C. O’Keefe Shipbroking Limited; H. Clarkson & Company Limited; Galbraiths Limited; Arrow Valuations, a division of Arrow Research Ltd.; Associated Shipbroking S.A.M.; Barry Rogliano Salles; Braemar Seascope Valuations Limited; Cooper Brothers S.R.L.; Compass Maritime Services LLC; E.A. Gibson Shipbrokers Ltd.; Ernst Russ GmbH & Co. KG; Fearnleys A.S.; J.E. Hyde & Co. Ltd.; Howe Robinson Marine Evaluations, a division of Howe Robinson & Co. Ltd.; L&R Midland Inc.; Marint (Offshore Services) U.K. Ltd; Marcon International, Inc.; Offshore Shipbrokers Limited; P.F. Bassoe AS; R.S. Partners Inc.; R.S. Platou Shipbrokers AS; Samuel Stewart & Co.; Simpson Spence & Young Ltd.; and Atlantic Shipbrokers Limited D/ B/ A Southport Atlantic (each a “Designated Appraiser”) (and each successor thereto), together with any other Person not affiliated with the Company engaged in the business of appraising vessels.

      “Asset Sale” means any sale, lease, transfer or other disposition (other than a vessel charter that is not a bareboat charter with a purchase option) (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”) in one transaction or a series of related transactions, of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) any Vessel, all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (w) any modification or termination of a charter in the ordinary course of business, (x) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (y) for purposes of the covenant described under “— Certain Covenants — Limitation on Asset Sales” only, a disposition that constitutes a Permitted Investment or a Restricted Payment permitted by the covenant described under “— Certain Covenants — Limitation on Restricted Payments” and (z) disposition of assets with a fair market value of less than $500,000).

      “Attributable Debt” in respect of a Sale/ Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/ Leaseback Transaction (including any period for which such lease has been extended).

      “Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

      “Bareboat Charter” means a bareboat charter of a Mortgaged Vessel pursuant to which the chartering-in party has the right to purchase the Mortgaged Vessel at the conclusion of the bareboat charter period for a less than fair market value purchase price.

      “Bareboat Charter Funds” means the charterhire payments received by the Company, a Subsidiary Guarantor or a Pledgor pursuant to a Bareboat Charter of a Mortgaged Vessel.

      “Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

      “Business Day” means each day which is not a Saturday, Sunday or a day on which banking institutions are authorized or permitted to close in New York and Maryland.

      “Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

      “Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

      “Charters” is defined to mean each time charter party between a Subsidiary Guarantor and any third party with respect to such Subsidiary Guarantor’s Mortgaged Vessel, and as the same may be amended from time to time. For purposes of this definition, each Pledgor shall be deemed to be a Subsidiary Guarantor.

      “Code” means the Internal Revenue Code of 1986, as amended.

      “Collateral” is defined to mean in each case as pledged and assigned to the Trustee pursuant to the Indenture or the Security Agreements, (1) all the issued and outstanding Capital Stock of each Subsidiary Guarantor owned, directly or indirectly, by the Company (subject to the limitations described under “— Limitations on Stock Collateral”), pledged from time to time in favor of the Trustee pursuant to the Indenture and the Security Agreements; (2) all cash held by the Trustee pursuant to the Indenture or the Security Agreements or in the Escrow Account pursuant to the Escrow Agreement; and (3) each Subsidiary Guarantor’s and each Pledgor’s right, title and interest in and to (i) its respective Mortgaged Vessel, pursuant to a Mortgage issued by such Subsidiary Guarantor or Pledgor, as the case may be, in favor of the Trustee; (ii) the Charters, if any, relating to its Mortgaged Vessel, including the collateral right to receive all monies and claims for monies due and to become due under such Charters or in respect of such Mortgaged Vessel and all claims for damages arising under such Charters or relating to such Mortgaged Vessel, including all moneys or other compensation payable by reason of requisition of title or for hire or other compulsory acquisition and all claims for damages in respect of the actual or constructive total loss of the Mortgaged Vessel; (iii) the freights, hires, passage moneys or payments in respect of indemnities relating to its

Mortgaged Vessel; (iv) all its policies and contracts of insurance taken out from time to time in respect of its Mortgaged Vessel; and (v) all proceeds of any of the foregoing.

      “Consolidated Coverage Ratio” as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements have been made publicly available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that

(1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on the date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

(2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets and the amount of income or earnings relating thereto or to an Asset Sale, any Investment or the amount of Consolidated Interest Expense associated with any Indebtedness Incurred, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). For purposes of this definition, whenever pro forma effect is to be given to an acquisition of a Vessel or the financing thereof, the Company may (i) if the Vessel is to be subject to a time charter of at least one year’s duration by the Company, apply pro forma EBITDA for such Vessel based on such new time charter or (ii) if the Vessel is to be subject to hire on a voyage charter basis by the Company, apply EBITDA for such Vessel based upon historical earnings of the most comparable Vessel of the Company or any of its Subsidiaries (as determined in good faith by the Board of Directors) during such period, or if there is no such comparable Vessel, based upon industry average earnings for comparable vessels (as determined in good faith by the Board of Directors).

      “Consolidated Current Liabilities” as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating (i) all intercompany items between the Company and any Restricted Subsidiary and (ii) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

      “Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/ Leaseback Transaction, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) noncash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Restricted Subsidiary to the extent paid in cash in such period, (viii) interest incurred in connection with Investments in discontinued operations, (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

      “Consolidated Net Income” means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(i) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

(iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income, but only to the extent that such Restricted Subsidiary was not prohibited from distributing such net income of such Restricted Subsidiary during such period as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(iv) any gain (but not loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to sales of Vessels and to any sale-and-leaseback arrangement) and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person, in each case which is not sold or otherwise disposed of in the ordinary course of business, as determined in good faith by the Board of Directors;

(v) extraordinary gains or losses; and

(vi) the cumulative effect of a change in accounting principles.

      Notwithstanding the foregoing, for the purposes of the covenant described under “— Certain Covenants — Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

      “Consolidated Net Tangible Assets” as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP (provided that any Vessel shall be valued for purposes of this definition at its Appraised Value as of the most recent Appraisal Date occurring not more than 30 days prior to the date of determination), and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of: (i) minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary; (ii) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors; (iii) any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied; (iv) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (v) treasury stock; (vi) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and (vii) Investments in and assets of Unrestricted Subsidiaries.

      “Consolidated Net Worth” means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company for which financial statements have been made publicly available prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

      “Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

      “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

      “Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under “— Certain Covenants — Limitation on Asset Sales” and “— Change of Control.”

      “EBITDA” for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income: (a) all income tax expense of the Company and its consolidated Restricted Subsidiaries, (b) depreciation expense of the Company and its consolidated Restricted Subsidiaries, (c) amortization expense (including amortization of dry dock expense) of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period) and (d) all other noncash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such noncash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders; provided, however, that, for purposes of the definition of Consolidated Coverage Ratio, EBITDA for a period attributable to a Mortgaged Vessel subject to a Bareboat Charter shall be limited to the product of the EBITDA Portion and the Bareboat Charter Funds received in respect of such Mortgaged Vessel during such period.

      “EBITDA Portion” in respect of Bareboat Charter Funds received by the Company, its Subsidiary Guarantors or the Pledgors in respect of a Mortgaged Vessel subject to a Bareboat Charter means a fraction, expressed as a percentage, the numerator of which is the average annual amount of EBITDA attributable to such Mortgaged Vessel derived by the Company, its Subsidiary Guarantors and the Pledgors during the two-year period immediately preceding the commencement of such Bareboat Charter (or such shorter period during which such Mortgaged Vessel was owned by the Company, its Subsidiary Guarantors or the Pledgors, in which case such actual EBITDA shall be annualized), and the denominator of which is the annual amount of Bareboat Charter Funds to be received by the Company, its Subsidiary Guarantors or the Pledgors pursuant to such Bareboat Charter.

      “Escrowed Proceeds” has the meaning assigned to it under “— Escrow of Proceeds; Special Mandatory Redemption.”

      “Event of Loss” is defined to mean any of the following events: (a) the actual or constructive total loss of a Vessel or the agreed or compromised total loss of a Vessel, (b) the destruction of a Vessel, (c) damage to a Vessel to an extent, determined in good faith by the Board of Directors within 90 days after the occurrence of such damage (and evidenced by an Officers’ Certificate to such effect delivered to the Trustee, within such 90-day period), as shall make repair thereof uneconomical or shall render such Vessel permanently unfit for normal use (other than obsolescence) or (d) the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of a Vessel that shall not be revoked within six months. An Event of Loss shall be deemed to have occurred: (i) in the event of the destruction or other actual total loss of a Vessel, on the date of such loss; (ii) in the event of a constructive, agreed or compromised total loss of a Vessel, on the date of the determination of such total loss pursuant to the relevant insurance policy; (iii) in the case of any event referred to in clause (c) above, upon the delivery of the Company’s Officers’ Certificate to the Trustee; or (iv) in the case of any event referred to in clause (d) above, on the date six months after the occurrence of such event.

      “Event of Loss Proceeds” means all compensation, damages and other payments (including insurance proceeds other than certain liability insurance proceeds) received by the Company, any Subsidiary Guarantor, any Pledgor or the Trustee, jointly or severally, from any Person, including any governmental authority, with respect to or in connection with an Event of Loss.

      “Excess Proceeds” means the sum of (i) any cash released to the Company by the Trustee from Collateral following a redemption date as described under “— Redemptions — Redemption upon Sale or Loss of a Mortgaged Vessel” or following a Vessel Tender Date, as described under “— Tender of Qualified Substitute Vessel,” to the extent cash is not applied by the Company toward a Permitted Excess Cash Use within 12 months after such redemption date or Vessel Tender Date, as the case may be, (ii) any Loss Excess Proceeds and (iii) any Sale Excess Proceeds.

      “Excess Proceeds Offer” has the meaning assigned to it under “— Excess Proceeds Offers.”

      “Excess Proceeds Payment” has the meaning assigned to it under “— Excess Proceeds Offers.”

      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “Exchange Notes” has the meaning assigned to it under “— Registered Exchange Offer; Registration Rights.”

      “Excluded Holder” has the meaning assigned to it under “— Withholding Taxes.”

      “Fuel Hedging Agreements” means any spot, forward or option fuel price protection agreements and other types of fuel hedging agreements designed to protect against or manage exposure to fluctuations in fuel prices.

      “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the relevant date of determination, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Sections 13 or 15(d) of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

      “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

      “Guarantee Agreement” means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor becomes subject to the applicable terms and conditions of the Indenture.

      “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Fuel Hedging Agreement.

      “Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

      “IFC Loan Agreement” means an agreement as in effect on the Issue Date between or among any of the Company, UABL Limited, UP Offshore (Bahamas) Ltd. or any of their respective Subsidiaries, as borrower, and International Finance Corporation or KfW, as lender or lenders, as the case may be, as it may be amended or Refinanced from time to time.

      “Incidental Asset” is defined to mean any equipment, outfit, furniture, furnishings, appliances, spare or replacement parts or stores owned by the Company, a Subsidiary Guarantor or a Pledgor that have become obsolete or unfit for use or no longer useful, necessary or profitable in the conduct of the business of the Company, such Subsidiary Guarantor or Pledgor, as the case may be. In no event shall the term “Incidental Asset” include a Vessel or a Mortgaged Vessel.

      “Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

      “Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(i) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

(iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable arising in the ordinary course of business);

(iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends);

(vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise, including by means of any Guarantee;

(vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets or the amount of the obligation so secured; and

(viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

      The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the above, the following shall not constitute Indebtedness for purposes hereof: any commercial obligations assumed or undertaken by the Company in the ordinary course of business, including, purchasing or hedging purchases of bunkers or other consumables and obligations to suppliers.

      “Interest Rate Agreement” means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

      “Inversiones Los Avellanos S.A.” means Inversiones Los Avellanos S.A., a company organized under the laws of Chile.

      “Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such

Person. For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant described under “— Certain Covenants — Limitation on Restricted Payments,” (i) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

      “Issue Date” means the date on which the Notes were originally issued.

      “KfW” means Kreditanstalt für Wiederaufbau, an institution incorporated under the public law of the Federal Republic of Germany.

      “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

      “Loss Excess Proceeds” is defined to mean the amount by which the Net Event of Loss Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Events of Loss with respect to Vessels other than Mortgaged Vessels occurring on or after the Issue Date in the most recent period of 12 consecutive months exceeds $12.5 million, less the amount of such excess Net Event of Loss Proceeds applied toward a Permitted Excess Cash Use.

      “Lost Mortgaged Vessel” has the meaning assigned to it under “— Redemptions — Redemption upon Sale or Loss of a Mortgaged Vessel.”

      “Maritima SIPSA S.A.” means Maritima SIPSA S.A., a Chilean company 49% indirectly owned by the Company as of the Issue Date and its successors.

      “Mortgage” means a mortgage and the related deed of a covenant, if any, on a Vessel substantially in the form required by the Indenture.

      “Mortgaged Vessels” is defined to mean certain vessels and barges owned by Subsidiary Guarantors or by Pledgors from time to time, including, as of the Issue Date, the Vessels listed below and the 193 barges identified on a schedule attached to the Indenture:

		Official or Patente	Year
Vessel	Flag	Number	Built

Alianza Campana	Panama	20554-96-C	1976
Alianza G2	Panama	20350-92-C	1994	(1)
Alianza G3	Panama	20563-93-C	1993	(2)
Alianza Rosario	Panama	20333-92-C	1976
Cavalier I	Paraguay	2378-R	1966
Cavalier II	Paraguay	26998-00	1954
Cavalier III	Bolivia	HRB-113	1956
Princess Katherine	Panama	27248-00	1986
Princess Marina	Chile	3074	1986
Princess Nadia	Panama	25829-98-A	1987
Princess Susana	Panama	25834-98	1986
San Antonio I	Panama	29307-PEXT-4	1972
San Ignacio I	Panama	29312-PEXT-1	1998
San Lorenzo I	Panama	32153-PEXT-1	1971

		Official or Patente	Year
Vessel	Flag	Number	Built

San Martin I	Panama	29311-PEXT-2	1973
San Nicolas I	Panama	29309-PEXT-1	1982
San Pedro	Panama	32108-PEXT-1	1979
Santa Fe II	Panama	29310-PEXT-3	1967

(1)	The keel of the barge, Alianza G2, was laid in 1980. The barge was delivered in 1984. It was refurbished and converted to its current use in 1994.

(2)	The barge, Alianza G3, was built in 1982 and was refurbished and converted to its current use in 1993.

      If one of such vessels shall be sold pursuant to the terms of the Indenture, such vessel shall cease to be a Mortgaged Vessel from and after the Sale Date. A Qualified Substitute Vessel or a Substitute Mortgaged Vessel may be substituted for a Mortgaged Vessel in certain circumstances and such substituted vessel shall become a Mortgaged Vessel upon substitution in accordance with the terms of the Indenture.

      “Mortgaged Vessel Asset” has the meaning assigned to it under “— Certain Covenants — Limitation on Asset Sales.”

      “Net Available Cash” from an Asset Sale means cash payments received therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must, by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale and (v) all Ready for Sale Costs incurred in connection with such Asset Sale, but only to the extent that such Ready for Sale Costs directly result, in the good faith determination of the Board of Directors (which determination shall be evidenced in the form of a resolution of the Board of Directors and delivered to the Trustee), in the Company, a Restricted Subsidiary or a Pledgor, as the case may be, receiving greater cash proceeds in connection with such Asset Sale than the Company or such Restricted Subsidiary, as the case may be, would have received if such Ready for Sale Costs were not incurred.

      “Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

      “Net Event of Loss Proceeds” is defined to mean, with respect to any Event of Loss, the Event of Loss Proceeds from such Event of Loss net of related fees and expenses and payments made to repay Indebtedness or any other obligation outstanding at the time of such Event of Loss; provided, however, that such Indebtedness or other obligation is either (A) secured by a Lien on the property or assets that suffered the Event of Loss or (B) required to be paid as a result of such Event of Loss.

      “Obligations” has the meaning assigned to it under “— Guarantees.”

      “Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company or any duly appointed attorney-in-fact of the Company.

      “Officers’ Certificate” means a certificate signed by one or more Officers.

      “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

      “Parent” means any Person that owns directly or indirectly all the Voting Stock of the Company.

      “Permitted Excess Cash Use” means (i) the repayment of unsubordinated Indebtedness of the Company or of a Subsidiary Guarantor (in each case other than Indebtedness owed to an Affiliate of the Company), (ii) the investment in Additional Assets or (iii) working capital of the Company and its Restricted Subsidiaries, to the extent reasonable (as determined by the Board of Directors in good faith) in light of the operations and prospects of the Company and its Restricted Subsidiaries.

      “Permitted Flag Jurisdiction” means the Marshall Islands, the United States of America, any State of the United States or the District of Columbia, the Commonwealth of the Bahamas, the Republic of Liberia, the Republic of Panama, the Commonwealth of Bermuda, Singapore, the British Virgin Islands, the Cayman Islands, the Isle of Man, Cyprus, the Philippines, Norway, Greece, the United Kingdom, Argentina, Malta, Brazil, Chile, Paraguay, India, Bolivia, Spain, Uruguay and any other jurisdiction generally acceptable to institutional lenders in the shipping industry, as determined in good faith by the Board of Directors.

      “Permitted Holders” means Solimar Holdings Ltd., Inversiones Los Avellanos S.A., SIPSA S.A., and their Affiliates as of the Issue Date. Except for a Permitted Holder specifically identified by name, in determining whether Voting Stock is owned by a Permitted Holder, only Voting Stock acquired and held by a Person while it is an Affiliate of one of the Permitted Holders specifically identified by name herein and as of the Issue Date will be treated as “beneficially owned” by such Permitted Holder.

      “Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in (i) the Company (including an Investment in the Notes), a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Shipping Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Shipping Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances, and advances to ship agents, ship managers and similar advances, in each case, to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) office space and related equipment; (vii) loans or advances to employees made in the ordinary course of business in an aggregate amount not to exceed $250,000 outstanding at any one time; (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (ix) agreements in respect of Hedging Obligations; (x) any partnership or joint venture that is not a Restricted Subsidiary in an aggregate amount not to exceed $15.0 million at any one time; provided, however, that such partnership’s or such joint venture’s primary business is a Shipping Business; and (xi) any other Investment not to exceed $2.0 million in the aggregate at any one time.

      “Permitted Liens” means, with respect to any Person,

(a) Liens securing obligations under the Indenture, the Notes and the Security Agreements;

(b) Liens existing on the Issue Date;

(c) Liens granted after the Issue Date in favor of the Holders;

(d) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company to secure Indebtedness owing to the Company by such Restricted Subsidiary;

(e) Liens for crews’ wages (including the wages of a master and the wages of stevedores employed directly by a Vessel) and pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(f) Liens imposed by law, for sums that are not yet due, are being contested in good faith by appropriate proceedings or are fully insured (other than for customary deductibles) or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(g) Liens for property taxes not yet subject to penalties for nonpayment or which are being contested in good faith and by appropriate proceedings;

(h) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(i) Liens securing such Person’s reimbursement obligations in connection with letters of credit issued for the account of such Person in connection with the establishment of the financial responsibility thereof under Title 33 Code of Federal Regulations Part 138 or Title 46 Code of Federal Regulations Part 540;

(j) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(k) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person, including Vessels; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred (except property already subject to a Lien in connection with financing by the same financing source pursuant to the same financing scheme); provided further that no such Liens shall extend to any property constituting Collateral or to any Capital Stock that at such time is not part of the Collateral as a result of the application of the provisions described under “— Limitations on Stock Collateral”;

(1) Liens on receivables of the Company and its Restricted Subsidiaries or on receivables of Ultrapetrol International S.A. to secure Indebtedness permitted under the provisions described in paragraph (b)(1) of the covenant described under “— Certain Covenants — Limitation on Indebtedness”;

(m) Liens on property or shares of Capital Stock of another Person (other than a Subsidiary Guarantor) at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries;

(n) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens may not extend to any other property owned by such Person or any of its Subsidiaries;

(o) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(p) any Lien which arises in favor of an unpaid seller in respect of goods, plant or equipment sold and delivered to the Company in the ordinary course of business until payment of the purchase price for such goods or plant or equipment or any other goods, plant or equipment previously sold and delivered by that seller (except to the extent that such Lien secures Indebtedness or arises otherwise than due to deferment of payment of purchase price);

(q) any Lien or pledge created or subsisting in the ordinary course of business over documents of title, insurance policies or sale contracts in relation to commercial goods to secure the purchase price thereof;

(r) Liens to secure any Refinancing (or successive Refinancings) or replacement as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (a), (b), (k), (m) and (n); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, the committed amount of the Indebtedness described under clause (a), (b), (k), (m) or (n) at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancing and (z) such Lien need not be Incurred at the same time the original Lien is released;

(s) charters, leases or subleases granted to others in the ordinary course of business that are subject to the relevant Mortgage and that do not materially interfere with the ordinary course of business of such Person and its Restricted Subsidiaries, taken as a whole;

(t) (A) Liens in favor of the Company or any Subsidiary Guarantor, (B) Liens arising from the rendering of a final judgment or order against such Person that does not give rise to an Event of Default and (C) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(u) Liens in favor of customers and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

(v) Liens for salvage and general average;

(w) Liens, including any existing or future Liens, to secure Indebtedness permitted under clause (b)(10) under “— Certain Covenants — Limitation on Indebtedness”; provided that no such Liens shall extend to any property constituting Collateral or to any Capital Stock that at such time is not part of the Collateral as a result of the application of the provisions described under “— Limitations on Stock Collateral”; and

(x) Liens securing Indebtedness not in excess of $25.0 million in the aggregate at any time outstanding; provided that no such Liens shall extend to any property constituting Collateral or to any Capital Stock that at such time is not part of the Collateral as a result of the application of the provisions described under “— Limitations on Stock Collateral.”

      Notwithstanding the foregoing, “Permitted Liens” will not include any Lien described in clause (k), (m) or (n) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to the covenant described under “— Certain Covenants — Limitation on Asset Sales.” For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

      “Person” means any individual, corporation, partnership, limited liability issuer, joint venture, association, joint-stock issuer, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      “Pledgor” means any of Maritima SIPSA S.A., UABL S.A. and Riverpar S.A. for so long as such entity owns a Mortgaged Vessel.

      “Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

      “principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

      “Proceeds Receipt Date” has the meaning assigned to it under “— Redemptions — Redemption upon Sale or Loss of a Mortgaged Vessel.”

      “Public Equity Offering” means an underwritten primary public offering of common stock of the Company or Parent (i) pursuant to an effective registration statement under the Securities Act or (ii) in an offshore offering pursuant to Regulation S under the Securities Act, so long as such common stock shall be listed for trading on a Designated Offshore Securities Market (as such term is defined in the Securities Act).

      “Public Market” means any time after (x) a Public Equity Offering has been consummated and (y) at least 15% of the total issued and outstanding common stock of the Company or Parent has been distributed by means of an effective registration statement under the Securities Act or is eligible for distribution pursuant to Rule 144(k) under the Securities Act or is listed for trading on any nationally recognized securities quotation or any Designated Offshore Securities Market (as such term is defined in the Securities Act).

      “Purchase Money Indebtedness” means Indebtedness (including Capital Lease Obligations) (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (2) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements, in the ordinary course of business; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specific asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached.

      “Qualified Substitute Vessel” is defined to mean, as of any date, one or more Vessels which (i) are not Mortgaged Vessels as of such date, (ii) will be, upon acquisition thereof, wholly owned by a Restricted Subsidiary of the Company or, if the Vessel is replacing the Princess Marina prior to the sale by Maritima SIPSA S.A. of the Princess Marina to the Company or a Restricted Subsidiary, Maritima SIPSA S.A., (iii) are registered under the laws of a Permitted Flag Jurisdiction and (iv) have an Appraised Value (which for these purposes shall be deemed to include any credit (as certified in writing in the form of an Officers’ Certificate and delivered to the Trustee) (which has not previously been applied) to which the Company shall be entitled arising from the tender on a previous occasion of a Qualified Substitute Vessel having an Appraised Value in excess of the Appraised Value of the Sold Mortgaged Vessel or the Lost Mortgaged Vessel in substitution for which it was tendered) at the Vessel Tender Date applicable to the last Vessel being tendered in substitution for any Sold Mortgaged Vessel or Lost Mortgaged Vessel at least equal to the Vessel for which it is being substituted, assuming compliance by the applicable Subsidiary Guarantor with all the terms of the Indenture and the applicable Mortgage.

      “Ready for Sale Cost” is defined to mean, with respect to a Vessel or Vessels (including any Mortgaged Vessel) to be sold or leased (under a Capital Lease Obligation) by the Company or any Subsidiary Guarantor, the aggregate amount of all expenditures incurred to bring such Vessel or Vessels to the condition and location necessary or desirable to market such Vessel or Vessels for sale or lease, or necessary for its intended use by the purchaser or lessor thereof, including any and all vessel preparation and transportation expenses (including crew wages and transit insurance), loading and discharge expenses, inspections, appraisals, repairs, modifications, additions, improvements, permits and licenses in connection with such sale or lease.

      “Ready for Sea Cost” is defined to mean, with respect to a Vessel or Vessels (including any Qualified Substitute Vessel) to be acquired or leased (under a Capital Lease Obligation) by the Company or any Subsidiary Guarantor, the aggregate amount of all expenditures incurred to acquire or construct and bring such Vessel or Vessels to the condition and location necessary for its intended use, including any and all vessel preparation and transportation expenses, loading and discharge expenses, inspections, appraisals, repairs, modifications, additions, improvements, permits and licenses in connection with such acquisition or lease; provided that in each case such expenditures would be classified and accounted for as “property, plant and equipment” in accordance with GAAP.

      “Receivables” means at any date of determination all receivables accounted for on the consolidated balance sheet of Ultrapetrol International S.A. as of the end of the most recent fiscal quarter for which financial statements are publicly available in accordance with GAAP plus an amount equal to the receivables reasonably expected to be established on such balance sheet upon completion of voyages in progress at such date by Ultrapetrol International S.A.’s chartered-in vessels.

      “Redemption Amount” has the meaning assigned to it under “— Redemptions — Redemption upon Sale or Loss of a Mortgaged Vessel.”

      “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

      “Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

      “Registration Default” has the meaning as defined under “— Registered Exchange Offer; Registration Rights.”

      “Restricted Payment” with respect to any Person means

(i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

(iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

(iv) the making of any Investment (other than a Permitted Investment) in any Person.

      “Restricted Subsidiary” means the Subsidiary Guarantors and any other Subsidiary of the Company that is not an Unrestricted Subsidiary.

      “Riverpar S.A.” means Riverpar S.A., an indirect subsidiary of Ultrapetrol (Bahamas) Limited incorporated under the laws of Paraguay and its successors.

      “Sale Equivalent Portion” in respect of Bareboat Charter Funds received by the Company, its Subsidiary Guarantors or the Pledgors in respect of a Mortgaged Vessel subject to a Bareboat Charter means the excess of such Bareboat Charter Funds over the product of the EBITDA Portion and such Bareboat Charter Funds.

      “Sale Excess Proceeds” is defined to mean the amount of excess Net Available Cash from Asset Sales not applied (or committed to be applied) as set forth in subclause (i) of paragraph (b) of the covenant described under “— Certain Covenants — Limitation on Asset Sales.”

      “Sale/ Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

      “SEC” means the Securities and Exchange Commission.

      “Security Agreements” has the meaning specified in the Indenture and includes the Escrow Agreement, Mortgages, assignments of Charters, assignments of freights and hires and assignments of insurance.

      “Senior Indebtedness” of any Person means (i) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred, and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of (i) and (ii), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of such Person to any subsidiary of such Person, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person or (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

      “Shipping Business” means the ownership or operation of Vessels and any activities within the ship owning and shipping industries and all businesses which are complementary, incidental, related or ancillary to any such activities, industries and businesses, including owning barges and all kind of floating vessels or crafts, floating storage production units, storage tanks and terminals, salvage, port facilities and services, pipelines and all kinds of loading and discharging facilities and equipment related thereto (including any investment in real estate in respect of the foregoing).

      “Shipping Business Assets” means any assets used in the ordinary course of the Shipping Business.

      “Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

      “SIPSA S.A.” means SIPSA S.A., a company organized under the laws of Chile.

      “Sold Mortgaged Vessel” has the meaning assigned to it under “— Redemptions — Redemption upon Sale or Loss of a Mortgaged Vessel.”

      “Solimar Holdings Ltd.” means Solimar Holdings Ltd., a company organized under the laws of Bermuda.

      “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

      “Subordinated Obligation” means any Indebtedness of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

      “Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

      “Subsidiary Guarantor” means Princely International Finance Corp. and each Subsidiary of the Company, whether now owned or hereafter formed, that executes and delivers a Subsidiary Guarantee.

      “Subsidiary Guarantee” means a Guarantee of the Company’s obligations with respect to the Notes issued by a Subsidiary of the Company.

      “Substitute Mortgaged Vessel” is defined to mean, as of any date, one or more Vessels which (i) are not Mortgaged Vessels as of such date, (ii) will be owned by a Restricted Subsidiary of the Company, (iii) are registered under the laws of a Permitted Flag Jurisdiction and (iv) have an Appraised Value at the Vessel Substitution Date at least equal to the Appraised Value of the Mortgaged Vessel for which it is being substituted, assuming compliance by the applicable Subsidiary Guarantor with all the terms of the Indenture and the applicable Mortgage.

      “Temporary Cash Investments” means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof; (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by (A) any bank or trust company organized under the laws of Argentina or Brazil; provided that, with respect to the Company, the aggregate amount of such deposits shall not exceed $10.0 million at any time, and (B) a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications-described in clause (ii) above; (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s Investors Service, Inc. or “A-1” (or higher) according to Standard and Poor’s Ratings Group; and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s Ratings Group or “A” by Moody’s Investors Service, Inc.

      “Tendered Vessel Owner” has the meaning as defined under “— Tender of Qualified Substitute Vessel.”

      “UABL S.A.” means UABL S.A., an indirect subsidiary of Ultrapetrol (Bahamas) Limited incorporated under the laws of Argentina and its successors.

      “Unrestricted Subsidiary” means (i) any Subsidiary of the Company (other than a Subsidiary Guarantor) that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary (other than a Subsidiary Guarantor)) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under “— Certain Covenants — Limitation on Restricted Payments.” The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under “— Certain Covenants — Limitation on Indebtedness” and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

      “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

      “Vessel” means a tanker, bulk carrier, barge, liquid petroleum gas/liquid natural gas tanker, chemical carrier, bulk carrier, container vessel, reefer vessel, tug boat, push boat, off shore supply vessel, floating storage production unit, barge and in general any floating craft whose purpose may be partially or wholly to deploy, procure, process, transport, load, discharge, transfer or store lawful commodities or to transport crew, personnel or passengers, and all related spares, stores, equipment, additions and improvement equipment related to such work whether it is attached to such vessel or not. It will also include any participation in the described vessels by joint venture or other commercial forms of participation.

      “Vessel Percentage” is defined to mean as of and after the Sale Date or the Loss Date, as the case may be, and prior to any subsequent adjustment as provided below, for each of the initial Mortgaged Vessels, the percentage set forth below opposite such Mortgaged Vessel:

Vessel	Percentage

Alianza G2	2.27%
Alianza G3	2.07%
Alianza Campana	0.51%
Alianza Rosario	0.51%
Cavalier I	0.54%
Cavalier II	0.45%
Cavalier III	0.70%
Princess Katherine	13.80%
Princess Marina	9.20%
Princess Nadia	14.31%
Princess Susana	13.67%
San Antonio I	0.66%
San Ignacio I	1.68%
San Lorenzo I	0.47%
San Martin I	0.89%
San Nicolas I	0.61%
San Pedro	0.75%
Santa Fe II	0.44%
Aggregate of 193 barges	21.13%	*
Escrowed Proceeds	15.34%

Total	100.0%

*	Reflects the aggregate Vessel Percentage represented by the 193 barges that will be Mortgaged Vessels under the Indenture, with each barge having an individual Vessel Percentage of approximately 0.13%.

provided, however, that each Vessel Percentage shall be adjusted, in connection with any redemption of the Notes following a Sale or Loss of a Mortgaged Vessel, in each case to give effect to the occurrence of, and after giving effect to, (i) the delivery after the Issue Date of any Qualified Substitute Vessel as part of the Collateral pursuant to the terms of the Indenture, (ii) the delivery after the Issue Date of any other Vessel as part of the Collateral, (iii) an Event of Loss after the Issue Date with respect to any Mortgaged Vessel, or (iv) the sale after the Issue Date of any Mortgaged Vessel or (v) the acquisition of a Vessel with Escrowed Proceeds, in each case effected in accordance with the terms of the Indenture, to be, for each Mortgaged Vessel remaining after such an occurrence, the percentage that the Appraised Value of such Mortgaged Vessel at the time of and after giving effect to such occurrence bears to the sum of the aggregate Appraised Value of the remaining Mortgaged Vessels at the time of and after giving effect to such occurrence plus the amount of Escrowed Proceeds then remaining as part of the Collateral. Notwithstanding the foregoing, if any Vessel Percentage is required to be calculated or adjusted at a time when cash is on deposit with the Trustee as part of the Collateral as a result of the sale of a Mortgaged Vessel or the occurrence of an Event of Loss with respect to a Mortgaged Vessel, the amount of such cash on deposit shall be deemed to be the Appraised Value of such Vessel giving rise to such cash on deposit and such Vessel shall be deemed to remain a Mortgaged Vessel for purposes of such computation or adjustment of Vessel Percentage.

      “Vessel Substitution Date” has the meaning as defined under “— Collateral.”

      “Vessel Tender Date” has the meaning as defined under “— Tender of Qualified Substitute Vessel.”

      “Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

      “Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

THE MORTGAGES ON THE VESSELS

      The following discussion summarizes certain material provisions of the mortgages that were and that will be granted over the vessels securing the notes and the subsidiary guarantees. Each existing mortgage was filed on, or as soon as practicable after, the closing of the offering of the outstanding notes. Each mortgage is or will be governed according to the laws of the jurisdiction where the vessels it relates to are registered. These laws vary between jurisdictions and accordingly the terms of the mortgages may vary between jurisdictions. These variations may be material. In addition, the mortgage granted by Maritima SIPSA S.A. over the Princess Marina differs from the below description in that such mortgage contains additional covenants, restrictions and other terms similar to those that are contained in the indenture governing the notes. See “Description of the Exchange Notes — Certain Covenants.”

General

      In order to secure the amounts owed by us to you under the notes, we granted to the trustee a mortgage on the vessels constituting collateral. The mortgages are held on your behalf by the trustee under the indenture. The mortgages have been recorded in accordance with the provisions of the laws where the vessels are registered. To avoid excessive mortgage recording fees in certain jurisdictions, certain of the mortgages have been limited in amount to twice the approximate fair market value of the related vessels, and the mortgages over vessels flagged in Paraguay have been limited to 110% of the approximate fair market value of these vessels. In such cases, the mortgages do not secure the full amount of the notes.

Certain Covenants

      Each mortgage contains, among other things, the following covenants:

•	Registration and Documentation of the Mortgaged Vessels

1. We will not permit any mortgaged vessel to be operated in any manner contrary to law.

2. We will not engage in unlawful trade or carry any cargo that would expose the mortgaged vessel to penalty, forfeiture or capture.

3. We will not permit to be done anything that will or may injuriously affect the registration or enrollment of a mortgaged vessel under the laws and regulations of the jurisdiction in which such mortgaged vessel is registered.

4. We will at all times keep each mortgaged vessel duly documented under the jurisdiction where it is registered, and/or any other Permitted Flag Jurisdiction (as defined in the indenture) in accordance with the indenture and, in the case of any change of registry permitted by the indenture or the mortgage, we will record the mortgage in any such permitted jurisdiction.

•	Restriction on Liens

1. We will not permit any lien, encumbrance or charge to be placed on any mortgaged vessel for longer than 90 days after the same becomes due and payable, except for its charters, the lien of the mortgage and certain other permitted liens (including liens relating to a covered insured incident).

2. We will pay or cause to be discharged prior to delinquency or make adequate provision for the satisfaction or discharge of all claims on or demands in respect of a mortgaged vessel, and will cause a mortgaged vessel to be released or discharged from any lien, encumbrance or charge therefor.

•	Maintenance of the Mortgaged Vessels

1. We will at all times and without cost or expense to the trustee maintain and preserve the mortgaged vessels in good running order and repair so that they shall be seaworthy.

2. We will keep each oceangoing mortgaged vessel in such condition to ensure it maintains its current classification rating and we will annually furnish the trustee a certificate by such classification society confirming that such classification is maintained. However, no classification will be required for vessels or equipment in our River Business.

•	Transfer of Flag or Sale of the Mortgaged Vessels

1. We will not transfer or change the flag or port of documentation of any mortgaged vessel, except to a Permitted Flag Jurisdiction in accordance with the indenture.

2. We will not sell, mortgage or transfer a mortgaged vessel, except as permitted by the terms of the indenture.

•	Insurance

1. We will at all times and at our own cost and expense maintain in respect of each mortgaged vessel insurance payable in U.S. dollars in amounts, against risks (including marine hull and machinery (including increased value, if any) insurance, marine protection and indemnity insurance, war risks insurance and liability arising out of pollution and the spillage or leakage of cargo and cargo liability insurance) and in a form that is substantially equivalent to the coverage carried by other responsible and experienced companies engaged in the operation of vessels similar to the mortgaged vessels. We will maintain such insurance with insurance companies, underwriters, funds, mutual insurance associations or clubs of reputable and recognized standing.

2. No insurance will provide for a deductible amount in excess of specified amounts or that which is ordinary and customary in the industry.

3. In the case of all marine and war risk hull and machinery policies, we will cause the trustee to be named as an additional insured. We will also use our best efforts (and cause our insurance broker to use its best efforts) to cause the insurers under such policies to waive any liability of the trustee for premiums or calls payable under such policies.

4. With respect to each insurance policy in respect of the mortgaged vessels, we will use best efforts with our insurance brokers/underwriters to include a clause to the effect that no policy is to be cancelable or subject to lapse without at least seven business days’ prior notice to the trustee.

5. For purposes of insurance against total loss, each mortgaged vessel will be insured for an amount not less than its fair market value.

6. Any loss involving damage to a mortgaged vessel that is not in respect of a total loss may be paid directly for repair or salvage or to reimburse us for the same, unless an event of default shall be continuing.

7. In the event of an actual, constructive or compromised total loss of a mortgaged vessel, all insurance or other payments for such loss will be applied as set forth in the indenture.

Events of Default and Remedies

      If we default under the indenture that constitutes a default under the mortgages. In such cases, depending on the law of the applicable jurisdiction, the trustee may have the right to:

1. declare immediately due and payable all amounts due under the notes, and bring a lawsuit to recover a judgment against us for all such amounts;

2. exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of applicable law;

3. take possession of the mortgaged vessel without being responsible for loss or damage and hold, lay-up, lease, charter, operate or otherwise use such mortgaged vessel for such time and upon such terms as it may deem to be for its best advantage;

4. demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries in general average, and all other sums due or to become due in respect of such mortgaged vessel or in respect of any insurance thereon; and

5. sell such mortgaged vessel at any place and at such time as the trustee may specify and in any such manner and such place (whether by public or private sale) as the trustee may deem advisable. Any such sale of a mortgaged vessel will divest us of our right, title and interest in such vessel and bar any claim by us.

      All of the mortgaged vessels owned by us are currently registered under various flags. The mortgage on each of the mortgaged vessels is each a first preferred mortgage lien or has similar status under applicable law. The laws of all of such jurisdictions provide that such mortgages may be enforced by the mortgagee by suit in admiralty in a proceeding against the vessel covered by the mortgage.

      The priority that such a mortgage would have against the claims of other lien creditors in an enforcement proceeding is generally determined by, and will vary in accordance with, the law of the country where the proceeding is brought.

      All of the mortgages may be enforced against a vessel physically present in the United States, but the claim under the mortgage would rank behind certain preferred maritime liens, including those for supplies and other necessaries provided in the United States. There is no assurance, however, that if enforcement proceedings must be commenced against a mortgaged vessel, the mortgaged vessel will be located in a jurisdiction having the same procedures and lien priorities as the United States. Other jurisdictions may provide no legal remedy for the enforcement of the mortgages, or a remedy dependent on court proceedings so expensive and time consuming as to be impractical. Furthermore, certain jurisdictions, unlike the United States, may not permit the mortgaged vessel to be sold prior to entry of a judgment or may not permit the trustee to operate the vessel during the pendency of a proceeding, entailing a long waiting time that could result in increased custodial costs, deterioration in the condition of the mortgaged vessel and substantial reduction in her value.

      As additional security for the amounts due to you under the notes, we have assigned to the trustee, among other things, the earnings and insurances carried on each mortgaged vessel. The assignment of earnings provides, among other things, for the grant of a security interest in favor of the trustee in the earnings of the mortgaged vessels from any source, including, without limitation, earnings from charters, and during the continuance of an event of default under the indenture, the trustee is entitled to receive directly all payments in respect of such earnings. The assignment of insurances provides, among other things, for the grant of a security interest in favor of the trustee in all policies and contracts of insurance which are from time to time taken out by us in respect of the mortgaged vessels. We are required pursuant to the terms of such assignment of insurances to notify, or cause to be notified, all insurers, underwriters, clubs and associations providing insurance in connection with the mortgaged vessels, of such assignment and procure that such notice is endorsed on all policies and entries of insurance in respect of such vessels. Additionally, the assignment of insurances require each insurance policy relating to each mortgaged vessel to contain a loss payable clause providing for:

1. payment to the trustee of insurance proceeds in respect of an actual total loss or agreed, compromised or constructive total loss of such vessel;

2. unless otherwise directed by the trustee during the continuance of an event of default under the indenture, direct payment for the repair, salvage, liability or other charges involved, with respect to such vessel, except that if we have fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then payment may be made directly to us; provided however, that if such damage involves a total loss or a loss of $1,000,000 or more or its equivalent, the payment shall not be made without first obtaining the written consent of the trustee; and

3. notice to the trustee of a cancellation or non-renewal of the policy or non-payment of premiums or of any act or omission or any other event that the insurer has knowledge which might invalidate such policy or render such policy unenforceable in whole or in part.

TAX CONSIDERATIONS

United States Federal Income Tax Considerations

      The following is a discussion of the principal United States Federal income tax consequences of the exchange of outstanding notes for exchange notes and the beneficial ownership and disposition of the exchange notes. For purposes of this discussion, (1) the United States Internal Revenue Code of 1986, as amended, is referred to as “the Code,” and (2) the Internal Revenue Service is referred to as “the IRS.” The Company believes this section contains a discussion of the material tax considerations applicable to most investors deciding to exchange outstanding notes for exchange notes or that may arise from the ownership of exchange notes. However, investors should consult with their own tax advisors.

      This discussion:

•	does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to exchange the notes;

•	is based on the tax laws of the United States, including the Code, Treasury regulations (final, temporary and proposed), administrative rulings and practice, and judicial decisions in effect as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect;

•	deals only with holders who hold the notes as “capital assets” within the meaning of Section 1221 of the Code;

•	discusses only the tax considerations applicable to holders who purchased the notes at initial issuance for an amount equal to their “issue price” within the meaning of Section 1273 of the Code; and

•	does not address tax considerations applicable to investors that are subject to special tax rules, such as banks, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, grantor trusts, dealers in securities or currencies, traders in securities that elect the mark-to-market method of accounting for their securities holdings, persons that will hold the notes as part of a hedging transaction, “straddle” or “conversion transaction” for tax purposes, persons deemed to sell notes under the constructive sale provisions of the Code, persons liable for alternative minimum tax or U.S. Holders of the notes whose “functional currency” is not the U.S. dollar.

      Except as indicated under “Tax Treatment of Non-U.S. Holders” below, this summary applies only to beneficial owners of notes that for United States Federal income tax purposes are (1) individual citizens or residents of the United States, (2) corporations or other entities that are taxable as corporations, created or organized under the laws of the United States or any state or political subdivision thereof (including the District of Columbia), (3) estates, the income of which is subject to United States Federal income taxation regardless of its source, and (4) trusts, if a United States court can exercise primary supervision over the administration of such trust and one or more United States persons has the authority to control all substantial decisions of the trust (each, a “U.S. Holder”). A “Non-U.S. Holder” is a beneficial owner of notes that is not a U.S. Holder.

      If a partnership holds the notes, the United States Federal income tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding the notes should consult their own tax advisors.

      We have not sought any ruling from the IRS with respect to the statements made or the conclusions reached in the following discussion, and the IRS may not agree with such statements and conclusions. In addition, the IRS is not precluded from adopting a contrary position. This discussion does not consider the effect of any gift or estate taxes, or any applicable foreign, state, local or other tax laws.

      HOLDERS OF THE OUTSTANDING NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE UNITED STATES FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE EXCHANGE OF THE OUTSTANDING NOTES FOR THE EXCHANGE NOTES AND THE OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES.

Tax Treatment of U.S. Holders

     Exchange Offer

      The exchange of the outstanding notes for exchange notes pursuant to the exchange offer will not be a taxable exchange to a U.S. Holder for United States Federal income tax purposes. For United States Federal income tax purposes, the exchange notes will be treated as a continuation of the outstanding notes in the hands of the U.S. Holder. Accordingly, a U.S. Holder’s tax basis in the exchange notes immediately after the exchange will be the same as such holder’s tax basis in the outstanding notes immediately before the exchange, and the U.S. Holder’s holding period for the exchange notes will include its holding period for the outstanding notes.

      Although we will be required to pay additional interest to holders of notes if certain circumstances relating to the exchange offer are not satisfied (we refer you to “Description of the Exchange Notes — Registered Exchange Offer; Registration Rights”), Treasury regulations relating to the determination of whether “original issue discount” exists with respect to a particular debt instrument provide that the possibility that amounts such as additional interest may be paid on a debt instrument will not affect the instrument’s yield to maturity if the likelihood of such payment is remote. We intend to treat the possibility of our payment of additional interest as remote and as not affecting the yield to maturity of the notes. Thus, although the matter is not free from doubt, we intend to take the position that a U.S. Holder should be required to report any such additional interest as ordinary income for United States Federal income tax purposes at the time it accrues or is received in accordance with such holder’s regular method of accounting. It is possible, however, that the IRS may take a different position if it were to audit the United States Federal income tax return of a U.S. Holder, in which case the timing and amount of interest income recognized by the U.S. Holder may differ from that reported by the U.S. Holder.

Stated Interest

      Interest on a note generally will be includable in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued in accordance with such holder’s regular method of accounting for United States Federal income tax purposes.

Additional Amounts

      Additional amounts received by a U.S. Holder of a note will be subject to tax in the same manner as stated interest. In the event that amounts are withheld or deducted from payments made to a U.S. Holder with respect to the notes, the amount withheld and the gross amount of any additional amounts paid to a U.S. Holder will be included in such holder’s income in accordance with such holder’s method of accounting for United States Federal income tax purposes.

     Sale, Exchange and Retirement of the Notes

      In general, a U.S. Holder of the notes will have a tax basis in such notes equal to the cost of such notes reduced by payments of principal on such notes. Upon a sale, exchange, or retirement of the notes, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued and unpaid interest, which will be taxable as ordinary income) and the U.S. Holder’s tax basis in such notes. Such gain or loss will be long term capital gain or loss if the U.S. Holder held the notes for more than one year at the time of disposition. In certain circumstances, the net long term capital gains derived by U.S. Holders that are individuals may be entitled to a preferential tax rate; however, the ability of U.S. Holders to offset capital losses against ordinary income is limited.

      Gain or loss recognized by a U.S. Holder on the sale, exchange or retirement of the notes generally will be treated as U.S.-source gain or loss for foreign tax credit purposes.

     United States Foreign Tax Credit Considerations

      Interest on the notes (including any additional amounts or payments in respect of interest under the guaranty) will be treated as foreign source income for United States Federal income tax purposes, which may be relevant to a U.S. Holder in calculating such U.S. Holder’s annual United States foreign tax credit limitation. A U.S. Holder may be eligible, subject to a number of complex limitations, for a foreign tax credit or deduction in calculating such U.S. Holder’s United States Federal income tax liability for taxes withheld on, or deducted from, payments on the notes. The foreign tax credit limitation is calculated separately with respect to specific classes of income. For this purpose, interest on the notes will be treated as “passive income” (which will be treated as “passive category income” for taxable years beginning after December 31, 2006) or, in certain cases, “financial services income” (which in certain cases will be treated as “general category income” for taxable years beginning after December 31, 2006). A U.S. Holder may be required to provide the IRS with a certified copy of the receipt evidencing payment of withholding tax imposed in respect of payments on the notes or under the guaranty in order to claim a foreign tax credit in respect of such foreign withholding tax.

Tax Treatment of Non-U.S. Holders

      A Non-U.S. Holder will not be subject to United States federal income taxation upon the exchange of outstanding notes for exchange notes pursuant to the exchange offer. In general, payments on the notes to a Non-U.S. Holder and gain realized by a Non-U.S. Holder on the sale, exchange or retirement of the notes will not be subject to United States Federal income or withholding tax, unless:

(1) such income is effectively connected with a trade or business conducted by such Non-U.S. Holder in the United States (or, in the case of an applicable tax treaty, is attributable to the Non-U.S. Holder’s permanent establishment in the United States),

(2) in the case of gain, such Non-U.S. Holder is a nonresident alien individual who is present in the United States for more than 182 days in the taxable year of the sale of the notes and certain other requirements are met, or

(3) the certification described below (See “— Information Reporting and Backup Withholding”) has not been fulfilled with respect to such Non-U.S. Holder.

      Except as may otherwise be provided in an applicable income tax treaty between the United States and a foreign country, a Non-U.S. Holder will generally be subject to tax in the same manner as a U.S. Holder with respect to payments of interest if such payments are effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States. Such a Non-U.S. Holder will be required to provide the withholding agent with a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. In addition, if the Non-U.S. Holder is a corporation, such holder may be subject to a branch profits tax at a 30% rate (or such lower rate provided by an applicable tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. A Non-U.S. Holder will not be considered to be engaged in a trade or business within the United States for United States Federal income tax purposes solely by reason of holding the exchange notes or solely by reason of exchanging outstanding notes to exchange notes pursuant to the exchange offer.

Information Reporting and Backup Withholding

      Under certain circumstances, the Code requires “information reporting” annually to the IRS and to each U.S. Holder and Non-U.S. Holder (collectively, a “Holder”), and “backup withholding” with respect to certain payments made on or with respect to the notes. Certain Holders are exempt from backup withholding, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts, and individual retirement accounts that provide a properly completed IRS Form W-9. Backup withholding will apply to a non-exempt U.S. Holder if such U.S. Holder (1) fails to furnish its Taxpayer Identification Number, or TIN, which, for an individual would be his or her Social Security Number, (2) furnishes an incorrect TIN, (3) is notified by the IRS that it has failed to properly report payments of interest and dividends, or (4) under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments.

      If a Non-U.S. Holder receives payments made on or with respect to the notes through the U.S. office of a broker, such Non-U.S. Holder will be required to provide to the withholding agent either IRS Form W-8BEN or W-8IMY, as applicable, together with all appropriate attachments, signed under penalties of perjury, identifying the

Non-U.S. Holder and stating that the Non-U.S. Holder is not a U.S. person will not be subject to either IRS reporting requirements or backup withholding.

      The payment of the proceeds on the disposition of the notes to or through the United States office of a broker generally will be subject to information reporting and backup withholding unless the Holder provides the certification described above or otherwise establishes an exemption from such reporting and withholding requirements.

      Backup withholding is not an additional tax. Rather, the United States Federal income tax liability of persons subject to backup withholding will be offset by the amount of tax withheld. If backup withholding results in an overpayment of United States Federal income tax, a refund or credit may be obtained from the IRS, provided that certain required information is furnished. Copies of the information returns reporting such interest and withholding may be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

Bahamian Tax Considerations

      We have been advised by our Bahamian Counsel, Higgs & Johnson, that, provided that the Company and the holders of our notes are not resident within the meaning of the Exchange Control Regulation Act and the regulations made thereunder (1) the Company and such holders would not be subject to any tax or withholding provisions of the Commonwealth of The Bahamas (“The Bahamas”), and (2) no tax or withholding provisions of The Bahamas would apply by reason or as a result of the exchange of the outstanding notes for exchange notes or any payments made to holders of the exchange notes. Further, the Exchange Control Regulation Act and the regulations do not apply to a company which conducts its operations exclusively outside of The Bahamas. The foregoing exemptions are to remain in force for a period of twenty years from the date of incorporation of the Company.

Panamanian Tax Considerations

      We have been advised by our Panamanian counsel, Tapia, Linares y Alfaro, that because we conduct all of our operations outside of Panama: (1) no taxes or withholding will be imposed by any Panamanian authority on payments made to holders of the notes by the subsidiary guarantors incorporated in Panama or the other subsidiary guarantors and pledgors that own vessels flagged in Panama that are used to secure the notes; (2) no taxes or withholding will be imposed by any Panamanian authority by reason, or as a result of, the exchange of outstanding notes for exchange notes; and (3) no taxes or withholding will be imposed by any Panamanian authority on payments made to holders of the exchange notes.

      PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS PRIOR TO INVESTING TO DETERMINE THE TAX CONSEQUENCES OF SUCH EXCHANGE AND INVESTMENT IN LIGHT OF EACH SUCH INVESTOR’S PARTICULAR CIRCUMSTANCES.

PLAN OF DISTRIBUTION

      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where those exchange notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

      We will not receive any proceeds from any sale of the exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify certain holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

      Based on interpretations by the Staff of the SEC as set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-III Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), we believe that the exchange notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by any holder of such exchange notes, other than a holder that is a broker-dealer or an “affiliate” of us within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	The exchange notes are acquired in the ordinary course of business;

•	At the time of the commencement of the exchange offer the holder has no arrangement or understanding with any person to participate in a distribution of the exchange notes; and

•	The holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes.

      We have not sought, and do not intend to seek, a no-action letter from the SEC with respect to the effects of the exchange offer, and there can be no assurance that the Staff would make a similar determination with respect to the exchange notes as it has in such no-action letters.

LEGAL MATTERS

      Certain legal matters in connection with the sale and exchange of the outstanding notes are being passed upon for us by Seward & Kissel LLP, New York, New York. We have also been advised by the following special counsel in connection with the exchange offer: (i) Perez Alati, Grondona, Benites, Arntsen & Martinez de Hoz, Jr., regarding the laws of Argentina; (ii) Higgs & Johnson, regarding the laws of the Bahamas; (iii) Barros & Errázuriz Abogados Ltda., regarding the laws of Chile; (iv) Seward & Kissel LLP, regarding the laws of Liberia; (v) Palacios, Prono & Talavera, regarding the laws of Paraguay; (vi) Tapia, Linares y Alfaro, regarding the laws of Panama; and (vii) Ramela & Regules Rucker, Abogados, regarding the laws of Uruguay.

EXPERTS

      The consolidated financial statements of Ultrapetrol (Bahamas) Limited as of and for the years ended December 31, 2003 and 2002 included in this registration statement have been audited by Pistrelli, Henry Martin y Asociados S.R.L., an independent registered public accounting firm and a member of Ernst & Young Global, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting. The consolidated financial statements for the year ended December 31, 2001 included in this registration statement have been audited by Pistrelli, Diaz y Asociados, (a member of Andersen), as stated in their report appearing herein, who has ceased operations.

      The financial statements of UABL Limited as of and for the years ended December 31, 2003 and 2002 included in this registration statement have been audited by Pistrelli, Henry Martin y Asociados S.R.L., an independent registered public accounting firm and a member of Ernst & Young Global, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting. The financial statements for the year ended December 31, 2001 included in this registration statement have been audited by Pistrelli, Diaz y Asociados, (a member of Andersen), as stated in their report appearing herein, who has ceased operations.

      The section of this prospectus entitled “Industry Overview” has been reviewed by DSC, an independent U.K.-based company providing market analysis and strategic planning services to the shipping industry. DSC has confirmed to us that such section accurately describes the industries that it purports to describe, subject to the availability and reliability of the data supporting the statistical and graphical information presented in such section, and DSC’s consent to use such information herein is filed as an exhibit to the registration statement on Form F-4 under the Securities Act of which this prospectus is a part.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We have filed with the SEC a registration statement including exhibits and schedules thereto on Form F-4 under the Securities Act with respect to the exchange notes offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information in the registration statement, as permitted by SEC rules and regulations. For further information with respect to the Company and the exchange notes offered hereby, reference is made to the registration statement. In addition, following the effectiveness of the registration statement, we will become subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act and will file such reports and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically, which you can access over the internet at http://www.sec.gov.

      You may request a copy of our filings at no cost, by writing or telephoning us at the following address:

Ultrapetrol (Bahamas) Limited

c/o Ravenscroft Shipping Inc.
3251 Ponce de Leon Boulevard
Coral Gables, FL 33134

      You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it.

      You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

ULTRAPETROL (BAHAMAS) LIMITED

UABL LIMITED

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES:

      We have audited the consolidated balance sheets of Ultrapetrol (Bahamas) Limited and its subsidiaries, as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Ultrapetrol (Bahamas) Limited and its subsidiaries as of December 31, 2001 and for the year then ended were audited by other auditors who have ceased operations as a foreign associated firm of the Securities and Exchange Commission Practice Section of the American Institute of Certified Public Accountants and whose reported dated April 30, 2002, and who expressed an unqualified opinion on those statements.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ultrapetrol (Bahamas) Limited and its subsidiaries as of December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

PISTRELLI, HENRY MARTIN Y ASOCIADOS S.R.L.
Member of Ernst and Young Global

/s/ ENRIQUE C. GROTZ

ENRIQUE C. GROTZ
Partner

Buenos Aires, Argentina

March 19, 2004, except for note 20,
which date is November 10, 2004.

     The following is a copy of the audit report previously issued by PISTRELLI, DIAZ Y ASOCIADOS (member of Andersen) in connection with Ultrapetrol (Bahamas) Limited’s December 31, 2001 and 2000 financial statements. This audit report has not been reissued by PISTRELLI, DIAZ Y ASOCIADOS in connection with this prospectus.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES:

      We have audited the accompanying consolidated balance sheets of Ultrapetrol (Bahamas) Limited and its subsidiaries, a company incorporated under Bahamas legislation (the Company), as of December 31, 2001 and 2000, and the related consolidated statements of income (loss), changes in stockholders’ equity and cash flows for the years ended December 31, 2001, 2000 and 1999. These statements are the responsibility of the Company’s Management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years ended December 31, 2001, 2000 and 1999, in accordance with generally accepted accounting principles in the United States of America.

PISTRELLI, DIAZ Y ASOCIADOS
Member of Andersen

/s/ MARIANA FILAS

MARIANA FILAS
Partner

Buenos Aires, Argentina

April 30, 2002

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2003 AND 2002

	December 31,

	2003	2002

	(Stated in
	thousands of
	U.S. dollars, except
	par value and share
	amounts)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	8,248	4,724
Restricted cash	1,155	1,662
Investments	194	270
Accounts receivable, net of allowance for doubtful accounts of 1,142 and 810 in 2003 and 2002, respectively	5,734	7,644
Due from affiliates	9,357	13,246
Inventories	1,009	1,592
Prepaid expenses	2,574	3,299
Other receivables	4,624	6,816

Total current assets	32,895	39,253

NONCURRENT ASSETS
Dry dock	3,492	8,857
Other receivables	6,414	3,654
Property and equipment, net	120,803	134,797
Restricted cash	16,461	—
Investment in affiliates	25,729	22,468
Other assets	2,367	4,517

Total noncurrent assets	175,266	174,293

Total assets	208,161	213,546

LIABILITIES, MINORITY INTERESTS AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	4,991	5,029
Due to affiliates	1,655	268
Other financial debt	10,462	12,209
Other payables	371	734

Total current liabilities	17,479	18,240

NONCURRENT LIABILITIES
Long-term debt	128,341	135,000
Other financial debt, net of current portion	17,011	21,785

Total noncurrent liabilities	145,352	156,785

TOTAL LIABILITIES	162,831	175,025

MINORITY INTEREST	16,716	3,432

MINORITY INTEREST SUBJECT TO PUT RIGHTS	4,821	—

SHAREHOLDERS’ EQUITY
Common stock, $.01 par value: authorized shares 2,134,451, issued and outstanding 2,109,239	21	21
Treasury stock	(20,332)	(20,332)
Additional paid-in capital	68,884	68,884
Accumulated deficit	(25,002)	(13,484)
Accumulated other comprehensive income	222	—

TOTAL SHAREHOLDERS’ EQUITY	23,793	35,089

TOTAL LIABILITIES, MINORITY INTERESTS AND SHAREHOLDERS’ EQUITY	208,161	213,546

See accompanying notes.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2003, 2002 AND 2001

	Year Ended December 31,

	2003	2002	2001

	(Stated in thousands of
	U.S. dollars)
REVENUES
Freight revenues	26,379	24,551	70,952
Freight revenues from related parties	108	192	2,715
Hire revenues	36,617	38,601	26,843
Hire revenues from related parties	12,129	9,780	10,698

Total revenues	75,233	73,124	111,208

OPERATING EXPENSES(1)
Voyage expenses	(12,644)	(10,185)	(26,889)
Running costs	(28,659)	(27,397)	(33,615)
Amortization of dry dock	(7,232)	(8,839)	(7,246)
Depreciation of property and equipment	(15,335)	(15,968)	(16,197)
Management fees to related parties	(2,863)	(3,176)	(3,250)
Administrative expenses	(4,955)	(3,642)	(4,520)
Loss on involuntary conversion of Argentine receivables	—	(2,704)	—

Total operating expenses	(71,688)	(71,911)	(91,717)

Operating profit	3,545	1,213	19,491

OTHER INCOME (EXPENSES)
Interest expense	(16,207)	(16,763)	(17,698)
Financial gain on extinguishment of debt	1,782	—	—
Interest income	201	326	296
Investment in affiliates	3,140	(45)	(692)
Other net (expense) income	(2,461)	1,698	1,408

Total other expenses	(13,545)	(14,784)	(16,686)

(Loss) income before income taxes and minority interest	(10,000)	(13,571)	2,805
Income taxes	(185)	(150)	(390)
Minority interest	(1,333)	(132)	—

Net (loss) income	(11,518)	(13,853)	2,415

(1)	In addition to management fees to related parties, operating expenses included 6,833, 7,669 and 7,778 in 2003, 2002, and 2001, respectively, related principally to ship management fees due to related parties.

See accompanying notes.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

For the Years Ended December 31, 2003, 2002 AND 2001

				Accumulated
		Additional		Other
	Common	Paid-In	Treasury	Comprehensive	Accumulated
Balance	Stock	Capital	Stock	Income	Deficit	Total

	(Stated in thousands of U.S. dollars)
December 31, 2000	20	64,484	(20,223)	—	(2,046)	42,235
— Capital stock increase	1	5,295	—	—	—	5,296
— Purchase of own shares	—	—	(109)	—	—	(109)
— Notes receivables as increase in capital stock	(1)	(1,998)	—	—	—	(1,999)
— Net income and comprehensive income	—	—	—	—	2,415	2,415

December 31, 2001	20	67,781	(20,332)	—	369	47,838
— Capital stock increase	1	1,103	—	—	—	1,104
— Net loss and comprehensive loss	—	—	—	—	(13,853)	(13,853)

December 31, 2002	21	68,884	(20,332)	—	(13,484)	35,089

Comprehensive loss:
— Changes in value of derivatives	—	—	—	222	—	222
— Net loss	—	—	—	—	(11,518)	(11,518)

Total comprehensive loss						(11,296)

December 31, 2003	21	68,884	(20,332)	222	(25,002)	23,793

See accompanying notes.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2003, 2002 and 2001

	Year Ended December 31,

	2003	2002	2001

	(Stated in thousands of
	U.S. dollars)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	(11,518)	(13,853)	2,415
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation of property and equipment	15,335	15,968	16,197
Amortization of dry dock expenses	7,232	8,839	7,246
Note issuance expenses amortization	585	585	585
Minority interest in equity of subsidiaries	1,333	132	—
Financial gain on extinguishment of debt	(1,782)	—	—
Loss (gain) from sales of property and equipment	1,975	1,575	(150)
Net loss (gain) from investment in affiliates	(3,140)	45	692
Changes in assets and liabilities, net:
(Increase) decrease in assets:
Accounts receivables	1,910	3,320	7,466
Due from affiliates	5,518	4,564	(12,233)
Inventories	583	(79)	920
Prepaid expenses	725	495	1,682
Other receivables	(568)	94	636
Other assets	—	8	51
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	1,404	(95)	(8,729)
Due to affiliates	1,387	(7,998)	8,266
Other payables	(363)	558	(128)
Other	(145)	237	(102)

Net cash provided by operating activities	20,471	14,395	24,814

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(17,089)	(17,690)	(4,802)
Dry dock expenses	(3,580)	(6,005)	(10,097)
Proceeds from sales of property and equipment	16,134	1,867	2,706
Decrease (increase) in loan to affiliate	(1,750)	480	(1,721)
Other	—	(80)	(219)

Net cash used in investing activities	(6,285)	(21,428)	(14,133)

CASH FLOWS FROM FINANCING ACTIVITIES
Minority interest in equity of subsidiaries	16,192	3,300	—
Proceeds from financial debt	—	11,032	—
Funds used in reacquisition of the Notes	(4,754)	—	—
Repayment of financial debt	(4,946)	(3,320)	(5,822)
Capital contribution	—	1,104	3,297
Increase in restricted cash	(15,954)	(1,662)	—
Funds used in acquisition of treasury stock	(1,200)	(4,400)	(6,400)
Other	—	(169)	(109)

Net cash provided by/(used in) financing activities	(10,662)	5,885	(9,034)

Net (decrease) increase in cash and cash equivalents	3,524	(1,148)	1,647
Cash and cash equivalents at the beginning of year	4,724	5,872	4,225

Cash and cash equivalents at the end of year	8,248	4,724	5,872

See accompanying notes.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Stated in thousands of U.S. dollars, except otherwise indicated)

1.	Corporate Organization and Consolidated Companies

Organization

      Ultrapetrol (Bahamas) Limited (“Ultrapetrol Bahamas” or “the Company”) is a company organized and registered as a Bahamas Corporation since December 1997.

      The Company’s operations consist of international and inland transportation of petroleum and dry-cargo products by vessels and barges owned by its subsidiaries. Revenues are generated through time and freight charters with related and unrelated clients.

      On March 7, 2000 the Company signed an agreement to issue and sell newly issued voting common shares representing a total of up to 49.9% of its issued and outstanding capital stock to Solimar Holdings LDC “Solimar”, a newly formed company owned jointly by WSUP investors LDC, an affiliate of WestSphere Capital, and AIG-GE Capital Latin American Infraestructure Fund L.P. (collectively the “investors”) for up to 50,000.

      On March 17, 2000 Solimar acquired the first tranche of 498,004 shares representing 50% of the total newly issued voting common shares to be sold under the stock sale agreement for a purchase price of 25,000, with net proceeds after issuance costs of 22,836.

      The second tranche was acquired on June 16, 2000, through the issuance of 298,803 shares, under the mentioned agreement, for a price of 15,000, with act proceeds after issuance costs of 14,180.

      On July 24, 2000, the last tranche was acquired for 10,000 consisting of 199,201 shares with net proceeds to the Company of 9,411.

      On June 28, 2001, the Company issued 138,443 new shares for 5,295 which were totally subscribed by Los Avellanos, one of the Company’s original shareholders and was paid 3,297 in 2001 and 1,104 in 2002 and the balance are payable in July 2004. As of December 31, 2003 and 2002 the outstanding payment was 894 and was shown as a reduction of shareholders’ equity. The Company has an option to repurchases 25,212 of its shares for a total price of 894 from Inversiones Los Avellanos S.A. until July 31, 2004.

      As of December 31, 2003 the shareholders of Ultrapetrol Bahamas are Solimar Holdings LDC, Inversiones Los Avellanos S.A. and Avemar Holdings (Bahamas), a wholly owned subsidiary of the Company (See Note 16), in the proportion of 46.66%, 28.17% and 25.17%, respectively. Since Avemar Holdings (Bahamas) granted an irrevocable proxy to Inversiones Los Avellanos S.A. in full for all of its voting powers related to its interest in the Company, as of December 31, 2003, Inversiones Los Avellanos S.A. held 53.30% of the Company’s voting rights.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

      As of December 31, 2003, 2002 and 2001 the consolidated financial statements include the accounts of the Company and its subsidiaries described as follows:

		Percentage of Shares
		Held as of December 31,

Company	Origin	2003	2002	2001

Princely International Finance Corp. (“Princely”)	Panamanian	100%	100%	100%
— General Venture Inc.	Panamanian	100%	—	—
— Regal International Investments S.A. (“Regal”)	Panamanian	100%	100%	100%
— Bayham Investment S.A. (“Bayham”)	Panamanian	100%	100%	100%
— Draco Investment S.A. (“Draco”)	Panamanian	100%	100%	100%
— Cavalier Shipping Inc. (“Cavalier”)	Panamanian	100%	100%	100%
— Danube Maritime Inc. (“Danube”)	Panamanian	100%	100%	100%
— Baldwin Maritime Inc. (“Baldwin”)	Panamanian	100%	100%	100%
— Tipton Marine Inc. (“Tipton”)	Panamanian	100%	100%	100%
— Corporación de Navegación Mundial S.A. (“CorNaMuSA”)	Chilean	100%	100%	100%
— Parfina S.A. (“Parfina”)	Paraguayan	50%	50%	50%
— Panpetrol Shipping S.A. (“Panpetrol”)	Panamanian	100%	100%	100%
— Oceanview Maritime Inc. (“Oceanview”)	Panamanian	100%	100%	100%
— Ultrapetrol International S.A. (“Ultrapetrol International”)	Panamanian	100%	100%	100%
— Kingly Shipping Ltd. (“Kingly”)	Bahamanian	100%	100%	100%
— Sovereign Maritime Ltd. (“Sovereign”)	Bahamanian	100%	100%	100%
— Monarch Shipping Ltd. (“Monarch”)	Bahamanian	100%	100%	100%
— Noble Shipping Ltd. (“Noble”)	Bahamanian	100%	100%	100%
— Stately Shipping Ltd. (“Stately”)	Bahamanian	100%	100%	100%
— Imperial Maritime Ltd.	Bahamanian	100%	100%	100%
— Imperial Maritime Ltd. (Bahamas) Inc.	Panamanian	100%	100%	100%
— Oceanpar S.A. (“Oceanpar”)	Paraguayan	1%	100%	100%
— Ultrapetrol S.A.	Argentinean	7%	—	—
— Ultrapetrol de Venezuela C.A. (“Ultrapetrol Venezuela”)	Venezuelan	100%	100%	100%
Majestic Maritime Ltd. (“Majestic”)	Bahamanian	100%	100%	100%
UP (River) Holding Ltd. (“Up River”)	Bahamanian	92,86%	100%	100%
UP River Terminal (Panamá) S.A.	Panamanian	100%	100%	—
Stanmore Shipping Inc. (“Stanmore”)	Panamanian	100%	100%	100%
Mansan S.A. (“Mansan”)	Uruguayan	100%	100%	100%
Kattegat Shipping Inc. (“Kattegat”)	Panamanian	100%	100%	100%
Avemar Holding (Bahamas) Ltd. (“Avemar”)	Bahamanian	100%	100%	100%
Parkwood Commercial Corp. (“Parkwood”)	Panamanian	100%	100%	100%
Internationale Maritime S.A. (“Internationale Maritime”)	Bahamanian	100%	100%	100%

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

		Percentage of Shares
		Held as of December 31,

Company	Origin	2003	2002	2001

Ultracape (Holdings) Ltd.	Bahamanian	60%	60%	—
— Ultracape International S.A.	Panamanian	100%	100%	—
— Braddock Shipping Inc. (“Braddock”)	Panamanian	100%	100%	—
— Invermay Shipping Inc. (“Invermay”)	Panamanian	100%	100%	—
— Palmerston Shipping Inc.	Panamanian	100%	100%	—
— Wallasey Shipping Inc. (“Wallasey”)	Panamanian	100%	100%	100%
UP Offshore (Bahamas) Ltd.	Bahamanian	27,78%	27,78%	—
— UP Offshore Apoio Maritimo Ltda.	Brasilian	99,99%	99,99%	—
— UP Offshore Panama S.A.	Panamanian	100%	100%	—
— Packet Maritime Inc.	Panamanian	100%	100%	—
— Padow Shipping Inc.	Panamanian	100%	100%	—
— Pampero Navigation Inc.	Panamanian	100%	100%	—
— Pelorus Maritime Inc.	Panamanian	100%	100%	—
— Postgreve Shipping Inc.	Panamanian	100%	100%	—
— Primage Navigation	Panamanian	100%	100%	—
Massena Port S.A.	Uruguayan	100%	—	—
— Danpierre Holding Sapin S.L.	Spanish	100%	—	—
— Ultrapetrol S.A.	Argentinean	93%	—	—
— Parfina S.A.	Paraguayan	50%	—	—
— Oceanpar S.A.	Paraguayan	99%	—	—

Events in Argentina

      Beginning in 1991, the Argentine peso (“peso”) was tied to the US dollar at a rate of one peso to one US dollar. As a result of economic instability and substantial withdrawals from the banking system, in early December 2001, the Argentine government instituted restrictions that prohibit foreign money transfers without Central Bank approval and only allow cash withdrawals from bank accounts for personal transactions in small amounts with certain limited exceptions. While the legal exchange rate remained at one peso to one US dollar, financial institutions were allowed to conduct only limited activity due to these controls, and currency exchange activity was effectively halted except for personal transactions in small amounts.

      On January 6, 2002, the Argentine government abolished the one peso to one US dollar legal exchange rate. On January 9, 2002, Decree 71 created a dual exchange market whereby foreign trade transactions were conducted at an official exchange rate of 1.4 peso to one US dollar and other transactions were conducted in a free floating exchange market. On February 8, 2002, Decree 260 unified the dual exchange market and allowed the peso to float freely with the US dollar.

      On February 3, 2002, Decree 214 required all contracts that were previously payable in US dollars to be payable in pesos. Pursuant to an emergency law passed on January 10, 2002, US dollar obligations between private parties due after January 6, 2002, were to be liquidated in pesos at a negotiated rate of exchange which reflects a sharing of the impact of the devaluation. The Company’s settlements in pesos of the existing US dollar-denominated agreements were completed by June 30, 2002.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

      Absent the emergency law that was enacted on January 10, 2002, the devaluation of the peso would have had no effect on the Company’s US dollar-denominated receivables at December 31, 2001. However, a 2,704 loss resulting from the involuntary conversion of certain receivables from U.S. dollars to pesos was recorded in 2002 and is reflected in “Loss on involuntary conversion of Argentine receivables” in the accompanying statement of operations.

      The majority of the previously mentioned Argentine subsidiary’s revenues are denominated and collected in U.S. dollars. In addition, this subsidiary does not have financial loans denominated in pesos in Argentina. Accordingly, the above economic changes in Argentina did not significantly adversely affect the Company. The most significant impact related to the reduction of the US dollar equivalent value of the subsidiary’s peso denominated operating expenses.

      The total consolidated revenues in Argentina classified by port of charge was 7,023 for the year ended December 31, 2003.

2.	Significant Accounting Policies

a)     Basis of Presentation and Principles of Consolidation

      The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”).

      The consolidated financial statements include all entities for which the Company has control. Significant intercompany accounts and transactions have been eliminated in consolidation.

      As discussed in Note 6 on March 30, 1998, Ultrapetrol Bahamas successfully completed its offering of 135,000 principal amount of its 10.5% First Preferred Ship Mortgage Notes due 2008 (“the Notes”). The balance sheet balances reflecting reciprocal receivables and payables between Ultrapetrol Bahamas and its subsidiary guarantors of the Notes originating from the allocation of the proceeds of the issuance have been eliminated. Furthermore, the income (loss) originating in transactions reflecting interest expense between Ultrapetrol Bahamas and its subsidiary guarantors have been eliminated. As only certain of the Company’s subsidiaries guarantee the Notes summary financial information of the guarantor subsidiaries is presented. See Note 18.

b)     Foreign Currency Remeasurement

      The Company uses the U.S. dollar as its functional currency. The majority of the Company’s sales are billed and collected in U.S. dollars and all financing is in U.S. dollars.

      All monetary assets and liabilities not denominated in U.S. dollars have been remeasured into U.S. dollars using the exchange rates in effect at the balance sheet date. Operations statement amounts have been translated using the average exchange rate for each month. Gains or losses resulting from foreign currency measurements are included in the operations statement for the same year.

c)     Receivables and Payables

      These accounts are recorded and carried at nominal value. Receivables and payables include the portion of the respective financial income, expense accrued as of year-end.

d)     Accounts Receivable, Net of Allowance for Doubtful Accounts

      Receivables are recorded and carried at face value less allowances for uncollectible accounts estimated by the Company, in order to write them down to estimated realizable values.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

e)     Allowance for Doubtful Account

      Changes in the allowance for doubtful accounts for the years ended December 31, 2003, 2002 and 2001 are as follows:

	2003	2002	2001

Balance at January 1,	810	540	700
Provision	882	322	200
Amounts written off	(550)	(52)	(360)

Balance at December 31,	1,142	810	540

f)     Inventories

      This account represents fuel and lubricants which were accounted for at the lower of cost or market.

g)     Prepaid Expenses

      This account includes prepaid insurance, administrative vessel fees paid in advance and advances to suppliers.

h)     Dry Dock

      The Company is required, under various shipping regulations, to perform periodic overhaul activities, generally every 30 months. The Company capitalizes such costs and amortizes the asset through the next expected dry dock date, which reflects the investment nature of this cost. This account is classified as noncurrent based on the aforementioned useful life estimate.

i)     Property and Equipment, Net

      Property and equipment, which is principally comprised of ocean-going vessels and river barges, is stated at cost less accumulated depreciation. This cost includes the purchase price and all directly attributable costs for the asset to be in working condition. Maintenance and repair costs, other than dry dock costs discussed above, are expensed as incurred. The ocean-going vessels are considered to have useful lives of 24 years from the date on which they were built. The depreciation amount is calculated net from the estimated scrap value and is recorded by the straight-line method over the estimated useful lives of the related assets.

      The river barges are considered to have useful lives of 35 years from the date on which they were built. The depreciation amount is calculated net from the scrap value of the barge convoy.

      The furniture is considered to have useful lives of 10 years and the software 3 years. The depreciation amount is recorded by the straight-line method over the estimated useful lives of the related assets.

      Long-lived assets are reviewed for impairment in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets”, whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

j)     Investment in Affiliates

      This account includes the Company’s 50% interest in UABL Limited (“UABL”), net of the deferred gain explained in note 3.a), 50% interest in UABL Terminals as discussed in Note 3 and 49% interest in Sipsa Marítima S.A. These investments are accounted for by the equity method.

k)     Other Assets

      This account includes notes-issuance expenses net of amortization costs and is being amortized over the note’s term (10 years).

l)     Other Payables

      This account mainly includes salaries, social security payables, taxes payables and advances from customers.

m)     Revenue Recognition

      Revenues are recognized daily as earned from freight and hire charters over the period of the respective agreements.

n)     Use of Estimates

      The preparation of the consolidated financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect reported amounts in the consolidated financial statements and accompanying notes. Actual results could differ from those estimated.

o)     Cash and Cash Equivalents

      Cash and cash equivalents include highly-liquid, temporary cash investments with original maturities of three months or less when purchased.

p)     Fair Value of Financial Instruments

      In accordance with Statement of Financial Accounting Standards (SFAS) N 107 “Disclosures about Fair Value of Financial Instruments”, the fair value of the Company’s assets and liabilities considered to be financial instruments have been valued at the discounted amount of future cash flows at market interest rates current available to the Company for credits/loans with similar terms.

      The fair value of EURO hedging contract is the amount at which they could be settled, based on quoted market prices.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

      The book value and estimated fair values of the Company’s financial instruments are as follows:

	Book Value		Fair Value

	2003	2002	2003	2002

Assets:
Windsor Financial Services Inc. note receivable (Note 12)	1,234	2,134	1,234	2,134
Forward contract	606	—	606	—
Liabilities (Note 6.e):
Notes	131,708	138,544	93,206	111,544
Allfirst Bank (principal plus accrued interest)	7,500	8,700	7,500	8,700
Allfirst Bank (principal plus accrued interest)	2,000	2,000	2,000	2,000
Allfirst Bank (principal plus accrued interest)	—	1,000	—	1,000
Allfirst Bank (principal plus accrued interest)	250	250	250	250
Nedship Bank (principal plus accrued interest)	5.005	6,019	5.005	6,019
SII	—	1,348	—	1,348
Credit Agricole Indosuez (principal plus accrued interest)	9,351	11,133	9,351	11,133

      The fair value of the Company’s other financial instruments, including its cash and cash equivalents, approximates carrying value because of the short maturity of those instruments.

q)     Comprehensive Income:

      According to SFAS No. 130, the Company is required to disclose separately the changes in shareholders’ equity, other than net income (loss) and transactions with shareholders, defined as other comprehensive income. Comprehensive (loss) income for the years ended December 31, 2003, 2002 and 2001 consists of net (loss) income and changes in value of derivates. Comprehensive (loss) income is reflected in the consolidated statements of changes in shareholders’ equity.

r)     Recent Pronouncements:

      In January 2003, the FASB issued FASB Interpretation N 46, consolidation of variable interest entities, an interpretation of ARB N 51 (“FIN 46”) requires certain variable interest entities to be consolidated by the primary beneficiary of the variable interest entity. The primary beneficiary is defined as the party which, as a result of holding its variable interest, absorbs a majority of the entity’s expected losses, receives a majority of its expected residual returns, or both, FIN 46 is effective for all new variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period ending after March 15, 2004. The company has determined that the adoption of FIN 46 will not have a significant impact on its financial position, results of operations or cash flows.

s)     Financial Instruments

      The Company sometimes uses EURO forward foreign exchange contracts to reduce its exposure to foreign currency risk from its purchases in EUROS. A EURO forward foreign exchange contract obligates the Company to exchange predetermined amounts of EUROS at specified exchange rates on specified dates or to make an equivalent U.S. dollar payment equal to the value of such exchange.

      Financial Accounting Standards Board Statement N 133, Accounting for Derivate Instruments and Hedging Activities (Statement 133), requires companies to recognize all of its derivative instruments as either assets or liabilities in the statement of financial position at fair value. The accounting for changes in the fair value (i.e., gains

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and further, on the type of hedging relationship.

      For derivate instruments that are designated and qualify as a cash flow hedge, the effective portion of the gain or loss on the derivate instrument is reported as a component of other comprehensive income and reclassified into earnings in the same line item associate with the forecasted transaction in the same period or periods during which the hedged transaction affects earnings. The remaining gain or loss on the derivative instrument in excess of the cumulative change in the present value of future cash flows of the hedged item, if any, is recognized in other income/expense in current earnings during the period of change.

t)     Other Net (Expense) Income

      For the years ended December 31, 2003, 2002 and 2001 this account includes:

	2003	2002	2001

Loss on property, plant and equipment sold	(3,686)	(1,549)	(92)
Other (expenses)	(337)	(69)	(190)
Claims against insurance companies	1,562	3,316	1,690

	(2,461)	1,698	1,408

3.	New Operations and Organization of New Subsidiaries

a)     UABL Limited Joint Venture

      On October 18, 2000 UP River Holdings Ltd., a subsidiary of the company, signed an agreement with ACBL Hidrovias Ltd. (ACBLH), a subsidiary of American Commercial Lines LLC (“ACL”) to form a new company, UABL Ltd. (“UABL”), to serve commodity shippers in Argentina, Bolivia, Brazil, Paraguay and Uruguay. The transaction consummated pursuant to the agreement, which closed on October  24, 2000, included, among other things, the contribution of the stock of UP River and its subsidiaries equipment which included many of the Company’s barges and push boats, and cash contributions of 1,712. Additionally, certain time charter contracts involving some vessels not contributed by the Company’s subsidiaries were ceded to UABL.

      The book value of the contributions made by the Company and the ones made by ACL’s subsidiaries differed by 12,202. This amount represents a deferred gain and was recorded by the Company as an offset against the investment in affiliates account. The amount is being amortized over 120 months, which represents the remaining average useful life of the barges and push boats contributed by the Company. As of December 31, 2003 and 2002 the unamortized deferred gain totaled 8,338 and 9,550, respectively.

      UABL shall not be obligated or become liable for any obligation or liability, known or unknown, fixed, contingent or otherwise of ACBLH or ACBLH SA (at present called UABL SA) a company contributed by ACBLH or arising prior to October 24, 2000 in connection with any ACBLH vessel, or any vessel chartered to UABL pursuant to an ACBLH charter in connection with or arising out of or resulting from events occurring prior to that date, without limitation, any liability arising in connection with any ACBLH environmental liabilities, ACBLH legal violations, ACBLH litigation, ACBLH employee claims, ACBLH loan agreements or other indebtedness, any tax, or any other liabilities, obligations, or exception to any representation or warranty. UABL shall not assume and ACBLH shall fully indemnify UABL against such liabilities.

      During 2000, the tax authority served a notice to ACBLH S.A. (at present called UABL SA) with the purpose of verifying the latter’s compliance with the transfer pricing regulations for transactions with related companies for the period prior to the formation of UABL SA, i.e. during 1996, 1997, 1998 and 1999, among other things.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

      In light of the above, during 2001 UABL SA amended its income tax returns for the above-mentioned years charging a loss of 3,292 to the consolidated statement of operation of UABL SA (consisting of a tax loss of 2,270, interest expense for 1,487 and a gain on the sale of government bonds of 465). In compliance with the contract provision described above, ACBLH compensated UABL SA in the amount of 3,119 causing a net decrease of 173, in the shareholders net worth.

      In addition, pursuant to the mentioned consolidation agreement, all claims, severance benefits, costs, and other expenses, social security taxes, charges and contributions and other costs incurred by ACBLH SA (at present called UABL SA) or UP River, or subsidiary of UP River, in connection with an employee employed by UABL SA and subsequently terminated by UABL SA shall be paid by UABL SA to, or on behalf of ACBLH or UP, as the case may be provided, that the maximum amount that UABL SA shall be required to pay to or behalf of the parent companies in respect of any of the mentioned costs, in the aggregate, shall be 1,800. ACBLH and UP agreed to fully indemnify UABL SA against such liabilities over the mentioned amount.

      During 2002 UP River Terminal and ACBLH, the shareholders of UABL, decided to spin-off UABL’S equity interest in OTS S.A. and Puertos del Sur S.A. to UABL Terminals which is owned by UP River Terminal and ACBLH. Accordingly, since the transaction was between entities under common ownership, the transaction was accounted for at historical cost and no gain or loss was recognized.

b)     UP Offshore (Bahamas) Ltd. and Its Subsidiaries

      On April 18, 2002, the Company entered into agreements with AIG/ GE Capital Latin Infrastructure Fund LP, a Bermuda Limited Partnership, (“LAIF”) relating to the creation of two new companies in which both Ultrapetrol and LAIF will be shareholders.

      On June 11, 2003 UP Offshore (Panama), a wholly owned subsidiary of UP Offshore (Bahamas), signed a shipbuilding contract with the Foreign Economic & Technical Cooperation Co. of Changjang National Shipping Group — a non-related party — for construction of two Platform Supply Vessels (“PSVs”).

      The main conditions of the contracts are as follow:

—	The purchase price of the vessels is EURO 6,439,599 plus USD7,870,621 per each one.

—	The contract price shall be paid in five installments. The first one on July 21, 2003 and the last one with the delivery of the vessels.

—	The first vessel shall be delivery safety afloat by the seller to UP Offshore (Panama) at Nanjing, China on February 28th, 2005 and the second one on March 31st, 2005.

      On June 9, 2003 UP Offshore Apoio Maritimo Ltda., a wholly owned subsidiary of UP Offshore (Bahamas), signed shipbuilding contracts for construction of four PSVs with EISA Estaleiro Ilha S/ A — a non-related party and a Brazilian corporation-.

      The main conditions of the contracts are as follows:

—	The purchase price of the vessels is 15,830 per each one.

—	The contract price shall be paid monthly, according to the percentage reached by the seller on the progress of the ship construction for the referred month.

—	The PSVs will be delivered to the Company at a safe berth always afloat at the shipyard within 22 (twenty-two), 28 (twenty-eight), 34 (thirty-four) and 48 (forty-eight) months after the date of signature of the contract, respectively.

      In 2003 the Company contributed 4,375 and has a 27.78% interest in UP Offshore (Bahamas).

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

      On June 25, 2003 the Company signed an administration agreement with UP Offshore (Bahamas) Ltd.

      Under this agreement Ultrapetrol (Bahamas) Ltd agrees to assist the UP Offshore (Bahamas) Ltd by providing management services required by the UP Offshore (Bahamas) Ltd in its star-up phase, including providing the services of the Chief Executive Officer and to provide ongoing management and commercial advisory services thereafter.

      The parties agree that Ultrapetrol (Bahamas) Ltd’s professional fees under this agreement shall be the 2% of the UP Offshore (Bahamas) Ltd.’s annual EBITDA.

      Ultrapetrol’s services in connection with the agreement shall begin on June 25, 2003 and unless earlier terminated end on December 31, 2013.

c)     Ultracape (Holdings) Ltd. and Its Subsidiaries

      Ultracape (Holdings) Ltd., has the objective of purchasing second hand modern capsize bulkcarriers to operate in the international market.

      As of December 31, 2003 the Company contributed 4,950 and has a 60% stake in Ultracape.

      On April 19, 2002 Ultracape entered into a Memorandum of Agreement to purchase the vessel Vasco Da Gama (renamed Cape Pampas). On July 1, 2002 we completed the purchase of the Cape Pampas.

d)     UP River (Holdings) Ltd.

      On June 10, 2003, the Company sold to the International Finance Corporation (IFC) 357 common shares of UP River (Holdings) Ltd., which constitute 7,14% of the issued and outstanding common shares of UP River (Holdings) Ltd.

      Also, the Company agreed to pay to the IFC, promptly after receipt of charter party payments for amounts accruing after the closing of the transaction pursuant to the Charter Party Agreements dated October 18 and 24, 2000 between Ultrapetrol and UABL and any replacements or renewals thereof (such payment, the “Charter Party Payments”), an amount equal of the 7,14% of the amount of the respective Charter Party Payments.

      In full consideration for (a) the sale of the shares, and (b) the right to receive a portion of the Charter Party Payments, the IFC paid to the Company 5 million U.S. dollars.

      During the period beginning on December 31, 2009 and ending on December 31, 2010 the IFC will be exercise its option to put all of the shares of UP River (Holdings) Ltd. then owned by it to UP River (Holdings) Ltd. for an amount in cash equal to 5 million U.S. dollars minus the amount of any cash received by IFC in respect of ownership of such shares (whether by dividend, proceeds from Charter Party Payments or otherwise) plus interest thereon, compounded annually calculated as a rate equal to LIBOR plus 200 basic points.

      Also, Ultrapetrol shall have the right, exercisable from time to time to purchase from the IFC all of the shares of UP River (Holdings) Ltd then owned by IFC. The purchase price for the shares to be purchased, which shall be an amount sufficient to result in a realized IRR to the IFC on such shares equal to 18% per annum.

      As of December 31, 2003, the Company recorded 4,821 as a “Minority interest subject to put rights”, which is the initial proceeds received by the IFC plus accrued interest less Charter Party Payments made to the IFC.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

4.	Dry Dock

      The capitalized amounts in dry dock as of December 31, 2003 and 2002 are as follows:

	2003	2002

Original book value	18,997	33,909
Accumulated depreciation	15,505	25,052

Net book value	3,492	8,857

5.	Property and Equipment, Net

      In June, 2000, the Company completed the purchase of the Princess Katherine, a Suezmax tanker, and the Princess Marina, an Aframax tanker, by Majestic and Kattegat, respectively, two wholly owned subsidiaries. The total amount of the acquisitions, totaling 36,379, were financed partially by two mortgage loans with Allfirst Bank and Nedship Bank.

      As of December 31, 2003 this debt totaled 12,505 (including the current portion of 2,205) and is due in the following years succeeding December 31, 2003: 2,205 in 2004, 2,200 in 2005 and 2006 and 5,900 in 2007. As of December 31, 2003 the net book value of these assets was 27,323 (including dry dock costs).

      On July, 2002, the Company purchased the Cape Pampas, a second hand capsize bulk carrier through its subsidiary, Braddock. The amount of the acquisition was financed partially by a mortgage loan agreement with Credit Agricole Indosuez.

      As of December 31, 2003 this debt totaled 9,351 (including the current portion of 2,640) and is due in the following years succeeding December 31, 2003: 2,640 in 2004, 2,574 in 2005, and 4,137 in 2006. As of December 31, 2003 the net book value of this asset was 15,748 (including dry dock costs).

      On August 26, 2002, the Company entered into a Memorandum of Agreement (“MOA”) through which it committed to sell its vessel Princess Fatima, to an unrelated company for 1,867, net of associated expenses. On September 19, 2002 the Company delivered the Princess Fatima pursuant to the MOA and received the purchase price. The Company recognized a loss of 1,549 in the statements of operations for the year ended December 31, 2002 for this disposal.

      The proceeds from the sale of the Princess Fatima Vessel were deposited in a restricted cash account and can only be used to buy another vessel to guarantee the Notes. Subsequently, the Princess Sofia was bought with part of these proceeds.

      On March 11, 2003 the Company entered into a MOA to sell the Princess Sofia for a total price of 2,300. The vessel was delivered to its new owners on April 25, 2003. The Company recognized a gain of 18 in the statements of operations for the year ended December 31, 2003 for this disposal.

      On May 22, 2003 the Company entered into a MOA to sell the Princess Veronica for a total price of 1,965. The vessel was delivered to its new owners on June 5, 2003. The Company recognized a loss of 147 in the statements of operations for the year ended December 31, 2003 for this disposal.

      On August 11, 2003 the Company entered into a MOA to sell the Alianza G1 for a total price of 2.558. The vessel was delivered to its new owner on September 17, 2003. The Company recognized a gain of 122 in the statements of operations for the year ended December 31, 2003 for this disposal.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

      Subsequently, from September to October 2003 a wholly owned subsidiary of Ultrapetrol, purchased 20 barges, which were renamed Iguazú Barges. The amount of the acquisition was 2,775, 974 of this amount was financed with the funds included in the restricted cash account disclosed in noncurrent assets.

      On September 23, 2003 the Company entered into a MOA to sell the Princess Pía for a total price of 2,918. The vessel was delivered to its new owner on October 24, 2003. The Company recognized a loss of 1,470 in the statements of operations for the year ended December 31, 2003 for this disposal.

      On December 1, 2003 the Company entered into a MOA to sell the Princess Marisol for a total price of 4,950. The vessel was delivered to its new owner on December 9, 2003. The Company recognized a loss of 499 in the statements of operations for the year ended December 31, 2003 for this disposal.

      On December 12, 2003, the Company entered into a MOA to sell the Princess Laura. The vessel was delivered to its new owners on January 9, 2004. This decision was based on management’s assessment of the projected cost associated with the vessel’s next drydocking which were scheduled to occur during 2004 and the estimated operating revenue for the vessel over its remaining operating live. A charge of 1,710 was recorded during the year ended December 31, 2003 that represents the difference between the vessel’s book value and the estimated proceeds from their anticipated sale.

      As of December 31, 2003, 16,461 corresponding to the proceeds from the sale of the vessels mentioned above has disclosed in noncurrent assets is related to cash which, under the terms and conditions of the Notes, should only be used to acquire another vessels to guarantee the Notes.

      The capitalized cost of all vessels and the related accumulated depreciation as of December 31, 2003 and 2002 is as follows:

	2003	2002

	Original Book Value

Ocean-going vessels	155,870	195,821
River barges	24,567	21,792
River tug boats	303	303
Furniture and fixture tug boat	106	101
Advanced to PP&E vendors	14,309	—

Total original book value	195,155	218,017
Accumulated depreciation	(74,352)	(83,220)

Net book value	120,803	134,797

      As of December 31, 2003 the net book value of the assets pledged as a guarantee to the Notes was 57,519 (including dry dock costs).

6.	Long-Term Debt and Other Financial Debt

a)	10.5% First Preferred Ship Mortgage Notes due 2008

      On March 30, 1998, the Company successfully completed its offering of 135,000 in principal amount of its 10.5% First Preferred Ship Mortgage Notes due in full in 2008. In accordance with the terms provided in such Offering, the Notes are fully and unconditionally guaranteed on a joint and several basis by certain subsidiaries of the Company, and are secured by first ship mortgages on vessels already owned by the guarantors and on additional vessels that the Company purchased with the proceeds obtained from the Offering.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

      The Company is required to meet certain restrictions and enforce such restrictions on its subsidiaries guarantying the Notes (“restricted subsidiaries”), during the life of the Notes under the contract:

—	Limitation on indebtedness, unless the consolidated debt service coverage ratio exceeds 2.0 to 1.0, and certain conditions included in the indenture are met.

—	Limitation on indebtedness and preferred stock of restricted subsidiaries, except for certain clauses specified in the indenture.

—	Limitation on the restricted payment of any dividends or any other distribution of any sort in respect of the Company’s or any of its restricted subsidiaries’ capital stock, if at the time of the distribution the Company has incurred any event of default, unless certain clauses stated in the indenture are met.

—	Limitation on restrictions on distributions by restricted subsidiaries, on the ability of any restricted subsidiary to pay dividends or make any other distributions of capital stock to the Company or to any of its restricted subsidiaries, unless certain clauses specified in the indenture are met.

—	Limitation on asset sales, provided certain conditions stated in the indenture are met.

—	Limitation to engage in lines of business other than the shipping business.

—	Limitation on affiliate transactions unless the terms on which the Notes were issued are complied with.

—	Limitation on encumbrances of any nature whatsoever on any of the Company’s properties.

—	Limitation on sale or leaseback transactions with any Company property, unless certain conditions required in the indenture are met.

—	Limitation on merger and consolidation of all or substantially all its assets, provided certain conditions stated in the indenture are met.

—	Limitation on the occurrence of any of the events defined in the indenture as a change of control of the Company’s common stock.

      As of December 31, 2003 the Company was not in default in its compliance with any of the obligations defined in the indenture pursuant to which the Notes were issued.

      Although Ultrapetrol Bahamas Limited, parent company, subscribed the Notes issue, the principal amount and related expense will be paid through funds obtained from the operations of the Company’s subsidiaries.

      During the last quarter of 2003, the Company through its subsidiaries, repurchase 6,659 nominal value of its 10,5% First Preferred Ship Mortgage Notes due 2008.

      As of December 31, 2003 the aggregating outstanding amount related with the Notes was 128,341 and is due in full in 2008.

      The Company recognized a gain of 1,782 (a gain of 1,975 for the excess of the net carrying amount over the reacquisition price less 70 for commissions and 123 for the unamortized deferred issuance expenses associated with these Notes) in the statement of operations for the year ended December 31, 2003 for the extinguishment of the debt and derecognized a liability for 6,659.

b)	Loan with the Credit Agricole Indosuez of up to 27,000

      On July 1, 2002 Braddock (the “Borrower”) entered into a loan agreement with: (i) Credit Agricole Indosuez (“the Lender”), (ii) Credit Agricole Indosuez (“the Agent”) as agent for and on behalf of the Lenders, itself and the Security Trustee (together the “Creditor Parties”) and (iii) Credit Agricole Indosuez (the named “Security

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

Trustee”) for and on behalf of the Creditor Parties pursuant to which the Lenders available a loan (the “Loan”) for a total amount of 11,032 for the purpose of financing part of the acquisition cost of the vessel “Vasco da Gama”, that was renamed “Cape Pampas” a second hand capesize bulk carriers.

      The loan is payable in 14 consecutive equal quarterly installments commencing 9 months after delivery down to a balloon amount which is repayable on the final fourteenth repayment date falling due 4 years from drawdown. This loan accrues interest at LIBOR plus a margin of 1.5% per year, payable quarterly.

c)	Loan with the International Finance Corporation of up to 18,400

      On November 15, 2002, UP Offshore (Panama) SA entered into a loan agreement with International Finance Corporation (“IFC”) pursuant to which IFC will make available a loan in the aggregate principal amount of up to 18,400, consisting of two loans: one of up to 13,100 and the other of up to 5,300 for the purpose of financing the building of two new platform supply vessels (“PSV”) (“the Project”).

      The first loan is payable in 15 equal semiannually installments from June 2005 through June 2012. This loan accrues interest at LIBOR plus a margin of 2.75% per year, payable semiannually.

      The second loan is payable in 13 equal semiannually installments from June 2005 through June 2011. This loan shall accrue interest at LIBOR plus a margin of 2.50% per year, payable semiannually.

      UP Offshore (Panama) SA# obligations under the loan are secured by:

—	a first priority Panamanian naval mortgage over the Project PSV in favor of IFC to secure payment of amounts due to IFC;

—	a corporate guarantee issued by UP Offshore (Bahamas) Ltd. to guarantee repayment of the loan and all amounts due by the borrower to IFC;

—	a corporate guarantee issued by a wholly-owned subsidiary of the borrower that owns a Project PSV in favor of IFC to secure the obligations of the borrower;

—	an account pledge creating security interest in the “earnings account” and the “debt service reserve account” for the benefit of IFC; and

—	a pledge of all shares of the borrower owned and to be owned by UP Offshore (Bahamas) Ltd. during the life of the loan.

      UP Offshore (Panama) SA has agreed not to pay dividend or make any distribution on its capital stock, incur expenditures for fixed or other noncurrent assets, except those included in the building of the PSV, sell, transfer, lease or somehow dispose of all or a substantial part of its assets, change the nature or scope of the project or change the nature of its business.

      Also UP Offshore (Panama) SA has agreed to maintain after Project completion occurs a long-term debt to equity ratio of no more than 2 and a debt service coverage ratio of at least 1.2 and to keep the fair market value of the PSV and of any additional security at 125% of the aggregate outstanding amount of the respective tranches.

      As of December 31, 2003 no disbursements have been made.

d)	Loan with the International Finance Corporation of up to 41,600

      On December 3, 2002, UP Offshore Apoio Maritimo Ltda. entered into a loan agreement with IFC pursuant to which IFC will make available a loan in the aggregate principal amount of up to 41,600, consisting of two loans: one of up to 11,600 and the other of up to 30,000 for the purpose of financing the building of four new platform supply vessels (“PSV”) (“the Project”).

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

      The first loan of 11,600 is divided into five tranches each, the first one to the fourth one are in the amount of 2,595 and the fifth tranche is in the amount of 1,220. The loan is payable in 100 monthly installments from January 2005 through April 2013, commencing on January 15, 2005 with an amount of 26, increasing to 35 on July 15, 2005, to 83 on January 15, 2006 and to 130 on July  15, 2006; the final installment is due on April 15, 2013 in the amount of 129. This loan shall accrue interest at LIBOR plus a margin of 4.75% per year, payable semiannually.

      The second loan of 30,000 is divided into five tranches each, the first one to the fourth one are in the amount of 6,710 and the fifth tranche is in the amount of 3,160. The loan is payable in 88 monthly installments from January 2005 through April 2012, commencing on January 15, 2005 with an amount of 76, increasing to 158 on July 15, 2005, to 247 on January 15, 2006 and to 388 on July 15, 2006; the final installment is due on April 15, 2012 in the amount of 333. This loan shall accrue interest at LIBOR plus a margin of 4.50% per year, payable semiannually.

      UP Offshore Apoio Maritimo Ltd.’ obligations under the loan are secured by:

—	a first-ranking preferred Brazilian naval mortgage over the relevant SPV for the benefit of IFC;

—	a corporate guarantee issued by UP Offshore (Bahamas) Ltd. to guarantee payment of all amounts due to IFC in respect of the loan;

—	an account pledge creating security interest in the “earnings account” for the benefit of IFC; and

—	a pledge of all quotas of the borrower owned and to be owned by UP Offshore (Bahamas) Ltd. during the life of the loan.

      UP Offshore Apoio Maritimo Ltd. has agreed not to pay dividends or make any distribution on its capital stock, incur expenditures for fixed or other noncurrent assets, except those included in the building of the PSV, sell, transfer, lease or somehow dispose of all or a substantial part of its assets, change the nature or scope of the project or change the nature of its business.

      Also UP Offshore Apoio Maritimo Ltd. has agreed to maintain after project completion occurs a long-term debt to equity ratio of no more than 1.8 and a debt service coverage ratio of al least 1.2 and to keep the fair market value of the PSV and of any additional security at 125% of the aggregate outstanding amount of the respective tranches.

      As of December 31, 2003 no disbursements have been made.

e)	Balances of Financial Payables as of December 31, 2003 and 2002 are as follows:

				Nominal Value
			Agreement			Accrued
	Financial Institution/Other		Year	Current	Noncurrent	Expenses	Total	Average Rate

Total 2002				8,397	156,785	3,812	168,994

Ultrapetrol Bahamas	Private Investors (“Notes”	)	1998	—	128,341	3,367	131,708	10.5%
Majestic	Allfirst Bank		2000	1,200	6,300	—	7,500	Libor + 1.5%
Kattegat	Nedship Bank		2000	1,000	4,000	5	5,005	Libor + 1.25%
Majestic	Allfirst Bank		2001	2,000	—	—	2,000	Libor + 1.75%
Stanmore	Allfirst Bank		2000	250	—	—	250	Libor + 2%
Braddock	Credit Agricole Indosuez		2002	2,574	6,711	66	9,351	Libor + 1.5%

Total 2003				7,024	145,352	3,438	155,814

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

      As of December 31, 2003 financial debt listed above, excluding the noncurrent portion of the Notes, totaled 27,473 (including the current portion of 10,462) and is due in the following years succeeding December 31, 2003: 10,462 in 2004, 4,774 in 2005, 6,337 in 2006 and 5,900 in 2007.

7.	Commitments and Contingencies

      The Company is subject to legal proceedings, claims and contingencies arising in the ordinary course of business. When such amounts can be estimated and are probable, management accrues the corresponding liability. While the ultimate outcome of lawsuits or other proceedings against the Company cannot be predicted with certainty, management does not believe the costs of such actions will have a material effect on the Company’s consolidated financial position or results of operations.

      On February 21, 2003, Ursa Shipping Ltd. (“Ursa”) brought suit in the United States District Court for the District of New Jersey against M/ T Princess Susana and Noble Shipping Ltd. (a wholly owned subsidiary of the Company) seeking damages arising out of the delay in delivery of a cargo of Kirkuk crude oil to the Valero terminal in Paulsboro, New Jersey.

      Princess Susana (the “Vessel”) was detained by the United States Coast Guard prior to her arrival in Paulsboro when, during a routine Coast Guard tank vessel examination, a small amount of cargo was found to have leaked from one of the cargo tanks into one of the void spaces aboard the Vessel. The Vessel was discharged after a delay of approximately eight days. On or about February 25, 2003, Valero Marketing and Supply Co. (“Valero”) commenced an action against Noble Shipping Ltd. The Valero and Ursa complaints seek damages in excess of 9,000. Noble took the position that the claims are overstated and they have since been reduced to approximately 7,600.

      In connection with the above complaints, the Vessel was detained. Security was posted by the Vessel owners’ protection and indemnity insurers in the amount of 11,200 and the Vessel was released from arrest (insurance coverage is in place). Both the Ursa and the Valero complaints have been answered, defenses have been raised, and a counterclaim has been raised in the Ursa action seeking, inter alia, unpaid freight and demurrage. Subsequently, Valero impleaded the seller of the cargo, Taurus Petroleum Ltd. (“Taurus”), into the action by way of an amended complaint. Noble has answered the amended complaint, raised defenses, and brought a cross claim against Taurus for indemnity.

      Discovery is ongoing and scheduled to conclude at the end of 2004.

      The company’s management and its legal counsel believe this claim is covered by insurance. The insurer is actively conducting the defense through its designated counsel and has not asserted any objections, defenses or reserved its rights with respect to Noble’s insurance claim. The Company would expect any damages arising from this action to be covered by the proceeds of such insurance.

      On November 25, 1995, Ultrapetrol S.A. registered with the Customs Authority of Bahía Blanca the temporary importation of “Princess Pía” vessel.

      According to Decree No. 1493/92, such temporary importation was authorized for three years.

      Besides, in compliance with CIC No. 98 003 IT 01 300083-4 also registered with the Customs Authority of Bahía Blanca, the above mentioned term was extended, as confirmed by the Transport Secretariat (Subsecretaría de Transporte”) which authorized the navigation, communication and commerce of Princess Pía as a vessel of Argentine flag up to November 21, 2001.

      On October 23, 2001 Ultrapetrol S.A.’s customs agent registered the re-exportation of Princess Pia with the Customs Authority of Bahía Blanca.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

      Subsequently, as for November 22, 2001 the Transport Secretariat authorized the navigation of Princess Pia as a vessel of Panamanian flag, allowing the rendering of supplying services within the country.

      On November 16, 2001, Ultrapetrol S.A.’s customs agent requested the cancellation of the vessel’s temporary importation, stating that due to operative reasons such vessel was not able to enter the jurisdiction of the Custom Authority of Campana.

      In accordance with the aforementioned scenario, the Customs Authority of Bahía Blanca consider that Ultrapetrol S.A. was comprised under the provisions of Section 970 of the Customs Code and, consequently, issued a resolution claiming the sum of Argentine pesos $4,689,695 (approximately US dollar 1,610,000) as import taxes and the sum of Argentine pesos $4,689,695 (approximately US dollar 1,610,000) as fines.

      Such resolution was based in the fact that as Ultrapetrol S.A. requested the cancellation of the regime without making the vessel available to the Custom Authority, such authority was not able to exercise its control and verifying functions as set forth in Section 268 of the Customs Code.

      In response to said resolution, on March 16, 2004 Ultrapetrol S.A. submitted an appeal with the Argentine Tax Court (“Tribunal Fiscal de la Nación”).

      The main important arguments introduced by Ultrapetrol S.A. were, among others, that it has not caused any breach to the Customs Code since the Princess Pia has operated within argentine territory only during the periods in which it was expressly authorized by the competent authorities and that the issuance of the appealed resolution was based on an undue interpretation of the customs legislation. The value of the vessel considered by the Custom Authority in order to establish the tax and fines claimed has also been objected by Ultrapetrol S.A.

      Said appeal is nowadays pending of resolution by the Argentine Tax Court.

      The management of the Company and its legal counsel do not believe the outcome of this matter will have a material impact on its financial position or results of operations.

      As of December 31, 2003, most of the Company and managers Company employees are covered by industry-wide collective bargaining agreements that set basic standards.

8.	Euro Hedging Contract

      On November, 2003 UP Offshore (Bahamas) Limited, a subsidiary of the Company, has entered into a series of hedging contracts with AIG International Inc. in order to assure the EURO payments due under the shipbuilding contract with the Foreign Economic & Technical Cooperation Co. for construction of two PSVs. Through this forward contract, the Company effectively converted its payments in EUROs to US dollars at a specific exchange rates.

Nominal Amount	Forward Rate	Settlement Date

(U.S. dollar)
1.431.022	1.14658 USD per Euro	March 25, 2004
1.431.022	1.14465 USD per Euro	May 28, 2004
1.431.022	1.14290 USD per Euro	July 30, 2004
1.431.022	1.14080 USD per Euro	October 28, 2004

9.	Income Taxes

      The earnings from shipping operations were derived from sources outside Panama, such earnings were not subject to Panamanian taxes.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

      Two of the Company’s subsidiaries, Parfina and Oceanpar, are subject to Paraguayan corporate income taxes. However, Oceanpar obtained an exemption which includes ninety-five percent of their taxable income earned from their fuel and dry-cargo shipping operations for the years 2001 and 2002. In addition, another subsidiary is subject to Chilean corporate income taxes and Ultrapetrol Argentina is subject to Argentine corporate income taxes.

      In Argentina, the tax on minimum presumed income (“TOMPI”), supplements income tax since it applies a minimum tax on the potential income from certain income generating-assets at a 1% tax rate. The Company’s tax obligation in any given year will be the higher of these two tax amounts. However, if in any given tax year tax on minimum presumed income exceeds income tax, such excess may be computed as payment on account of any excess of income tax over TOMPI that may arise in any of the ten following years.

      Certain entities, defined as “Qualified Foreign Corporations”, are exempt from United States of America (“U.S.”) corporate income tax on U.S. source income from their international shipping operations, pursuant to Section 883 of the US tax code. A foreign corporation will be considered a Qualified Foreign Corporation if (i) its country of incorporation exempts shipping operations of U.S. persons from income tax (the “Incorporation Test”), (ii) it meets the “Ultimate Owner Test”, and (iii) it files a US Federal income tax return (Form 1120F) to claim the Section 883 exemption. A foreign corporation meets the Ultimate Owner Test if (a) more than 50% of the value of its stocks is ultimately owned by individuals who are tax residents of one or more foreign countries that exempt U.S. persons from tax on shipping earnings (“Qualified Foreign Countries”) and, (b) the scope of the exemption provided by such Qualified Foreign Countries is broad enough to cover the type of shipping income (e.g. freight income, time charter hire or bareboat charter hire) earned by the foreign corporation. For the years 2003, 2002 and 2001 Princely and Ultracape (Holdings) Ltd. satisfied the Incorporation Test because they are incorporated in Panama and Bahamas, respectively, which provide the required exemption to U.S. persons involved in shipping operations as confirmed by Revenue Ruling 2001-48. Each of Princely and Ultracape (Holdings) Ltd. also satisfied the Ultimate Owner Test, having obtained sufficient back-up documentation to evidence support its respective position that for the years 2003, 2002 and 2001 more than 50% of the value of its outstanding shares were ultimately owned by individuals who were residents of Qualified Foreign Countries in respect to the types of shipping income earned by Princely and Ultracape (Holdings) Ltd. for which exemption is being claimed. Consistent with prior years, Princely and Ultracape will filed IRS Form 1120F for the year 2003 to claim the Section 883 exemption.

      Based on the foregoing, the Company expects all of its income to be exempt from U.S. income taxes for 2003, 2002 and 2001.

      Ultrapetrol Bahamas accounts for income taxes under the liability method in accordance with SFAS No. 109 “Accounting for Income Taxes”.

      Under this method, deferred tax assets and liabilities are established for temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities at each year end. Deferred tax assets are recognized for all temporary items and an offsetting valuation allowance is recorded to the extent that it is not more likely than not that the asset will be realized.

      The provision for income taxes (which includes TOMPI) is comprised of:

	For the Years Ended
	December 31,

	2003	2002	2001

Current expense	108	150	390
Deferred	77	—	—

	185	150	390

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

      Reconciliation of tax provision to taxes calculated based on the statutory tax rates is as follows:

	For the Years Ended December 31,

	2003	2002	2001

Pre-tax (loss) income	(10,000)	(13,571)	2,805
Sources not subject to income tax (tax exempt income)	5,271	6,475	3,405
	(4,729)	(7,096)	6,210
Argentine statutory tax rate	35%	35%	35%

Tax (benefit) provision	(1,655)	(2,484)	2,174
(Decrease) increase in valuation allowance	(33)	(368)	(2,174)
Effects of foreign exchange changes related to Argentine subsidiary	1,873	2,887	—
Tax on minimum presumed income (T.O.M.P.I.)	—	115	390

Income tax provision	185	150	390

      As of December 31, 2003, Ultrapetrol Argentina had a credit related to TOMPI of 274 which expires 58 in 2010, 93 in 2011 and 123 in 2012.

	As of
	December 31,

	2003	2002

Deferred tax assets
NOLs	—	345
TOMPI credit	274	425
Other, net	119	120

Total deferred assets	393	890

Deferred tax liabilities
Property and equipment	339	369
Dry dock	131	488

Total deferred liabilities	470	857

Valuation allowance	—	(33)

Net deferred tax (liabilities)	(77)	—

10.	Related Party Transactions

      As of December 31, 2003 and 2002, the balances of due from affiliates and certain prepayments made to related vendors such as Ravenscroft Shipping Inc., were as follows:

	As of
	December 31,

	2003	2002

Ravenscroft Shipping Inc.	3,966	5,112
UABL and its subsidiaries	3,501	8,134
Maritima Sipsa S.A.	1,890	—

Due from affiliates	9,357	13,246

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

      As of December 31, 2003 and 2002 the balance of due to affiliates was as follows:

	As of
	December 31,

	2003	2002

UABL and its subsidiaries	1,550	80
Oceanmarine	98	86
Ravenscroft Shipping Inc.	—	88
Other	7	14

Due to affiliates	1,655	268

      For the years ended December 31, 2003, 2002 and 2001, the revenues derived from related parties were as follows:

	For the Years Ended
	December 31,

	2003	2002	2001

Freight revenues
UABL and its subsidiaries	108	192	2,715

	108	192	2,715

Hire revenues
UABL and its subsidiaries	10,176	9,780	10,698
Maritima Sipsa S.A.	1,953	—	—

	12,129	9,780	10,698

      The Company through certain of its subsidiaries has contracted with Oceanmarine, a related party, for certain administrative services. This agreement stipulates a fee of 9 per month and per vessel. Pursuant to the individual ship management agreement between Ravenscroft Ship Management Ltd., a Bahamas Corporation (“Ravenscroft Bahamas”), and the Company’s relevant vessel-owning subsidiaries, Ravenscroft Bahamas has agreed to provide certain ship management services for all of the Company’s vessels. Ravenscroft Bahamas has subcontracted the provision of these services to Ravenscroft Shipping Inc., a Miami-based related party of the Company. This agreement stipulates a fee of 12.5 per month and per vessel.

      Under these contracts, these related parties are to provide all that is necessary for such companies to operate, including but not limited to crewing, insurance, accounting and other required services. Additionally, commissions and agency fees are paid to those related parties.

      For each of the years ended December 31, 2003, 2002 and 2001, management fees paid and/or accrued to related parties for such services amounted to 2,863, 3,176 and 3,250 respectively.

      Additionally, during December 2003 the Company paid in advance some administrative fees for the year 2004 of about 453. As of December 31, 2003, such amount was recorded in Prepaid expenses.

      Compensation paid to directors totaled 1,135, 1,135 and 1,100 during the years ended December 31, 2003, 2002 and 2001.

      Under agreements by the Company and ACBL Hidrovias Limited (Bermuda), wholly owned subsidiary of ACL, both companies lease certain vessels not contributed to UABL, to be operated together with the UABL fleet. Additionally, Lonehort S.A., a shipping agent wholly owned by UABL, bills ship management fees for the

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

administration of the mentioned vessels. For the years ended December 31, 2003, 2002 and 2001, ship management fees paid to and accrued for Lonehort S.A. for such services amounted to 6,691, 6,599 and 7,346, respectively.

      The Company sold Venecia, a wholly owned subsidiary, to a related party, Windsor Financial Services Inc., at its book value with a remaining receivable balance of 1,234.

      As of December 31, 2003 the Company had a loan of 950 to UABL that was recorded in Due from affiliates. During the years ended December 31, 2003 and 2002 the Company outsourced freight from UABL for 42 and 835, respectively. Besides the expense recovery from UABL totaled 906 and 543 for the years ended December 31, 2003 and 2002 and the administrative services fees to UABL totaled 348 and 348 during the years ended December 31, 2003 and 2002, respectively.

      Pursuant to an agency agreement with Ultrapetrol S.A., I. Shipping Services S.A. has agreed to perform the duties of port agent for the Company in Argentina. For each of the years ended December 31, 2003, 2002 and 2001 the amounts paid and/or accrued for such services amounted to 100, 235 and 432, respectively.

11.	Major Customers and Concentrations of Credit Risk

a)     Major Customers

      As of December 31, 2003 revenues from three customers of the Company represented 19,777, 10,248 and 9,136, respectively, of the Company’s consolidated revenues.

      As of December 31, 2002 revenues from four customers of the Company represented 29,631, 13,242, 9,972 and 5,943, respectively, of the Company’s consolidated revenues.

      As of December 31, 2001 revenues from four customers of the Company represented 25,053, 15,301, 13,894 and 11,343, respectively, of the Company’s consolidated revenues.

b)     Concentrations of Credit Risk

      Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents, restricted cash, investment, accounts receivable, due from affiliates and other receivables.

      The financial institutions are located in Argentina, France and the United States and the Company’s cash management policy is designed to limit exposure to any one institution. As of December 31, 2003 the Company’s investment in HSBC was 101. Also the Company has restricted cash in Credit Agricole Indosuez for 1,147 and in All First Bank for 16,469.

      Concentrations of credit risk with respect to accounts receivable are limited due to the large number of entities comprising the Company’s customer base and their credit rating. As of December 31, 2003 the Company’s accounts receivables from four customers totaled 6,159 (including UABL and its subsidiaries for 2,551).

      As of December 31, 2003 the Company’s receivables from Windsor Financial Service Inc. amounted to 1,234.

      The Company does not require collateral for this or other receivables.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

12.	Other Receivables

      The breakdown of other receivables is the following:

	2003	2002

Current
Insurance claims recoverable	2,370	3,964
Tax recoverables	212	613
Windsor Financial Services Inc. note receivable	1,234	2,134
Other	808	105

	4,624	6,816

Noncurrent
Insurance claims recoverable	6,414	3,654

13.	Business and Geographic Segment Information

      The Company’s operations include only one business segment. For such reason, as of December 31, 2003, 2002 and 2001, no additional business segment information is disclosed.

      Ultrapetrol’s vessels and river barges operate on a worldwide basis and are not restricted to specific locations. Accordingly, it is not possible to allocate the assets of these operations to specific countries. In addition, the Company does not manage its operating profit on a geographic basis.

      Segment information, for the years ended December 31, 2003, 2002 and 2001, is as follows:

	For the Years Ended
	December 31,

	2003	2002	2001

Revenues(1)
Argentina	7,023	27,493	53,595
USA	21,507	—	—
Paraguay	365	10,864	13,741
Brazil	10,153	9,668	9,269
South and Central America/ Others	19,774	11,518	10,872
Africa	—	2,844	14,410
Asia	3,770	—	2,014
Europe	12,641	10,737	7,307

	75,233	73,124	111,208

(1)	Classified by port of charge

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

14.     Supplemental Disclosure of Cash Flow Information

      Interest and income taxes paid for the years ended December 31, 2003, 2002 and 2001 are as follows:

	For the Years Ended
	December 31,

	2003	2002	2001

Interest paid	14,983	15,641	13,408
Income taxes paid	182	108	—

15.	Claims Against Insurance Companies

      As of December 31, 2003 and 2002, the “Other receivables” account includes 8,784 and 7,618, respectively, related to claims against insurance companies. Claims for 6,500 have been made by the Company against the insurance companies regarding the repair expenses incurred to date for damage to some vessels in 2003.

      On April 18, 2003, the Alianza G1 suffered an accident in her main engine while the vessel was in transit from Argentina to Chile. The vessel arrived in Talcahuano (Chile) and following the engine manufacturer recommendations proceeded to repair the engine. The vessel’s crankshaft had been damaged and cracked but Sulzer considered that if cracks were only superficial the crankshaft could be repaired by grinding and polishing. Unfortunately, by May 30, 2003 the maximum allowance grinding of 7 mm had been completed and the crack continued. Further tests were carried out and it was determined that in one location the crack had a further depth of 12 mm. The engine manufacturers condemned the crankshaft and recommended that the vessel should replace the crankshaft by a new one in order to operate normally. This case resulted in total loss and the Company settled with its hull and machinery insurers for a total compensation of 1,900. As of December 31, 2003 the Company collected this amount.

      The “Other net (expense) income” account for the year ended December 31, 2003, includes 1,562 related to claims for loss of income (business interruption) corresponding to the Alianza G-1, Princess Eva and Princess Pia.

      The “Other net (expense) income” account for the year ended December 31, 2002, includes 1,760 related to claims for loss of income (business interruption) corresponding to the Alianza G-3, Princess Marisol, Princess Katherine and Princess Pia.

      The “Other net (expense) income” account for the year ended December 31, 2001 includes 1,145 related to claims for loss of income (business interruption) corresponding to the Alianza Campana and Princess Veronica.

16.	Treasury Stock

      On October 12, 2000 the Company through a wholly owned subsidiary, Avemar Holdings (Bahamas) Limited (“Avemar”), purchased 537,144 shares of the Company previously owned by Société Internationale D’Investissement S.A. (Bahamas) (“SII”). The nominal purchase price of said shares was 20,000, 8,000 of which was paid as of December 31, 2000 and the balance of which is payable 6,400 in 2001, 4,400 in 2002 and 1,200 in 2003. As of December 31, 2002 and 2001 the balance of 1,348 and 5,606 was disclosed in the “Other financial debt” account.

      As of December 31, 2003 and 2002, the Company recorded 20,332 in the “Treasury stock” account, 20,000 of which relates to the amount payable to SII and 332 relates to direct cost of acquisition.

17.	Summarized Financial Information of UABL

      As described in Note 3, the Company owns 50% of UABL Limited, which is accounted for by the equity method.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

      Summarized financial information of UABL Limited is presented below. This information is prepared in accordance with the Company’s accounting policies set out in Note 2. This summarized financial disclosure should be read in conjunction with the consolidated financial statements.

a)	Summarized Balance Sheets

	December 31,

	2003	2002

Current assets	12,311	6,888
Noncurrent assets	86,827	83,340

Total assets	99,138	90,228

Current liabilities	11,278	20,927
Noncurrent liabilities	22,497	8,205

Total liabilities	33,775	29,132
Shareholders’ equity	65,363	61,096

Total liabilities and shareholders’ equity	99,138	90,228

b)	Summarized Statements of Operations

	Year Ended December 31,

	2003	2002	2001

Revenues	60,260	47,060	56,581
Operating expenses	(54,537)	(48,712)	(60,113)

Operating income (loss)	5,723	(1,652)	(3,532)
Other income (expense), net	(1,359)	(1,013)	148

Income (loss) before tax on minimum presumed income and income tax	4,364	(2,665)	(3,384)
Recovery of tax on minimum presumed income	529	—	—
Tax on minimum presumed income	(3)	(200)	(725)
Income taxes	(623)	402	—
Settlement for tax contingency	—	—	(3,292)

Net income (loss) for the year	4,267	(2,463)	(7,401)

18.	Supplemental Guarantor Information

      As described in Note 6, the Notes are fully and unconditionally guaranteed by certain subsidiaries of the Company.

      The subsidiaries which offered their assets in collateral of the above mentioned indebtedness are: Ultrapetrol Argentina, Parfina, Imperial, Cavalier, Regal, Baldwin, Tipton, Kingsway, Plate Princess, Panpetrol, Oceanview, Kingly, Sovereign, Monarch, Noble and Oceanpar (“Guarantor Subsidiaries”).

      In addition, a restricted subsidiary is a nonguarantor subsidiary which owns a qualified substitute vessel. In the terms of the indenture, the term qualified substitute vessel is only used in connection with the tender of replacement

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

vessel upon the sale or loss of a mortgaged vessel, it has to be registered under the laws of a jurisdiction acceptable to institutional lenders and has an apprised value at least equal to the vessel for which it is being substituted.

      Supplemental condensed combining financial information for the Guarantor Subsidiaries is presented below. This information is prepared in accordance with the Company’s accounting policies set out in Note 2. This supplemental financial disclosure should be read in conjunction with the consolidated financial statements.

      Certain eliminations were made to conform the financial information to the financial statement presentation of Ultrapetrol Bahamas and its subsidiaries. The principal elimination entries relate to the financial current account balances among the Company, the Guarantor Subsidiaries and the Non- Guarantor Subsidiaries, and to the balances originated in bareboat charter transactions between the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries.

      Investments in the subsidiaries are accounted for by their parent company under the equity method of accounting only for the purpose of the supplemental combining presentation. Under the equity method, the value and earnings of subsidiaries’ undertakings are reflected in the parent company’s noncurrent assets and other income/ expenses accounts.

      Separate full financial statements of the Guarantor Subsidiaries are not included herein because the Company has determined that such financial statements do not provide any additional or relevant information to the investors.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

SUPPLEMENTAL CONDENSED COMBINING BALANCE SHEETS

AS OF DECEMBER 31, 2003

		Combined
		Guarantors That	Combined		Total
		Are Joint and	Non-	Consolidating	Consolidated
	Parent	Several	Guarantors	Adjustments	Amounts

	(Stated in thousands of U.S. dollar)
Current assets
Due from affiliates	94,252	5,624	839	(91,358)	9,357
Other current assets	1,174	12,268	16,723	(6,627)	23,538

Total current assets	95,426	17,892	17,562	(97,985)	32,895

Noncurrent assets
Property and equipment, net	—	64,528	56,275	—	120,803
Investment in affiliates	47,939	—	—	(22,210)	25,729
Other noncurrent assets	18,828	8,104	1,802	—	28,734

Total noncurrent assets	66,767	72,632	58,077	(22,210)	175,266

Total assets	162,193	90,524	75,639	(120,195)	208,161

Current liabilities
Due to affiliates	7	94,816	2,944	(96,112)	1,655
Other financial debt	3,367	—	7,095	—	10,462
Other current liabilities	26	4,014	1,358	(36)	5,362

Total current liabilities	3,400	98,830	11,397	(96,148)	17,479

Noncurrent liabilities
Long-term debt	135,000	—	—	(6,659)	128,341
Other financial debt, net of current portion	—	—	17,011	—	17,011

Total noncurrent liabilities	135,000	—	17,011	(6,659)	145,352

Total liabilities	138,400	98,830	28,408	(102,807)	162,831
Minority interests	—	—	—	16,716	16,716
Minority interests subject to put right	—	—	—	4,821	4,821
Shareholders’ equity	23,793	(8,306)	47,231	(38,925)	23,793

Total liabilities, minority interests and shareholders’ equity	162,193	90,524	75,639	(120,195)	208,161

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

SUPPLEMENTAL CONDENSED COMBINING BALANCE SHEETS

AS OF DECEMBER 31, 2002

		Combined
		Guarantors That	Combined		Total
		Are Joint and	Non-	Consolidating	Consolidated
	Parent	Several	Guarantors	Adjustments	Amounts

	(Stated in thousands of U.S. dollar)
Current assets
Due from affiliates	115,731	11,624	—	(114,109)	13,246
Other current assets	2,042	15,389	16,331	(7,755)	26,007

Total current assets	117,773	27,013	16,331	(121,864)	39,253

Noncurrent assets
Property and equipment, net	—	88,808	45,989	—	134,797
Investment in affiliates	54,234	—	—	(31,766)	22,468
Other noncurrent assets	3,075	11,431	2,522	—	17,028

Total noncurrent assets	57,309	100,239	48,511	(31,766)	174,293

Total assets	175,082	127,252	64,842	(153,630)	213,546

Current liabilities
Due to affiliates	1	111,912	10,450	(122,095)	268
Other financial debt	4,891	—	7,318	—	12,209
Other current liabilities	101	3,618	1,754	290	5,763

Total current liabilities	4,993	115,530	19,522	(121,805)	18,240

Noncurrent liabilities
Long-term debt	135,000	—	—	—	135,000
Other financial debt, net of current portion	—	—	21,785	—	21,785

Total noncurrent liabilities	135,000	—	21,785	—	156,785

Total liabilities	139,993	115,530	41,307	(121,805)	175,025
Minority interests	—	—	—	3,432	3,432
Shareholders’ equity	35,089	11,722	23,535	(35,257)	35,089

Total liabilities, minority interests and shareholders’ equity	175,082	127,252	64,842	(153,630)	213,546

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

		Combined
		Guarantors That	Combined		Total
		Are Joint and	Non-	Consolidating	Consolidated
	Parent	Several	Guarantors	Adjustments	Amounts

	(Stated in thousands of U.S. dollar)
Freight revenues	158	30,204	266	(4,141)	26,487
Hire revenues	—	29,375	20,223	(852)	48,746

Total revenues	158	59,579	20,489	(4,993)	75,233
Operating expenses	(1,152)	(61,063)	(12,917)	3,444	(71,688)

Operating profit	(994)	(1,484)	7,572	(1,549)	3,545
Other income/(expenses), net	(10,524)	(18,454)	401	15,032	(13,545)

Loss before income tax and minority interests	(11,518)	(19,938)	7,973	13,483	(10,000)
Income taxes	—	(158)	(27)	—	(185)
Minority interests	—	—	—	(1,333)	(1,333)

NET LOSS	(11,518)	(20,096)	7,946	12,150	(11,518)

SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2002

		Combined
		Guarantors That	Combined		Total
		Are Joint and	Non-	Consolidating	Consolidated
	Parent	Several	Guarantors	Adjustments	Amounts

	(Stated in thousands of U.S. dollar)
Freight revenues	—	24,196	1,781	(1,234)	24,743
Hire revenues	—	32,178	20,982	(4,779)	48,381

Total revenues	—	56,374	22,763	(6,013)	73,124
Operating expenses	(1,355)	(58,682)	(18,115)	6,241	(71,911)

Operating (loss) profit	(1,355)	(2,308)	4,648	228	1,213
Other income/(expenses), net	(12,498)	(12,575)	(1,034)	11,323	(14,784)

(Loss) income before income tax and minority interests	(13,853)	(14,883)	3,614	11,551	(13,571)
Income taxes	—	(122)	(28)	—	(150)
Minority interests	—	—	—	(132)	(132)

Net (loss) income	(13,853)	(15,005)	3,586	11,419	(13,853)

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

SUPPLEMENTAL CONDENSED COMBINING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2001

		Combined
		Guarantors That	Combined		Total
		Are Joint and	Non-	Consolidating	Consolidated
	Parent	Several	Guarantors	Adjustments	Amounts

	(Stated in thousands of U.S. dollar)
Freight revenues	—	65,723	7,944	—	73,667
Hire revenues	—	25,129	12,412	—	37,541

Total revenues	—	90,852	20,356	—	111,208
Operating expenses	(1,662)	(76,979)	(13,076)	—	(91,717)

Operating (loss) profit	(1,662)	13,873	7,280	—	19,491
Other income/(expenses), net	4,077	(13,138)	990	(8,615)	(16,686)

Income before income tax and minority interests	2,415	735	8,270	(8,615)	2,805
Income taxes	—	(335)	(55)	—	(390)
Minority interests	—	—	—	—	—

NET INCOME	2,415	400	8,215	(8,615)	2,415

SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF CASH FLOW

For the Year Ended December 31, 2003

		Combined
		Guarantors That			Total
		Are Joint and	Combined	Consolidating	Consolidated
	Parent	Several	Non-Guarantors	Adjustments	Amounts

	(Stated in thousands of U.S. dollar)
Net (loss) income	$(11,518)	$(20,096)	$7,946	$12,150	$(11,518)
Adjustments to reconcile net loss to net cash provided by operating activities	13,825	25,618	4,696	(12,150)	31,989

Net cash provided by operating activities	2,307	5,522	12,642	—	20,471
Net cash (used in) provided by investing activities	14,384	(4,092)	(16,577)	—	6,285
Net cash (used in) provided by financing activities	(16,644)	—	5,982	—	(10,662)

Net increase in cash and cash equivalents	$47	$1,430	$2,047	$—	$3,524

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

SUPPLEMENTAL CONDENSED COMBINING STATEMENT OF CASH FLOW

For the Year Ended December 31, 2002

		Combined
		Guarantors That			Total
		Are Joint and	Combined	Consolidating	Consolidated
	Parent	Several	Non-Guarantors	Adjustments	Amounts

	(Stated in thousands of U.S. dollar)
Net (loss) income	$(13,853)	$(15,005)	$3,586	$11,419	$(13,853)
Adjustments to reconcile net (loss) income to net cash provided by operating activities	17,699	20,838	1,262	(11,551)	28,248

Net cash provided by operating activities	3,846	5,833	4,848	(132)	14,395
Net cash (used in) provided by investing activities	403	(5,148)	(16,683)	—	(21,428)
Net cash (used in) provided by in financing activities	(4,490)	—	10,375	—	5,885

Net increase (decrease) in cash and cash equivalents	$(241)	$685	$(1,460)	$(132)	$(1,148)

SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF CASH FLOW

For the Year Ended December 31, 2001

		Combined
		Guarantors That			Total
		Are Joint and	Combined	Consolidating	Consolidated
	Parent	Several	Non-Guarantors	Adjustments	Amounts

	(Stated in thousands of U.S. dollar)
Net income	$2,415	$400	$8,215	$(8,615)	$2,415
Adjustments to reconcile net income to net cash provided by operating activities	11,184	521	1,943	8,751	22,399

Net cash provided by operating activities	13,599	921	10,158	136	24,814
Net cash (used in) investing activities	(10,250)	(3,883)	—	—	(14,133)
Net cash used in financing activities	(3,212)	—	(5,822)	—	(9,034)

Net (decrease) increase in cash and cash equivalents	$137	$(2,962)	$4,336	$136	$1,647

19.	Subsequent Events to the Date of the Auditors Report (Unaudited)

      On April 23, 2004 the Company acquired in a series of related transactions, through two wholly owned subsidiaries, from ACBL Hidrovias Ltd. the remaining 50% equity interest in UABL Limited that it did not own along with the fleet of 50 river barges and 7 river tug boats. The total purchase price paid in these transactions was 26.100, 17.700 of which were derived from the proceeds of previous vessels sales by the Company. The barges enter the Company’s fleet as a guarantee to the Notes (Note 6.a).

20.	Supplemental Guarantor Information for the New Notes

      On November 10, 2004, the Company offered $180 million 9% First Preferred Ship Mortgage Notes due 2014 (the “New Notes”). The net proceeds of the offering will be used to redeem all its outstanding Prior Notes

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

amounting to $122.6 million and the loans granted by DVB (America) N.V. and Deutsche Schiffsbank Atkiengesellschaft amounting to $17.6 million.

      The New Notes will be fully and unconditionally guaranteed on a joint and several senior basis by the following wholly owned subsidiaries of the Company, which offered their assets in collateral of the above mentioned indebtedness: Bayham Investments S.A., Baldwin Maritime Inc., Cavalier Shipping Inc., Corporacion de Navegacion Mundial S.A., Danube Maritime Inc., General Ventures Inc., Imperial Maritime Ltd. (Bahamas) Inc., Kattegat Shipping Inc., Kingly Shipping Ltd., Majestic Maritime Ltd., Massena Port S.A., Monarch Shipping Ltd., Noble Shipping Ltd., Oceanpar S.A., Oceanview Maritime Inc., Parfina S.A., Parkwood Commercial Corp., Princely International Finance Corp., Regal International Investments S.A., Riverview Commercial Corp., Sovereign Maritime Ltd., Stanmore Shipping Inc., Tipton Marine Inc., Ultrapetrol International S.A., Ultrapetrol S.A. and UP Offshore (Holdings) Ltd. (“Subsidiary Guarantors”).

      The Indenture provides that the New Notes and each of the Security Agreements, other than the Mortgages, are governed by, and construed in accordance with, the laws of the state of New York.

      Each of the mortgaged vessels is registered under either the Panamanian flag, or another jurisdiction with similar procedures. Although all of the Subsidiary Guarantors are outside of the United States.

      Supplemental condensed combining financial information for the Subsidiary Guarantors for the New Notes is presented below. This information is prepared in accordance with the Company’s accounting policies. This supplemental financial disclosure has been prepared on the same basis described in note 18, and should be read in conjunction with the consolidated financial statements.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

SUPPLEMENTAL CONDENSED COMBINING BALANCE SHEETS

As of December 31, 2003

	Ultrapetrol	Combined	Combined		Total
	(Bahamas)	Subsidiary	Non-Subsidiary	Consolidating	Consolidated
	Limited	Guarantors	Guarantors	Adjustments	Amounts

	(Stated in thousands of U.S. dollars)
Current assets
Due from related parties	$97,693	$—	$—	$(88,336)	$9,357
Other current assets	580	19,280	8,361	(4,683)	23,538

Total current assets	98,273	19,280	8,361	(93,019)	32,895

Noncurrent assets
Property and equipment, net	—	91,476	29,327	—	120,803
Investment in affiliates	45,092	—	—	(19,363)	25,729
Other noncurrent assets	18,828	9,176	730	—	28,734

Total noncurrent assets	63,920	100,652	30,057	(19,363)	175,266

Total assets	$162,193	$119,932	$38,418	$(112,382)	208,161

Current liabilities
Due to related parties	$7	$89,983	$—	$(88,335)	$1,655
Other financial debt	3,367	4,455	2,640	—	10,462
Other current liabilities	26	5,020	316	—	5,362

Total current liabilities	3,400	99,458	2,956	(88,335)	17,479

Noncurrent liabilities
Long-term debt	135,000	—	—	(6,659)	128,341
Other financial debt, net of current portion	—	10,300	6,711	—	17,011

Total noncurrent liabilities	135,000	10,300	6,711	(6,659)	145,352

Total liabilities	138,400	109,758	9,667	(94,994)	162,831
Minority interest	—	—	—	16,716	16,716
Minority interest subject to put rights	—	—	—	4,821	4,821
Shareholders’ equity	23,793	10,174	28,751	(38,925)	23,793

Total liabilities, minority interest and shareholders’ equity	$162,193	$119,932	$38,418	$(112,382)	$208,161

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

SUPPLEMENTAL CONDENSED COMBINING BALANCE SHEETS

As of December 31, 2002

	Ultrapetrol	Combined	Combined		Total
	(Bahamas)	Subsidiary	Non-Subsidiary	Consolidating	Consolidated
	Limited	Guarantors	Guarantors	Adjustments	Amounts

	(Stated in thousands of U.S. dollars)
Current assets
Due from related parties	$115,731	$333	$—	$(102,818)	$13,246
Other current assets	2,042	18,447	5,577	(59)	26,007

Total current assets	117,773	18,780	5,577	(102,877)	39,253

Noncurrent assets
Property and equipment, net	—	118,669	16,128	—	134,797
Investment in affiliates	54,234	—	—	(31,766)	22,468
Other noncurrent assets	3,075	13,953	—	—	17,028

Total noncurrent assets	57,309	132,622	16,128	(31,766)	174,293

Total assets	$175,082	$151,402	$21,705	$(134,643)	$213,546

Current liabilities
Due to related parties	$1	$102,546	$539	$(102,818)	$268
Other financial debt	4,891	5,470	1,848	—	12,209
Other current liabilities	101	4,303	1,359	—	5,763

Total current liabilities	4,993	112,319	3,746	(102,818)	18,240

Noncurrent liabilities
Long-term debt	135,000	—	—	—	135,000
Other financial debt, net of current portion	—	12,500	9,285	—	21,785

Total noncurrent liabilities	135,000	12,500	9,285	—	156,785

Total liabilities	139,993	124,819	13,031	(102,818)	175,025
Minority interest	—	—	—	3,432	3,432
Shareholders’ equity	35,089	26,583	8,674	(35,257)	35,089

Total liabilities, minority interest and shareholders’ equity	$175,082	$151,402	$21,705	$(134,643)	$213,546

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2003

	Ultrapetrol	Combined	Combined		Total
	(Bahamas)	Subsidiary	Non-Subsidiary	Consolidating	Consolidated
	Limited	Guarantors	Guarantors	Adjustments	Amounts

	(Stated in thousands of U.S. dollars)
Revenues	$158	$67,485	$7,710	$(120)	$75,233
Operating expenses	(1,152)	(66,781)	(3,875)	120	(71,688)

Operating profit	(994)	704	3,835	—	3,545
Other income/(expenses), net	(10,524)	(17,752)	(301)	15,032	(13,545)

Income before income tax and minority interest	(11,518)	(17,048)	3,534	15,032	(10,000)
Income taxes	—	(185)	—	—	(185)
Minority interest	—	—	—	(1,333)	(1,333)

Net income	$(11,518)	$(17,233)	$3,534	$13,699	$(11,518)

SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2002

	Ultrapetrol	Combined	Combined		Total
	(Bahamas)	Subsidiary	Non-Subsidiary	Consolidating	Consolidated
	Limited	Guarantors	Guarantors	Adjustments	Amounts

	(Stated in thousands of U.S. dollars)
Revenues	$—	$70,908	$2,216	$—	$73,124
Operating expenses	(1,355)	(68,949)	(1,607)	—	(71,911)

Operating (loss) profit	(1,355)	1,959	609	—	1,213
Other income/(expenses), net	(12,498)	(13,419)	(190)	11,323	(14,784)

Income (loss) before income tax and minority interest	(13,853)	(11,460)	419	11,323	(13,571)
Income taxes	—	(150)	—	—	(150)
Minority interest	—	—	—	(132)	(132)

Net (loss) income	$(13,853)	$(11,610)	$419	$11,191	$(13,853)

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2001

	Ultrapetrol	Combined	Combined		Total
	(Bahamas)	Subsidiary	Non-Subsidiary	Consolidating	Consolidated
	Limited	Guarantors	Guarantors	Adjustments	Amounts

	(Stated in thousands of U.S. dollars)
Revenues	$—	$111,208	$—	$—	$111,208
Operating expenses	(1,662)	(90,055)	—	—	(91,717)

Operating profit	(1,662)	21,153	—	—	19,491
Other income/(expenses), net	4,077	(12,148)	—	(8,615)	(16,686)

Income before income tax and minority interest	2,415	9,005	—	(8,615)	2,805
Income taxes	—	(390)	—	—	(390)
Minority interest	—	—	—	—	—

Net income	$2,415	$8,615	$—	$(8,615)	$2,415

SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF CASH FLOW

For the Year Ended December 31, 2003

	Ultrapetrol	Combined	Combined		Total
	(Bahamas)	Subsidiary	Non-Subsidiary	Consolidating	Consolidated
	Limited	Guarantors	Guarantors	Adjustments	Amounts

	(Stated in thousands of U.S. dollars)
Net income for the period	$(11,518)	$(17,233)	$3,534	$13,699	$(11,518)
Adjustments to reconcile net income to net cash provided by operating activities	13,825	28,293	3,570	(13,699)	31,989

Net cash provided by operating activities	2,307	11,060	7,104	—	20,471
Net cash (used in) provided by investing activities	14,384	(5,377)	(15,292)	—	(6,285)
Net cash (used in) provided by financing activities	(16,644)	(3,299)	9,281	—	(10,662)

Net increase (decrease) in cash and cash equivalents	$47	$2,384	$1,093	$—	$3,524

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Stated in thousands of U.S. dollars, except otherwise indicated)

SUPPLEMENTAL CONDENSED COMBINING STATEMENT OF CASH FLOW

FOR THE YEAR ENDED DECEMBER 31, 2002

	Ultrapetrol	Combined	Combined		Total
	(Bahamas)	Subsidiary	Non-Subsidiary	Consolidating	Consolidated
	Limited	Guarantors	Guarantors	Adjustments	Amounts

	(Stated in thousands of U.S. dollars)
Net income (loss) for the period	$(13,853)	$(11,610)	$419	$11,191	$(13,853)
Adjustments to reconcile net income (loss) to net cash provided by operating activities	17,699	17,443	4,429	(11,323)	28,248

Net cash provided by operating activities	3,846	5,833	4,848	(132)	14,395
Net cash (used in) provided by investing activities	403	(5,148)	(16,683)	—	(21,428)
Net cash (used in) provided by in financing activities	(4,490)	—	10,375	—	5,885

Net increase (decrease) in cash and cash equivalents	$(241)	$685	$(1,460)	$(132)	$(1,148)

SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF CASH FLOW

FOR THE YEAR ENDED DECEMBER 31, 2001

	Ultrapetrol	Combined	Combined		Total
	(Bahamas)	Subsidiary	Non-Subsidiary	Consolidating	Consolidated
	Limited	Guarantors	Guarantors	Adjustments	Amounts

	(Stated in thousands of U.S. dollars)
Net income for the period	$2,415	$8,615	$—	$(8,615)	$2,415
Adjustments to reconcile net income to net cash provided by operating activities	11,184	(7,694)	10,158	8,751	22,399

Net cash provided by operating activities	13,599	921	10,158	136	24,814
Net cash (used in) provided by investing activities	(10,250)	(3,883)	—	—	(14,133)
Net cash (used in) provided by financing activities	(3,212)	—	(5,822)	—	(9,034)

Net increase (decrease) in cash and cash equivalents	$137	$(2,962)	$4,336	$136	$1,647

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of

UABL LIMITED:

      We have audited the consolidated balance sheets of UABL LIMITED as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements of UABL LIMITED as of December 31, 2001, and for the year then ended were audited by other auditors who have ceased operations as a foreign associated firm of the Securities and Exchange Commission Practice Section of the American Institute of Certified Public Accountants and whose reported dated March 26, 2002, expressed an unqualified opinion on those statements.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of UABL LIMITED as of December 31, 2003 and 2002, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

PISTRELLI, HENRY MARTIN Y ASOCIADOS S.R.L.
Member of Ernst & Young Global

/s/ ENRIQUE C. GROTZ

ENRIQUE C. GROTZ
Partner

Buenos Aires, Argentina

March 1, 2004

      The following is a copy of the audit report previously issued by PISTRELLI, DIAZ Y ASOCIADOS (member of Andersen) in connection with UABL LIMITED’s December 31, 2001 and 2000 financial statements. This audit report has not been reissued by PISTRELLI, DIAZ Y ASOCIADOS in connection with this prospectus.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of

UABL LIMITED:

      We have audited the accompanying consolidated balance sheets of UABL LIMITED and its subsidiaries, a company incorporated under Bahamas legislation (the Company), as of December 31, 2001 and 2000, and the related consolidated statements of income (loss), changes in stockholders’ equity and cash flows for the year ended December 31, 2001 and for the period of October 24 (Inception date) to December 31, 2000. These statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing generally accepted standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UABL LIMITED as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the year ended December 31, 2001 and for the period of October 24 (Inception date) to December 31, 2000, in accordance with generally accepted accounting principles in the United States.

PISTRELLI, DIAZ Y ASOCIADOS
Member of Andersen

/s/ MARIANA FILAS

MARIANA FILAS
Partner

Buenos Aires, Argentina

March 26, 2002

UABL LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2003 AND 2002

	December 31,

	2003	2002

	(Stated in thousands
	of U.S. dollars,
	except par value and
	number of shares)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	710	321
Restricted cash	416	—
Investments	100	86
Accounts receivable, net of allowance for doubtful accounts of 47 and 265 in 2003 and 2002, respectively	5,171	2,386
Due from affiliates	2,001	353
Inventories	1,383	1,052
Prepaid expenses	292	645
Other receivables	1,890	1,450
Deferred tax asset	348	595

Total current assets	12,311	6,888

NONCURRENT ASSETS
Other receivables	109	96
Investments	—	100
Due from affiliates	2,467	2,229
Property and equipment, net	81,330	80,915
Restricted cash	1,281	—
Other assets	1,640	—

Total noncurrent assets	86,827	83,340

Total assets	99,138	90,228

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	3,020	1,781
Due to affiliates	5,021	15,496
Other payables	630	928
Current portion of long-term debt	1,955	2,111
Current portion of capital lease obligations	652	611

Total current liabilities	11,278	20,927

NONCURRENT LIABILITIES
Accounts payables and accrued expenses	55	—
Long-term debt, less current portion	21,567	6,678
Capital lease obligations, less current portion	875	1,527

Total noncurrent liabilities	22,497	8,205

Total liabilities	33,775	29,132

SHAREHOLDERS’ EQUITY
Common stock, $1 par value, 10,000 shares authorized, issued and outstanding	10	10
Additional paid-in capital	74,549	74,549
Accumulated deficit	(9,196)	(13,463)

Total shareholders’ equity	65,363	61,096

Total liabilities and shareholders’ equity	99,138	90,228

See accompanying notes.

UABL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2003, 2002 and 2001

	Year Ended December 31,

	2003	2002	2001

	(Stated in thousands of
	U.S. dollars)
REVENUE
Revenues from third parties	45,329	32,381	37,499
Revenues from related parties	896	895	4,027
Management fee from related parties	14,035	13,784	15,055

Total revenue	60,260	47,060	56,581

OPERATING EXPENSES(1)
Port expenses	(5,822)	(3,902)	(5,671)
Boat costs	(15,524)	(13,163)	(18,968)
Barge costs	(4,573)	(4,257)	(4,597)
Charter hire from related parties	(20,308)	(19,755)	(22,399)
Depreciation of property and equipment	(4,398)	(4,070)	(3,259)
Administrative and selling expenses	(3,912)	(3,565)	(5,219)

Total operating expenses	(54,537)	(48,712)	(60,113)

Operating income (loss)	5,723	(1,652)	(3,532)

OTHER INCOME (EXPENSES), net
Investment in affiliates	—	(99)	(83)
Interest expense	(1,414)	(997)	(282)
Foreign exchange gains	55	83	513

Total other income (expenses), net	(1,359)	(1,013)	148

Income (Loss) before tax on minimum presumed income and income tax for the year	4,364	(2,665)	(3,384)
Recovery of tax on minimum presumed income	529	—	—
Tax on minimum presumed income for the year	(3)	(200)	(725)
Income taxes	(623)	402	—
Settlement of tax contingency	—	—	(3,292)

Net income (loss) for the year	4,267	(2,463)	(7,401)

(1)	In addition to charter hires from related parties, operating expenses included 1,049, 1,206 and 3,226 in 2003, 2002 and 2001, respectively, related to charges from related parties.

See accompanying notes.

UABL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

For the Years Ended December 31, 2003, 2002 and 2001

		Additional
	Common	Paid-In	Accumulated
Balance	Stock	Capital	Deficit	Total

	(Stated in thousands of US dollars)
December 31, 2000	10	74,395	(3,599)	70,806
Additional paid-in capital	—	3,119	—	3,119
Net loss for the year	—	—	(7,401)	(7,401)

December 31, 2001	10	77,514	(11,000)	66,524
Spin off approved by the shareholders’ on August 15, 2002	—	(2,965)	—	(2,965)
Net loss for the year	—	—	(2,463)	(2,463)

December 31, 2002	10	74,549	(13,463)	61,096

Net income for the year	—	—	4,267	4,267

December 31, 2003	10	74,549	(9,196)	65,363

See accompanying notes.

UABL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2003, 2002 and 2001

	Year Ended December 31,

	2003	2002	2001

	(Stated in thousands of
	U.S. dollars)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) for the year	4,267	(2,463)	(7,401)
Adjustments to reconcile net income (loss) for the year to net cash provided by operating activities:
Depreciation of property and equipment	4,398	4,070	3,259
Amortization of other assets	202	—	—
Loss from investment in affiliates	—	99	83
Income from sales of property and equipment	—	—	(2)
Deferred tax	247	(595)	—
Changes in assets and liabilities, net:
(Increase) decrease in assets:
Accounts receivable	(2,785)	1,305	2,029
Due from affiliates	(1,678)	16,871	(16,811)
Inventories	(331)	413	96
Prepaid expenses	353	1,127	(1,157)
Other receivables	(423)	1,830	1,260
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	1,294	(1,259)	(4,055)
Due to affiliates	(9,759)	(12,498)	27,436
Other payables	(298)	119	(530)

Net cash (used in) provided by operating activities	(4,513)	9,019	4,207

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from property and equipment	8	597	53
Loans granted to related parties	(238)	(2,158)	—
Investment in certificate of deposit	86	(186)	607
Purchases of property and equipment	(4,821)	(7,699)	(17,145)
Investment in affiliate	—	—	(2,461)

Net cash used in investing activities	(4,965)	(9,446)	(18,946)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in restricted cash	(1,697)	—	—
Proceeds from issuance of long-term debt	16,800	5,594	10,100
Repayment of long-term debt and capital lease obligation	(2,678)	(4,497)	(270)
Repayment of loans due to related parties	(716)	(455)	—
Costs incurred to issue long-term debt	(1,842)	—	—
Capital contribution	—	—	3,119

Net cash provided by financing activities	9,867	642	12,949

Net increase (decrease) in cash and cash equivalents	389	215	(1,790)
Cash and cash equivalents at beginning of year	321	106	1,896

Supplemental cash flow information:
Interest paid	1,048	715	57
Income taxes paid	328	100	569

See accompanying notes.

UABL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Stated in thousands of U.S. dollars, except where indicated)

1)	Corporate Organization and Nature of Operations

Organization

      ACBL Hidrovías Ltd. (“ACBLH”), a subsidiary of American Commercial Lines LLC (“ACL”), and UP River (Holdings) Ltd. (“UP River”), a Bahamian corporation and a subsidiary of Ultrapetrol (Bahamas) Limited (“Ultrapetrol”), individually and through their subsidiaries, owned certain vessels, land-based assets, permits and contracts of affreightment, which they used to operate a river transportation business on the Parana, Paraguay and Uruguay Rivers in Argentina, Bolivia, Brazil, Paraguay and Uruguay.

      The respective Boards of Directors of ACBLH and UP (collectively, the “Parties”) decided to combine the businesses of ACBLH and UP River into a new business entity, UABL Limited (“the Company” or “UABL Limited”), and for that purpose executed a Consolidation Agreement (“the Consolidation Agreement”) on October 18, 2000 (the “Closing Date”). As a result of the business combination, the Company was organized and registered as a Bahamian corporation on October  18, 2000. The Company has an authorized capital stock of 10,000 shares, with a par value of $1 per share and is owned equally by UP and ACBLH and its affiliates. These contributions were recorded at the historical cost basis of the related entities or assets.

      On the Closing Date and in accordance with the Consolidation Agreement, UABL S.A. (“UABL SA”; formerly ACBL Hidrovias S.A.), under Argentinean legislation and UP River, under Bahamian legislation, were contributed to the Company by ACBLH and UP River, respectively. Additionally, the parties contributed equipment, cash and certain time charter contracts involving certain vessels to the Company on the Closing Date.

      Lonehort S.A. (“Lonehort”) a ship management company serving the boats, barges and other marine equipment of the Company was created in October 2000. UABL Limited is its sole shareholder (100% interest).

      As of December 31, 2003, 2002 and 2001 the consolidated financial statements include the accounts of the Company and its subsidiaries described as follows:

Company	Origin	2003	2002	2001

Thurston Shipping Inc. (“Thurston”)	Panamanian	100%	100%	100%
UABL S.A.	Argentinian	100%	100%	100%
Sernova S.A. (“Servova”)	Argentinian	100%	100%	100%
UABL Paraguay S.A. (“UABL Paraguay”)	Paraguayan	100%	100%	100%
Riverpar S.A. (“Riverpar”)	Paraguayan	100%	100%	100%
Yataití S.A. (“Yataití”)	Paraguayan	100%	100%	100%
ACBL del Paraguay S.A. (“ACBL del Paraguay”)	Paraguayan	100%	100%	100%
Corydon International S.A.	Uruguayan	100%	—	—
Cedarino S.L.	Spain	100%	—	—
UABL International S.A. (“UABL International”)	Panamanian	100%	100%	100%
Lonehort S.A. (“Lonehort”)	Panamanian	100%	100%	100%
UABL Barges (Panama) Inc. (“UABL Barges”)	Panamanian	100%	100%	—
Blueroad Finance Inc. (“Blueroad”)	Panamanian	100%	—	—
Arlene Investment Inc.	Panamanian	100%	—	—
Marnave S.R.L. (“Marnave”)	Paraguayan	100%	—	—

UABL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Stated in thousands of U.S. dollars, except where indicated) — (Continued)

Recent Developments

Argentina

      Approximately 14% of the Company’s revenues are generated from its Argentine subsidiaries which also hold approximately 41% of the consolidated assets of the Company. Argentina has undergone major economic, political and social changes in the last several years, including significant economic changes in December 2001 and throughout 2002. Most importantly, in January 2002 the government eliminated the prior convertibility law which had been in place since 1991 through which the Argentine peso was traded at one peso per U.S. dollar. Beginning in February 2002 the government established a single market for all foreign exchange transactions at a single free-floating exchange rate. Subsequent to this change the Argentine peso devalued significantly.

      However, since the end of the third quarter 2002 Argentine’s economy has shown signs of stabilization.

      In 2003, the Argentine economy grew at a rate of approximately 8 percent and as of December 31, 2003 the peso was trading on one U.S. dollar per 2.91 pesos.

      In addition to the above changes the government also converted all debts denominated in U.S. dollars or other foreign currencies in the financial system to pesos at the exchange rate of one peso per US$1.00. There were also various other banking and foreign payment restrictions which were substantially lifted in 2002.

      The majority of the Argentine subsidiary’s revenues are denominated and collected in U.S. dollars. In addition, the Company does not have financial loans denominated in pesos in Argentina. Accordingly, the above economic changes in Argentina did not significantly adversely affect the Company. The most significant impact related to the reduction of the U.S. dollar equivalent value of the Company’s peso denominated operating expenses.

      Notwithstanding the above, the Argentine government continues to make changes in the country which could affect the Company’s Argentine operations.

Paraguay

      Approximately 28% of the Company’s revenues are generated from its Paraguayan subsidiaries which also hold approximately 26% of the consolidated assets of the Company. Paraguay has undergone certain economic, political and social changes in the last several years.

      The majority of the Paraguayan subsidiaries’ revenues are denominated and collected in U.S. dollars. In addition, the Company does not have financial loans denominated in guaraní in Paraguay. Accordingly, the above economic changes in Paraguay did not significantly adversely affect the Company. The most significant impact related to the reduction of the U.S. dollar equivalent value of the Company’s guarani denominated operating expenses.

      Notwithstanding the above, future economic changes in Paraguay could affect the Company’s subsidiaries and operations in this country.

2)	Significant Accounting Policies

a)	Basis of Presentation and Principles of Consolidation

      The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”).

      The consolidated financial statements include the accounts of the Company and its subsidiaries all of which are wholly-owned. Significant intercompany accounts and transactions have been eliminated in consolidation.

UABL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Stated in thousands of U.S. dollars, except where indicated) — (Continued)

b)	Foreign-Currency Remeasurement

      The Company uses the US dollar as its functional currency. The majority of the Company’s sales are billed and collected in U.S. dollars and all financing is in U.S. dollars.

      All monetary assets and liabilities not denominated in US dollars have been remeasured into US dollars using the exchange rates in effect at the balance sheet date. Operations statement amounts have been translated using the average exchange rate for each month. Gains or losses resulting from foreign currency measurements are included in the operations statement for the same year.

c)	Investments

      As of December 31, 2003 and 2002, this account includes a certificate of deposit in Citibank N.A., Paraguay.

d)	Other Receivables

      This account mainly includes claims receivables, tax credits for VAT and income tax withholdings as of December 31, 2003 and 2002.

e)	Inventories

      This account includes fuel and spare parts, which were accounted for at the lower of cost or market. The amounts for each item were as follows:

	2003	2002

Spare parts	676	696
Fuel	707	356

Total	1,383	1,052

f)	Prepaid Expenses

      This account includes prepaid insurance, charter expenses and advances to suppliers.

g)	Property and Equipment

      Property and equipment, which is principally comprised of river barges, tug boats and river equipment is stated on the basis of cost. This cost includes the purchase price and all directly attributable costs for the asset to be in working condition. Maintenance and repair costs are expensed as incurred.

      The barges and tug boats are considered to have useful lives of 35 years from the date on which they were built. The depreciation amount is calculated net of the estimated scrap value of the barges and tug boats at the date they were built. River equipment is considered to have a useful life of 15 years. Depreciation for all property and equipment is recorded by the straight-line method over the estimated useful lives of the related assets.

      Long-lived assets are reviewed for impairment in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets”, whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset.

UABL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Stated in thousands of U.S. dollars, except where indicated) — (Continued)

h)	Accounts Payable and Accrued Expenses

      This account mainly includes payables to agents and suppliers.

i)	Other Payables

      This account mainly includes salaries, social security payables, taxes payable and accruals.

j)	Revenue Recognition

      Barge transportation revenues are recognized daily as earned from charters over the period of the respective agreements.

k)	Use of Estimates

      The preparation of the consolidated financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect reported amounts in the consolidated financial statements and accompanying notes. Actual results could differ from those estimated.

l)	Balances of Long-Term Debt as of December 31, 2003 and 2002 are as Follows:

			Nominal Value

			Current

	Financial	Agreement		Accrued	Non
Company	Institution/Other	Year	Principal	Expenses	Current	Total	Average Rate

UABL Barges	IFC — Tranche A	2002	—	21	8,400	8,421	LIBOR + 3,75%
UABL Barges	IFC — Tranche B	2002	—	7	2,800	2,807	LIBOR + 3,50%
UABL Barges	KfW	2003	—	15	5,600	5,615	LIBOR + 3,50%
UABL Paraguay	Citibank S.A.	2001	247	—	1,482	1,729	LIBOR + 2,75%
UABL Paraguay	Citibank S.A.	2002	64	—	—	64	5,00%
UABL Limited	Transamérica Leasing Inc.	2001	1,601	—	3,285	4,886	8,00%

Total 2003			1,912	43	21,567	23,522

Total 2002			2,111	—	6,678	8,789

      The long-term debt is due in the following years succeeding December 31, 2003:

Year	Amount

2004	1,955
2005	4,860
2006	4,679
2007	3,127
2008	3,127
Thereafter	5,774

23,522

m)	Comprehensive Income:

      According to SFAS No. 130, the Company is required to disclose separately the changes in shareholders’ equity, other than net income (loss) and transactions with shareholders, defined as other comprehensive income.

UABL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Stated in thousands of U.S. dollars, except where indicated) — (Continued)

The Company has no items of other comprehensive income to report. The comprehensive income only includes the net income (loss) for the year.

n)	Fair Value of Financial Instruments:

      In accordance with Statement of Financial Accounting Standards (SFAS) No 107 “Disclosures about fair value of financial instruments”, the fair value of the Company’s assets and liabilities considered to be financial instruments have been valued at the discounted amount of future cash flows at market interest rates current available to the Company for credits/loans with similar terms. The fair value of the Company’s financial instruments approximates carrying value.

o)	Cash and Cash Equivalents:

      Cash and cash equivalents include highly-liquid, temporary cash investments with original maturities of three months or less when purchased.

p)	Allowance for Doubtful Accounts

      Changes in allowance for doubtful accounts for the years ended December 31, 2003, 2002 and 2001 are as follows:

	December 31,

	2003	2002	2001

Balance at January 1,	265	312	355
Provision	29	108	312
Amounts written off	(222)	(110)	(355)
Amounts recovered	(25)	(45)	—

Balance at December 31,	47	265	312

UABL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Stated in thousands of U.S. dollars, except where indicated) — (Continued)

3)	Property and Equipment

      The capitalized cost of property and equipment and the related accumulated depreciation as of December 31, 2003 and 2002 is as follows:

	December 31,

	2003	2002

Boats and tug boats	9,703	7,978
Barges	80,999	77,731
Improvements in third parties’ assets	2,731	2,691
Vehicles	56	89
Equipment	3,529	3,443
Furniture & fixtures	997	981
Land & operating base	2,758	2,730
Work in progress	63	126
Prepayment to suppliers	—	281

	100,836	96,050
Less accumulated depreciation	(19,506)	(15,135)

Total	81,330	80,915

4)	Spin-off of Equity Investment

      In 2002 the shareholders of UABL Limited decided to spin-off their equity interest in OTS SA and Puertos del Sur SA to UABL Terminals. UABL Terminals is owned by the same ultimate shareholders as UABL Limited. Accordingly, since the transaction was between entities under common ownership, the transaction was accounted for at historical cost and no gain or loss was recognized.

      These investments were accounted for by the equity method in 2002 and 2001.

5)	Commitments and Contingencies

a)	Consolidation Agreement

      According to the provisions of the Consolidation Agreement, UABL Limited shall not be obligated or become liable for any obligation or liability, known or unknown, fixed, contingent or otherwise of UP, UP River or the Subsidiaries of UP and ACBLH, UABL SA, arising prior to October 24, 2000 in connection with any vessel, or any vessel chartered to UABL Limited, in connection with or arising out of or resulting events occurring prior to that date, without limitation, any liability arising in connection with any environmental liabilities, legal violations, litigation, employee claims, loan agreements or other indebtedness, any tax, or any other liabilities, obligations, or exception to any representation or warranty. UABL Limited shall not assume, and UP and ACBLH shall severally indemnify UABL Limited against such liabilities.

      In addition, pursuant to the mentioned Consolidation Agreement, all claims, severance benefits, costs, and other expenses, social security taxes, charges and contributions and other costs incurred by UABL SA or UP River, or subsidiary of UP River, in connection with an employee employed by the Company and subsequently terminated by the Company shall be paid by the Company to, or on behalf of ACBLH or UP, as the case may be; provided, that the maximum amount that the Company shall be required to pay to or on behalf of parent companies in respect of

UABL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Stated in thousands of U.S. dollars, except where indicated) — (Continued)

any of the mentioned costs in the aggregate, shall be 1,800. ACBLH and UP agreed to fully indemnify the Company against such liabilities over the mentioned amount.

      During 2000 the Argentine tax authority served a notice to UABL SA with the purpose of verifying the latter’s compliance with transfer pricing regulations for transactions with related companies for the period prior to the organization of UABL Limited, i.e. during 1996, 1997, 1998 and 1999, among other things.

      In light of the above, during 2001 the Company amended its income tax returns for the above-mentioned years charging a loss of 3,292 to UABL SA’s income statement (consisting of a tax loss of 2,270, interest expense for 1,487 and a gain on the sale of government bonds of 465). In compliance with the contract provision described above, ACBLH compensated UABL Limited in the amount of 3,119 causing a net decrease of 173, in the shareholders equity.

      According to US GAAP, this compensation was accounted for as additional paid-in capital and was not offset against the loss generated by the tax liability.

b)	Leases

      The Company leases a boat and sixteen barges under capital leases until 2006.

      Property and equipment includes the following amounts for leases that have been capitalized at December 31, 2003 and 2002:

	December 31,

	2003	2002

Boat	1,543	1,543
Barges	2,518	2,518

	4,061	4,061
Less accumulated depreciation	(391)	(168)

	3,670	3,893

      The Company recorded depreciation expense in the amount of 223 and 168 on assets recorded under capital leases for the year ended December 31, 2003 and 2002.

      Under the charter agreements entered into by the parties, both UP and ACBLH lease certain vessels which were not contributed to the Company through the Consolidation Agreement. These operating leases expire in 2008.

      The Company recorded charter hire expenses to related parties of 20,308, 19,755 and 22,399 for the years ended December 31, 2003, 2002 and 2001, respectively.

UABL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Stated in thousands of U.S. dollars, except where indicated) — (Continued)

      Future minimum payments under capital leases and noncancelable operating leases with initial terms of one year or more consisted of the following as of December 31, 2003:

	Capital	Operating Leases —
	Leases	Related Parties

2004	732	20,995
2005	732	20,995
2006	183	20,995
2007	—	20,995
2008	—	10,469

Total minimum lease payments	1,647	94,449
Amount representing interest	(120)

Present value of net minimum lease payments (including current portion of 652)	1,527

c)	Other

      10% of the Company’s employees are covered by a collective bargaining agreement.

d)	Contingencies

      The Company is subject to legal proceedings, claims and contingencies arising in the ordinary course of business. When such amounts can be estimated and are probable, management accrues the corresponding liability. While the ultimate outcome of lawsuits or other proceedings against the Company cannot be predicted with certainty, management does not believe the costs of such actions will have a material effect on the Company’s consolidated financial position or results of operations.

6)	Income Taxes

      As the earnings from shipping operations of UABL International and Thurston are derived from sources outside of Panama, such earnings are not subject to Panamanian taxes.

      UABL Paraguay, ACBL del Paraguay, Yataiti and Riverpar are subject to Paraguayan corporate income taxes. UABL SA and Sernova are subject to Argentine corporate income taxes.

      In Argentina the tax on minimum presumed income (“TOMPI”) supplements income tax since it applies a minimum tax on the potential income from certain income generating-assets at a 1% tax rate. The Company’s tax obligation in any given year will be the higher of these two tax amounts. However, if in any given tax year tax on minimum presumed income exceeds income tax, such excess may be computed as payment on account of any excess of income tax over TOMPI that may arise in any of the ten following years.

      The Company accounts for income taxes under the liability method in accordance with SFAS No. 109 “Accounting for Income Taxes”.

      Under this method, deferred tax assets and liabilities are established for temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities at each year end. Deferred tax assets are recognized for all temporary items and an offsetting valuation allowance is recorded to the extent that it is not more likely than not that the asset will be realized.

UABL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Stated in thousands of U.S. dollars, except where indicated) — (Continued)

      UABL Limited’s pre-tax income for the years ended December 31, 2003, 2002 and 2001 was taxed in foreign jurisdictions (Argentina and Paraguay).

      The provision (benefit) for income taxes (which includes TOMPI) is comprised of:

	For the Year Ended
	December 31,

	2003	2002	2001

Current
Argentina	3	211	725
Paraguay	376	182	—

Total current	379	393	725

Deferred
Argentina	244	(464)	—
Paraguay	3	(131)	—

Total deferred	247	(595)	—

Total	626	(202)	725

      Reconciliation of the tax (benefit) provision to taxes calculated based on the statutory tax rates is a follows:

	For the Year Ended
	December 31,

	2003	2002	2001

Pre-tax income (loss)	4,364	(2,665)	(3,384)
Statutory tax rate	35%	35%	35%

Tax provision (benefit)	1,527	(933)	(1,184)
Sources not subject to income tax at the statutory rate	(541)	1,672	609
(Decrease) Increase in valuation allowance	(1,095)	(2,966)	575
Effects of foreign exchange changes related to Argentine subsidiary	732	1,825	—
Tax on minimum presumed income	3	200	725

Income tax provision (benefit)	626	(202)	725

      As of December 31, 2003 UABL SA had accumulated net operating loss carryforwards (“NOLs”) totaling 363 that expire 346 in 2005 and 17 in 2006. The use of the NOLs will depend upon future taxable income in UABL SA in Argentina.

      As of December 31, 2003, UABL SA had a credit related to TOMPI of 704 which expires 163 in 2010, 154 in 2011, 212 in 2012 and 175 in 2013.

UABL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Stated in thousands of U.S. dollars, except where indicated) — (Continued)

      In addition, ACBL del Paraguay had NOLs of 85 that expire in 2005.

	2003	2002

Deferred tax assets
NOLs	448	1,663
Due to affiliate	113	116
TOMPI credit	—	162
Property and equipment	38	—
Other, net	106	6

Total deferred assets	705	1,947
Deferred tax liabilities
Property and equipment	283	257
Other, net	74	—

	357	257
Valuation allowance	—	(1,095)

Net deferred assets	348	595

7)	Related-Party Transactions

      As of December 31, 2003 and 2002 the balances from related parties were as follows:

Accounts Receivable from Related Parties

	2003	2002

Current:
Ultrapetrol SA	—	10
Ultrapetrol (Bahamas) Ltd.	164	—
Parfina SA	356	61
Oceanmarine	177	194
ACBLH(1)	25	10
Oceanpar	—	18
Princely International Finance Corp. and its wholly-owned subsidiaries	1,042	—
UABL Terminals Ltd.	154	60
Puerto del Sur S.A.	83	—
OTS S.A.	—	—

	2,001	353

(1)	This entity is a subsidiary of ACL who is a 50% shareholder of the Company. See note 14 related to significant events at ACL.

UABL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Stated in thousands of U.S. dollars, except where indicated) — (Continued)

	2003	2002

Noncurrent:
Loans due from related parties
OTS SA(1)	187	173
Puerto del Sur SA(3)	2,280	2,056

	2,467	2,229

Accounts payable to related parties
Mansan SA	201	201
Ultrapetrol SA	110	678
Princely International Finance Corp. and its wholly-owned subsidiaries	1,678	3,682
ACBLH(2)	569	5,372
Oceanpar SA	314	1,777
Oceanmarine	1	63
Parfina	248	555
Louisiana Dock Company LLC	—	552

	3,121	12,880

Loans due to related parties(1)
ACBLH(2)	950	1,375
Ultrapetrol (Bahamas) Ltd.	950	1,101
Ultrapetrol SA	—	140

	1,900	2,616

	5,021	15,496

(1)	These loans accrue no interest and have no maturity date.

(2)	This entity is a subsidiary of ACL who is a 50% shareholder of the Company. See note 14 related to significant events at ACL.

(3)	This loan accrues interest at a nominal interest rate of 7% per year, payable semiannually. The principal will be repaid in 8 equal semiannual installments, beginning on June 30, 2006.

UABL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Stated in thousands of U.S. dollars, except where indicated) — (Continued)

      For the years ended December 31, 2003, 2002 and 2001, the transactions with related parties were as follows:

	2003	2002	2001

Revenues from related parties
Parfina SA	—	424	1,777
Oceanpar SA	42	411	1,470
Ultrapetrol SA	—	—	449
Oceanmarine	854	60	331

Total	896	895	4,027

Management fee revenue
ACBLH(1)	7,344	7,185	7,709
Ultrapetrol (Bahamas) Ltd.	912	912	913
Princely International Finance Corp. and its wholly owned subsidiaries	5,779	5,687	6,433

Total	14,035	13,784	15,055

Total revenues from related parties	14,931	14,679	19,082

Operating expenses
ACBLH(1)	10,263	10,097	11,539
Oceanpar SA	1,694	1,537	107
Mansan SA	1,205	1,205	1,432
Ultrapetrol SA	667	621	154
Parfina SA	639	543	800
Lousiana Dock Company LLC(1)	7	—	355
Oceanmarine SA	4	13	318
Princely International France Corp. and its wholly owned subsidiaries	6,530	6,945	10,920
Ultrapetrol (Bahamas) Ltd.	348	—	—

Total	21,357 (2)	20,961 (2)	25,625	(2)

Cash (paid) from related parties related to loans due to related parties
Ultrapetrol SA	(140)	140	—
Ultrapetrol (Bahamas) Ltd.	(151)	(620)	1,721
ACBLH(1)	(425)	25	1,950

Total	(716)	(455)	3,671

(1)	These entities are subsidiaries of ACL who is a 50% shareholder of the Company. See note 14 related to significant events at ACL.

(2)	Includes 20,308, 19,755 and 22,399 as of December 31, 2003, 2002 and 2001, respectively, related to the hire of certain vessels according to the Charter Party Agreement dated as of October 24, 2000 and 1,049, 1,206 and 3,226 related to expense recovery and administrative services fees.

UABL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Stated in thousands of U.S. dollars, except where indicated) — (Continued)

	2003	2002	2001

Cash paid to related parties related to loans due from related parties
OTS SA	14	102	71
Puerto del Sur SA	224	2,056	—

Total	238	2,158	71

Property, spare parts and equipment acquisitions from related parties
Oceanmarine SA	—	49	—
Louisiana Dock Company LLC(1)	15	721	790

	15	770	790

Management Fee Revenue

      Management fee relates to compensation for crew, maintenance and operation of certain vessels related to Ship Management Agreements dated as of October  24, 2000, between Lonehort S.A., ACBLH and Ultrapetrol Bahamas Ltd.

      These agreements have a period of three years since October 24, 2000 and can be extended at the option of ACBLH and Ultrapetrol Bahamas Ltd. for an additional three years and afterwards, an additional two years. The management fees are stipulated in the related contracts for each specific vessel.

Charter Party Agreements

      The Company and its subsidiaries entered into Charter Party Agreements with ACBLH and Ultrapetrol Bahamas Ltd. and its subsidiaries. These agreements have a period of three years since October 24, 2000, which is renewable at the owners’ option for all or part of the vessels included in the agreements for a further three years after which the owner has a further option to renew for two more years.

      Under these agreements the Company and its subsidiaries pay a daily rate which is specific to stated vessels.

Expenses Recovery and Administrative Service Fees

      The Company’s shareholders charged the Company certain expenses in 2003, 2002 and 2001 related to cost-sharing functions for legal, insurance and administrative areas. There is no formal written agreement related to these charges.

8)     Restricted Cash

      As of December 31, 2003, 416 has disclosed in current assets related to interest to be paid by the Company to IFC and KfW on June 15, 2004, which, under the terms and conditions of the loan, should be deposited with the trustee account open therefor.

      As of December 31, 2003, 1,281 has disclosed in noncurrent assets is related to disbursements by the IFC and the KfW, which, under the terms and conditions of the loan agreement, should only be used to acquired property and equipment.

UABL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Stated in thousands of U.S. dollars, except where indicated) — (Continued)

9)     Business and Geographic Segment Information

      The Company’s operations include only one business segment river transportation services in South America. For such reason, as of December 31, 2003, 2002 and 2001, no additional business or geographic segment information is disclosed.

10)     Purchase of Barges and Pledged Assets

      In November 2001, ACBL del Paraguay acquired from Transamerica Leasing Inc. twenty-four dry-cargo barges under a Paraguayan flag with a gross tonnage of 1,500 tons each. The barges were built in 1998 and 1999. Together with the barges the Company also acquired a tug boat. The tug boat has a Paraguayan flag and was built in 1999.

      The transaction was closed in the total amount of 11,100 payable as follows: a down payment of 3,100 and a 8,000 Transamerica Ltd loan repayable in 60 monthly installments of 161, which include interest at a 7,94% annual rate. As of December 31, 2003 this debt totaled 4,885 (including the current portion of 1,601) and is due in the following years succeeding December 31, 2003: 1,601 in 2004, 1,733 in 2005 and 1,552 in 2006.

      The transaction was secured with a mortgage in favor of Transamerica Leasing Inc. covering the full value of the assets acquired. As of December 31, 2003 and 2002 the net book value of these assets was 10,414 and 10,739.

      ACBL del Paraguay and UABL Limited committed, among other things, to preserve its corporate existence, to respect all the laws and applicable regulations, to maintain and preserve all its properties, not to enter into any merger transaction, consolidation or liquidation, not to change the terms and conditions of vessels management, not to dispose of a significant part of its assets or business, not to assume any debt, excluding those related with the ordinary course of business, to be responsible for the management and operation of vessels and to limit the distribution of dividends in the event of default.

      In December 2001, UABL Paraguay acquired from Citibank N.A. Paraguay seven dry-cargo barges with Paraguayan flag with a gross tonnage of 1,500 tons each. The barges were built in 1997 and 1998.

      The transaction was closed in the total amount of 2,100 payable in 17 semiannual installments. The first installment was paid in December 2002. Interest accrues at LIBOR (London interbank offered rate) plus 275 bp. As of December 31, 2003 the debt totaled 1,729 (including the current portion of 247) and the maturities for the years subsequent to December 31, 2003 are 247 in each year for the years 2004 through 2008 and 494 thereafter.

      This transaction was secured with a mortgage in favor of Citibank N.A. Paraguay on the assets acquired and on other barges owned by UABL Paraguay as a credit enhancement. As of December 31, 2003 the net book value of these assets is 2,009.

11)     Major Customers and Concentrations of Credit Risk

a)     Major Customers

      For the year ended December 31, 2003 revenues from four Company customers represented 13,442, 7,344, 6,691 and 5,640, of UABL’s consolidated revenues.

      For the year ended December 31, 2002 revenues from four Company customers represented 9,807, 7,494, 6,599, and 4,101 of UABL’s consolidated revenues.

      For the year ended December 31, 2001 revenues from three Company customers represented approximately 6,433, 7,709 and 10,304 of UABL’s consolidated revenues.

UABL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Stated in thousands of U.S. dollars, except where indicated) — (Continued)

b)     Concentrations of Credit Risk

      Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, investment, accounts receivable and other receivables.

      The financial institutions are located in Argentina, Paraguay and the United States and the Company’s cash management policy is designed to limit exposure to any one institution. As of December 31, 2003 and 2002 the Company’s investment in certificates of deposit was 100 and 186.

      Concentrations of credit risk with respect to accounts receivable are limited due to the large number of entities comprising the Company’s customer base and their credit rating.

      As of December 31, 2003 the company’s receivables from OTS SA and Puerto del Sur SA totaled 187 and 2,363 (including a current portion of 83).

      As of December 31, 2002 the Company’s receivables from OTS SA and Puerto del Sur SA amounted to 2,229. The Company does not require collateral for these receivables.

12)     Claims Against Insurance Companies

      As of December 31, 2003 and 2002, the “Other receivables” account includes 396 and 814 in claims against insurance companies.

      The “Other revenues” account for the year ended December 31, 2003 includes 264 in compensation received from insurers.

      The “Other revenues” account for the year ended December 31, 2002, includes 500 in compensation received from insurers in connection with an accident including the Pueblo Esther tug boat during the year. As December 31, 2002 this amount was fully collected.

      In addition, the “Other revenues” account for the year ended December 31, 2001 includes 687 related to claims for loss of income (business interruption) corresponding to the Alianza Rosario and San Pedro tug boats.

13)     IFC and KfW Loan Agreements

      On December 17, 2002, UABL Barges signed a loan agreement with the International Financial Corporation (IFC) amounting to 20,000.

      This loan is divided into two tranches:

—	Tranche A, amounting to 15,000, is payable in 14 semiannual installments of 1,071 each, beginning on June 15, 2005 and ending on December 15, 2011. This loan shall accrue interest at LIBOR plus 3.75% per year.

—	Tranche B, amounting to 5,000, is payable in 10 semiannual installments of 500 each, beginning on June 15, 2005 and ending on December 15, 2009. This loan shall accrue interest at LIBOR plus 3.50% per year.

      As of December 31, 2003 the Company has received disbursements for 11,200. The funds must be disbursed before May 31, 2005. The Company must pay a fee of 0.50% per annum on the unused portion of the loan on a semiannually basis.

      In addition, on February 27, 2003, the Company signed a loan agreement with Kreditanstalt für Wiederaufbau (KfW) amounting to 10,000.

      This loan shall be payable in 10 semiannual installments of 1,000 each, beginning on June 15, 2005 and ending on December 15, 2009. This loan shall accrue interest at LIBOR plus 3.50% per year.

UABL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Stated in thousands of U.S. dollars, except where indicated) — (Continued)

      As of December 31, 2003 the Company has received disbursements for 5,600. The funds must be disbursed before May 31, 2005. The Company must pay a fee of 0.50% per annum on the unused portion of the loan on a semiannually basis.

      These loans are guaranteed by UABL Limited and UABL S.A., Sernova S.A. and UABL International and secured by a mortgage taken on existing on to be acquired barges and tug boats belonging to UABL Limited and its subsidiaries. The Company’s obligations under these loans are secured by barges and tug boats with a net book value of 24,986 at December 31, 2003.

      UABL Barges has agreed to keep a debt coverage ratio not lower than 1, and not to take other loans, change its business nature, pay dividends and sell, transfer or somehow dispose of a significant portion of its assets, among others.

      In addition, UABL Limited has agreed to keep a debt coverage ratio not lower than 1.25 until June 15, 2005, not lower than 1.50 from such date onwards and a consolidated debt ratio lower than 1. If further agreed to keep the market value of mortgaged assets at 130% of the remaining loan debt, and not to pay dividends under certain circumstances, change its business nature, take other loans and sell, transfer or somehow dispose of a significant portion of its assets, among others.

      During March 2003, UABL Paraguay S.A., a wholly-owned subsidiary of the Company, entered into a fuel supply contract with Repsol-YPF that could be considered a “take or pay” contract. The Company guaranteed the compliance with this contract and UABL S.A., a wholly-owned subsidiary of the Company, mortgaged its port tug “San Jose V” to secure such contract. These facts resulted in the noncompliance with sections 16(g) and (h) of the Guarantee Agreement by UABL Limited in favor of IFC and KfW. On February 18, 2004, the IFC signed a waiver to sections 16(g) and (h) of the Guarantee Agreement in order to allow UABL Paraguay S.A. to enter into the “take or pay” fuel supply contract with Repsol-YPF, allow UABL S.A. to mortgage its port tug “San Jose V” as a security for the fuel supply contract and the Company to guarantee the compliance with this contract. On February 12, 2004, the KfW signed a waiver to sections 16(g) and (h) Guarantee Agreement.

14)     Significant Events at ACL

      On January 31, 2003 ACL announced that it had filed a petition with the U.S. Bankruptcy Court for the Southern District of Indiana, New Albany Division, to reorganize under Chapter 11 of the U.S. Bankruptcy Code. ACL said that it filed to reorganize its capital and debt structure in an orderly fashion while continuing normal business operations. Included in the filing are ACL, ACL’s parent American Commercial Lines Holdings LLC, American Commercial Barge Line LLC, Jeffboat LLC, Louisiana Dock Company LLC and ten other U.S. subsidiaries of ACL.

      The ACL Bankruptcy petition has not affected the Company’s operations or its financial needs. As noted in Note 7, the Company’s primary transaction with ACL and its subsidiaries include the hire of certain vessels according to the Charter Party Agreement dated as of October 24, 2000 and the management fee received by Lonehort S.A. related to the management compensation for crew, maintenance and operations of such vessels.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	December 31,
	2004	2003

	(Stated in thousands of
	U.S. dollars, except par value
	and share amounts)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$15,051	$8,248
Restricted cash	2,549	1,155
Investments	3,183	194
Accounts receivable, net of allowance for doubtful accounts of 898 and 1,142 in 2004 and 2003, respectively	10,619	5,734
Due from related parties	4,873	9,357
Inventories	2,043	1,009
Prepaid expenses	3,765	2,574
Other receivables	4,690	4,624

Total current assets	46,773	32,895

NONCURRENT ASSETS
Dry dock	9,821	3,492
Other receivables	8,609	6,414
Due from related parties	2,424	—
Property and equipment, net	200,058	120,803
Restricted cash	—	16,461
Investment in affiliates	2,266	25,729
Other assets	3,699	2,367

Total noncurrent assets	226,877	175,266

Total assets	$273,650	$208,161

LIABILITIES, MINORITY INTERESTS AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$9,006	$4,991
Due to related parties	—	1,655
Other financial debt	18,260	10,462
Current portion of capital lease obligations	684	—
Other payables	1,069	371

Total current liabilities	29,019	17,479

NONCURRENT LIABILITIES
Long-term debt	122,641	128,341
Other financial debt, net of current portion	45,344	17,011
Capital lease obligations, less current portion	359	—

Total noncurrent liabilities	168,344	145,352

Total liabilities	197,363	162,831

MINORITY INTEREST	35,583	16,716

MINORITY INTEREST SUBJECT TO PUT RIGHTS	4,773	4,821

SHAREHOLDERS’ EQUITY
Common stock, $.01 par value: authorized shares 2,134,452, issued and outstanding 2,109,240	21	21
Treasury stock	(20,332)	(20,332)
Additional paid-in capital	68,884	68,884
Accumulated deficit	(12,780)	(25,002)
Accumulated other comprehensive income	138	222

Total shareholders’ equity	35,931	23,793

Total liabilities, minority interests and shareholders’ equity	$273,650	$208,161

See accompanying notes.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Nine Month Period
	Ended September 30,

	2004	2003

	(Stated in thousands of
	U.S. dollars)
REVENUES
Revenues from third parties	$66,947	$46,722
Revenues from related parties	4,587	8,854

Total revenues	71,534	55,576

OPERATING EXPENSES
Voyage expenses	(10,044)	(10,387)
Running costs	(18,871)	(22,201)
Amortization of dry dock	(3,597)	(5,774)
Depreciation of property and equipment	(9,783)	(11,863)
Management fees to related parties	(1,174)	(2,211)
Administrative expenses	(4,678)	(2,952)

Total operating expenses	(48,147)	(55,388)

Operating profit	23,387	188

OTHER INCOME (EXPENSES)
Interest expense	(12,340)	(12,006)
Financial gain on extinguishment of debt	1,344	—
Interest income	232	182
Investment in affiliates	233	4,214
Other net income	112	1,361

Total other expenses	(10,419)	(6,249)

Income (loss) before income taxes and minority interest	12,968	(6,061)
Income taxes	(178)	(139)
Minority interest	(568)	(672)

Net income (loss) for the period	$12,222	$(6,872)

See accompanying notes.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(UNAUDITED)

				Accumulated
		Additional		Other
	Common	Paid-In	Treasury	Comprehensive	Accumulated
Balance	Stock	Capital	Stock	Income	Deficit	Total

	(Stated in thousands of U.S. dollars)
January 1, 2003	21	68,884	(20,332)	—	(13,484)	35,089
— Net loss and comprehensive loss for the period	—	—	—	—	(6,872)	(6,872)

September 30, 2003	21	68,884	(20,332)	—	(20,356)	28,217

January 1, 2004	21	68,884	(20,332)	222	(25,002)	23,793
Comprehensive income:
— Changes in value of derivatives	—	—	—	(84)	—	(84)
— Net income for the period	—	—	—	—	12,222	12,222

Total comprehensive income						12,138
September 30, 2004	21	68,884	(20,332)	138	(12,780)	35,931

See accompanying notes.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Month Period
	Ended September 30,

	2004	2003

	(Stated in thousands
	of U.S. dollars)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) for the period	$12,222	$(6,872)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property and equipment	9,783	11,863
Amortization of dry dock	3,597	5,774
Note issuance expenses amortization	407	439
Minority interest in equity of subsidiaries	568	672
Financial gain on extinguishment of debt	(1,344)	—
Gain from sales of property and equipment	(111)	(751)
Net gain from investment in affiliates	(233)	(4,214)
Accrued interest	3,304	3,573
Changes in assets and liabilities, net of effects from purchase of
UABL Limited and UABL Terminals companies:
(Increase) decrease in assets:
Accounts receivables	1,486	1,548
Due from affiliates	8,159	5,546
Inventories	555	204
Prepaid expenses	(658)	(1,732)
Other receivables	(11)	(2,559)
Other assets	(205)	(947)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	(731)	476
Due to affiliates	(9,523)	1,395
Other payables	(43)	(2)

Net cash provided by operating activities	27,222	14,413

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(49,110)	(4,959)
Increase in time deposit	(2,889)	(1,272)
Increase in dry dock	(7,646)	(3,060)
Proceeds from sales of property and equipment	6,501	6,679
Purchase of UABL and UABL Terminals companies, net of cash acquired	(1,713)	—
Other	—	(146)

Net cash (used in) investing activities	(54,857)	(2,758)

CASH FLOWS FROM FINANCING ACTIVITIES
Minority interest in equity of subsidiaries	18,417	9,875
Repayments of long-term financial debt	(14,739)	(4,804)
Proceeds from long-term financial debt	18,100	—
Funds used in reacquisition of Notes	(4,261)	—
Decrease (Increase) in restricted cash	17,100	(6,361)
Other	(179)	—

Net cash provided by (used in) financing activities	34,438	(1,290)

Net increase in cash and cash equivalents	6,803	10,365
Cash and cash equivalents at the beginning of year	8,248	4,724

Cash and cash equivalents at the end of period	15,051	15,089

See accompanying notes.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in thousands of U.S. dollars, except otherwise indicated)
(Information to the nine-month periods ended September 30, 2004 and 2003 is unaudited)

1.	CORPORATE ORGANIZATION AND CONSOLIDATED COMPANIES

Organization

      Ultrapetrol (Bahamas) Limited (“Ultrapetrol Bahamas” or “the Company”) is a company organized and registered as a Bahamas Corporation since December 1997.

      The Company’s operations consist of international and inland transportation of petroleum and dry-cargo products by vessels and barges owned by its subsidiaries. One of the Company’s subsidiaries, UABL Limited, operates through its subsidiaries a river transportation business on the Paraná, Paraguay and Uruguay Rivers and part of the River Plate in Argentina, Bolivia, Brazil, Paraguay and Uruguay.

      On June 28, 2001, the Company issued 138,443 new shares for $5,295 which were totally subscribed by Inversiones Los Avellanos S.A., one of the Company’s original shareholders and was paid $3,297 in 2001 and $1,104 in 2002 and the balance will be payable in July 2005. As of September 30, 2004 the outstanding payment was $894 and was shown as a reduction of shareholders’ equity. The Company has an option to repurchase 25,212 of its shares for a total price of $894 from Inversiones Los Avellanos S.A. until July 31, 2005.

      As of September 30, 2004, the shareholders of Ultrapetrol Bahamas are Solimar Holdings Ltd., Inversiones Los Avellanos S.A. and Avemar Holdings (Bahamas) Ltd., a wholly owned subsidiary of the Company, in the proportion of 46.7%, 28.2% and 25.1%, respectively. Since Avemar Holdings (Bahamas) Ltd. granted an irrevocable proxy to Inversiones Los Avellanos S.A. in full for all of its voting powers related to its interest in the Company, as of September 30, 2004, Inversiones Los Avellanos S.A. held 53.3% of the Company’s voting rights.

      The condensed consolidated financial statements include the accounts of the Company and its subsidiaries described as follows:

		Percentage of Shares Held as
		of

		September 30,	December 31,
Company	Origin	2004	2003

Princely International Finance Corp. (“Princely”)	Panamanian	100%	100%
— Riverview Commercial Corp.	Panamanian	100%	—
— General Ventures Inc.	Panamanian	100%	100%
— Regal International Investments S.A. (“Regal”)	Panamanian	100%	100%
— Bayham Investment S.A. (“Bayham”)	Panamanian	100%	100%
— Cavalier Shipping Inc. (“Cavalier”)	Panamanian	100%	100%
— Danube Maritime Inc. (“Danube”)	Panamanian	100%	100%
— Baldwin Maritime Inc. (“Baldwin”)	Panamanian	100%	100%
— Tipton Marine Inc. (“Tipton”)	Panamanian	100%	100%
— Corporación de Navegación Mundial S.A. (“CorNaMuSA”)	Chilean	100%	100%
— Parfina S.A. (“Parfina”)	Paraguayan	50%	50%
— Oceanview Maritime Inc. (“Oceanview”)	Panamanian	100%	100%
— Ultrapetrol International S.A. (“Ultrapetrol International”)	Panamanian	100%	100%
— Kingly Shipping Ltd. (“Kingly”)	Bahamian	100%	100%
— Sovereign Maritime Ltd. (“Sovereign”)	Bahamian	100%	100%
— Monarch Shipping Ltd. (“Monarch”)	Bahamian	100%	100%

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

		Percentage of Shares Held as
		of

		September 30,	December 31,
Company	Origin	2004	2003

— Noble Shipping Ltd. (“Noble”)	Bahamian	100%	100%
— Internationale Maritime S.A.	Bahamian	100%	100%
— Imperial Maritime Ltd.	Bahamian	100%	100%
— Imperial Maritime Ltd. (Bahamas) Inc.	Panamanian	100%	100%
— Oceanpar S.A. (“Oceanpar”)	Paraguayan	1%	1%
— Ultrapetrol S.A.	Argentinean	7%	7%
Majestic Maritime Ltd. (“Majestic”)	Bahamian	100%	100%
UPB (Panama) Inc.	Panamanian	100%	—
— UABL Limited	Bahamian	50%	—
— UABL Terminals Ltd.	Bahamian	50%	50%
UP (River) Holdings Ltd. (“UP River”)	Bahamian	92.86%	92.86%
— UABL Limited	Bahamian	50%	50%
UP River Terminals (Panamá) S.A.	Panamanian	100%	100%
— UABL Terminals Ltd.	Bahamian	50%	50%
Stanmore Shipping Inc. (“Stanmore”)	Panamanian	100%	100%
Kattegat Shipping Inc. (“Kattegat”)	Panamanian	100%	100%
Avemar Holdings (Bahamas) Ltd. (“Avemar”)	Bahamian	100%	100%
Parkwood Commercial Corp. (“Parkwood”)	Panamanian	100%	100%
Ultracape (Holdings) Ltd.	Bahamian	60%	60%
— Ultracape International S.A.	Panamanian	100%	100%
— Braddock Shipping Inc. (“Braddock”)	Panamanian	100%	100%
— Invermay Shipping Inc. (“Invermay”)	Panamanian	100%	100%
— Wallasey Shipping Inc. (“Wallasey”)	Panamanian	100%	100%
UP Offshore (Bahamas) Ltd.	Bahamian	27.78%	27.78%
— UP Offshore Apoio Maritimo Ltda.	Brazilian	99.99%	99.99%
— UP Offshore (Panama) S.A.	Panamanian	100%	100%
— Packet Maritime Inc.	Panamanian	100%	100%
— Padow Shipping Inc.	Panamanian	100%	100%
— Pampero Navigation Inc.	Panamanian	100%	100%
Massena Port S.A.	Uruguayan	100%	100%
— Dampierre Holding Spain S.L.	Spanish	100%	100%
— Ultrapetrol S.A.	Argentinean	93%	93%
— Parfina S.A.	Paraguayan	50%	50%
— Oceanpar S.A.	Paraguayan	99%	99%

      The Company’s financial statements include the figures of UABL Limited’s consolidated financial statements and its subsidiaries: UABL Paraguay S.A. (Paraguay) (“UABL Paraguay”), UABL S.A. (Argentina), UABL International S.A. (Panama), Yataity S.A. (Paraguay) (“Yataity”), Sernova S.A. (Argentina), Riverpar S.A. (Paraguay) (“Riverpar”), Parabal S.A. (Paraguay), Marnave S.R.L. (Paraguay), UABL Barges (Panama) Inc. (Panama) (UABL Barges), Lonehort S.A. (Uruguay), Blueroad Finance Inc. (Panama), Arlene Investment Inc. (Panama), Cedarino S.L. (Spain), Corydon International S.A. (Uruguay) and Thurston Shipping Inc. (Panama).

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The Company’s financial statements include the figures of UABL Terminals consolidated financial statements with its subsidiary UABL Terminals (Paraguay) S.A. (Panama).

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and principles of consolidation

      The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. The consolidated balance sheet at December 31, 2003 has been derived from the audited financial statement at that date. The unaudited condensed consolidated financial statements and the consolidated balance sheet do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. All adjustments which, in the opinion of management, are considered necessary for a fair presentation of the results of operations for the periods shown are of a normal, recurring nature and have been reflected in the unaudited condensed consolidated financial statements. The results of operations for the periods presented are not necessarily indicative of the results expected for the full fiscal year or for any future period.

      The unaudited condensed consolidated financial statements include all entities for which the Company has control. Significant intercompany accounts and transactions have been eliminated in consolidation.

3.	PROPERTY AND EQUIPMENT, NET

      On April 23, 2004, the Company entered into a Memorandum of Agreement to sell the Princess Eva for a total price of $4,198. The vessel was delivered to its new owners on June 2, 2004. The Company recognized a gain of $412 for this sale in the statement of operations for the nine-month period ended September 30, 2004.

      The capitalized cost of the property and equipment, and the related accumulated depreciation as of September 30, 2004 and December 31, 2003 is as follows:

	September 30,	December 31,
	2004	2003

	Original Book Value

Ocean-going vessels	$134,790	$155,870
River barges and push boats	112,739	24,870
Furniture and fixture push boats	112	106
Platform supply vessels	39,230	14,309

Total original book value	286,871	195,155
Accumulated depreciation	(86,813)	(74,352)

Net book value	$200,058	$120,803

      As of September 30, 2004, the net book value of the assets pledged was $151,912.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	LONG-TERM DEBT AND OTHER FINANCIAL DEBT

			Nominal value
	Financial institution/				Accrued
	other	Due-Year	Current	Noncurrent	interest	Total	Average Rate

December 31, 2003			$7,024	$145,352	$3,438	$155,814

Ultrapetrol Bahamas	Private Investors (Notes )	2008	—	122,641	6,439	129,080	10.5%
Kattegat	Nedship Bank	2004 to 2007	1,000	3,250	—	4,250	Libor + 1.25%
Majestic	Deustche Schiffsbank	2004 to 2007	3,875	8,125	43	12,043	Libor + 1,625%
Braddock	Calyon	2004 to 2006	2,574	4,781	58	7,413	Libor + 1,5%
UP Offshore Panama S.A.	IFC	2005 to 2012	—	2,100	—	2,100	Libor + 2,75%
UABL Barges	IFC	2005 to 2011	804	10,445	196	11,445	Libor + 3,75%
UABL Barges	IFC	2005 to 2009	375	3,375	62	3,812	Libor + 3,50%
UABL Barges	Kreditanstalt F W	2005 to 2009	750	6,750	124	7,624	Libor + 3,50%
UABL Paraguay	Citibank NA	2004 to 2010	247	1,359	—	1,606	Libor + 2,75%
UABL Limited	Transamerica Leasing Inc	2004 to 2006	1,698	2,159	—	3,857	7,94%
UP offshore (Bahamas) Ltd.		2014	—	3,000	15	3,015	Libor + 1,5%

September 30, 2004			$11,323	$167,985	$6,937	$186,245

5.	COMMITMENTS AND CONTINGENCIES

      The Company is subject to legal proceedings, claims and contingencies arising in the ordinary course of business. When such amounts can be estimated and the contingency is probable, management accrues the corresponding liability. While the ultimate outcome of lawsuits or other proceedings against the Company cannot be predicted with certainty, management does not believe the costs of such actions will have a material effect on the Company’s consolidated financial position or results of operations.

Ursa and Valero Complaints

      On February 21, 2003, Ursa Shipping Ltd. (“Ursa”) brought suit in the United States District Court for the District of New Jersey against M/ T Princess Susana and Noble Shipping Ltd., “Noble”, (a wholly owned subsidiary of the Company) seeking damages arising out of the delay in delivery of a cargo of Kirkuk crude oil to the Valero terminal in Paulsboro, New Jersey. Also in February, 2003, Valero Marketing and Supply Co. (“Valero”) commenced an action against Noble (Valero Marketing and Supply Co. v. Noble Shipping Ltd., Civil Action No. 03-CV-843 (FLW). The Valero and Ursa complaints sought damages in excess of $9,000.

      On May 26, 2004 the parties reached a global settlement of all the issues in the litigation and full releases were exchanged. In connection with the settlement, among other things, Noble’s protection and indemnity insurers paid $2,250 in full settlement of Valero’s claims and Noble’s freight and demurrage counterclaim was paid in the amount of $275. The matter is now fully concluded.

Bahía Blanca Customs Dispute

      Ultrapetrol S.A., one of the Company’s subsidiaries, is involved in a customs dispute with the Customs Authority of Bahía Blanca in Argentina over the alleged unauthorized operation of the Princess Pia in Argentina during 2001. As a result, the Customs Authority of Bahía Blanca issued a resolution claiming the sum of Argentine pesos 4,689,695 (approximately $1,610) as import taxes and the sum of Argentine pesos 4,689,695 (approximately $1,610) as fines. In response to said resolution, on March 16, 2004, Ultrapetrol S.A. submitted an appeal with the Argentine Tax Court arguing that it did not breach the any applicable customs laws since the Princess Pia operated within Argentine territory only during the periods in which it was expressly authorized by the competent authorities. Said appeal is pending resolution by the Argentine Tax Court. Based upon the facts and circumstances of the case,

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the existing regulations and applicable insurance coverage, the Company does not believe that the outcome of this matter should have a material impact on its financial position or results of operations.

Brazilian Customs Dispute

      Ultrapetrol S.A. is involved in a customs dispute with the Brazilian Customs tax authorities over the alleged infringement of customs regulations by the Alianza G3 and Alianza Campana (collectively, the “Vessel”) in Brazil during 2004. As a result, the Brazilian Customs tax authorities commenced an administrative proceeding and applied the penalty of apprehension of the Vessel which required the Vessel to remain in port or within a maximum of five nautical miles from the Brazilian maritime coast. The maximum custom penalty that could be imposed would be confiscation of the Vessel, which is estimated by the Brazilian Customs tax authorities to be valued at $4,560. On the same day that Ultrapetrol S.A. presented its defense to this administrative proceeding, a writ of injunction was filed on behalf of Ultrapetrol S.A. seeking a judicial authorization allowing the return of the Vessel to Bóias de Xáreu, which is located almost 20 nautical miles from the Brazilian maritime coast, so the Vessel could resume its prior services. The preliminary injunction was granted by the court in favor of Ultrapetrol S.A. on September 17, 2004, conditioned on the weekly presentation of shipping letters describing the location of the Vessel. However, the administrative proceeding is still pending. In case the Company is not successful on the merits, under applicable insurance coverage, it could request from The Standard Club, the Vessel’s P&I insurer, an indemnity corresponding to the value of the Vessel. Based upon the facts and circumstances of the case, including the fact that the Vessel was operating under a specific written authorization officially granted by the Brazilian government, the existing regulations and applicable insurance coverage, the Company does not believe that the outcome of this matter should have a material impact on its financial position or results of operations.

6.	UABL AND FLEET ACQUISITION

      On April 23, 2004, the Company acquired in a series of related transactions, through two wholly owned subsidiaries from ACBL Hidrovías Ltd. (“ACBL”), the remaining 50% equity interest in UABL Limited and UABL Terminals that it did not own (together “UABL”) (The acquisition, the “UABL Equity Acquisition”). In addition, it acquired from the same vendor a fleet of 50 river barges and 7 push boats, which UABL Limited and its subsidiaries previously leased from ACBL, certain receivables and liabilities. (The “UABL Fleet Acquisition”).

      The results of UABL’s operations have been consolidated in the condensed consolidated financial statements since that date. UABL operates a river transportation business on the Paraná, Paraguay and Uruguay rivers in Argentina, Bolivia, Brazil, Paraguay and Uruguay. As a result of the acquisition, the Company is the leading barge transportation company in south America and well-positioned to grow.

      The aggregate purchase price was $26,100, including $24,100 in cash and 2,000 shares of ACBL acquired by the Company for $2,000 shortly before this transaction.

      The following table summarizes the estimated fair values of the assets acquired and liabilities assumed and allocation of purchase price at the date of acquisition.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Current assets		$10,472
Property and equipment:
• Fair value	$68,627
• Re-allocation of purchase credit	(34,497)	34,130

Other noncurrent assets		3,967

Total assets acquired		48,569

Current liabilities		(8,592)
Noncurrent liabilities		(13,877)

Total liabilities assumed		(22,469)

Total purchase price		$26,100

      If the transaction had been consummated on January 1, 2003 the Company’s unaudited pro forma revenues and net income (loss) for the nine-months periods ended September 30, 2004 and 2003, would have been as shown below. However, such pro forma information is not necessarily indicative of what actually would have occurred had the transaction occurred on such date.

	For the Nine-Month
	Period Ended
	September 30,

	2004	2003

Revenues	$79,847	$85,577
Net income (loss) for the period	$12,674	$(1,833)

7.	INCOME TAXES

      The Company operates through its subsidiaries, which are subject to several tax jurisdictions, as follows:

      a) Panama

The earnings from shipping operations were derived from sources outside Panama and such earnings were not subject to Panamanian taxes.

      b) Paraguay

Two of the Company’s subsidiaries, Parfina and Oceanpar are subject to Paraguayan corporate income taxes. In addition, since acquisition of UABL, four subsidiaries of UABL Limited, UABL Paraguay, Parabal S.A., Yataiti and Riverpar are subject to Paraguayan corporate income taxes.

      c) Argentina

Ultrapetrol S.A. is subject to Argentine corporate income taxes. Since the UABL acquisition, in addition to this subsidiary, two subsidiaries, UABL S.A. and Sernova are subject to Argentine corporate income taxes.

In Argentina, the tax on minimum presumed income (“TOMPI”), supplements income tax since it applies a minimum tax on the potential income from certain income generating-assets at a 1% tax rate. The Company’s tax obligation in any given year will be the higher of these two tax amounts. However, if in any given tax year tax on minimum presumed income exceeds income tax, such excess may be computed as payment on account of any excess of income tax over TOMPI that may arise in any of the ten following years.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      d) Chile

Cor.Na.Mu S.A. is subject to Chilean corporate income taxes.

      e) The United States

Certain entities, defined as “Qualified Foreign Corporations”, are exempt from United States of America (“U.S.”) corporate income tax on U.S. source income from their international shipping operations, pursuant to Section 883 of the US tax code. A foreign corporation will be considered a Qualified Foreign Corporation if (i) its country of incorporation exempts shipping operations of U.S. persons from income tax (the “Incorporation Test”), (ii) it meets the “Ultimate Owner Test”, and (iii) it files a US Federal income tax return (Form 1120F) to claim the Section 883 exemption. A foreign corporation meets the Ultimate Owner Test if (a) more than 50% of the value of its stocks is ultimately owned by individuals who are tax residents of one or more foreign countries that exempt U.S. persons from tax on shipping earnings (“Qualified Foreign Countries”) and, (b) the scope of the exemption provided by such Qualified Foreign Countries is broad enough to cover the type of shipping income (e.g. freight income, time charter hire or bareboat charter hire) earned by the foreign corporation. For the nine months period ended September 30, 2004 and 2003 Princely and Ultracape (Holdings) Ltd. satisfied the Incorporation Test because they are incorporated in Panama and Bahamas, respectively, which provide the required exemption to U.S. persons involved in shipping operations as confirmed by Revenue Ruling 2001-48. Each of Princely and Ultracape (Holdings) Ltd. also satisfied the Ultimate Owner Test, having obtained sufficient back-up documentation as evidence to support its respective position that for the nine-month period ended September 30, 2004 and 2003 more than 50% of the value of its outstanding shares were ultimately owned by individuals who were residents of Qualified Foreign Countries in respect to the types of shipping income earned by Princely and Ultracape (Holdings) Ltd. for which exemption is being claimed. Consistent with prior years, Princely and Ultracape will file IRS Form 1120F for the year 2004 to claim the Section 883 exemption.

Based on the foregoing, the Company expects all of its income to be exempt from U.S. income taxes for the year ended December 31, 2004.

Ultrapetrol Bahamas accounts for income taxes under the liability method in accordance with SFAS No. 109 Accounting for Income Taxes.

Under this method, deferred tax assets and liabilities are established for temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities at each period end. Deferred tax assets are recognized for all temporary items and an offsetting valuation allowance is recorded to the extent that it is not more likely than not that the asset will be realized.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.	RELATED PARTY TRANSACTIONS

      As of September 30, 2004 and December 31, 2003, the balances due from related parties and certain prepayments made to related vendors such as Ravenscroft Shipping Inc. and Oceanmarine, were as follows:

	September 30,	December 31,
	2004	2003

Current:
Due from related parties
— Ravenscroft Shipping Inc.	$2,148	$3,966
— UABL and its subsidiaries	—	3,501
— Maritima Sipsa S.A.	563	1,890
— Oceanmarine — Advance deposit	870	—
— Comintra	1,292	—

	$4,873	$9,357

	September 30,	December 31,
	2004	2003

Noncurrent:
Loans due from related parties
— OTS S.A.(1)	$144	—
— Puerto del Sur S.A.(2)	2,280	—

	$2,424	—

(1)	This loan accrues no interest and has no maturity date.

(2)	This loan accrues interest at a nominal interest rate of 7% per year, payable semiannually. The principal will be repaid in 8 equal semiannual installments, beginning on September 30, 2006. As of September 30, 2004, “Interest income” account included interest amounting to $80 for the nine-month period then ended.

      As of September 30, 2004 and December 31, 2003 the balance due to related parties was as follows:

	September 30,	December 31,
	2004	2003

Due to related parties
— UABL and its subsidiaries	—	$1,550
— Oceanmarine	—	98
— Other	—	7

	—	$1,655

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      For the nine months period ended September 30, 2004 and 2003, the revenues derived from related parties were as follows:

	For the Nine-
	Month Period
	Ended
	September 30

	2004	2003

— UABL and its subsidiaries	$2,737	$7,518
— Maritima Sipsa S.A.	1,850	1,336

Total	$4,587	$8,854

      The Company through certain of its subsidiaries has contracted with Oceanmarine, a related party, for certain administrative services. This agreement stipulates a fee of $9 as of September 30, 2003 and $10 as of September 30, 2004 per month, per vessel. Pursuant to the individual ship management agreement between Ravenscroft Ship Management Ltd., a Bahamas Corporation (“Ravenscroft Bahamas”), and the Company’s relevant vessel-owning subsidiaries, Ravenscroft Bahamas has agreed to provide certain ship management services for all of the Company’s vessels. Ravenscroft Bahamas has subcontracted the provision of these services to Ravenscroft Shipping Inc., a Miami-based related party of the Company. This agreement stipulates a fee of $12.5 per month, per oceangoing vessel.

      Under these contracts, these related parties are to provide all services necessary for such companies to operate, including, but not limited, to crewing, insurance, accounting and other required services. Additionally, commissions and agency fees are paid to those related parties.

      For each of the nine-month periods ended September 30, 2004 and 2003, management fees paid and/or accrued to related parties for such services amounted to $1,174 and $2,211 respectively.

      Additionally, during 2003 and 2004 the Company paid in advance some administrative fees for the year 2004 of approximately $202. As of September 30, 2004, such amount was recorded in Prepaid expenses.

      For the nine-month period ended September 30, 2004 and 2003, Ravenscroft has provided certain services to the Company in the amount of $534 and $314.

      For the nine months periods ended September 30, 2004 and 2003, ship management fees paid and/or accrued to Lonehort amounted to $1,736 and $4,944, respectively.

      Compensation paid to directors totaled $851 during the nine-month period ended September 30, 2004 and 2003.

      On October, 2001; the Company sold Venecia, a wholly owned subsidiary, to a related party, Windsor Financial Services Inc., at its book value of $3,509 with a remaining receivable balance of $1,034.

      Pursuant to an agency agreement with Ultrapetrol S.A., I. Shipping Services S.A. has agreed to perform the duties of port agent for the Company in Argentina. For the nine-month periods ended September 30, 2004 and 2003, the amounts paid and/or accrued for such services amounted to $19 and $100 respectively.

9.	BUSINESS AND GEOGRAPHIC SEGMENT INFORMATION

      Since the UABL Equity Acquisition, the Company organizes its business and started to evaluate performance by its new three operating segments, ocean, river and offshore business. Prior to such acquisition the Company

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

operated with no segments. The Company does not have significant intersegment transactions. These segments and their respective operations are as follows:

      Ocean business: consists of international and inland transportation of petroleum and dry-cargo products by oceangoing vessels owned by its subsidiaries.

      River business: consists of river transportation of refined petroleum and dry-cargo products by barges owned by its subsidiaries.

      Offshore business: consists of platform supply vessels to provide transportation services to the offshore petroleum exploration and production companies. Such vessels are currently under construction and expected to operate in 2005.

      Ultrapetrol’s oceangoing vessels operate on a worldwide basis and are not restricted to specific locations. Also, Ultrapetrol’s river barges operate a river transportation business on the Parana, Paraguay and Uruguay rivers and part of River Plate in Argentina, Bolivia, Brazil, Paraguay and Uruguay. Accordingly, it is not possible to allocate the assets of these operations to specific countries. In addition, the Company does not manage its operating profit on a geographic basis.

	For the Nine-Month
	Period Ended
	September 30,

	2004	2003

Revenues(1)
— South America	$29,468	$19,862
— Europe	38,780	15,160
— North America	—	12,943
— Central America	3,286	7,611

	$71,534	$55,576

(1)	Classified by country of domicile of charterers.

      The following schedule presents segment information about the Company’s operations for the nine-month period ended September 30, 2004:

	Ocean	River	Offshore
	Business	Business	Business	Total

Revenues	$39,862	$31,672	$—	$71,534
Running and voyage expenses	10,121	18,794	—	28,915
Depreciation and amortization	9,973	3,407	—	13,380
Operating profit	15,846	7,541	—	23,387
Income before income taxes and minority interest	6,334	6,634	—	12,968
Total assets	$118,527	$111,118	$44,005	$273,650

10.	SUPPLEMENTAL GUARANTOR INFORMATION FOR THE EXISTING NOTES

      The 10.5% Notes due 2008 (the “Existing Notes”) are fully and unconditionally guaranteed on a joint and several senior basis by the following wholly owned subsidiaries of the Company. The subsidiaries which offered their assets in collateral of the above mentioned indebtedness are: Ultrapetrol Argentina, Parfina, Imperial, Cavalier, Regal, Baldwin, Tipton, Panpetrol, Oceanview, Kingly, Sovereign, Monarch, Noble, Oceanpar, General Venture Inc. and Riverview Comercial Corp. (“Guarantor Subsidiaries”).

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The Indenture provides that the Notes and each of the Security Agreement, other than the Mortgage, are governed by, and construed in accordance with, the laws of the state of New York.

      Each of the mortgaged vessels is registered under either the Panamanian flag, or another jurisdiction with similar procedures, although all of the guarantors subsidiaries are out of the United States.

      Ultrapetrol (Bahamas) Limited is a holding company and its subsidiaries conduct all of its operations and own all of its operating assets. It has no significant assets other than the equity interest of its subsidiaries. As a result, its ability to make required payments on its Notes depends on the performance of its subsidiaries.

      Pursuant to the terms of the Indenture, the term Qualified Substitute Vessel is used in connection with the tender of a replacement vessel upon the sale or loss of Mortgage Vessel, it has to be registered under the laws of a jurisdiction acceptable to institutional lenders and has an appraised value at least equal to the vessel for which it is being substituted.

      Supplemental condensed combining financial information for the Guarantor Subsidiaries is presented below. This information is prepared in accordance with the Company’s accounting policies. This supplemental financial disclosure should be read in conjunction with the consolidated financial statements.

      Certain eliminations were made to conform the financial information to the condensed financial statement presentation of Ultrapetrol (Bahamas) Limited and its subsidiaries. The principal elimination entries relate to the financial current account balances among the Company, the Subsidiary Guarantors and the Non- Subsidiary Guarantors, and to the balances originated in bareboat charter transactions between the Subsidiary Guarantors and the Non-Subsidiary Guarantors.

      Investments in the subsidiaries are accounted for by their parent company under the equity method of accounting only for the purpose of the supplemental combining presentation. Under the equity method, the value and earnings of subsidiaries’ undertakings are reflected in the parent company’s noncurrent assets and other income/expenses accounts.

      Separate full financial statements of the Subsidiary Guarantors are not included herein because the Company has determined that such financial statements do not provide any additional or relevant information to the investors.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

SUPPLEMENTAL CONDENSED COMBINING BALANCE SHEETS

AS OF SEPTEMBER 30, 2004 (UNAUDITED)

	Ultrapetrol	Combined	Combined		Total
	(Bahamas)	Subsidiary	Non-Subsidiary	Consolidating	Consolidated
	Limited	Guarantors	Guarantors	Adjustments	Amounts

	(Stated in thousands of U.S. dollars)
Current assets
Due from related parties	$97,569	$—	$795	$(93,491)	$4,873
Other current assets	7,349	7,426	36,719	(9,594)	41,900

Total current assets	104,918	7,426	37,514	(103,085)	46,773

Noncurrent assets
Property and equipment, net	—	73,185	126,873	—	200,058
Investment in affiliates	71,247	—	2,266	(71,247)	2,266
Other noncurrent assets	2,006	8,847	13,700	—	24,553

Total noncurrent assets	73,253	82,032	142,839	(71,247)	226,877

Total assets	$178,171	$89,458	$180,353	$(174,332)	$273,650

Current liabilities
Due to related parties	$—	$92,404	$1,087	$(93,491)	$—
Other financial debt	7,088	—	12,505	(649)	18,944
Other current liabilities	152	3,455	6,468	—	10,075

Total current liabilities	7,240	95,859	20,060	(94,140)	29,019

Noncurrent liabilities
Long-term debt	135,000	—	—	(12,359)	122,641
Other financial debt, net of current portion	—	—	45,703	—	45,703

Total noncurrent liabilities	135,000	—	45,703	(12,359)	168,344

Total liabilities	142,240	95,859	65,763	(106,499)	197,363
Minority interest	—	—	—	35,583	35,583
Minority interest subject to put rights	—	—	—	4,773	4,773
Shareholders’ equity	35,931	(6,401)	114,590	(108,189)	35,931

Total liabilities, minority interest and shareholders’ equity	$178,171	$89,458	$180,353	$(174,332)	$273,650

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

SUPPLEMENTAL CONDENSED COMBINING BALANCE SHEETS

AS OF DECEMBER 31, 2003

	Ultrapetrol	Combined	Combined		Total
	(Bahamas)	Subsidiary	Non-Subsidiary	Consolidating	Consolidated
	Limited	Guarantors	Guarantors	Adjustments	Amounts

	(Stated in thousands of U.S. dollars)
Current assets
Due from related parties	$94,252	$5,624	$839	$(91,358)	$9,357
Other current assets	1,174	12,268	16,723	(6,627)	23,538

Total current assets	95,426	17,892	17,562	(97,985)	32,895

Noncurrent assets
Property and equipment, net	—	64,528	56,275	—	120,803
Investment in affiliates	47,939	—	—	(22,210)	25,729
Other noncurrent assets	18,828	8,104	1,802	—	28,734

Total noncurrent assets	66,767	72,632	58,077	(22,210)	175,266

Total assets	$162,193	$90,524	$75,639	$(120,195)	$208,161

Current liabilities
Due to related parties	$7	$94,816	$2,944	$(96,112)	$1,655
Other financial debt	3,367	—	7,095	—	10,462
Other current liabilities	26	4,014	1,358	(36)	5,362

Total current liabilities	3,400	98,830	11,397	(96,148)	17,479

Noncurrent liabilities
Long-term debt	135,000	—	—	(6,659)	128,341
Other financial debt, net of
current portion	—	—	17,011	—	17,011

Total noncurrent liabilities	135,000	—	17,011	(6,659)	145,352

Total liabilities	138,400	98,830	28,408	(102,807)	162,831
Minority interest	—	—	—	16,716	16,716
Minority interest subject to put rights	—	—	—	4,821	4,821
Shareholders’ equity	23,793	(8,306)	47,231	(38,925)	23,793

Total liabilities, minority interest and shareholders’ equity	$162,193	$90,524	$75,639	$(120,195)	$208,161

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF OPERATIONS

FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004 (UNAUDITED)

	Ultrapetrol	Combined	Combined		Total
	(Bahamas)	Subsidiary	Non-Subsidiary	Consolidating	Consolidated
	Limited	Guarantors	Guarantors	Adjustments	Amounts

	(Stated in thousands of U.S. dollars)
Revenues	$162	$37,219	$54,362	$(20,209)	$71,534
Operating expenses	(1,245)	(24,654)	(42,457)	20,209	(48,147)

Operating profit	(1,083)	12,565	11,905	—	23,387
Other income/(expenses), net	13,305	(10,606)	439	(13,557)	(10,419)

Income before income tax and minority interest	12,222	1,959	12,344	(13,557)	12,968
Income taxes	—	(54)	(124)	—	(178)
Minority interest	—	—	—	(568)	(568)

Net income	$12,222	$1,905	$12,220	$(14,125)	$12,222

SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF OPERATIONS

FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2003 (UNAUDITED)

	Ultrapetrol	Combined	Combined		Total
	(Bahamas)	Subsidiary	Non-Subsidiary	Consolidating	Consolidated
	Limited	Guarantors	Guarantors	Adjustments	Amounts

	(Stated in thousands of U.S. dollars)
Revenues	$101	$45,864	$13,384	$(3,773)	$55,576
Operating expenses	(1,040)	(47,083)	(9,489)	2,224	(55,388)

Operating (loss) profit	(939)	(1,219)	3,895	(1,549)	188
Other income/(expenses), net	(5,933)	(10,876)	(703)	11,263	(6,249)

Income (loss) before income tax and minority interest	(6,872)	(12,095)	3,192	9,714	(6,061)
Income taxes	—	(139)	—	—	(139)
Minority interest	—	—	—	(672)	(672)

Net (loss) income	$(6,872)	$(12,234)	$3,192	$9,042	$(6,872)

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF CASH FLOW

FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004 (UNAUDITED)

	Ultrapetrol	Combined	Combined		Total
	(Bahamas)	Subsidiary	Non-Subsidiary	Consolidating	Consolidated
	Limited	Guarantors	Guarantors	Adjustments	Amounts

	(Stated in thousands of U.S. dollars)
Net income for the period	$12,222	$1,905	$12,220	$(14,125)	$12,222
Adjustments to reconcile net income to net cash provided by operating activities	(20,632)	15,581	5,926	14,125	15,000

Net cash (used in) provided by operating activities	(8,410)	17,486	18,146	—	27,222
Net cash (used in) provided by investing activities	(1,846)	(17,495)	(35,516)	—	(54,857)
Net cash (used in) provided by financing activities	16,461	—	17,977	—	34,438

Net increase (decrease) in cash and cash equivalents	$6,205	$(9)	$607	$—	$6,803

SUPPLEMENTAL CONDENSED COMBINING STATEMENT OF CASH FLOW

FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2003 (UNAUDITED)

		Combined
		Guarantors That			Total
		Are Joint and	Combined	Consolidating	Consolidated
	Parent	Several	Non-Guarantors	Adjustments	Amounts

	(Stated in thousands of U.S. dollars)
Net income (loss) for the period	$(6,872)	$(12,234)	$3,192	$9,042	$(6,872)
Adjustments to reconcile net income (loss) to net cash provided by operating activities	21,035	7,385	1,907	(9,042)	21,285

Net cash (used in) provided by operating activities	14,163	(4,849)	5,099	—	14,413
Net cash (used in) provided by investing activities	—	4,686	(7,444)	—	(2,758)
Net cash (used in) provided by in financing activities	(5,723)	—	4,433	—	(1,290)

Net increase (decrease) in cash and cash equivalents	$8,440	$(163)	$2,088	$—	$10,365

11.	SUPPLEMENTAL GUARANTOR INFORMATION FOR THE NEW NOTES

      On November 24, 2004, the Company issued $180 million 9% First Preferred Ship Mortgage Notes due 2014 (the “New Notes”). The net proceeds of the offering were used to redeem all its outstanding Existing Notes amounting to 122.6 million and the loans granted by the Nedship Bank and the Deutsche Schiffsbank amounting to 16.3 million.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The New Notes will be fully and unconditionally guaranteed on a joint and several senior basis by the following wholly owned subsidiaries of the Company, which offered their assets in collateral of the above mentioned indebtedness: Bayham Investments S.A., Baldwin Maritime Inc., Cavalier Shipping Inc., Corporacion de Navegacion Mundial S.A., Danube Maritime Inc., General Ventures Inc., Imperial Maritime Ltd. (Bahamas) Inc., Kattegat Shipping Inc., Kingly Shipping Ltd., Majestic Maritime Ltd., Massena Port S.A., Monarch Shipping Ltd., Noble Shipping Ltd., Oceanpar S.A., Oceanview Maritime Inc., Parfina S.A., Parkwood Commercial Corp., Princely International Finance Corp., Regal International Investments S.A., Riverview Commercial Corp., Sovereign Maritime Ltd., Stanmore Shipping Inc., Tipton Marine Inc., Ultrapetrol International S.A., Ultrapetrol S.A. and UP Offshore (Holdings) Ltd. (“Subsidiary Guarantors”).

      The Indenture provides that the New Notes and each of the Security Agreement, other than the Mortgage, are governed by, and construed in accordance with, the laws of the state of New York.

      Each of the mortgaged vessels is registered under either the Panamanian flag, or another jurisdiction with similar procedures. All of the Subsidiary Guarantors are outside of the United States.

      Supplemental condensed combining financial information for the Guarantor Subsidiaries for the New Notes is presented below. This information is prepared in accordance with the Company’s accounting policies. This supplemental financial disclosure has been prepared on the same basis described in note 10, and should be read in conjunction with the consolidated financial statements.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

SUPPLEMENTAL CONDENSED COMBINING BALANCE SHEETS

AS OF SEPTEMBER 30, 2004 (UNAUDITED)

	Ultrapetrol	Combined	Combined Non-		Total
	(Bahamas)	Subsidiary	Subsidiary	Consolidating	consolidated
	Limited	Guarantors	Guarantors	adjustments	amounts

	(Stated in thousands of U.S. dollars)
Current assets
Due from related parties	$97,569	$339	$456	$(93,491)	$4,873
Other current assets	7,349	18,083	26,062	(9,594)	41,900

Total current assets	104,918	18,442	26,518	(103,085)	46,773

Noncurrent assets
Property and equipment, net	—	97,947	102,111	—	200,058
Investment in affiliates	71,247	—	2,266	(71,247)	2,266
Other noncurrent assets	2,006	14,291	8,256	—	24,553

Total noncurrent assets	73,253	112,238	112,633	(71,247)	226,877

Total assets	$178,171	$130,660	$139,151	$(174,332)	$273,650

Current liabilities
Due to related parties	$—	$90,094	$3,397	$(93,491)	$—
Other financial debt	7,088	4,918	7,587	(649)	18,944
Other current liabilities	152	4,545	5,378	—	10,075

Total current liabilities	7,240	99,557	16,362	(94,140)	29,019

Noncurrent liabilities
Long-term debt	135,000	—	—	(12,359)	122,641
Other financial debt, net of current portion	—	11,375	34,328	—	45,703

Total noncurrent liabilities	135,000	11,375	34,328	(12,359)	168,344

Total liabilities	142,240	110,932	50,690	(106,499)	197,363
Minority interest	—	—	—	35,583	35,583
Minority interest subject to put rights	—	—	—	4,773	4,773
Shareholders’ equity	35,931	19,728	88,461	(108,189)	35,931

Total liabilities, minority interest and shareholders’ equity	$178,171	$130,660	$139,151	$(174,332)	$273,650

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

SUPPLEMENTAL CONDENSED COMBINING BALANCE SHEETS

AS OF DECEMBER 31, 2003

	Ultrapetrol	Combined	Combined Non-		Total
	(Bahamas)	Subsidiary	Subsidiary	Consolidating	consolidated
	Limited	Guarantors	Guarantors	adjustments	amounts

	(Stated in thousands of U.S. dollars)
Current assets
Due from related parties	$97,693	$—	$—	$(88,336)	$9,357
Other current assets	580	19,280	8,361	(4,683)	23,538

Total current assets	98,273	19,280	8,361	(93,019)	32,895

Noncurrent assets
Property and equipment, net	—	91,476	29,327	—	120,803
Investment in affiliates	45,092	—	—	(19,363)	25,729
Other noncurrent assets	18,828	9,176	730	—	28,734

Total noncurrent assets	63,920	100,652	30,057	(19,363)	175,266

Total assets	$162,193	$119,932	$38,418	$(112,382)	$208,161

Current liabilities
Due to related parties	$7	$89,983	$—	$(88,335)	$1,655
Other financial debt	3,367	4,455	2,640	—	10,462
Other current liabilities	26	5,020	316	—	5,362

Total current liabilities	3,400	99,458	2,956	(88,335)	17,479

Noncurrent liabilities
Long-term debt	135,000	—	—	(6,659)	128,341
Other financial debt, net of current portion	—	10,300	6,711	—	17,011

Total noncurrent liabilities	135,000	10,300	6,711	(6,659)	145,352

Total liabilities	138,400	109,758	9,667	(94,994)	162,831
Minority interest	—	—	—	16,716	16,716
Minority interest subject to put rights	—	—	—	4,821	4,821
Shareholders’ equity	23,793	10,174	28,751	(38,925)	23,793

Total liabilities, minority interest and shareholders’ equity	$162,193	$119,932	$38,418	$(112,382)	$208,161

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF OPERATIONS

FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004 (UNAUDITED)

	Ultrapetrol	Combined	Combined Non-		Total
	(Bahamas)	Subsidiary	Subsidiary	Consolidating	consolidated
	Limited	Guarantors	Guarantors	adjustments	amounts

	(Stated in thousands of U.S. dollars)
Revenues	$162	$48,538	$43,043	$(20,209)	$71,534
Operating expenses	(1,245)	(29,756)	(37,355)	20,209	(48,147)

Operating profit	(1,083)	18,782	5,688	—	23,387
Other income/(expenses), net	13,305	(9,219)	(948)	(13,557)	(10,419)

Income before income tax and minority interest	12,222	9,563	4,740	(13,557)	12,968
Income taxes	—	(9)	(169)	—	(178)
Minority interest	—	—	—	(568)	(568)

Net income	$12,222	$9,554	$4,571	$(14,125)	$12,222

SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF OPERATIONS

FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2003 (UNAUDITED)

	Ultrapetrol	Combined	Combined Non-		Total
	(Bahamas)	Subsidiary	Subsidiary	Consolidating	consolidated
	Limited	Guarantors	Guarantors	adjustments	amounts

	(Stated in thousands of U.S. dollars)
Revenues	$101	$54,548	$4,700	$(3,773)	$55,576
Operating expenses	(1,040)	(53,744)	(2,828)	2,224	(55,388)

Operating (loss) profit	(939)	804	1,872	(1,549)	188
Other income/(expenses), net	(5,933)	(11,343)	(236)	11,263	(6,249)

Income (loss) before income tax and minority interest	(6,872)	(10,539)	1,636	9,714	(6,061)
Income taxes	—	(139)	—	—	(139)
Minority interest	—	—	—	(672)	(672)

Net (loss) income	$(6,872)	$(10,678)	$1,636	$9,042	$(6,872)

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF CASH FLOW

FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004 (UNAUDITED)

	Ultrapetrol	Combined	Combined Non-		Total
	(Bahamas)	Subsidiary	Subsidiary	Consolidating	consolidated
	Limited	Guarantors	Guarantors	adjustments	amounts

	(Stated in thousands of U.S. dollars)
Net income for the period	$12,222	$9,554	$4,571	$(14,125)	$12,222
Adjustments to reconcile net income to net cash provided by operating activities	(20,632)	15,062	6,445	14,125	15,000

Net cash provided by operating activities	(8,410)	24,616	11,016	—	27,222
Net cash (used in) provided by investing activities	(1,846)	(21,524)	(31,487)	—	(54,857)
Net cash (used in) provided by financing activities	16,461	(3,119)	21,096	—	34,438

Net increase (decrease) in cash and cash equivalents	$6,205	$(27)	$625	$—	$6,803

SUPPLEMENTAL CONDENSED COMBINING STATEMENT OF CASH FLOW

FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2003 (UNAUDITED)

	Ultrapetrol	Combined	Combined Non-		Total
	(Bahamas)	Subsidiary	Subsidiary	Consolidating	consolidated
	Limited	Guarantors	Guarantors	adjustments	amounts

	(Stated in thousands of U.S. dollars)
Net income (loss) for the period	$(6,872)	$(10,678)	$1,636	$9,042	$(6,872)
Adjustments to reconcile net income (loss) to net cash provided by operating activities	21,035	10,696	(1,404)	(9,042)	21,285

Net cash provided by operating activities	14,163	18	232	—	14,413
Net cash (used in) provided by investing activities	—	3,401	(6,159)	—	(2,758)
Net cash (used in) provided by in financing activities	(5,723)	—	4,433	—	(1,290)

Net increase (decrease) in cash and cash equivalents	$8,440	$3,419	$(1,494)	$—	$10,365

12.	SUBSEQUENT EVENTS

Refinancing of Cape Pampas Credit Facility

      On October 27, 2004, the Company refinanced the existing senior secured credit facility of Braddock Shipping Inc., an indirect wholly owned Panamanian subsidiary of Ultracape, with a new senior secured credit facility of $10,000 with Deutsche Schiffsbank Aktiengesellschaft. This new credit facility has a five year maturity and contains a covenant that requires Braddock to provide a minimum level of collateral to secure the loans provided thereunder, as well as, certain other restrictive covenants that, among other things, limit Braddock’s ability to incur additional indebtedness, pay dividends, prepay subordinated indebtedness, make investments, merger or consolidate, change its

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

line of business, amend the terms of subordinated debt and engage in certain other activities customarily restricted in such agreements.

Investment in Maritime Oil Products Terminal

      On October 15, 2004 the Company through Ultracape Delaware LLC, a new wholly owned subsidiary of Ultracape (Holdings) Ltd. entered into a transaction with a related party to acquire the land for expansion of a maritime oil products terminal in Mexico for $2,000 with a view to expanding the Company transportation services to that area.

PART II:

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20: Indemnification of Directors and Officers

Bahamas

Indemnity

      Section 58 of the International Business Companies Act, Chapter 309, Statute Laws of the Bahamas, 2000 Edition, (“the Act”) provides that subject to any limitations in its Memorandum or Articles of Association or in any unanimous shareholder agreement, a company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal or administrative proceedings any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil or administrative by reason of the fact that the person is or was a director or an officer of a company; or (b) is or was, at the request of the company, serving as a director or officer, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, provided in either case that such person acted honestly and in good faith with a view to the best interests of the company.

      With regard to third party actions, Section 5.1 of Article V of the Articles of Association (the “Articles”) of Ultrapetrol (Bahamas) Limited (the “Company”) (“the Articles”) provides that the Company (a) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director or an officer of the Company and (b) except as otherwise required by Section 5.3 of Article V of the Articles, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was serving at the request of the Company as a director or officer, in another entity, against expenses (including attorneys’ fees), judgments, fines and amounts actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      In the case of actions by or in the right of the Company, Section 5.2. of Article V of the Articles provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer in another entity against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      Section 5.3 of Article V of the Articles provides that to the extent that a person who is or was a director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.1 or in Section 5.2 of Article V, or in defense of any claim, issue or matter therein, such person shall be indemnified through the use of Company funds against expenses (including attorneys’ fees) actually or reasonably incurred by him in connection therewith.

      Section 5.4 of Article V of the Articles provides that any indemnification by the Company (unless ordered by a court) shall be made by the Company only as authorised in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Article V. Such determination shall be made by (a) the Board of Directors by a majority vote of a quorum consisting of the directors who were not parties to such action, suit or proceeding; or, (b) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders of the Company.

      The Articles of Association of Kingly Shipping Ltd., Majestic Maritime Ltd., Monarch Shipping Ltd., Noble Shipping Ltd. and Sovereign Maritime Ltd. contain the same indemnity provisions which are set forth in Article 68 thereof. Article 68 provides, inter alia, that any director, secretary and other officer of the company for the time being acting in relation to any of the affairs of the company and every one of their heirs, executors and administrators shall be indemnified and secured harmless out of the assets and profits of the company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices except such (if any) as they shall incur or sustain through or by their own wilful neglect or default respectively and none of them shall be answerable for the acts, receipts or defaults of the other or others of them or for joining in any receipt for the sake of conformity or for any bankers or other person with whom any moneys or effects belonging to the company shall or may be lodged or deposited for safe custody or for the insufficiency or deficiency of any security upon which any moneys of or belonging to the company shall be placed out or invested or for any other loss, misfortune or damage which may happen in the execution of their respective offices or in relation thereto except the same shall happen by or through their own wilful neglect or default respectively.

      Article 95 of the Articles of Association of UP Offshore (Holdings) Ltd. provides that the company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal or administrative proceedings any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil or administrative, by reason of the fact that the person is or was a director or an officer of the company; or (b) is or was, at the request of the company, serving as a director or officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, provided such person acted honestly and in good faith with a view to the best interests of the company.

      Section 59 of the Act provides that the Company may purchase and maintain insurance in relation to any person who is or was a director or an officer of the Company, or who at the request of the Company is or was serving as a director or an officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under Section 58 of the Act.

      Section 5.7 of Article V of the Articles provides that Company may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer in another entity against any liability asserted against him and incurred by him in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of Article V of the Articles.

Insurance

      There are no insurance provisions contained in the Articles of Association of Kingly Shipping Ltd., Majestic Maritime Ltd., Monarch Shipping Ltd., Noble Shipping Ltd. and Sovereign Maritime Ltd. and accordingly, the provisions of the Act would apply.

      Article 97 of the Articles of Association of UP Offshore (Holdings) Ltd. provides that the company may purchase and maintain insurance in relation to any person who is or was a director or an officer of the company, or who at the request of the company is or was serving as a director or an officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability as provided in the Articles of Association of the company.

Argentina

      Under Argentine law, directors and officers have a duty of loyalty towards the corporation, and they must act with the care of a reasonable business person. Likewise, directors and officers of a company are jointly and severally liable for any damage caused to the company and its shareholders arising from willful misconduct or negligence. Any provision of the company’s by-laws or shareholder resolution providing any release or limitation of such liability of directors and officers to the company and its shareholders is null and void.

Chile

      Chilean law provides that directors and officers acting in such capacity must use the care that a reasonably prudent and careful person would use under similar circumstances, guided by those ordinary considerations which ordinarily regulate human affairs. Likewise, directors and officers of a company are jointly and severally liable for any damage occasioned to the company and its shareholders arising from willful misconduct or negligence. Any provision of the company’s by-laws or shareholder resolution providing any release or limitation of such liability of directors and officers to the company and its shareholders is null and void.

Liberia

      Under the Liberian Business Corporations Act, a Liberian corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful. However, no indemnification will be permitted in cases where it is determined that the director or officer was liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that the person is fairly and reasonably entitled to indemnity, and then only for the expenses that the court deems proper. A corporation is permitted to advance payment for expenses occurred in defense of an action if its board of directors decides to do so upon receipt of an undertaking by or on behalf of the director to repay if it is determined that he or she is not entitled to indemnification. In addition, Liberian corporations may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of the Business Corporations Act. The by-laws of General Ventures Inc., our Liberian entity, provide that we will indemnify our directors and officers to the fullest extent permitted under the Business Corporation Act. The by-laws further provide that the corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer against any liability asserted against such person and incurred by such person in such, whether or not the corporation would have the power to indemnify such person against such liability by law or under the corporation’s by-laws.

Panama

      Panamanian law does not specifically addresses the issue of indemnification of directors and officers. However, since it is not prohibited, a Panamanian company may indemnify any officer or director who is made a party to any suit or proceeding on account of being a director, officer or employee of the company against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement reasonably incurred by him/her in connection with the action, through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding if the officer or director acted in good faith and in a manner he/she reasonably believed to be in the best interests of the company. In a criminal proceeding, the standard is that the director or officer had no reasonable cause to believe his/her conduct was unlawful. The articles and by-laws of the Panamanian subsidiary guarantors do not contain a special provision or indemnity section and, therefore, such indemnity, if it is to be granted, must be approved by each of their respective Boards of Directors. Alternatively, each of the guarantors may include any such indemnity clause in their respective Articles of Incorporation, but any such amendment to the Articles must be approved by the shareholders.

Paraguay

      Paraguayan law provides that the officers (directors) of a stock company (sociedad anonima) are jointly and severally liable for any damages caused to the company, its shareholders and third parties for the non compliance of their obligations under the law and/or the company’s by-laws, unless the officer in question proves he/she has not taken part in the respective resolution. Directors are also fully responsible for any damages caused to the company, its shareholders and third parties due to willful misconduct, abuse of powers or gross negligence. Any provision contained in a charter, by-laws, contract or other arrangements under which any controlling persons limits or waives these responsibilities would be null and void under Paraguayan law.

Uruguay

      Under Uruguayan law, indemnification of directors for any liability or damages suffered by a company, any of its shareholders or any third party as a consequence of the breach of any fiduciary duty imposed on directors, or damages, caused with intent or negligence, or caused by the breach of the by-laws of the company, is null and void. Any provision of the company’s by-laws or shareholders resolutions providing any release or limitation of such liability of directors and officers to the company and its shareholders is null and void.

Item 21:	Exhibits and Financial Statement Schedules

Exhibit
Number	Description

3.1	Articles of Incorporation and By-laws of Ultrapetrol (Bahamas) Limited.
3.2	Articles of Incorporation (English translation) and By-laws of Baldwin Maritime Inc.
3.3	Articles of Incorporation (English translation) and By-laws of Bayham Investments S.A.
3.4	Articles of Incorporation (English translation) and By-laws of Cavalier Shipping Inc.
3.5	Bylaws (English translation) of Corporacion De Navegacion Mundial S.A.
3.6	Articles of Incorporation (English translation) and By-laws of Danube Maritime Inc.
3.7	Articles of Incorporation and By-laws of General Ventures Inc.
3.8	Articles of Incorporation (English translation) and By-laws of Imperial Maritime Ltd. (Bahamas) Inc.
3.9	Articles of Incorporation (English translation) and By-laws of Kattegat Shipping Inc.
3.10	Memorandum of Association and Articles of Association of Kingly Shipping Ltd.
3.11	Memorandum of Association and Articles of Association of Majestic Maritime Ltd.
3.12	Articles of Incorporation and Bylaws of Massena Port S.A. (English translation)
3.13	Memorandum of Association and Articles of Association of Monarch Shipping Ltd.
3.14	Memorandum of Association and Articles of Association of Noble Shipping Ltd.
3.15	Articles of Incorporation (English translation) and Bylaws (English translation) of Oceanpar S.A.
3.16	Articles of Incorporation (English translation) and By-laws of Oceanview Maritime Inc.
3.17	Articles of Incorporation and Bylaws of Parfina S.A. (English translation)
3.18	Articles of Incorporation (English translation) and By-laws of Parkwood Commercial Corp.
3.19	Articles of Incorporation (English translation) and By-laws of Princely International Finance Corp.
3.20	Memorandum of Association (English translation) and Articles of Association of Regal International Investments S.A.
3.21	Articles of Incorporation (English translation) and By-laws of Riverview Commercial Corp.
3.22	Memorandum of Association and Articles of Association of Sovereign Maritime Ltd.
3.23	Articles of Incorporation (English translation) and By-laws of Stanmore Shipping Inc.
3.24	Articles of Incorporation (English translation) and By-laws of Tipton Marine Inc.
3.25	Articles of Incorporation (English translation) and By-laws of Ultrapetrol International S.A.
3.26	Articles of Incorporation and Bylaws of Ultrapetrol S.A. (English translation)
3.27	Memorandum of Association and Articles of Association of UP Offshore (Holdings) Ltd.
4.1	Form of Global Exchange Notes (attached as Exhibit A to Exhibit 4.3).
4.2	Registration Rights Agreement dated November 10, 2004.
4.3	Indenture dated November 24, 2004.
4.4	Form of Subsidiary Guarantee (attached as Exhibit F to Exhibit 10.4).
5.1	Form of Opinion of Seward & Kissel LLP regarding the laws of the United States.
5.2	Form of Opinion of Perez, Alati, Grondona, Benites, Arntsen & Martinez de Hoz, Jr. regarding the laws of Argentina.
5.3	Form of Opinion of Higgs & Johnson regarding the laws of the Bahamas.
5.4	Form of Opinion of Barros & Errázuriz Abogados Ltda. regarding the laws of the Republic of Chile.
5.5	Form of Opinion of Seward & Kissel LLP regarding the laws of the Republic of Liberia.
5.6	Form of Opinion of Palacios, Prono & Talavera regarding the laws of Paraguay.
5.7	Form of Opinion of Tapia, Linares y Alfaro regarding the laws of Panama.
5.8	Form of Opinion of Ramela & Regules Rucker, Abogados.
8.1	Form of Opinion of Seward & Kissel LLP regarding U.S. tax matters.

Exhibit
Number	Description

8.2	Form of Opinion of Higgs & Johnson regarding Bahamian tax matters (included in its opinion filed as Exhibit 5.3).
10.1	Form of Vessel Mortgage (attached as Exhibit C to Exhibit 4.3).
10.2	Form of Insurance Assignment.
10.3	Form of Earnings Assignment.
10.4	Escrow Agreement dated November 24, 2004.
12.1	Computation of Ratio of Earnings to Fixed Charges.
21.1	List of Subsidiaries.
23.1	Consents of Independent Registered Public Accounting Firm.
23.2	Consent of Doll Shipping Consultancy.
23.3	Consent of Seward & Kissel LLP (included in its opinion filed as Exhibit 5.1).
23.4	Consent of Perez, Alati, Grondona, Benites, Arntsen & Martinez de Hoz, Jr. (included in its opinion filed as Exhibit 5.2).
23.5	Consent of Higgs & Johnson (included in its opinion filed as Exhibit 5.3).
23.6	Consent of Barros & Errázuriz Abogados Ltda. (including in its opinion filed as Exhibit 5.4).
23.7	Consent of Seward & Kissel LLP (included in its opinion filed as Exhibit 5.5).
23.8	Consent of Palacios, Prono & Talavera (included in its opinion filed as Exhibit 5.6).
23.9	Consent of Tapia, Linares y Alfaro (included in its opinion filed as Exhibit 5.7).
23.10	Consent of Ramela & Regules Rucker, Abogados (included in its opinion filed as Exhibit 5.8).
24.1	Powers of Attorney (see signature pages to registration statement).
25.1	Statement of Eligibility of Manufacturers Traders & Trust Company, as Trustee under the Indenture.
99.1	Form of Letter of Transmittal.
99.2	Form of Letter to Securities Brokers and Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.3	Form of Letter to Clients.
99.4	Form of Notice of Guaranteed Delivery.

Item 22.	Undertakings

      1. The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      2. The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. The undersigned registrant hereby undertakes, as a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by 17 C.F.R. § 210.3-19 at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or 17 C.F.R. § 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

      5. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reoffering by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      6. The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      7. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      9. The undersigned registrant hereby undertakes (i) to respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests.

      10. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Argentina, on the 24th day of January, 2005.

ULTRAPETROL (BAHAMAS) LIMITED

By:	/s/ Felipe Menendez Ross

Name: Felipe Menendez Ross
Title: President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 24, 2005 in the capacities indicated.

Signature	Title

/s/ Felipe Menendez Ross Felipe Menendez Ross	President and Director Chief Executive Officer

/s/ Ricardo Menendez Ross Ricardo Menendez Ross	Vice-President and Director

/s/ James F. Martin James F. Martin	Director

/s/ Katherine A. Downs Katherine A. Downs	Director

/s/ Leonard J. Hoskinson Leonard J. Hoskinson	Chief Financial Officer Treasurer, Secretary and Director

RAVENSCROFT SHIPPING INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson
Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 24th day of January, 2005.

BAYHAM INVESTMENTS S.A.

By:	/s/ Juan Arturo Montes Gomez

Name: Juan Arturo Montes Gomez
Title: President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 24, 2005 in the capacities indicated.

Signature	Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez	President and Director Chief Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President and Director Chief Financial Officer, Treasurer

/s/ Elsa Maria Sousa Quintero Elsa Maria Sousa Quintero	Secretary and Director

RAVENSCROFT SHIPPING INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson
Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 24th day of January, 2005.

BALDWIN MARITIME INC.

By:	/s/ Tomas Alvarado Montenegro

Name: Tomas Alvarado Montenegro
Title: President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 24, 2005 in the capacities indicated.

Signature	Title

/s/ Tomas Alvarado Montenegro Tomas Alvarado Montenegro	President and Director Chief Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President and Director Chief Financial Officer, Treasurer

/s/ Elsa Maria Sousa Quintero Elsa Maria Sousa Quintero	Secretary and Director

RAVENSCROFT SHIPPING INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson
Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 24th day of January, 2005.

CAVALIER SHIPPING INC.

By:	/s/ Juan Arturo Montes Gomez

Name: Juan Arturo Montes Gomez
Title: President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 24, 2005 in the capacities indicated.

Signature	Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez	President and Director Chief Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President and Director Chief Financial Officer, Treasurer

RAVENSCROFT SHIPPING INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson
Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Argentina, on the 24th day of January, 2005.

CORPORACION DE NAVEGACION MUNDIAL S.A.

By:	/s/ Ricardo Menendez Ross

Name: Ricardo Menendez Ross
Title: President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 24, 2005 in the capacities indicated.

Signature	Title

/s/ Ricardo Menendez Ross Ricardo Menendez Ross	President and Director Chief Executive Officer

/s/ Patricio Guzmán Miro Patricio Guzmán Miro	Vice-President and Director

/s/ Ignacio Larrain Ignacio Larrain	Chief Financial Officer Treasurer and Director

RAVENSCROFT SHIPPING INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson
Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 24th day of January, 2005.

DANUBE MARITIME INC.

By: /s/ Juan Arturo Montes Gomez

Name: Juan Arturo Montes Gomez
Title: President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 24, 2005 in the capacities indicated.

Signature	Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez	President and Director Chief Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President and Director Chief Financial Officer, Treasurer

/s/ Elsa Maria Sousa Quintero Elsa Maria Sousa Quintero	Secretary and Director

RAVENSCROFT SHIPPING INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson

Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 24th day of January, 2005.

GENERAL VENTURES INC.

By: /s/ Juan Arturo Montes Gomez

Name: Juan Arturo Montes Gomez
Title: President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 24, 2005 in the capacities indicated.

Signature	Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez	President and Director Chief Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President and Director Chief Financial Officer, Treasurer

RAVENSCROFT SHIPPING INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson Name: Leonard J. Hoskinson Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 24th day of January, 2005.

IMPERIAL MARITIME LTD (BAHAMAS) INC.

By:	/s/ Juan Arturo Montes Gomez

	Name:	Juan Arturo Montes Gomez
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 24, 2005 in the capacities indicated.

Signature	Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez	President and Director Chief Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President and Director Chief Financial Officer, Treasurer

/s/ Elsa Maria Sousa Quintero Elsa Maria Sousa Quintero	Secretary and Director

RAVENSCROFT SHIPPING INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson

Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 24th day of January, 2005.

KATTEGAT SHIPPING INC.

By:	/s/ Juan Arturo Montes Gomez

	Name:	Juan Arturo Montes Gomez
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 24, 2005 in the capacities indicated.

Signature		Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez		President and Director Chief Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre		Vice-President and Director Chief Financial Officer, Treasurer

/s/ Elsa Maria Sousa Quintero Elsa Maria Sousa Quintero		Secretary and Director

RAVENSCROFT SHIPPING INC.		Authorized Representative in the United States

By:	/s/ Leonard J. Hoskinson

Name: Leonard J. Hoskinson Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 24th day of January, 2005.

KINGLY SHIPPING LTD.

By:	/s/ Juan Arturo Montes Gomez

	Name:	Juan Arturo Montes Gomez
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 24, 2005 in the capacities indicated.

Signature	Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez	President and Director Chief Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President and Director Chief Financial Officer, Treasurer

/s/ Elsa Maria Sousa Quintero Elsa Maria Sousa Quintero	Secretary and Director

RAVENSCROFT SHIPPING INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson Name: Leonard J. Hoskinson Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 24th day of January, 2005.

MAJESTIC MARITIME LTD.

By:	/s/ Juan Arturo Montes Gomez

	Name:	Juan Arturo Montes Gomez
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 24, 2005 in the capacities indicated.

Signature	Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez	President and Director Chief Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President and Director Chief Financial Officer, Treasurer

/s/ Elsa Maria Sousa Quintero Elsa Maria Sousa Quintero	Secretary and Director

RAVENSCROFT SHIPPING INC	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson

Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Uruguay, on the 24th day of January, 2005.

MASSENA PORT S.A.

By: /s/ Ana María de Angelis Bazzano

Name: Ana Maria de Angelís Bazzano
Title: President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 24, 2005 in the capacities indicated.

Signature	Title

/s/ Ana Maria de Angelís Bazzano Ana Maria de Angelís Bazzano	President and Director Chief Executive Officer Chief Financial Officer, Treasurer

RAVENSCROFT SHIPPING INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson

Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 24th day of January, 2005.

MONARCH SHIPPING LTD.

By:	/s/ Juan Arturo Montes Gomez

Name: Juan Arturo Montes Gomez
Title: President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 24, 2005 in the capacities indicated.

Signature	Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez	President and Director Chief Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President and Director Chief Financial Officer, Treasurer

/s/ Elsa Maria Sousa Quintero Elsa Maria Sousa Quintero	Secretary and Director

RAVENSCROFT SHIPPING INC	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson

Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 24th day of January, 2005.

NOBLE SHIPPING LTD.

By:	/s/ Juan Arturo Montes Gomez

	Name:	Juan Arturo Montes Gomez
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 24, 2005 in the capacities indicated.

Signature		Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez		President and Director Chief Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre		Vice-President and Director Chief Financial Officer, Treasurer

/s/ Elsa Maria Sousa Quintero Elsa Maria Sousa Quintero		Secretary and Director

RAVENSCROFT SHIPPING INC		Authorized Representative in the United States

By:	/s/ Leonard J. Hoskinson

Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Argentina, on the 24th day of January, 2005.

OCEANPAR S.A.

By:	/s/ Jorge Jose Alvarez

Name: Jorge Jose Alvarez
Title: President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 24, 2005 in the capacities indicated.

Signature	Title

/s/ Jorge Jose Alvarez Jorge Jose Alvarez	President and Director Chief Executive Officer

/s/ Horacio Valentine Salinas A Horacio Valentine Salinas A	Vice-President and Director

/s/ Mari Rocio Salinas Noguera Mari Rocio Salinas Noguera	Chief Financial Officer Treasurer and Director

/s/ Antonio Arrua Morillo Antonio Arrua Morillo	Secretary and Director

RAVENSCROFT SHIPPING INC	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson

Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 24th day of January, 2005.

OCEANVIEW MARITIME INC.

By:	/s/ Juan Arturo Montes Gomez

Name: Juan Arturo Montes Gomez
Title: President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 24, 2005 in the capacities indicated.

Signature	Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez	President and Director Chief Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President and Director Chief Financial Officer, Treasurer

/s/ Elsa Maria Sousa Quintero Elsa Maria Sousa Quintero	Secretary and Director

RAVENSCROFT SHIPPING INC	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson Name: Leonard J. Hoskinson Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Argentina, on the 24th day of January, 2005.

PARFINA S.A.

By:	/s/ Jorge Jose Alvarez

Name: Jorge Jose Alvarez
Title: President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 24, 2005 in the capacities indicated.

Signature		Title

/s/ Jorge Jose Alvarez Jorge Jose Alvarez		President and Director Chief Executive Officer

/s/ Horacio Valentine Salinas A. Horacio Valentine Salinas A.		Vice-President and Director

/s/ Jorge Jose Alvarez Jorge Jose Alvarez		Chief Financial Officer Treasurer and Director

RAVENSCROFT SHIPPING INC		Authorized Representative in the United States

By:	/s/ Leonard J. Hoskinson

Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 24th day of January, 2005.

PARKWOOD COMMERCIAL CORP.

By:	/s/ Juan Arturo Montes Gomez

Name: Juan Arturo Montes Gomez
Title: President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 24, 2005 in the capacities indicated.

Signature		Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez		President and Director Chief Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre		Vice-President and Director Chief Financial Officer, Treasurer

/s/ Elsa Maria Sousa Quintero Elsa Maria Sousa Quintero		Secretary and Director

RAVENSCROFT SHIPPING INC		Authorized Representative in the United States

By:	/s/ Leonard J. Hoskinson

Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 24th day of January, 2005.

PRINCELY INTERNATIONAL FINANCE CORP.

By:	/s/ Juan Arturo Montes Gomez

Name: Juan Arturo Montes Gomez

Title: President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 24, 2005 in the capacities indicated.

Signature	Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez	President and Director Chief Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President and Director Chief Financial Officer, Treasurer

/s/ Elsa Maria Sousa Quintero Elsa Maria Sousa Quintero	Secretary and Director

RAVENSCROFT SHIPPING INC	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson

Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 24th day of January, 2005.

REGAL INTERNATIONAL INVESTMENTS S.A.

By:	/s/ Tomas Alvarado Montenegro

	Name:	Tomas Alvarado Montenegro
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 24, 2005 in the capacities indicated.

Signature	Title

/s/ Tomas Alvarado Montenegro Tomas Alvarado Montenegro	President and Director Chief Executive Officer Treasurer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President and Director Chief Financial Officer, Treasurer

/s/ Elsa Maria Sousa Quintero Elsa Maria Sousa Quintero	Secretary and Director

RAVENSCROFT SHIPPING INC	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson

Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 24th day of January, 2005.

RIVERVIEW COMMERCIAL CORP.

By:	/s/ Juan Arturo Montes Gomez

	Name:	Juan Arturo Montes Gomez
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 24, 2005 in the capacities indicated.

Signature	Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez	President and Director Chief Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President and Director

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Chief Financial Officer, Treasurer Director

/s/ Elsa Maria Sousa Quintero Elsa Maria Sousa Quintero	Secretary and Director

RAVENSCROFT SHIPPING INC	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson

Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 24th day of January, 2005.

SOVEREIGN MARITIME LTD.

By:	/s/ Juan Arturo Montes Gomez

	Name:	Juan Arturo Montes Gomez
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 24, 2005 in the capacities indicated.

Signature	Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez	President and Director Chief Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President and Director Chief Financial Officer, Treasurer

/s/ Elsa Maria Sousa Quintero Elsa Maria Sousa Quintero	Secretary and Director

RAVENSCROFT SHIPPING INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson Name: Leonard J. Hoskinson Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 24th day of January, 2005.

STANMORE SHIPPING INC.

By: /s/ Juan Arturo Montes Gomez

Name: Juan Arturo Montes Gomez
Title: President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 24, 2005 in the capacities indicated.

Signature	Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez	President and Director Chief Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President and Director Chief Financial Officer, Treasurer

/s/ Elsa Maria Sousa Quintero Elsa Maria Sousa Quintero	Secretary and Director

RAVENSCROFT SHIPPING INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson Name: Leonard J. Hoskinson Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 24th day of January, 2005.

TIPTON MARINE INC.

By: /s/ Juan Arturo Montes Gomez

Name: Juan Arturo Montes Gomez

Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 24, 2005 in the capacities indicated.

Signature	Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez	President and Director Chief Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President and Director Chief Financial Officer, Treasurer

/s/ Elsa Maria Sousa Quintero Elsa Maria Sousa Quintero	Secretary and Director

RAVENSCROFT SHIPPING INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson Name: Leonard J. Hoskinson Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 24th day of January, 2005.

ULTRAPETROL INTERNATIONAL S.A.

By: /s/ Juan Arturo Montes Gomez

Name: Juan Arturo Montes Gomez

Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 24, 2005 in the capacities indicated.

Signature	Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez	President and Director Chief Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President and Director Chief Financial Officer, Treasurer

/s/ Elsa Maria Sousa Quintero Elsa Maria Sousa Quintero	Secretary and Director

RAVENSCROFT SHIPPING INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson Name: Leonard J. Hoskinson Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Argentina, on the 24th day of January, 2005.

ULTRAPETROL S.A.

By:	/s/ Felipe Menendez Ross

	Name:	Felipe Menendez Ross
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 24, 2005 in the capacities indicated.

Signature	Title

/s/ Felipe Menendez Ross Felipe Menendez Ross	President and Director Chief Executive Officer

/s/ Ricardo Menendez Ross Ricardo Menendez Ross	Vice-President and Director

/s/ Jorge José Alvarez Jorge José Alvarez	Chief Financial Officer, Treasurer, Director

RAVENSCROFT SHIPPING INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson Name: Leonard J. Hoskinson Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Argentina, on the 24th day of January, 2005.

UP OFFSHORE (HOLDINGS) LTD.

By:	/s/ Felipe Menendez Ross

	Name:	Felipe Menendez Ross
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 24, 2005 in the capacities indicated.

Signature	Title

/s/ Felipe Menendez Ross Felipe Menendez Ross	President and Director Chief Executive Officer

/s/ Ricardo Menendez Ross Ricardo Menendez Ross	Vice-President and Director

/s/ James F. Martin James F. Martin	Director

/s/ Katherine A. Downs Katherine A. Downs	Director

/s/ Leonard J. Hoskinson Leonard J. Hoskinson	Chief Financial Officer Treasurer, Secretary and Director

RAVENSCROFT SHIPPING INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson Name: Leonard J. Hoskinson Title: General Manager